     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 19, 2000

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                           SPECTRASITE HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      4899
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   56-2027322
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)

                            100 REGENCY FOREST DRIVE
                                   SUITE 400
                           CARY, NORTH CAROLINA 27511
                                 (919) 468-0112
                         (ADDRESS, INCLUDING ZIP CODE,
                        AND TELEPHONE NUMBER, INCLUDING
                           AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                                DAVID P. TOMICK
                           SPECTRASITE HOLDINGS, INC.
                            100 REGENCY FOREST DRIVE
                                   SUITE 400
                           CARY, NORTH CAROLINA 27511
                                 (919) 468-0112
                      (NAME, ADDRESS, INCLUDING ZIP CODE,
                        AND TELEPHONE NUMBER, INCLUDING
                 AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE)

                               ------------------
                Please address a copy of all communications to:

                               TIMOTHY J. KELLEY
                                THOMAS D. TWEDT
                         DOW, LOHNES & ALBERTSON, PLLC
                        1200 NEW HAMPSHIRE AVENUE, N.W.
                             WASHINGTON, D.C. 20036
                                 (202) 776-2000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                               ------------------
                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

              TITLE OF EACH CLASS                   PROPOSED MAXIMUM AGGREGATE                 AMOUNT OF
         OF SECURITIES TO BE REGISTERED                   OFFERING PRICE                  REGISTRATION FEE(1)
-------------------------------------------------------------------------------------------------------------------
10 3/4% Senior Notes Due 2010...................           $200,000,000                        $ 52,800
-------------------------------------------------------------------------------------------------------------------
12 7/8% Senior Discount Notes Due 2010..........            299,974,428                          79,200
-------------------------------------------------------------------------------------------------------------------
          Total.................................           $499,974,428                        $132,000
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f).
                               ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This registration statement covers the registration of $200,000,000 aggregate principal amount of Series B 10 3/4% senior notes due 2010 and $559,800,000 aggregate principal amount at maturity of Series B 12 7/8% senior discount notes due 2010 of SpectraSite Holdings, Inc. that may be exchanged for equal principal amounts and principal amounts at maturity, respectively, of SpectraSite's outstanding 10 3/4% senior notes due 2010 and 12 7/8% senior discount notes due 2010. This registration statement also covers the registration of the registered notes for resale by CIBC World Markets Corp. in market-making transactions. The complete prospectus relating to the exchange offer follows immediately after this explanatory note. Following the exchange offer prospectus are certain pages of the prospectus relating solely to such market-making transactions, including an alternate front cover page and alternate sections entitled "Use of Proceeds" and "Plan of Distribution." In addition, each market-making prospectus will not include the following captions, or the information set forth under such captions, included in the exchange offer prospectus: "Risk Factors -- There will be no public trading market for the new notes, and your ability to sell your notes is limited," "Prospectus
Summary -- Summary of the Exchange Offer," "The Exchange Offer" and "Certain United States Federal Income Tax Considerations -- Effect of Exchange of Outstanding Notes for Registered Notes." All other sections of the exchange offer prospectus will be included in the market-making prospectus.

PROSPECTUS

                               [SPECTRASITE LOGO]

                           SPECTRASITE HOLDINGS, INC.
                   $200,000,000 10 3/4% SENIOR NOTES DUE 2010
              $559,800,000 12 7/8% SENIOR DISCOUNT NOTES DUE 2010

    OFFER TO EXCHANGE SERIES B 10 3/4% SENIOR NOTES DUE 2010 FOR ANY AND ALL
                   OUTSTANDING 10 3/4% SENIOR NOTES DUE 2010.

                                         AND

 OFFER TO EXCHANGE SERIES B 12 7/8% SENIOR DISCOUNT NOTES DUE 2010 FOR ANY AND
            ALL OUTSTANDING 12 7/8% SENIOR DISCOUNT NOTES DUE 2010.

                            TERMS OF EXCHANGE OFFER

- Expires 5:00 p.m., New York City time,             , 2000, unless extended

- All outstanding notes that are validly tendered and not withdrawn will be exchanged

- Tenders of outstanding notes may be withdrawn any time prior to the expiration of the exchange offer

- The exchange of notes will not be a taxable exchange for United States federal tax purposes

- We will not receive any proceeds from the exchange offer

- The terms of the registered notes we will issue in the exchange offer are substantially identical to the outstanding notes, except that certain transfer restrictions and registration rights relating to the outstanding notes will not apply to the registered notes

     The notes are eligible for trading in The Portal(SM) Market, a subsidiary of The Nasdaq Market, Inc. The notes also may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods.

     WE ARE NOT MAKING AN OFFER TO EXCHANGE NOTES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, SEE "RISK FACTORS" COMMENCING ON PAGE 10.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                           , 2000

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Summary................................       2
Risk Factors...........................      10
Use of Proceeds........................      19
Capitalization.........................      20
Unaudited Pro Forma Financial Data.....      21
Selected Historical Financial Data.....      29
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................      31
Business...............................      39
Management.............................      50
Certain Transactions...................      57

                                           PAGE
                                           ----
Principal Stockholders.................      64
Description of Certain Indebtedness....      66
The Exchange Offer.....................      70
Description of the Notes...............      79
Certain United States Federal Tax
  Considerations.......................     117
Plan of Distribution...................     125
Legal Matters..........................     126
Independent Auditors...................     126
Where You Can Find More Information....     126
Index to Financial Statements..........     F-1

                            ------------------------

     SpectraSite Holdings, Inc. is a Delaware corporation. Our principal executive offices are located at 100 Regency Forest Drive, Suite 400, Cary, North Carolina 27511, and our telephone number at that address is (919) 468-0112. Our World Wide Web site address is http://www.spectrasite.com. The information in our website is not part of this prospectus.

     In this prospectus, Holdings refers to SpectraSite Holdings, Inc., and SpectraSite, we, us and our refer to SpectraSite Holdings, Inc., its wholly owned subsidiaries and all predecessor entities collectively, unless the context requires otherwise. The term cash notes refers to the 10 3/4% senior notes due 2010 offered hereby, the term discount notes refers to the 12 7/8% senior discount notes due 2010 offered hereby and the terms notes and new notes refer to the cash notes and the discount notes collectively, unless the context requires otherwise. The term common stock refers to the common stock, par value $.001 per share, of Holdings.
                            ------------------------

                                    SUMMARY

     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the notes we are offering, as well as information regarding our business and detailed financial data. You should read the entire prospectus carefully, especially the risks discussed under "Risk Factors."

                                  SPECTRASITE

OVERVIEW

     We are one of the leading providers of outsourced antennae site and network services to the wireless communications and broadcast industries in the United States and Canada. Our businesses include the ownership and leasing of antennae sites on towers, managing rooftop and in-building telecommunications access on commercial real estate, network planning and deployment, and construction of towers and related wireless facilities. Our customers are leading wireless communications providers and broadcasters, including Nextel, Sprint PCS, AT&T Wireless, VoiceStream Communications, Tritel Communications, Teligent, WinStar, Cox Broadcasting, Clear Channel Communications and Paxson Communications. As of December 31, 1999 and after giving effect to the acquisition of Apex Site Management Holdings, Inc., we owned or managed over 15,000 sites, including 2,765 owned towers, in 98 of the top 100 markets in the United States.

     The wireless communications industry is growing rapidly as the demand for wireless services continues to increase. In addition, as the number and type of wireless service providers has grown, the industry has also become increasingly competitive. To meet the increased demand for their services and enhance their competitive positions, wireless carriers continue to make large capital investments to expand their networks as well as to satisfy customer demands for enhanced services, seamless and comprehensive coverage, better call quality, faster data transmission and lower prices.

     We believe that as carriers face the increased challenges of expanding their networks and improving their services, they must allocate their available capital and resources in the most efficient manner. In particular, carriers are increasingly outsourcing tower ownership, as well as network planning, deployment and management to independent tower owners like SpectraSite. This outsourcing allows our customers to focus on their core competencies and to rely on us for planning and deploying their networks. Our services are designed to improve our customers' competitive positions through the efficient planning, deployment and management of their networks. Our services include:

- WIRELESS TOWER OWNERSHIP AND LEASING. We are one of the largest independent owners and operators of wireless communications towers in the United States and Canada, with 2,765 owned towers in 43 states and 3 Canadian provinces as of December 31, 1999.

- WIRELESS ROOFTOP AND IN-BUILDING ACCESS. We are the largest independent provider of rooftop and in-building access to the wireless communications industry in the United States, with approximately 12,700 sites under management across the country.

- NETWORK DESIGN AND DEPLOYMENT SERVICES. We are a leading provider of design and deployment services for wireless networks. These services include radio frequency engineering, network architecture, microwave relocation, fixed network engineering, site development, tower and facility construction and network installation and optimization.

- BROADCAST TOWER DEVELOPMENT AND LEASING. We are a leading provider of broadcast tower analysis, design, fabrication, installation and technical services. We have over 50 years of experience in the broadcast tower industry and have worked on the development of more than 700 broadcast towers, which we believe represents approximately 50% of the existing broadcast tower infrastructure in the

United States. We intend to capitalize on our broadcast tower development expertise to create tower ownership and leasing opportunities.

GROWTH STRATEGY

     Our objective is to be the leading independent provider of outsourced antenna site and network services to the telecommunications and broadcast industries. Key elements of our strategy include:

- MAXIMIZING THE UTILIZATION OF OUR TOWERS AND MANAGED SITES. We intend to capitalize on the substantial opportunities for revenue and cash flow growth by maximizing the number of tenants we have on each of our towers and managed sites. We believe that our strategy of owning clustered groups of towers and managed sites in major metropolitan markets and providing our customers with a full range of products and services allows us to deliver reliable, scalable network solutions and will result in increased co-location on our towers and managed sites.

- EXPANDING OUR TOWER PORTFOLIO. We seek to expand our tower portfolio by building new towers for anchor tenants and by making selective acquisitions of towers. We believe that Nextel's agreement to lease space on an additional 1,422 towers we own, acquire or construct for Nextel or other tenants will substantially increase the number of towers we own and operate.

- EXPANDING THE SUITE OF SERVICES WE OFFER AND PURSUING CROSS-SELLING OPPORTUNITIES. We believe our ability to provide a package of integrated services, which have traditionally been offered by multiple subcontractors coordinated by a carrier's deployment staff, will make us a preferred provider of all outsourced antennae site and network services.

RECENT DEVELOPMENTS

     On April 7, 2000, we acquired Ample Design, Ltd. for approximately $19.0 million. Ample Design provides wireless network development services in the United Kingdom.

     On April 12, 2000, we entered into an agreement to acquire Lodestar Towers, Inc. for approximately $170.0 million. Lodestar owns and operates 90 wireless towers and 10 broadcast towers, and manages an additional 139 wireless towers and 10 broadcast towers. Lodestar is also in the process of acquiring 27 multi-tenant towers and developing approximately 200 wireless towers. This acquisition is expected to close in the second quarter of 2000, subject to customary regulatory approvals.

     On April 13, 2000, we entered into a joint venture shareholders' agreement, pursuant to which SpectraSite and Transco (BG Group plc), the arm of BG Group plc which runs Britain's gas network, will jointly develop a tower business to support Europe's growing mobile communications industry. SpectraSite and Transco will each own 50% of the joint venture. Transco will transfer existing operational communications towers and industrial land suitable for construction of new towers into the joint venture, and SpectraSite will provide intellectual property and wireless network development skills. In addition, SpectraSite will contribute funds for future developments and possible acquisitions. We also plan to incorporate Ample Design into the joint venture.

                         SUMMARY OF THE EXCHANGE OFFER

Registration Rights Agreement.............  You have the right to exchange your notes for registered notes with substantially identical terms. This exchange
                                            offer is intended to satisfy these rights. After the
                                            exchange offer is complete, you will no longer be
                                            entitled to any exchange or registration rights with
                                            respect to your notes.
The Exchange Offer........................  We are offering to exchange $1,000 principal amount of
                                            Holdings' Series B 10 3/4% senior notes due 2010 which
                                            have been registered under the Securities Act for each
                                            $1,000 principal amount of Holdings' outstanding 10 3/4%
                                            senior notes due 2010, which were issued in March 2000
                                            in a private offering. We are also offering to exchange
                                            $1,000 principal amount at maturity of Holdings' Series
                                            B 12 7/8% senior discount notes due 2010 which have been
                                            registered under the Securities Act for each $1,000
                                            principal amount at maturity of Holdings' outstanding
                                            12 7/8% senior discount notes due 2010, which were also
                                            issued in March 2000 in a private offering.
                                            In order to be exchanged, an outstanding note must be
                                            properly tendered and accepted. We will exchange all
                                            notes validly tendered and not validly withdrawn.
                                            As of this date there is $200,000,000 aggregate
                                            principal amount of cash notes outstanding and
                                            $559,800,000 aggregate principal amount at maturity of
                                            discount notes outstanding.
                                            We will issue registered notes on or promptly after the
                                            expiration of the exchange offer.
Resales...................................  We believe that the registered notes may be offered for resale, resold and otherwise transferred by you without
                                            compliance with the registration and prospectus delivery
                                            provisions of the Securities Act provided that:
                                            - you acquire the registered notes issued in the
                                            exchange offer in the ordinary course of your business;
                                            - you are not participating, do not intend to
                                            participate, and have no arrangement or understanding
                                              with any person to participate, in the distribution of
                                              the registered notes issued to you in the exchange
                                              offer; and
                                            - you are not an affiliate, as defined under Rule 405 of
                                            the Securities Act, of ours.
                                            If a broker-dealer receives registered notes for its own
                                            account in exchange for outstanding notes which were
                                            acquired by that broker-dealer as a result of
                                            market-making or other trading activities, then that
                                            broker-dealer must acknowledge that it will deliver a
                                            prospectus meeting the requirements of the Securities
                                            Act in connection with any resale of the registered
                                            notes. A broker-dealer may use this prospectus for an
                                            offer to resell, resale or other retransfer of the
                                            registered notes issued to it in the exchange offer.
Record Date...............................  We mailed this prospectus and the related exchange offer documents to registered holders of outstanding notes as
                                            determined on           , 2000.


Expiration Date...........................  The exchange offer will expire at 5:00 p.m., New York
                                            City time,           , 2000 unless we decide to extend
                                            the expiration date.
Conditions to the Exchange Offer..........  We may terminate or amend the exchange offer if:
                                            - any legal proceeding, government action or other
                                            adverse development materially impairs our ability to
                                              complete the exchange offer;
                                            - any SEC rule, regulation or interpretation materially
                                              impairs the exchange offer; or
                                            - we have not obtained any necessary governmental
                                              approvals with respect to the exchange offer.
Procedures for Tendering Outstanding
  Notes...................................  Each holder of outstanding notes wishing to accept the exchange offer must:
                                            - complete, sign and date the accompanying letter of
                                              transmittal, or a facsimile thereof; or
                                            - arrange for DTC to transmit certain required
                                            information to the exchange agent in connection with a
                                              book-entry transfer.
                                            You must mail or otherwise deliver the documentation
                                            listed above and your outstanding notes to United States
                                            Trust Company of New York, as exchange agent, at the
                                            address set forth under "The Exchange Offer -- Exchange
                                            Agent."
                                            By tendering your outstanding notes in this manner, you
                                            will be representing, among other things, that you meet
                                            the three requirements set forth under "-- Resales"
                                            above.
Untendered Outstanding Notes..............  If you are eligible to participate in the exchange offer and you do not tender your outstanding notes, you will
                                            not have any further registration or exchange rights and
                                            your outstanding notes will continue to be subject to
                                            restrictions on transfer. Accordingly, the liquidity of
                                            the market for such outstanding notes could be adversely
                                            affected.
Special Procedures for Beneficial
  Owners..................................  If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust
                                            company or other nominee and you wish to tender your
                                            outstanding notes in the exchange offer, you should
                                            contact the registered holder promptly and instruct it
                                            to tender on your behalf. If you wish to tender on your
                                            own behalf, you must, prior to completing and executing
                                            the letter of transmittal for the exchange offer and
                                            delivering your outstanding notes, either arrange to
                                            have your outstanding notes registered in your name or
                                            obtain a properly completed bond power from the
                                            registered holder. The transfer of registered ownership
                                            may take considerable time.


Guaranteed Delivery Procedures............  If you wish to tender your outstanding notes and time will not permit your required documents to reach the
                                            exchange agent by the expiration date of the exchange
                                            offer, or you cannot complete the procedure for
                                            book-entry transfer on time or you cannot deliver
                                            certificates for your outstanding notes on time, you may
                                            tender your outstanding notes according to the
                                            procedures described in this prospectus under the
                                            heading "The Exchange Offer -- Guaranteed Delivery
                                            Procedures."
Withdrawal Rights.........................  You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City time, on
                                                      , 2000.
Certain United States Federal Tax
  Considerations..........................  The exchange of notes will not be a taxable event for
                                            United States federal income tax purposes.
Use of Proceeds...........................  We will not receive any proceeds from the issuance of registered notes in the exchange offer. We will pay all
                                            our expenses incident to the exchange offer.
Exchange Agent............................  United States Trust Company of New York is serving as the exchange agent in connection with the exchange
                                            offer.

                    SUMMARY OF TERMS OF THE REGISTERED NOTES

     The form and terms of the registered notes are the same as the form and terms of the outstanding notes except that the registered notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act. The registered notes will evidence the same debt as the outstanding notes, and the same indentures will govern both the registered notes and the outstanding notes.

THE CASH NOTES
Registered Notes..........................  Series B 10 3/4% senior notes due 2010 of SpectraSite
                                            Holdings, Inc.
Maturity..................................  March 15, 2010
Interest..................................  10.750% per year, payable semi-annually in arrears on
                                            March 15 and September 15, commencing September 15,
                                            2000.
THE DISCOUNT NOTES
Registered Notes..........................  Series B 12 7/8% senior discount notes due 2010 of
                                            SpectraSite Holdings, Inc.
Maturity..................................  March 15, 2010
Accreted Value and Interest...............  The registered discount notes will accrete at a daily rate of 12.875% per year, compounded semiannually, to an
                                            aggregate principal amount of $559,800,000 by March 15,
                                            2005. Cash interest will begin to accrue on March 15,
                                            2005, and we will pay cash interest on September 15,
                                            2005, and on each March 15 and September 15 thereafter,
                                            at a rate of 12.875% per year.
Original Issue Discount...................  For United States federal income tax purposes, the discount notes were issued with original issue discount
                                            equal to the difference between the issue price of the
                                            discount notes and the sum of all cash payments, whether
                                            denominated as principal or interest, to be made
                                            thereon. Each U.S. holder of a discount note must
                                            include as gross income for U.S. federal income tax
                                            purposes a portion of such original issue discount for
                                            each day during each taxable year in which a discount
                                            note is held, even though cash interest payments will
                                            not be received prior to September 15, 2005. See
                                            "Certain United States Federal Tax Considerations."
ADDITIONAL TERMS OF THE NOTES
Optional Redemption.......................  After March 15, 2005, we may redeem all or a portion of the notes at specified redemption prices, plus accrued
                                            and unpaid interest, to the applicable redemption date.
                                            On any one or more occasions prior to March 15, 2003, we
                                            may buy back up to 35% of the notes with the net cash
                                            proceeds from one or more equity offerings. The
                                            redemption price would be 112.875% of the accreted value
                                            of the discount notes or 110.750% of the principal
                                            amount of the cash notes bought, plus accrued and unpaid
                                            interest, on the redemption date.
                                            You should refer to the heading "Description of Notes --
                                            Optional Redemption" for further details.
Ranking...................................  The notes:
                                            - are general unsecured obligations of Holdings;
                                            - rank equal in right of payment with all existing and
                                              future unsecured senior indebtedness of Holdings;

                                            - are senior in right of payment to all future
                                            subordinated indebtedness of Holdings; and
                                            - are effectively subordinated to all indebtedness,
                                            liabilities and other obligations of Holdings'
                                              subsidiaries.
                                            Holdings conducts all operations through its
                                            subsidiaries, and Holdings' subsidiaries are not
                                            guarantors of the notes. As of December 31, 1999, after
                                            giving effect to the offering of the new notes and the
                                            February 2000 public offering of our common stock,
                                            Holdings would have had $1.2 billion of debt
                                            outstanding, and Holdings' subsidiaries had
                                            approximately $245.9 million of indebtedness and other
                                            liabilities.
Certain Covenants.........................  The indentures governing the notes contain a number of covenants for your benefit which, among other things and
                                            subject to certain qualifications, restrict our ability
                                            to:
                                            - incur indebtedness;
                                            - make certain payments;
                                            - issue preferred stock;
                                            - enter into transactions with affiliates;
                                            - create liens;
                                            - sell assets; and
                                            - consolidate, merge or sell substantially all of our
                                              assets.
Change of Control.........................  Upon the occurrence of a change of control of Holdings, we will offer to repurchase your notes, in whole or in
                                            part, at a price equal to 101% of the principal amount
                                            of the cash notes and the accreted value of the discount
                                            notes, respectively, plus accrued interest, if any. We
                                            might not be able to pay you the required price for
                                            notes you present to us at the time of a change of
                                            control, because:
                                            - we might not have enough funds at that time; or
                                            - the terms of our senior debt may prevent us from
                                              paying.
Form of Registered Notes..................  The registered notes will be represented by one or more permanent global securities in bearer form deposited
                                            with United States Trust Company of New York, as book
                                            entry depositary, for the benefit of DTC. You will not
                                            receive registered notes in registered form unless one
                                            of the events set forth under the heading "Description
                                            of the Registered Notes -- Book-Entry; Delivery and
                                            Form" occurs. Instead, beneficial interests in the
                                            registered notes will be shown on, and transfers of
                                            these will be effected only through, records maintained
                                            in book-entry form by DTC with respect to its
                                            participants.

               SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

     We present the following summary unaudited pro forma financial information to give you a better understanding of what the results of operations and financial position of the combined businesses of SpectraSite and Westower Corporation may have been for the year ended December 31, 1999, if the Westower merger, the acquisition of 2,000 towers from Nextel Communications, Inc. and the other transactions described under "Unaudited Pro Forma Financial Data" had occurred on January 1, 1999. We prepared the unaudited pro forma statement of operations by adding or combining the historical pro forma results of each company with adjustments. The companies may have performed differently had they actually been combined on January 1, 1999. The unaudited pro forma information is not necessarily indicative of the historical results that we actually would have had or the future results we will experience.

     Tower cash flow consists of site leasing revenues less site leasing costs of operations. EBITDA consists of operating income (loss) before depreciation and amortization expense and restructuring and non-recurring charges. Adjusted EBITDA consists of EBITDA less estimated incremental operating expenses related to the Nextel tower acquisition. Tower cash flow, EBITDA and adjusted EBITDA are not measurements of financial performance under generally accepted accounting principles and should not be considered alternatives to net income (loss) as a measure of performance or to cash flow as a measure of liquidity. Tower cash flow, EBITDA and adjusted EBITDA are not necessarily comparable with similarly titled measures for other companies. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues. Tower cash flow, EBITDA and adjusted EBITDA are provided because they are used in the communications site industry as measures of operating performance and financial position.

                                                                   POST-MERGER
                                                                    PRO FORMA
                                                                    YEAR ENDED
                                                                DECEMBER 31, 1999
                                                                -----------------
                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues....................................................         $177,468
Costs of operations.........................................          105,207
Selling, general and administrative expenses................           56,621
Depreciation and amortization...............................           61,972
Restructuring and non-recurring charges.....................            7,727
                                                                     --------
Operating loss..............................................         $(54,059)
                                                                     ========
OTHER DATA:
Tower cash flow.............................................         $ 37,556
EBITDA......................................................           15,640
Adjusted EBITDA.............................................           10,998
Adjusted EBITDA margin......................................              6.2%
SELECTED OPERATING DATA:
Number of towers owned......................................            2,765

                                  RISK FACTORS

     Ownership of the outstanding notes or the registered notes involves a high degree of risk. You should consider carefully the risks and uncertainties described below and the other information in this prospectus, including the financial statements and related notes, before making an investment decision regarding the notes. While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business. If any of the following risks or uncertainties actually occurs, our business, financial condition or results of operations would likely suffer.

OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS DIFFICULT.

     SpectraSite was formed in May 1997, purchased 2,000 towers from Nextel in April 1999, which represented approximately 72% of our towers as of December 31, 1999, and acquired Westower in September 1999. As a result, we have only a limited operating history on which you can evaluate our business and prospects. Our prospects must be considered in the light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly, companies in new and rapidly evolving industries, such as wireless communications. To address these risks and uncertainties we must, among other things, successfully:

     - co-locate tenants on our towers;

     - perform under our agreements with Nextel; and

     - integrate our acquisitions.

     We may not be successful in accomplishing these objectives.

WE ARE NOT PROFITABLE AND EXPECT TO CONTINUE TO INCUR LOSSES.

     On a pro forma basis, we incurred net losses of $135.9 million for the year ended December 31, 1999. Our losses are principally due to significant depreciation, amortization and interest expense. We have not achieved profitability and expect to continue to incur losses for the foreseeable future.

WE HAVE SUBSTANTIAL INDEBTEDNESS, AND SERVICING OUR INDEBTEDNESS COULD REDUCE FUNDS AVAILABLE TO GROW OUR BUSINESS.

     We are highly leveraged and the offering of the outstanding notes increased our leverage. As of December 31, 1999, we had total consolidated indebtedness of $718.8 million, and after giving effect to the offering of the outstanding notes, our total consolidated indebtedness was $1.2 billion. Our high level of indebtedness could interfere with our ability to grow. For example, it could:

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to obtain additional financing;

     - require the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry; and

     - place us at a competitive disadvantage relative to less leveraged competitors.

     Our ability to generate sufficient cash flow from operations to pay principal of, and interest on, our indebtedness is uncertain. In particular, we may not meet our anticipated revenue growth and operating expense targets, and as a result, our future debt service obligations could exceed cash available to us. Further, we may not be able to refinance any of our indebtedness on commercially reasonable terms or at all.

HOLDINGS IS A HOLDING COMPANY AND ITS ONLY SOURCE OF CASH TO PAY INTEREST ON, AND THE PRINCIPAL OF, THE 2008 NOTES, THE 2009 NOTES AND THE NEW NOTES IS DISTRIBUTIONS FROM OUR SUBSIDIARIES.

     Holdings is a holding company with no business operations of its own. Holdings' only significant asset is and will be outstanding capital stock of its subsidiaries. Holdings conducts all of its business operations through its subsidiaries. Accordingly, Holdings' only source of cash to pay interest on, and the principal of, its 12% senior discount notes due 2008, its 11 1/4% senior discount notes due 2009 and the new notes is distributions with respect to its ownership interest in its subsidiaries from the earnings and cash flow generated by those subsidiaries. We currently expect that Holdings' subsidiaries will retain and use any earnings and cash flow to support their operations, including to service their respective debt obligations. We cannot assure you that the subsidiaries will generate sufficient earnings and cash flow to pay dividends on distributions to Holdings or that applicable state law and contractual restrictions, including negative covenants contained in the debt instruments of Holdings' subsidiaries, will permit such dividends or distributions.

     Our credit facility prohibits, subject to certain limited exceptions, dividends or other distributions by Holdings' subsidiaries to Holdings. However, the credit facility permits distributions to Holdings in an amount sufficient to pay scheduled interest payments on the 2008 notes commencing in 2003, the 2009 notes commencing in 2004, the discount notes commencing in 2005 and the cash notes commencing later this year, provided that there is no default or event of default outstanding under the credit facility, including under the financial maintenance tests the credit facility sets forth. If Holdings' subsidiaries are unable to make distributions to Holdings, we will have to pursue other alternatives to make the scheduled interest payments, which may include refinancing the credit facility or seeking other sources of debt or equity capital. We cannot assure you that we would be able to secure sources of capital on terms acceptable to us or at all. For more information regarding the credit facility, see "Description of Certain Indebtedness--Credit Facility."

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NEW NOTES IS EFFECTIVELY JUNIOR TO CERTAIN EXISTING INDEBTEDNESS AND ALL FUTURE BORROWINGS OF HOLDINGS' SUBSIDIARIES.

     The 2008 notes, the 2009 notes and the new notes rank equally in right of payment. Holdings' subsidiaries are not guarantors of the 2008 notes, the 2009 notes or the new notes. As a result, all indebtedness of Holdings' subsidiaries, including any borrowings under the credit facility and other liabilities, will be structurally senior to the new notes. At December 31, 1999, Holdings' subsidiaries had $245.9 million of debt and other liabilities and the ability to borrow $300.0 million under our credit facility, all of which will be structurally senior in right of payment to the 2008 notes, the 2009 notes and the new notes. In addition, our credit facility contemplates additional borrowings from affiliates of certain of our shareholders with the approval of the majority of the lenders under the credit facility. For more information about the terms of our credit facility, see "Description of Certain Indebtedness--Credit Facility."

     In addition, Holdings' subsidiaries will be permitted, under the terms of the indentures governing the 2008 notes, the 2009 notes and the new notes, to incur certain additional indebtedness that may restrict or prohibit the subsidiaries from making distributions, paying dividends or making loans to Holdings and to guarantee other indebtedness of Holdings without guaranteeing the new notes. If any or all of Holdings' subsidiaries become subject to bankruptcy proceedings before payment of the notes, we do not expect the note holders to have claims in the proceedings. Only after the applicable subsidiaries' creditors are fully paid would any remaining value of the subsidiaries' assets be available to Holdings or its creditors, including the note holders.

REPAYMENT OF THE PRINCIPAL OF THE 2008 NOTES, THE 2009 NOTES AND THE NEW NOTES LIKELY WILL REQUIRE ADDITIONAL FINANCING. WE ARE NOT CERTAIN OF THE SOURCE OR AVAILABILITY OF ANY SUCH FINANCING AT THIS TIME.

     We currently anticipate that, in order to pay the principal of the 2008 notes, the 2009 notes and the new notes, or to redeem or repurchase the notes upon a change of control as defined in the indentures governing the notes, we will be required to adopt one or more alternatives, such as refinancing our indebtedness or selling our equity securities or the equity securities or assets of our subsidiaries. We cannot assure you that we could effect any of the foregoing alternatives on terms satisfactory to us, that any of the foregoing alternatives would enable us to pay the principal of the notes or that any of such alternatives would be permitted by the terms of the indentures governing the 2008 notes, the 2009 notes or the new notes or any other debt instruments then in effect.

OUR BUSINESS DEPENDS ON THE DEMAND FOR WIRELESS COMMUNICATIONS SITES AND OUR ABILITY TO SECURE CO-LOCATION TENANTS.

     Our business depends on demand for communications sites from wireless service providers, which, in turn, depends on the demand for wireless services. A reduction in demand for communications sites or increased competition for co-location tenants could have a material adverse effect on our business, financial condition or results of operations. In particular, the success of our business model requires us to secure co-location tenants, and securing co-location tenants depends upon the demand for communications sites from a variety of service providers in a particular market. The extent to which wireless service providers lease communications sites on our towers depends on the level of demand for wireless services, the financial condition and access to capital of those providers, the strategy of providers with respect to owning or leasing communications sites, government licensing of communications licenses, changes in telecommunications regulations, the characteristics of each company's technology, and geographic terrain.

A SIGNIFICANT PORTION OF OUR REVENUES AND TOWER CONSTRUCTION ACTIVITY DEPENDS ON NEXTEL.

     Nextel accounts for a significant portion of our total revenues. On a pro forma basis, Nextel represented approximately 29% of our revenues for the year ended December 31, 1999. If Nextel were to suffer financial difficulties or if Nextel were unwilling or unable to perform its obligations under its arrangements with us, our business, financial condition or results of operations could be materially and adversely affected.

     The financial data related to the Nextel towers set forth in the unaudited pro forma financial statements are estimated amounts provided by Nextel. Neither the independent auditors of SpectraSite nor Nextel have separately audited this financial data. We believe the estimated amounts are factually supported and based on reasonable assumptions. However, these amounts may not accurately reflect the results of operations from the Nextel towers for the periods presented or the operating results that we can expect from the Nextel towers in the future.

     Nextel agreed to lease 1,700 additional sites on our towers as part of its national service deployment, and as of December 31, 1999, they had leased 278 of those sites. Under the terms of our agreements with Nextel, we are required to construct or purchase agreed upon numbers of qualified towers at specified times, and in the case of towers we purchase from Nextel, at specified prices. Our failure to construct or purchase the towers as agreed could result in the cancellation of our right to construct or purchase additional towers under these agreements. Such a cancellation could have a material adverse effect on our business, financial condition or results of operations and on our ability to implement or achieve our business objectives in the future.

     Under our agreements with Nextel, subject to limited exceptions, we will be required to construct new towers in locations to be determined by Nextel. These towers may have limited appeal to other providers of wireless communications services, which may limit our opportunities to attract additional tenants, which, in turn, could have a material adverse effect on our business, financial condition or results of operations.

WE MAY ENCOUNTER DIFFICULTIES IN INTEGRATING ACQUISITIONS WITH OUR OPERATIONS, WHICH COULD LIMIT OUR REVENUE GROWTH AND OUR ABILITY TO ACHIEVE OR SUSTAIN PROFITABILITY.

     Acquiring additional tower assets and complementary businesses is an integral part of our business strategy. We may not be able to realize the expected benefits of past or future acquisitions or identify suitable acquisition candidates. Our ability to complete future acquisitions will depend on a number of factors, some of which are beyond our control, including the attractiveness of acquisition prices and the negotiation of acceptable definitive acquisition agreements. In addition, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties, divert managerial attention or require significant financial resources that could otherwise be used for existing tower construction and network deployment contracts. Future acquisitions also may require us to incur additional indebtedness and contingent liabilities, which could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE UNABLE TO INCREASE OUR CONSTRUCTION ACTIVITIES OR TO ACQUIRE TOWERS AS CONTEMPLATED BY OUR GROWTH STRATEGY.

     Our growth strategy depends on our ability to construct, acquire and operate towers as wireless service providers expand their tower network infrastructure. Regulatory and other barriers could adversely affect our ability to construct towers in accordance with the requirements of our customers, and, as a result, we may be subject to penalties and forfeiture provisions under our anchor tenant leases. Our ability to construct new towers may be affected by a number of factors beyond our control, including zoning and local permitting requirements, FAA considerations, FCC tower registration procedures, availability of tower components and construction equipment, availability of skilled construction personnel and weather conditions. In addition, because the concern over tower proliferation has grown in recent years, certain communities now restrict new tower construction or delay granting permits required for construction.

     Our expansion plans call for a significant increase in construction activity. We may not be able to overcome the barriers to new construction, and we may not complete the number of towers planned for construction. Our failure to complete the necessary construction could have a material adverse effect on our business, financial condition or results of operations.

     We compete for tower acquisition opportunities with wireless service providers, broadcasters, site developers and other independent tower owners and operators, and we expect competition to increase. Increased competition for acquisitions may result in fewer acquisition opportunities and higher acquisition prices. We regularly explore acquisition opportunities; however, we may have trouble identifying towers or tower companies to acquire in the future.

WE COMPETE WITH COMPANIES THAT MAY HAVE GREATER FINANCIAL RESOURCES.

     If we are unable to successfully compete, our business will suffer. We believe that tower location and capacity, price, quality of service and density within a geographic market historically have been, and will continue to be, the most significant competitive factors affecting the site leasing business. We compete for site leasing tenants with:

     - wireless service providers that own and operate their own towers and lease, or may in the future decide to lease, antenna space to other providers;

     - other independent tower operators;

     - site acquisition companies which acquire antenna space on existing towers for wireless service providers, manage new tower construction and provide site acquisition services; and

     - owners of non-tower antenna sites, including rooftops, water towers and other alternate structures.

     Wireless service providers that own and operate their own towers generally are substantially larger and have substantially greater financial resources than SpectraSite. For example, AT&T Wireless and Sprint PCS own and operate their own tower networks.

     We compete for acquisition, new tower construction and network development opportunities primarily with other independent tower companies and site construction firms. Some of these competitors may have greater financial resources than we have.

RAPID GROWTH COULD STRAIN OR DIVERT OUR MANAGEMENT TEAM AND WILL INCREASE OUR OPERATING EXPENSES.

     Implementation of our business strategy may impose significant strains on our management, operating systems and financial resources. In addition, we anticipate that operating expenses will increase significantly as we build and acquire additional tower assets. Our failure to manage growth or unexpected difficulties encountered during our expansion could have a material adverse effect on our business, financial condition or results of operations. The pursuit and integration of acquisitions, investments, joint ventures and strategic alliances will require substantial attention from our senior management, which will limit the amount of time they have available to devote to existing operations.

WE ANTICIPATE SIGNIFICANT CAPITAL EXPENDITURES AND MAY NEED ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

     Our current plans call for approximately $200.0 million of capital expenditures during the first half of 2000 for the construction and acquisition of communication sites, primarily towers. We had approximately $300.0 million available under our credit facility as of December 31, 1999, and after giving effect to our public offering of common stock in February 2000 and to the offering of new notes, we would have had approximately $934.0 million of cash and cash equivalents. However, if acquisitions or other opportunities present themselves more rapidly than we currently anticipate or if our estimates prove to be inaccurate, we may need additional sources of debt or equity capital prior to the end of 2000. Additional financing may not be available or may be restricted by the terms of the credit facility and the indentures governing our senior discount notes.

COMPETING TECHNOLOGIES AND OTHER ALTERNATIVES COULD REDUCE THE DEMAND FOR OUR SERVICES.

     Most types of wireless services currently require ground-based network facilities, including communications sites for transmission and reception. The development and growth of communications technologies which do not require ground-based sites or other alternatives could reduce the demand for space on our towers.

     In particular, the emergence of new technologies that do not require terrestrial antenna sites and can be substituted for those that do, could have a negative impact on our operations. For example, the FCC has granted license applications for several low-earth orbiting satellite systems that are intended to provide mobile voice and data services; one system had been operating, but has had to suspend service while in bankruptcy proceedings, and another has recently initiated service. In addition, the FCC has issued licenses for several low-earth orbiting satellite systems that are intended to provide solely data services, and one of those systems is operational. Although these systems are highly capital-intensive and have only begun to be tested, mobile satellite systems could compete with land-based wireless communications systems, thereby reducing the demand for the infrastructure services we provide. Reduced demand for ground-based antenna sites could have a material adverse effect on our business, financial condition or results of operations.

     In addition, wireless service providers frequently enter into agreements with competitors allowing them to utilize one another's wireless communications facilities to accommodate customers who are out of range of their home providers' services. These roaming agreements may be viewed by wireless service providers as a superior alternative to leasing space for their own antennae on communications sites we own. The proliferation of these roaming agreements could have a material adverse effect on our business, financial condition or results of operations.

A SMALL NUMBER OF STOCKHOLDERS CONTROLS THE VOTING POWER OF HOLDINGS, AND THESE STOCKHOLDERS' INTERESTS MAY BE DIFFERENT FROM YOURS.

     Affiliates of Welsh, Carson, Anderson & Stowe owned 32.4 million shares, or 26%, of our common stock at February 29, 2000. This ownership will allow Welsh, Carson to exert significant influence over the management and policies of SpectraSite. In addition, Welsh, Carson and certain other Holdings' stockholders have a right to board representation under a stockholders' agreement. Welsh, Carson and the other parties to the stockholders' agreement may have interests that are different from your interests as a holder of debt securities. See "Certain Transactions--Stockholders' Agreement."

OUR BUSINESS DEPENDS ON OUR KEY PERSONNEL.

     Our future success depends to a significant extent on the continued services of our Chief Executive Officer, Stephen H. Clark, our Chief Operating Officer, Timothy G. Biltz, our Chief Financial Officer, David P. Tomick, our Executive Vice President--Business Development, Richard J. Byrne, and our Executive Vice President--Design and Construction, Calvin J. Payne. Although each of these officers other than Mr. Biltz has an employment agreement with Holdings, the loss of any of these key employees would likely have a significantly detrimental effect on our business.

OUR OPERATIONS REQUIRE COMPLIANCE WITH AND APPROVAL FROM FEDERAL AND STATE REGULATORY AUTHORITIES.

     We are subject to a variety of regulations, including those at the federal, state and local levels. Both the FCC and the FAA regulate towers and other sites used for wireless communications transmitters and receivers. Failure to comply with applicable requirements may lead to civil penalties and tort liability. These regulations control siting, marking, and lighting of towers and may, depending on the characteristics of the tower, require registration of tower facilities with the FCC. Wireless communications devices operating on towers are separately regulated and independently licensed by the FCC based upon the particular frequency used and the services being provided. Any proposals to construct new communications sites or modify existing communications sites that could affect air traffic must be reviewed by the FAA to ensure that the proposals will not present a hazard to aviation. Tower owners may have an obligation to paint their towers or install lighting to conform to FCC and FAA standards and to maintain such painting or lighting. Tower owners also may bear the responsibility for notifying the FAA of any tower lighting failure. SpectraSite generally indemnifies its customers against any failure by SpectraSite to comply with applicable standards.

     Local regulations include city or other local ordinances, zoning restrictions and restrictive covenants imposed by community developers. These regulations vary greatly, but typically require tower owners to obtain approval from local officials or community standards organizations prior to tower construction. Local regulations can delay or prevent new tower construction or site upgrade projects, thereby limiting our ability to respond to customers' demands. In addition, these regulations increase the costs associated with new tower construction. Existing regulatory policies may adversely affect the timing or cost of new tower construction, and additional regulations may be adopted that will increase these delays or result in additional costs to SpectraSite. These factors could have a material adverse effect on our business, financial condition or results of operations and on our ability to implement or achieve our business objectives.

     The FCC has initiated a rulemaking proceeding to consider how to improve telecommunications service providers' access to rooftops, other rights-of-way and conduits in multi-tenant buildings. The FCC is considering whether such access should be mandated and, if so, under what rules, terms, and conditions. While new telecommunications entrants have supported the proposals, building owners and incumbent local exchange carriers have argued that the proposals are unconstitutional and that the agency lacks the statutory authority to adopt them. Federal legislation addressing access by telecommunications providers to multi-tenant buildings, as well as other legislative proposals concerning tower siting and related environmental issues, may also be considered in the coming year. We cannot predict whether these regulatory and legislative initiatives will be adopted and, if they are, the effect that they will have on our business.

     As part of the Westower merger, we acquired operations in Canada and an interest in a Brazilian joint venture. As a result, we are subject to regulation in those jurisdictions. If we pursue additional international opportunities, we will be subject to regulation in additional foreign jurisdictions. In addition, our customers also may become subject to new regulatory policies which may adversely affect the demand for communications sites.

WE GENERALLY LEASE THE LAND UNDER OUR TOWERS AND MAY NOT BE ABLE TO MAINTAIN THESE LEASES.

     Our real property interests relating to towers primarily consist of leasehold interests, private easements and licenses, easements and rights-of-way granted by governmental entities. A loss of these interests would interfere with our ability to conduct our business and generate revenues. Our ability to protect our rights against persons claiming superior rights in towers depends on our ability to:

     - recover under title policies, the policy limits of which may be less than the purchase price of a particular tower;

     - in the absence of title insurance coverage, recover under title warranties given by tower sellers, which warranties often terminate after the expiration of a specific period, typically one to three years; and

     - recover under title covenants from landlords contained in lease agreements.

WE ARE SUBJECT TO ENVIRONMENTAL LAWS THAT IMPOSE LIABILITY WITHOUT REGARD TO FAULT.

     Our operations are subject to federal, state, provincial, local, and foreign environmental laws and regulations regarding the use, storage, disposal, emission, release and remediation of hazardous and nonhazardous substances, materials or wastes. Under these laws, SpectraSite could be held strictly, as well as jointly and severally, liable for the investigation and remediation of hazardous substance contamination at its facilities or at third-party waste disposal sites and also could be held liable for any personal or property damage related to such contamination. Although we believe that we currently have no material liability under applicable environmental laws, the costs of complying with existing or future environmental laws, investigating and remediating any contaminated real property and resolving any related liability could have a material adverse effect on our business, financial condition or results of operations.

     The FCC requires tower owners who are subject to the agency's antenna structure registration program to comply at the time of registration with federal environmental rules that may restrict the siting of towers. Under these rules, tower owners are required initially to identify whether proposed sites are in environmentally sensitive locations. If so, the tower owners must prepare and file environmental assessments, which must be reviewed by the FCC staff prior to registration and construction of the particular towers.

OUR TOWERS MAY BE DAMAGED BY NATURAL DISASTERS.

     Our towers are subject to risks associated with natural disasters such as ice and wind storms, tornadoes, hurricanes and earthquakes. We self-insure all of our wireless communications towers against such risks. A tower accident for which we are uninsured or underinsured, or damage to a tower or group of towers, could have a material adverse effect on our business, financial condition or results of operations.

PERCEIVED HEALTH RISKS OF RADIO FREQUENCY EMISSIONS COULD IMPACT OUR BUSINESS.

     The wireless service providers that utilize our towers are subject to FCC requirements and other guidelines relating to radio frequency emissions. The potential connection between radio frequency emissions and certain negative health effects, including some forms of cancer, has been the subject of substantial study by the scientific community in recent years. To date, the results of these studies have been inconclusive. If radio frequency emissions were conclusively proved harmful, our tenants and possibly we could face lawsuits claiming damages from such emissions and demand for wireless services and new towers would be adversely affected. Although we have not been subject to any claims relating to radio frequency emissions, we cannot assure you that these claims will not arise in the future. The FCC finalized its rules regarding compliance with safety limits for human exposure to radio frequency emissions effective October 15, 1997 for transmitting facilities and operations. Facilities and operations authorized and licensed prior to that date have until September 1, 2000 to come into compliance. It is the responsibility of our communications tenants to undertake an environmental evaluation and, if required, to come into compliance with the rules.

THE ISSUANCE OF THE DISCOUNT NOTES AT A SUBSTANTIAL DISCOUNT MAY HAVE UNFAVORABLE CONSEQUENCES TO US AND THE PURCHASERS OF THE DISCOUNT NOTES.

     The discount notes were originally issued at a substantial discount from their principal amount at maturity, also referred to as original issue discount. As a result, if you purchased the discount notes, you generally will be required to include amounts in gross income for United States federal income tax purposes in advance of receipt of the cash payments to which such income is attributable. See "Certain United States Federal Tax Considerations" for a more detailed discussion.

     If a bankruptcy case is commenced by or against us under the U.S. Bankruptcy Code after the issuance of the discount notes, your claim as a holder of the discount notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (1) the initial issue price and (2) that portion of the original issue discount that is not deemed to constitute unmatured interest for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute unmatured interest.

     The discount notes constitute applicable high yield discount obligations, also referred to as AHYDOs. As a result, we (1) are not entitled to deduct original issue discount accruing with respect thereto until such amounts are actually paid and (2) are precluded from deducting a portion of the original issue discount that accrues on the notes at any time. See "Certain United States Federal Tax Considerations--U.S. Holders--The AHYDO Rule" for a more detailed discussion.

THERE WILL BE NO PUBLIC TRADING MARKET FOR THE NEW NOTES, AND YOUR ABILITY TO SELL YOUR NOTES IS LIMITED.

     The outstanding new notes were not registered under the Securities Act or under the securities laws of any state and may not be resold unless they are subsequently registered or an exemption from the registration requirements of the Securities Act and applicable state securities laws is available. The registered new notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and:

     - any market that may develop may not be liquid;

     - the registered note holders may not be able to sell their notes; or

     - the registered note holders may not be able to sell their notes at a favorable price. If such a market were to exist, the registered notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and the financial performance of SpectraSite.

     The notes are designated for trading among qualified institutional buyers in The Portal(SM) Market. We understand that Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Lehman Brothers Inc., BMO Nesbitt Burns Corp. and Scotia Capital (USA) Inc. presently intend to make a market in the new notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, this market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. No active trading market may exist for the notes and any trading market which does develop may not be liquid.

     Notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to existing restrictions on transfer, and, upon completion of the exchange offer, registration rights with respect to the outstanding notes will terminate. In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the registered notes may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted outstanding notes could be adversely affected.

WE ARE NOT OBLIGATED TO NOTIFY YOU OF UNTIMELY OR DEFECTIVE TENDERS OF OUTSTANDING NOTES.

     We will issue registered notes in this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING PRONOUNCEMENTS.

     This prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of SpectraSite and those preceded by, followed by or that include the words believes, expects, anticipates or similar expressions. You should understand that the following important factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements:

     - materially adverse changes in economic conditions in the markets we serve;

     - future regulatory actions and conditions in our operating areas;

     - competition from others in the communications tower industry;

     - the integration of our operations with those of businesses we have acquired or may acquire in the future and the realization of the expected benefits; and

     - other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings.

                                    USE OF PROCEEDS

     Holdings will not receive any cash proceeds from the issuance of the registered notes in exchange for the outstanding notes. In consideration for issuing the registered notes, Holdings will receive outstanding cash notes of like original principal amount and outstanding discount notes in like original principal amount at maturity, as the case may be. Outstanding notes received in the exchange offer will be cancelled.

     The gross proceeds to SpectraSite from the original issuance of the outstanding notes was approximately $485.0 million. SpectraSite will use the proceeds to fund costs related to the construction and acquisition of new towers and for working capital and general corporate purposes, including the expansion of our sales and marketing activities. In addition, we will use a portion of the proceeds to acquire and invest in tower assets, tower companies and complementary businesses.

                                 CAPITALIZATION

     The following table sets forth our cash and capitalization as of December 31, 1999:

     - on an actual basis; and

     - on an as adjusted basis to give effect to (1) our public offering of common stock in February 2000 and the conversion upon the closing of that offering of all outstanding shares of preferred stock, and (2) the offering of the new notes.

     This information should be read in conjunction with our financial statements and related notes to included elsewhere in this prospectus.

                                                                          AS OF
                                                                    DECEMBER 31, 1999
                                                                -------------------------
                                                                  ACTUAL      AS ADJUSTED
                                                                ----------    -----------
                                                                     (IN THOUSANDS)
Cash and cash equivalents...................................    $   37,778    $  934,030
                                                                ==========    ==========
Long-term debt:
  Credit facility...........................................    $  200,000    $  200,000
  12% senior discount notes due 2008........................       149,137       149,137
  11 1/4% senior discount notes due 2009....................       367,114       367,114
  10 3/4% senior notes due 2010.............................            --       200,000
  12 7/8% senior discount notes due 2010....................            --       299,974
  Other debt................................................         2,527         2,527
                                                                ----------    ----------
     Total long-term debt...................................       718,778     1,218,752
                                                                ----------    ----------
Shareholders' equity:
  Series A convertible preferred stock, $0.001 par value,
     3,462,830 shares authorized, 3,462,830 shares
     outstanding, actual....................................        10,000            --
  Series B convertible preferred stock, $0.001 par value,
     7,000,000 shares authorized, 7,000,000 shares
     outstanding, actual....................................        28,000            --
  Series C convertible preferred stock, $0.001 par value,
     60,286,795 shares authorized, 60,286,795 shares
     outstanding, actual....................................       301,494            --
  Common stock, $0.001 par value, 300,000,000 shares
     authorized, 20,191,604 shares outstanding, actual and
     116,586,229 shares outstanding, as adjusted............            20           117
  Additional paid-in capital................................       230,546       981,220
  Accumulated other comprehensive income....................           192           192
  Accumulated deficit.......................................      (112,496)     (112,496)
                                                                ----------    ----------
     Total shareholders' equity.............................       457,756       869,033
                                                                ----------    ----------
       Total capitalization.................................    $1,176,534    $2,087,785
                                                                ==========    ==========

                       UNAUDITED PRO FORMA FINANCIAL DATA

GENERAL

     The unaudited pro forma financial data are based on the historical financial statements of SpectraSite and Westower and the adjustments described in the accompanying notes. The unaudited pro forma financial data do not purport to represent what SpectraSite's, Westower's or the combined entity's financial position or results of operations would actually have been if the transactions had in fact occurred on the dates indicated and are not necessarily representative of SpectraSite's financial position or results of operations at any future date or for any future period. The unaudited pro forma consolidated financial data should be read in conjunction with "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and related notes thereto included elsewhere in this prospectus.

SPECTRASITE

     The following unaudited pro forma consolidated financial data present both the pre-merger and post-merger unaudited pro forma consolidated statements of operations of SpectraSite for the year ended December 31, 1999. The SpectraSite pro forma column and the Westower pro forma column presented in the post-merger SpectraSite unaudited pro forma consolidated statement of operations for the year ended December 31, 1999 are derived from the pre-merger SpectraSite and Westower pro forma consolidated statements of operations for the corresponding periods. The unaudited pro forma consolidated statement of operations data give effect to the following transactions as if they had occurred on January 1, 1999:

     - the acquisition of 2,000 communications towers from Nextel, the leaseback of antenna space by Nextel and SpectraSite's exclusive agreement to acquire or construct 1,700 additional sites for Nextel;

     - the issuance and sale of Holdings' 11 1/4% senior discount notes due
       2009;

     - initial borrowings under SpectraSite's credit facility; and

     - the consummation of the Westower merger.

     Certain of the data presented in the "Nextel" column to the unaudited pro forma statement of operations of SpectraSite are estimates provided by Nextel. None of SpectraSite's independent accountants, Nextel's independent accountants or Westower's independent accountants have audited or otherwise tested this data.

     The acquisition of tower assets from Nextel and the leaseback of antenna space by Nextel are presented as if the purchase of assets had occurred on January 1, 1999. Adjustments for revenues are based on the terms of the master site lease agreement and on historical co-location revenues. Adjustments for costs of operations consist of direct operating expenses, which include ground lease payments, historical routine maintenance costs and property taxes associated with the towers. Depreciation expense is straight-line depreciation of the aggregate cost of the towers. Ground leases are non-cancelable operating leases, generally for terms of five years and include options for renewal, and pro forma ground lease expense is based on executed ground leases. Nextel has leased space on each of the 2,000 towers we acquired, primarily for five-year terms with options for renewal.

     The pro forma minimum ground lease expenses and minimum rental income for these leases assuming the Nextel transaction occurred and the related leases commenced January 1, 1999 are as follows:

                                       GROUND LEASE     RENTAL
                                         EXPENSE        INCOME
                                       ------------    --------
                                            (IN THOUSANDS)
1999...............................      $17,648       $ 40,766
2000...............................       17,648         40,766
2001...............................       17,648         40,766
2002...............................       17,648         40,766
2003...............................       17,648         40,766
                                         -------       --------
  Total............................      $88,240       $203,830
                                         =======       ========

WESTOWER

     The following unaudited pro forma consolidated financial data of Westower present the unaudited pro forma consolidated statement of operations of Westower for the period from January 1, 1999 through September 2, 1999, the date on which SpectraSite acquired Westower.

     This statement gives effect to the acquisition of communications towers from Koch Industries, Inc. and its affiliates, which occurred in February 1999, as if this acquisition occurred on January 1, 1999. In addition to the above acquisition, from January 1 through September 2, 1999, Westower acquired Cypress Real Estate Services, Inc. and Telecommunications R. David. These acquisitions, which are included in the historical financial statements of Westower, were not considered significant transactions, individually or in the aggregate, and therefore, were not included in the unaudited pro forma consolidated statement of operations of Westower.

     Adjustments for revenues are based on the executed tenant lease terms for the Koch towers. Adjustments for costs of operations consist of direct operating expenses, which include ground lease payments, estimated routine maintenance costs, property taxes and insurance associated with the towers. Depreciation expense is straight-line depreciation of the aggregate cost of $17.0 million. The Koch ground leases are non-cancelable operating leases for a term of 49 years, and pro forma ground lease expense is based on executed ground leases. Koch has leased space on these towers for a ten-year term with options for renewal. The pro forma minimum ground lease expense and minimum rental income for these leases assuming the transaction occurred and the related leases commenced January 1, 1999 are as follows:

                                        GROUND LEASE    RENTAL
                                          EXPENSE       INCOME
                                        ------------    -------
                                            (IN THOUSANDS)
1999................................      $   439       $ 1,364
2000................................          439         1,364
2001................................          439         1,364
2002................................          439         1,364
2003................................          439         1,364
Thereafter..........................       19,322         6,824
                                          -------       -------
  Total.............................      $21,517       $13,644
                                          =======       =======

                     PRE-MERGER SPECTRASITE HOLDINGS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                    PRE-MERGER
                                                                                    SPECTRASITE
                                                          HISTORICAL     NEXTEL      PRO FORMA
                                                          ----------    --------    -----------
Revenues:
  Site leasing........................................     $ 46,515     $ 14,954(a)  $  61,469
  Network services....................................       53,570           --        53,570
                                                           --------     --------     ---------
Total revenues........................................      100,085       14,954       115,039
                                                           --------     --------     ---------
Operating expenses:
  Costs of operations:
     Site leasing.....................................       17,825        6,913(b)     24,738
     Network services.................................       36,489           --        36,489
  Selling, general and administrative expenses........       38,182           --(c)     38,182
  Depreciation and amortization.......................       37,976       11,808(d)     49,784
  Restructuring and non-recurring charges.............        7,727           --         7,727
                                                           --------     --------     ---------
Total operating expenses..............................      138,199       18,721       156,920
                                                           --------     --------     ---------
Operating loss........................................      (38,114)      (3,767)      (41,881)
                                                           --------     --------     ---------
Other income (expense):
  Interest income.....................................        8,951           --         8,951
  Interest expense....................................      (67,513)     (20,554)(e)    (88,067)
  Other income (expense)..............................         (424)          --          (424)
                                                           --------     --------     ---------
     Total other income (expense).....................      (58,986)     (20,554)      (79,540)
                                                           --------     --------     ---------
Loss before income taxes..............................      (97,100)     (24,321)     (121,421)
Income tax expense....................................          568           --           568
                                                           --------     --------     ---------
Net loss..............................................     $(97,668)    $(24,321)    $(121,989)
                                                           ========     ========     =========

Net loss..............................................     $(97,668)
Accretion of redemption value of preferred stock......         (760)
                                                           --------
Net loss applicable to common shareholders............     $(98,428)
                                                           ========
Net loss per share:
     Basic and diluted................................     $ (12.48)
                                                           ========
Weighted average number of shares of common stock
  outstanding:
     Basic and diluted................................        7,886
                                                           ========

    See accompanying notes to unaudited pro forma consolidated statement of operations.

                     PRE-MERGER SPECTRASITE HOLDINGS, INC.
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

          (a) Consists of $2,611 of historical co-location revenues received by Nextel prior to the acquisition, which are based on fixed payment lease terms. This information was provided to us by Nextel. Also consists of $12,343 of additional revenues to be recognized by SpectraSite under the terms of the Nextel master site lease agreement.

          (b) Reflects certain direct operating expenses, primarily the cost of executed ground leases, historical routine maintenance and property taxes associated with the towers, paid by Nextel prior to the acquisition.

          (c) SpectraSite has incurred incremental operating expenses as a result of the Nextel tower acquisition. Such incremental expenses are estimated to have been approximately $1,500 per month. These incremental operating expenses are based upon management's estimates rather than on any contractual obligation; as such, these amounts have not been presented as adjustments in the accompanying pro forma financial statements.

          (d) Reflects the depreciation of the acquired towers calculated on a straight-line basis over 15 years.

          (e) Reflects adjustment to interest expense as if SpectraSite had issued its 11 1/4% senior discount notes due 2009 and had entered into the credit facility on January 1, 1999 as follows:

PRO FORMA INTEREST EXPENSE:
Interest on 2009 notes at 11 1/4%...................    $13,794
Interest on $150,000 term loan......................      3,964
Amortization of debt issuance costs.................      1,626
Commitment fees on unused portion of credit
  facility..........................................      1,170
                                                        -------
Total adjustment....................................    $20,554
                                                        =======

                     WESTOWER CORPORATION AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD FROM JANUARY 1, 1999 THROUGH SEPTEMBER 2, 1999

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       HISTORICAL       KOCH        WESTOWER
                                                        WESTOWER     ADJUSTMENTS    PRO FORMA
                                                       ----------    -----------    ---------
Revenues:
  Site leasing.....................................     $ 1,649         $ 227(a)     $ 1,876
  Network services.................................      62,002            --         62,002
                                                        -------         -----        -------
  Total revenues...................................      63,651           227         63,878
                                                        -------         -----        -------
Operating expenses:
  Costs of operations:
     Site leasing..................................         928           123(b)       1,051
     Network services..............................      43,943            --         43,943
  Selling, general and administrative expenses.....      18,439            --         18,439
  Depreciation and amortization....................       2,920           142(c)       3,062
  Restructuring and non-recurring charges..........       4,629            --          4,629
                                                        -------         -----        -------
Total operating expenses...........................      70,859           265         71,124
                                                        -------         -----        -------
Operating loss.....................................      (7,208)          (38)        (7,246)
                                                        -------         -----        -------
Other income (expense):
  Interest income..................................         151            --            151
  Interest expense.................................      (2,317)         (213)(d)     (2,530)
  Other income (expense)...........................         154            --            154
                                                        -------         -----        -------
     Total other income (expense)..................      (2,012)         (213)        (2,225)
                                                        -------         -----        -------
Loss before income taxes...........................      (9,220)         (251)        (9,471)
Income tax expense.................................         223          (100)(e)        123
                                                        -------         -----        -------
Net loss...........................................     $(9,443)        $(151)       $(9,594)
                                                        =======         =====        =======
Net loss per share:
  Basic and diluted................................     $ (1.10)
                                                        =======
Weighted average number of shares of common stock
  outstanding:
  Basic and diluted................................       8,562
                                                        =======

    See accompanying notes to unaudited pro forma consolidated statement of operations.

                     WESTOWER CORPORATION AND SUBSIDIARIES

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
         FOR THE PERIOD FROM JANUARY 1, 1999 THROUGH SEPTEMBER 2, 1999

     (a) Consists of additional revenues to be recognized by Westower in connection with site lease agreements with Koch.

     (b) Reflects certain direct operating expenses, primarily the cost of executed ground leases, estimated routine maintenance, property taxes and insurance associated with the towers.

     (c) Reflects the depreciation of the acquired towers from Koch calculated on a straight-line basis over 20 years.

     (d) Reflects adjustment to interest expense related to additional borrowings under Westower's credit facility to acquire the Koch towers, based on the credit facility's approximate interest rate of 7.5%.

     (e) Reflects income tax benefit for the Koch tower operating results at Westower's estimated tax rate of 40%.

                     POST-MERGER SPECTRASITE HOLDINGS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                  POST-MERGER
                                       SPECTRASITE    WESTOWER       MERGER       SPECTRASITE
                                        PRO FORMA     PRO FORMA    ADJUSTMENTS     PRO FORMA
                                       -----------    ---------    -----------    -----------
Revenues:
  Site leasing.....................     $  61,469      $ 1,876       $    --       $  63,345
  Network services.................        53,570       62,002        (1,449)(a)     114,123
                                        ---------      -------       -------       ---------
Total revenues.....................       115,039       63,878        (1,449)        177,468
                                        ---------      -------       -------       ---------
Operating expenses:
  Costs of operations:
     Site leasing..................        24,738        1,051            --          25,789
     Network services..............        36,489       43,943        (1,014)(a)      79,418
  Selling, general and
     administrative expenses.......        38,182       18,439            --          56,621
  Depreciation and amortization....        49,784        3,062         9,577(b)       61,972
                                                                        (451)(c)
  Restructuring and non-recurring
     charges.......................         7,727        4,629        (4,629)(d)       7,727
                                        ---------      -------       -------       ---------
Total operating expenses...........       156,920       71,124         3,483         231,527
                                        ---------      -------       -------       ---------
Operating loss.....................       (41,881)      (7,246)       (4,932)        (54,059)
                                        ---------      -------       -------       ---------
Other income (expense):
  Interest income..................         8,951          151        (1,466)(e)       7,636
  Interest expense.................       (88,067)      (2,530)        2,052(f)      (88,545)
  Other income (expense)...........          (424)         154            --            (270)
                                        ---------      -------       -------       ---------
     Total other income
       (expense)...................       (79,540)      (2,225)          586         (81,179)
                                        ---------      -------       -------       ---------
Loss before income taxes...........      (121,421)      (9,471)       (4,346)       (135,238)
Income tax expense.................           568          123            --             691
                                        ---------      -------       -------       ---------
Net loss...........................     $(121,989)     $(9,594)      $(4,346)      $(135,929)
                                        =========      =======       =======       =========
Net loss per share:
  Basic and diluted................                                                $    6.73(g)
                                                                                   =========
Weighted average number of shares
  of common stock outstanding:
  Basic and diluted................                                                   20,192
                                                                                   =========

    See accompanying notes to unaudited pro forma consolidated statement of operations.

                     POST-MERGER SPECTRASITE HOLDINGS, INC.
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

     (a) Reflects the elimination of intercompany site construction revenues and costs of site construction for towers built by Westower for SpectraSite during the period from January 1 through September 2, 1999.

     (b) Reflects amortization of goodwill as if the merger of Westower and SpectraSite had occurred on January 1, 1999. Goodwill is amortized over 15 years.

     (c) Reflects adjustments to eliminate amortization of historical goodwill of Westower of $1,062 and to convert Westower tower depreciation from 20 years to 15 years, increasing expense by $611.

     (d) Reflects the elimination of certain non-recurring charges resulting directly from the transaction which were incurred by Westower prior to its acquisition by Spectrasite.

     (e) Reflects an adjustment to eliminate interest income as if SpectraSite had used cash-on-hand to repay Westower's outstanding indebtedness.

     (f) Reflects adjustments to eliminate interest expense as if Westower's credit facility and its $15,000 convertible note from BET Associates were paid in full on January 1, 1999.

     (g) SpectraSite's earnings per share for the year ended December 31, 1999 reflects the adoption of Statement of Financial Accounting Standards No. 128, "Earnings Per Share", which requires companies to compute earnings per share under two different methods, basic and diluted. The weighted average common shares outstanding at December 31, 1999 reflects the issuance of 15.5 million shares of SpectraSite common stock in exchange for all of the outstanding shares of Westower common stock.

     If SpectraSite had net income during this period, diluted earnings per share would have included potential common shares related to its convertible preferred stock and outstanding options. These potential common shares were not included in the diluted earnings per share calculation for the year ended December 31, 1999 because the effect would have been antidilutive. In connection with the Nextel tower acquisition, provisions for dividends and redemption were eliminated with respect to Holdings' Series A and Series B preferred stock.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth summary historical financial data derived from our consolidated financial statements, as of and for:

     - the year ended December 31, 1996;

     - the period from January 1, 1997 to May 12, 1997;

     - the period from SpectraSite's inception on April 25, 1997 to December 31, 1997;

     - the year ended December 31, 1998; and

     - the year ended December 31, 1999.

     The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes.

                                              TELESITE (PREDECESSOR)     SPECTRASITE                       SPECTRASITE
                                             -------------------------   ------------                 ---------------------
                                                            JANUARY 1,    APRIL 25,     TELESITE &         YEAR ENDED
                                              YEAR ENDED      1997-         1997-       SPECTRASITE       DECEMBER 31,
                                             DECEMBER 31,    MAY 12,     DECEMBER 31,    COMBINED     ---------------------
                                                 1996          1997          1997          1997         1998        1999
                                             ------------   ----------   ------------   -----------   --------   ----------
                                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Site leasing.............................     $   --        $   --       $    --        $    --     $    656   $   46,515
  Network services.........................      8,841         1,926         5,002          6,928        8,142       53,570
                                                ------        ------       -------        -------     --------   ----------
Total revenues.............................      8,841         1,926         5,002          6,928        8,798      100,085
                                                ------        ------       -------        -------     --------   ----------
Operating expenses:
  Costs of operations (excluding
    depreciation and amortization expense):
    Site leasing...........................         --            --            --             --          299       17,825
    Network services.......................      2,255           595         1,120          1,715        2,492       36,489
  Selling, general and administrative
    expenses...............................      4,256         1,742         7,390          9,132        9,690       38,182
  Depreciation and amortization expense....         91            56           489            545        1,268       37,976
  Restructuring and non-recurring
    charges................................         --            --            --             --           --        7,727
                                                ------        ------       -------        -------     --------   ----------
Total operating expenses...................      6,602         2,393         8,999         11,392       13,749      138,199
                                                ------        ------       -------        -------     --------   ----------
Operating income (loss)....................     $2,239        $ (467)      $(3,997)       $(4,464)    $ (4,951)  $  (38,114)
                                                ======        ======       =======        =======     ========   ==========
Net income(loss)...........................     $2,289        $ (503)      $(3,890)       $(4,393)    $ (9,079)  $  (97,668)
Net income (loss) applicable to common
  shareholders.............................      2,289          (503)       (4,390)        (4,893)     (11,235)     (98,428)
OTHER DATA:
Net cash provided by (used in) operating
  activities...............................     $1,109        $  (71)      $   223        $   152     $ (2,347)  $   17,555
Net cash provided by (used in) investing
  activities...............................       (853)         (322)       (7,178)        (7,500)     (45,002)    (813,225)
Net cash provided by (used in) financing
  activities...............................       (266)          390         9,189          9,579      144,663      733,900
EBITDA(a)..................................      2,330          (411)       (3,508)        (3,919)      (3,683)       7,589
Capital expenditures(b)....................        498            64           850            914       26,598      644,778
Ratio of earnings to fixed charges(c)......       23.2x           --            --             --           --           --
SELECTED OPERATING DATA (AT END OF PERIOD):
Number of owned towers...............................................................           5          106        2,765
BALANCE SHEET DATA (AT END OF PERIOD):
Cash, cash equivalents and short term investments....................................     $ 2,234     $114,962   $   37,778
Total assets.........................................................................      13,642      161,946    1,219,953
Total long-term debt.................................................................       2,331      132,913      718,778
Total shareholders' (deficiency) equity..............................................      (1,898)     (14,067)     457,756

---------------

(a) EBITDA consists of operating income (loss) before depreciation and amortization expense and restructuring and non-recurring charges. EBITDA is provided because it is a measure commonly used in the communications site industry as a measure of a company's operating performance. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies. SpectraSite believes that EBITDA can assist in comparing company performance on a consistent basis without regard to depreciation and amortization expense, which may vary significantly depending on accounting methods where acquisitions are involved or non-operating factors such as historical cost bases. EBITDA presented in the table is consistent with EBITDA calculated under the indentures governing SpectraSite's 2008 notes, its 2009 notes and the new notes.

(b) Capital expenditures for Telesite have been reduced for the periods ended December 31, 1996 and May 12, 1997 by $340 and $258, respectively. These expenditures were for land and construction in progress which were sold prior to the closing of the acquisition of Telesite.

(c) The ratio of earnings to fixed charges is computed by dividing income before taxes and fixed charges other than capitalized interest by fixed charges. Fixed charges consist of interest charges, amortization of debt expense and discount related to indebtedness, whether expensed or capitalized, and that portion of rental expense SpectraSite believed to be representative of interest (estimated to be one-third of such expense). For all periods other than the year ended December 31, 1996, earnings were not sufficient to cover fixed charges. For the year ended December 31, 1999, after giving effect to the Nextel tower acquisition and the related financing transactions and the consummation of the Westower merger as if they had occurred on January 1, 1999, earnings would have been insufficient to cover fixed charges by $136.3 million.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BUSINESS OVERVIEW

     SpectraSite's primary focus is on the ownership of multi-tenant towers and leasing of antenna space on such towers. As of December 31, 1999, we had 2,765 towers in service, as compared to 106 towers at December 31, 1998. As a result of our limited operating history and primary focus on tower ownership and leasing, management believes that our results of operations for the period ended December 31, 1997 and for the years ended December 31, 1998 and 1999 are not indicative of our results of operations in the future. We previously operated in one business segment. As a result of the Nextel tower acquisition and the Westower merger, we now operate in two business segments, site leasing and network services. For further details about our business segments, refer to Note 11 to our consolidated financial statements.

     Historically, we have derived most of our revenues from network services activities. As a result of recent acquisitions, principally the Nextel and Westower transactions, we expect that network services and antenna site leasing will generate most of our revenues. On a pro forma basis, after giving effect to the Nextel tower acquisition, the Westower merger and certain other transactions described in "Unaudited Pro Forma Financial Data," site leasing and network services would have represented 36% and 64% of our revenues, respectively, for the year ended December 31, 1999. We believe that our site leasing business will continue to represent a substantial portion of our revenues and will continue to grow as we increase our network of towers.

     Our two largest expense line items have been depreciation and amortization and selling, general and administrative expense. Depreciation expense primarily relates to our towers, which we depreciate over 15 years. In 1999, amortization expense is primarily due to goodwill associated with the Westower merger. On a pro forma basis, after giving effect to the Nextel tower acquisition, the Westower merger and certain other transactions described in "Unaudited Pro Forma Financial Data," depreciation and amortization expense would have represented 35% of revenues for the year ended December 31, 1999. We experienced a significant increase in selling, general and administrative expense in 1999 as we integrated Westower's operations and increased our employee base to market and manage the 2,000 Nextel towers and build towers for Nextel under the master site commitment agreement.

RESULTS OF OPERATIONS

     YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998

     Consolidated revenues for the year ended December 31, 1999 were $100.1 million, an increase of $91.3 million from the year ended December 31, 1998. Revenues from site leasing increased to $46.5 million for the year ended December 31, 1999 from $0.7 million for the year ended December 31, 1998, primarily as a result of revenues derived from 2,000 communications towers which we acquired from Nextel in April 1999. We owned 2,765 communications towers at December 31, 1999 compared to 106 communications towers at December 31, 1998.

     Revenues from network services increased to $53.6 million for the year ended December 31, 1999 compared to $8.1 million for the year ended December 31, 1998, primarily as a result of the acquisition of Westower in September 1999. In September 1999, we announced that we would no longer directly provide site acquisition services. Revenues from site acquisition activities were $7.2 million and $8.1 million in the years ended December 31, 1999 and 1998, respectively.

     Costs of operations increased to $54.3 million for the year ended December 31, 1999 from $2.8 million for the year ended December 31, 1998. The increase in costs was attributable to operating costs of the 2,000 communications towers purchased from Nextel in April 1999 and the acquisition of Westower in September 1999. Costs of operations for site leasing as a percentage of site leasing revenues decreased to 38.3% for the year ended December 31, 1999 from 45.6% for the year ended December 31, 1998 primarily due to revenues generated from the acquisition of towers from Nextel and co-location revenues on those towers. As our site leasing operations mature, additional tenants on a tower will generate decreases in costs of operations for site leasing as a percentage of site leasing revenues and increases in cash flow because a significant proportion of tower operating costs are fixed and do not increase with additional tenants. Costs of operations for network services as a percentage of network services revenues increased to 68.1% for the year ended December 31, 1999 from 30.6% for the year ended December 31, 1998. This increase is due to construction activities associated with Westower's operations which have higher levels of direct costs than our historical site acquisition activities.

     Selling, general and administrative expenses increased to $38.2 million for the year ended December 31, 1999 from $9.7 million for the year ended December 31, 1998. The increase is a result of expenses related to additional corporate overhead and field operations implemented to manage and operate the growth in the ongoing activities of SpectraSite and the acquisition of Westower.

     Depreciation and amortization expense increased to $38.0 million for the year ended December 31, 1999 from $1.3 million for the year ended December 31, 1998, primarily as a result of the increased depreciation from the towers we acquired or constructed and amortization of goodwill related to the Westower acquisition.

     For the year ended December 31, 1999, we recorded restructuring and non-recurring charges of $7.7 million. In September 1999, we announced that we would no longer directly provide site acquisition services. As a result, we recorded restructuring charges of $7.1 million, of which $6.2 million related to the write-off of goodwill associated with the purchase of Telesite Services, LLC and $0.9 million related to costs of employee severance. In March 1999, SpectraSite announced that it would relocate its marketing and administrative operations from Little Rock, Arkansas and Birmingham, Alabama to its corporate headquarters in Cary, North Carolina. As a result, we recorded a non-recurring charge of $0.6 million for employee termination and other costs related to the relocation of these activities.

     As a result of the factors discussed above, our loss from operations was $38.1 million for the year ended December 31, 1999 compared to $5.0 million for the year ended December 31, 1998.

     Net interest expense increased to $58.6 million during the year ended December 31, 1999 from $4.6 million for the year ended December 31, 1998, reflecting additional interest expense due to the issuance of our 12% senior discount notes due 2008 in June 1998 and our 11 1/4% senior discount notes due 2009 in April 1999, as well as borrowings under our credit facility in April 1999.

     YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE COMBINED RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997

     The following is a discussion of the financial condition and results of operations of SpectraSite for the year ended December 31, 1998 and the year ended December 31, 1997, which consists of the period from April 25, 1997 through December 31, 1997 and Telesite's results of operations for the period from January 1, 1997 through May 12, 1997.

     Revenues increased to $8.8 million for the year ended December 31, 1998 from $6.9 million for the year ended December 31, 1997 due to the initiation of site leasing activity and an increase in the number and size of site development services projects.

     Selling, general and administrative expenses, including depreciation expense, increased to $11.0 million for the year ended December 31, 1998 from $9.7 million for the year ended December 31, 1997. The increase is a result of expenses related to additional corporate overhead to manage and operate the ongoing activities of SpectraSite. Marketing expenses related to tower development activities as well as the site acquisition operations also contributed to the increase in expenses. Telesite did not actively market its services, relying primarily on its reputation in the industry and customer referrals to generate revenues. To support our entry into tower development and leasing, we have established a dedicated marketing effort which promotes tower development and leasing as well as site acquisition services. Amortization of goodwill increased to approximately $0.6 million in the year ended December 31, 1998 compared to approximately $0.3 million in the year ended December 31, 1997 as a result of acquisitions.

     As a result of the factors discussed above, our operating loss was $5.0 million for the year ended December 31, 1998, compared to $4.5 million for the year ended December 31, 1997.

     Other income, which consists primarily of gain on sales of assets and equity in earnings of affiliates, increased to approximately $0.5 million for the year ended December 31, 1998 from approximately $0.1 million for the year ended December 31, 1997. The increase is a result of a gain on the sale of assets in connection with the disposal of Metrosite during the first quarter of 1998 of approximately $0.5 million. During the year ended December 31, 1997, we recognized approximately $0.2 million as equity earnings of Communication Management Specialists. We disposed of our interest in Communication Management Specialists during the second quarter of 1998 and did not recognize any equity in the earnings of this affiliate during 1998.

     COMBINED RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO TELESITE'S RESULTS FOR THE YEAR ENDED DECEMBER 31, 1996

     The following is a discussion of the financial condition and results of operations of SpectraSite for the year ended December 31, 1997, which consists of and for the period from April 25, 1997 through December 31, 1997 and Telesite's results of operations for the period from January 1, 1997 through May 12, 1997, and of Telesite for the year ended December 31, 1996.

     Total revenues decreased to $6.9 million for the year ended December 31, 1997 from $8.8 million for the year ended December 31, 1996 due primarily to the decreased demand for site development services from more established personal communications services licensees as a result of their completing the first phase of construction in their initial markets and not yet commencing secondary build-outs in such markets or in additional markets, and the fact that holders of certain more recently issued licenses had not yet commenced construction of tower networks in their respective markets.

     Selling, general and administrative expenses increased to $9.1 million for the year ended December 31, 1997 from $4.3 million for the year ended December 31, 1996. The increase is a result of the expenses related to management of the ongoing activities of SpectraSite, expenses related to the implementation of tower development and marketing activities, one-time non-cash charges of approximately $2.6 million as a result of the formation of SpectraSite, amortization of goodwill of approximately $0.3 million in connection with our acquisition of Telesite and expenses incurred in connection with the operations of Metrosite. We sold our interest in Metrosite during early 1998. We anticipate that in the future costs related to tower development activities will be capitalized as part of the cost of the towers.

     Operating loss was $4.5 million for the year ended December 31, 1997 compared to $2.2 million of operating income for the year ended December 31, 1996. The change is primarily a result of the decline in revenues and the increase in selling, general and administrative expenses attributable to the commencement of operations of SpectraSite.

     Other income, which consists primarily of equity in earnings of affiliates, was approximately $0.1 million for the year ended December 31, 1997 and for the year ended December 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES

     SpectraSite Holdings is a holding company whose only significant asset is the outstanding capital stock of its subsidiary, SpectraSite Communications. Our only source of cash to pay interest on and principal of our indebtedness is distributions from SpectraSite Communications. Prior to July 15, 2003, interest expense on the 2008 notes will consist solely of non-cash accretion of original issue discount and the 2008 notes will not require annual cash interest payments. After such time, the 2008 notes will have accreted to approximately $225.2 million and will require semi-annual cash interest payments of $13.5 million. The 2008 notes mature on July 15, 2008. Similarly, prior to October 15, 2004, interest expense on the 2009 notes will consist solely of non-cash accretion of original issue discount and the 2009 notes will not require annual cash interest payments. After such time, the 2009 notes will have accreted to approximately $586.8 million and will require semi-annual cash interest payments of $33.0 million. The

2009 notes mature on April 15, 2009. Furthermore, our credit facility provides for periodic principal and interest payments.

     Our ability to fund capital expenditures, make scheduled payments of principal of, or pay interest on, our debt obligations, and our ability to refinance any such debt obligations, including the 2008 notes, the 2009 notes and the new notes, will depend on our future performance, which, to a certain extent is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our business strategy contemplates substantial capital expenditures, including an expected approximate amount of $200 million during the first half of 2000, primarily to fund the construction and acquisition of additional communications towers. Management believes that cash flow from operations, available cash as of December 31, 1999, net proceeds received from our public offering of common stock in February 2000, net proceeds of our offering of the new notes and anticipated available borrowings under the credit facility will be sufficient to fund our capital expenditures for the foreseeable future. However, if acquisitions or other opportunities present themselves more rapidly than we currently anticipate or if our estimates prove inaccurate, we may seek additional sources of debt or equity capital prior to the end of 2000 or reduce the scope of tower construction and acquisition activity. We cannot assure you that we will generate sufficient cash flow from operations or that future borrowings or equity or debt financings will be available on terms acceptable to us, in amounts sufficient to service our indebtedness and make anticipated capital expenditures.

     CASH FLOWS

     For the year ended December 31, 1999, cash flows provided by operating activities were $17.6 million as compared to $2.3 million used in operating activities in the year ended December 31, 1998. The change is primarily attributable to the favorable cash flows generated from communications tower acquisitions in 1999.

     For the year ended December 31, 1999, cash flows used in investing activities were $813.2 million compared to $45.0 million for the year ended December 31, 1998. In the year ended December 31, 1999, SpectraSite invested $692.8 million in purchases of property and equipment and deposits on future acquisitions, primarily related to the acquisition of communication towers from Nextel. In addition, we used $128.4 million to acquire Westower in September 1999 and Stainless and Doty-Moore in December 1999. These investments were partially offset by $15.4 million in maturities of short-term investments.

     In the year ended December 31, 1999, cash flows provided by financing activities were $733.9 million as compared to $144.7 million in the year ended December 31, 1998. The increase in cash provided by financing activities was attributable to the proceeds from the sales of Series C preferred stock and the 2009 notes, as well as proceeds from borrowings under the credit facility.

     Net cash used in operating activities during the year ended December 31, 1998 was $2.3 million compared to $0.2 million provided by operating activities during the comparable period in 1997. The increase in cash used in operating activities was primarily attributable to an increase in accounts receivable resulting from the timing of billings related to site development services and the net loss incurred during the year. Net cash used for investing for the year ended December 31, 1998 was $45.0 million compared to $7.5 million for the year ended December 31, 1997. The cash used for investing activities during the year ended December 31, 1998 was primarily the result of the investment of unused proceeds from the sale of the 2008 notes in short-term investments, costs associated with tower construction, the acquisition of towers from Airadigm Communications, Inc. and the acquisition of GlobalComm. The cash used for investing activities during the year ended December 31, 1997 primarily related to the acquisition of Telesite. Net cash provided by financing activities for the year ended December 31, 1998 was $144.7 million compared to $9.6 million for the same period in 1997. The increase in cash provided by financing activities was attributable to the proceeds from the sales of Series B preferred stock and the 2008 notes.

     MERGERS AND ACQUISITIONS

     We acquired 45 communications towers and certain related assets from Airadigm for an aggregate purchase price of $11.25 million in 1998 and 1999. Airadigm is the anchor tenant on 48 of our towers and has filed for protection under Chapter 11 of the U.S. Bankruptcy Code. We cannot predict the impact of this proceeding on our future results of operations or financial condition.

     On April 20, 1999, we acquired 2,000 communications towers from Nextel in a merger transaction. All the sites were then leased back to Nextel under a master lease agreement. In addition, in connection with this transaction, Nextel and its controlled affiliates agreed to offer SpectraSite certain exclusive opportunities relating to the construction or purchase of an additional 1,700 sites. Some of these sites may in the future be leased to Nextel Partners Operating Corp. instead of Nextel. Nextel Partners, Inc., the parent of Nextel Partners Operating Corp., is an entity in which Nextel has a minority equity interest. In connection with this acquisition, we paid $560.0 million in cash and issued 14.0 million shares of Series C preferred stock, valued at $70.0 million, to Nextel.

     The following table sets forth the sources and uses of funds for the Nextel tower acquisition in thousands of dollars:

SOURCES OF FUNDS:
Credit facility.....................................   $150,000
11 1/4% senior discount notes due 2009..............    340,004
Series C preferred stock issued to Nextel...........     70,000
Series C preferred stock sold to the Series C
  investors.........................................    231,434
                                                       --------
  Total sources.....................................   $791,438
                                                       ========
USES OF FUNDS:
Cash paid to Nextel.................................   $560,000
Series C preferred stock issued to Nextel...........     70,000
Cash available for general corporate purposes.......    127,688
Estimated fees and expenses.........................     33,750
                                                       --------
  Total uses........................................   $791,438
                                                       ========

     On September 2, 1999, we acquired Westower Corporation, a Washington corporation, in a stock-for-stock merger. In this transaction, Westower stockholders received 1.81 shares of our common stock, plus cash for any fractional Westower share, in exchange for each of their shares of Westower common stock. In connection with the merger, SpectraSite repaid approximately $70.0 million of Westower indebtedness with cash-on-hand. Westower Corporation now operates as a wholly-owned subsidiary of SpectraSite Communications, which in turn is a wholly-owned subsidiary of SpectraSite Holdings.

     On September 8, 1999, we acquired a 33% interest in Concourse Communications Group, LLC for an aggregate purchase price of $2.5 million. Concourse was established to build certain wireless communications infrastructures at facilities owned by the Port Authority of New York and New Jersey, including the Holland and Lincoln Tunnels, World Trade Center Concourse and New York's three major airports. As part of our investment, we agreed to provide approximately $14.4 million of working capital and construction financing to Concourse in the form of secured loans over the next three years. At December 31, 1999, Concourse owed us $2.9 million under these loans. In addition, after three years, we have an option to purchase an additional 33% interest in Concourse, and after six years, we have an option to purchase the remaining interest in Concourse.

     In November 1999, we entered into an agreement to acquire 94 communications towers from DigiPH PCS, Inc. for $36.0 million in cash. The towers span the corridor connecting Jackson, Mississippi, Mobile, Alabama and Tallahassee, Florida. We acquired 61 towers for approximately $23.9 million on December 29, 1999, and we expect to acquire the remaining towers during the first half of 2000.

     On December 30, 1999, we acquired Stainless, Inc., formerly a wholly-owned subsidiary of Northwest Broadcasting, L.P., for $40.0 million in cash. Stainless provides engineering, fabrication and other services in connection with the erection of towers used for television broadcast companies. Also on December 30, 1999, we acquired Doty-Moore Tower Services, Inc., Doty-Moore Equipment Company, Inc. and Doty Moore RF Services, Inc. for $2.5 million in cash and 500,000 unregistered shares of our common stock. Doty-Moore is a leading source for broadcast tower construction and technical services. In addition, on January 5, 2000, we acquired Vertical Properties, Inc. in a merger transaction under which we issued 225,000 unregistered shares of our common stock and repaid outstanding indebtedness of approximately $2.0 million. Vertical Properties is a broadcast tower development company formed to meet the needs of broadcasters in secondary broadcast markets faced with the complexities of converting to digital technology through site acquisition, tower placement and leasing of antenna space. On January 28, 2000, we acquired substantially all of the assets of International Towers Inc. and its subsidiaries, including S&W Communications Inc. International Towers owns a modern broadcast tower manufacturing facility and, through S&W Communications, provides integrated services for the erection of broadcast towers, foundations and multi-tenant transmitter buildings. We paid $5.5 million and issued an aggregate of 350,000 unregistered shares of our common stock in connection with this acquisition. We borrowed an additional $50.0 million under our credit facility in December 1999 to partially fund these mergers and acquisitions.

     On January 5, 2000, we acquired Apex Site Management Holdings, Inc. in a merger transaction. Apex provides rooftop and in-building access to wireless carriers. We issued approximately 4.5 million unregistered shares of our common stock to the stockholders of Apex and approximately 194,000 options to purchase common stock at an exercise price of $3.58 per share to certain option holders of Apex at the closing of the merger. In addition, we issued approximately 1.5 million additional shares of common stock into escrow, which shares may be released to Apex's stockholders six months after this offering based on the average trading price for our common stock for the 30-day period immediately preceding the six-month anniversary of this offering. We also used approximately $6.2 million in cash to repay outstanding indebtedness and other obligations of Apex in connection with the merger.

     On February 17, 2000, we entered into an agreement with AirTouch Communications and several of its affiliates, under which we agreed to lease or sublease approximately 430 communications towers for $155.0 million, subject to adjustment. Under the terms of the agreement and the master sublease which the parties will enter into at closing, we will manage, maintain and lease the available space on AirTouch towers covered by the agreement and located throughout Southern California. AirTouch will pay us an average monthly fee per site for its cellular, microwave and paging facilities. We also have the right to lease available tower space to co-location tenants in specified situations. We also entered into a site marketing agreement with AirTouch to provide AirTouch with certain tower leasing and marketing services pending the closing of the master sublease, and we have agreed to enter into a three-year exclusive build-to-suit agreement with AirTouch in Southern California. Under the terms of the build-to-suit agreement, we will develop and construct locations for wireless communications towers on real property designated by AirTouch.

     We expect the AirTouch transaction to close in stages, with the initial closing to occur no later than November 15, 2000, if certain conditions are met. The initial closing will involve at least 105 towers and each subsequent closing will involve at least 45 towers, or a smaller number when fewer than 45 towers remain to be transferred, and the final closing will occur no later than six months after the initial closing. At each respective closing, we will pay for the towers included in that closing according to a formula contained in the master sublease. As partial security for our obligations under the master sublease, we deposited $23.0 million into escrow.

     In March 2000, we signed a letter of intent to acquire 11 broadcast towers from Pegasus Communications Corporation and to build up to five new digital television towers in the next 12 months. The purchase price will be a multiple of tower cash flow and will be payable primarily in shares of our unregistered common stock. This acquisition is subject to the negotiation of definitive documents and other customary conditions, and although we cannot assure you when or if this transaction will be consummated, we expect to complete the acquisition in the second quarter of 2000.

     FINANCING TRANSACTIONS

     In connection with the Nextel tower acquisition, we privately placed 46,286,795 shares of Holdings' Series C preferred stock for an aggregate purchase price of $231.4 million. On April 20, 1999, SpectraSite completed the private offering of $586.8 million aggregate principal amount at maturity of 11 1/4% senior discount notes due 2009. We used a portion of the net proceeds from these offerings to partially fund the Nextel tower acquisition and to pay related fees and expenses. We used the remaining proceeds for general corporate purposes, including the purchase and construction of new towers and selective acquisitions.

     Also on April 20, 1999, we entered into a $500.0 million seven-year credit facility. We borrowed $150.0 million under this facility at the closing of the Nextel tower acquisition. We also issued 2.0 million shares of common stock to various parties as consideration for providing financing commitments related to the Nextel tower acquisition. We did not utilize these commitments for the Nextel acquisition primarily because of the success of the 2009 notes offering. We currently have $300.0 million available under our credit facility to fund new tower construction or acquisition activity. In addition, as of December 31, 1999, our cash and cash equivalents were $37.8 million.

     On September 15, 1999, we completed registered exchange offers for our 2008 notes and our 2009 notes. Under a registration rights agreement with the initial purchasers of the 2008 notes, we agreed to complete an exchange offer for the privately placed 2008 notes prior to March 10, 1999. Since we did not complete this exchange offer prior to March 10, 1999, the interest rate on the 2008 notes increased by 0.50% per year. This additional interest accrued on the 2008 notes until we completed the exchange offer, and we paid this interest in cash on January 15, 2000. Similarly, under a registration rights agreement with the initial purchasers of the 2009 notes, Holdings agreed to file a registration statement with the SEC for an exchange offer of registered notes for the privately placed 2009 notes before July 20, 1999. Since we did not file the 2009 notes exchange offer registration statement before July 20, 1999, the interest rate on the 2009 notes increased by 0.50% per year. This additional interest accrued on the 2009 notes until we filed the exchange offer registration statement on August 12, 1999, and we paid this interest in cash on October 15, 1999.

     On February 4, 2000, we completed a public offering of our common stock. We offered 25,645,000 shares of common stock, including an over-allotment option exercised by our underwriters. In addition, each share of our preferred stock converted to a share of common stock upon the closing of the offering. The number of shares of our common stock outstanding immediately after the offering, including the 70,749,625 shares issued upon conversion of the preferred stock and 6,007,996, 225,000 and 350,000 shares issued in connection with our acquisitions of Apex and Vertical Properties in merger transactions and substantially all of the assets of International Towers, Inc., was 123,169,225. We received net proceeds of $411.3 million from the offering, which we intend to use to fund costs related to the construction and acquisition of towers, including under the AirTouch agreements, and for general corporate purposes.

     INFLATION

     Some of our expenses, such as those for marketing, wages and benefits, generally increase with inflation. However, we do not believe that our financial results have been, or will be, adversely affected by inflation in a material way.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 133 requires that derivative instruments be recognized as either assets or liabilities in the consolidated balance sheet based on their fair values. Changes in the fair values of such derivative instruments will be recorded either in results of operations or in other comprehensive income, depending on the intended use of the derivative instrument. The initial application of SFAS 133 will be reported as the effect of a change in accounting principle. SFAS 133 is effective for all fiscal years beginning after June 15, 2000. We have not yet determined the effect that the adoption of SFAS 133 will have on our consolidated financial statements.

YEAR 2000 COMPLIANCE

     We have not experienced any immediate adverse impact from the transition to the year 2000. However, we cannot assure you that we or our suppliers and customers have not been affected in a manner that is not yet apparent. In addition, certain computer programs which were date sensitive to the year 2000 may not process the year 2000 as a leap year, and any negative consequential effects remain unknown. As a result, we continue to monitor our year 2000 compliance and the year 2000 compliance of our suppliers and customers.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

     We use financial instruments, including fixed and variable rate debt, to finance our operations. The information below summarizes our market risks associated with debt obligations outstanding as of December 31, 1999. The following table presents principal cash flow and related weighted average interest rates by fiscal year of maturity. Variable interest rate obligations under the credit facility are not included in the table. We have no long-term variable interest obligations other than borrowings under the credit facility.

                                                     EXPECTED MATURITY DATE
                          ----------------------------------------------------------------------------
                            1999       2000       2001       2002       2003     THEREAFTER    TOTAL
                          --------   --------   --------   --------   --------   ----------   --------
                                                     (DOLLARS IN THOUSANDS)
Long-term obligations:
  Fixed rate............  $     --   $     --   $     --   $     --   $     --    $516,251    $516,251
     Average interest
       rate.............        --         --         --         --         --        11.5%       11.5%

                                    BUSINESS

OVERVIEW

     We are one of the leading providers of outsourced antennae site and network services to the wireless communications and broadcast industries in the United States and Canada. Our businesses include the ownership and leasing of antennae sites on towers, managing rooftop and in-building telecommunications access on commercial real estate, network planning and deployment and construction of towers and related wireless facilities. Our customers are leading wireless communications providers and broadcasters, including Nextel, Sprint PCS, AT&T Wireless, VoiceStream Communications, Tritel Communications, Teligent, WinStar, Cox Broadcasting, Clear Channel Communications and Paxson Communications. As of December 31, 1999, and after giving effect to our acquisition of Apex, we owned or managed over 15,000 sites, including 2,765 owned towers, in 98 of the top 100 markets in the United States. On February 17, 2000, we agreed to acquire leasehold or subleasehold interests in 430 communications towers from AirTouch.

     The wireless communications industry is growing rapidly and carriers are making large capital investments to expand their networks. We believe that the number of wireless communications sites, including towers, is likely to continue to increase together with the growth in demand for wireless services. This expected growth in communications sites is the result of several factors, including:

     - the continuing build-out of higher frequency technologies, such as personal communications services, which have a reduced cell range and require a more concentrated network of towers than previous wireless technologies;

     - the need to expand the capacity of existing networks;

     - the issuance of new wireless network licenses requiring the construction of new wireless networks; and

     - the emergence of new wireless technologies.

     As carriers deploy these networks, they are faced with a proliferation in both the number and type of competitors. Because of this increasingly competitive environment, carriers must also focus on satisfying customer demand for enhanced services, seamless and comprehensive coverage, better call quality, faster data transmission and lower prices.

     We believe that as carriers face the increased challenges of expanding their networks and improving their services, they must allocate their available capital and resources in the most efficient manner. In particular, carriers are increasingly outsourcing tower ownership, as well as network planning deployment and management to independent tower owners like SpectraSite. This outsourcing allows our customers to focus on their core competencies and to rely on us for planning and deploying their networks. Our services are designed to improve our customers' competitive positions through the efficient planning, deployment and management of their networks.

GROWTH STRATEGY

     Our objective is to be the leading independent provider of outsourced antennae site and network services to the telecommunications and broadcast industries. Our growth strategy involves the following key elements:

     MAXIMIZING THE UTILIZATION OF OUR TOWERS AND MANAGED SITES

     We intend to capitalize on the substantial opportunities for revenue and cash flow growth by maximizing the number of tenants we have on each of our towers and managed sites. We believe that our strategy of owning clustered groups of towers and managed sites in major metropolitan markets and providing our customers with a full range of products and services allows us to deliver reliable, scalable network solutions and will result in increased co-location on our towers and managed sites. Since most

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tower costs are fixed, leasing available space on an existing tower results in minimal additional expenses while generating a larger percentage increase in tower cash flow. In addition, tenant turnover is low because of the relatively high cost of antenna relocation. We generally construct towers to accommodate at least three broadband tenants and have a dedicated sales force which markets co-location opportunities to wireless communications providers. Our objective is to use our national tower presence to enable wireless service providers to more quickly establish wireless coverage in individual and multiple markets.

     EXPANDING OUR TOWER PORTFOLIO

     We seek to expand our tower portfolio by building new towers for anchor tenants and by making selective acquisitions of towers. We believe that Nextel's agreement to lease space on an additional 1,422 towers we own, acquire or construct for Nextel or other tenants will substantially increase the number of towers we own and operate. We also continue to pursue attractive network development opportunities with other wireless service providers. In addition, we evaluate other tower development opportunities from time to time which we believe have higher than average co-location opportunities. We intend to continue to make selective acquisitions in the highly fragmented tower owner and operator industry. Our strategy is to acquire towers that have some, or all, of the following criteria:

     - underutilized with additional co-location potential;

     - favorably located, either individually or in clusters, in large urban areas and along major transportation corridors; and

     - complementary to our existing coverage areas.

     We believe there are tower acquisition opportunities currently available from both wireless service providers and smaller independent tower operators. Furthermore, we believe that the number of tower opportunities available in the future is likely to grow as large wireless communications service providers and smaller independent tower companies continue to divest their tower holdings. We regularly evaluate acquisition opportunities, engage in negotiations and submit bids with respect to acquisitions of individual towers, groups of towers and entities that own or manage towers and related businesses. In addition to our acquisition of 2,000 towers from Nextel in April 1999, we continue to seek partnerships and other strategic arrangements with other major wireless communications carriers in order to assume ownership of their towers.

     EXPANDING THE SUITE OF SERVICES WE OFFER AND PURSUING CROSS-SELLING OPPORTUNITIES

     We believe our ability to provide a package of integrated services, which have traditionally been offered by multiple subcontractors coordinated by a carrier's deployment staff, will make us a preferred provider of all outsourced antennae site and network services. For example, we believe that our leadership in rooftop and in-building access will give us an advantage across all of our product offerings as fixed wireless carriers expand their networks and as wireless telephone and data companies increasingly focus on network deployment and in-building service. In addition, our leadership in broadcast tower design, fabrication and construction will give us a competitive advantage as broadcasters increasingly outsource tower and facilities ownership and management.

PRODUCTS AND SERVICES

     WIRELESS TOWER OWNERSHIP AND LEASING

     We are one of the largest independent owners and operators of wireless communications towers in the United States and Canada. We provide antennae site leasing services, which primarily involve the leasing of antennae space on our communications towers to wireless carriers. Each of our towers has an anchor tenant, and we seek to add several co-location tenants over time. In leasing antennae space, we generally receive monthly lease payments from customers. Our customer leases typically have original terms of five years, with four or five renewal periods of five years each, and usually provide for periodic price increases. Monthly lease pricing varies with the number and type of antennae installed on a communications site.

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     The following chart shows the locations of our owned towers as of December
31, 1999:

                          NUMBER
STATE                    OF TOWERS
-----                    ---------
California...........        408
Florida..............        186
Michigan.............        168
Ohio.................        166
Texas................        165
Illinois.............        155
Georgia..............        154
North Carolina.......        130
Louisiana............         99
Alabama..............         94
Washington...........         88
Wisconsin............         85
Tennessee............         81

                          NUMBER
STATE                    OF TOWERS
-----                    ---------
Missouri.............         62
Indiana..............         55
Mississippi..........         54
Pennsylvania.........         52
South Carolina.......         52
Arizona..............         48
Massachusetts........         44
Oregon...............         43
Oklahoma.............         39
Nevada...............         38
Maryland.............         35
Colorado.............         33


                          NUMBER
STATE                    OF TOWERS
-----                    ---------
New Mexico...........         30
Minnesota............         25
Utah.................         23
New Jersey...........         19
Virginia.............         18
Kansas...............         17
New York.............         16
Iowa.................         14
Alberta..............         13
Other................         56
                           -----
Total................      2,765
                           =====

     In addition to towers we build for Nextel under the master site commitment agreement and towers we selectively build and acquire, we also expect to expand our tower portfolio through build-to-suit programs. Under build-to-suit programs, we utilize our network development capabilities to construct tower networks after having signed an antenna site lease agreement with an anchor tenant and having made the determination that the initial or planned capital investment for that tower network would not exceed a targeted multiple of tower cash flow after a certain period of time.

     In addition to leasing antenna space, we also provide maintenance and management services at our communication sites. In providing these services to our customers we use a combination of in-house personnel and independent contractors. In-house personnel are responsible for oversight and supervision of all aspects of site maintenance and management and are particularly responsible for monitoring, security, access and lighting, radio frequency emission and interference issues, signage, structural engineering and tower capacity, tenant relations and supervision of independent contractors. We hire local independent contractors to perform routine maintenance functions, such as landscaping, pest control, snow removal and site access.

     WIRELESS ROOFTOP AND IN-BUILDING ACCESS

     We are the largest independent provider of rooftop and in-building access services in the United States. We are the exclusive site manager for approximately 12,700 diverse real estate properties, with significant access clusters in New York, Philadelphia, Baltimore/Washington, D.C., Atlanta, New England, Florida, Western Pennsylvania/Ohio/Indiana, Chicago, Seattle, Southern California, Texas and St. Louis. A principal attraction of this portion of our business is the opportunity to develop new sources of revenue and value for building owners by managing:

     - rooftops for transmitting and receiving installations; and

     - rooftops, risers and internal telecommunications equipment space for competitive voice, data and Internet services offered to in-building tenants.

     Wireless communications carriers utilize our managed sites as transmitting locations, often where there are no existing towers for co-location or where new towers are difficult to build. Our transmitting tenants encompass a broad array of wireless communications providers, including personal communications service, cellular, enhanced specialized mobile radio, specialized mobile radio, wireless data, two-way radio, microwave, wireless cable and paging companies. As the largest rooftop and in-building access manager in the United States, we provide services to the facilities-based (wired and wireless) competitive local exchange carrier and Internet service provider market. We have executed agreements allowing these

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carriers access to over 3,000 properties, including agreements with national providers such as Adelphia Business Solutions, AT&T Local Services, Eureka Broadband, NEXTLINK, Site Line, Teligent and WinStar, as well as numerous regional carriers. These access agreements are, to date, predominantly for office and industrial properties.

     Our managed portfolio contains over 3,300 office and industrial properties encompassing over 375 million square feet. We are engaged by ten of the top nineteen office real estate investment trusts, based on market capitalization, in the United States, according to the National Association of Real Estate Investment Trusts. In most cases, multiple carriers will access a single property. Our management contracts are generally for a period of three to five years, and contain renewal periods unless terminated by either party before renewal or upon an uncured default. Under these contracts, we are engaged as the exclusive site manager for rooftop management. In most cases, we are also engaged as the exclusive manager for riser and telecommunications access management. As the site manager, we are responsible for marketing the properties as part of our portfolio of potential telecommunications sites, reviewing existing license agreements, negotiating new license agreements, managing and enforcing those agreements, supervising installation of equipment by carriers to ensure, among other things, non-interference with other users, as well as site billing, collections and contract administration. For these services, we receive a percentage of occupancy fees, which is higher for the new carriers we add than for existing carriers. Upon any termination of a contract, unless due to our default, we are entitled to continue to receive our percentage with respect to carriers added during the term of our management agreement for so long as they remain tenants.

     NETWORK DESIGN AND DEPLOYMENT SERVICES

     We are a leading provider of design and deployment services for wireless networks. These services include architectural and engineering design, tower construction, line and antenna installation and site acquisition services. We offer these services individually and as an integrated package. We believe that we have a competitive advantage in our ability to provide comprehensive network development services by eliminating our customers' need to seek services from different providers.

     In providing these network design and deployment services, we have developed the capability to effectively manage multiple site acquisition and tower development projects in various locations at the same time. Where appropriate, we supplement our in-house expertise with a pre-qualified pool of local contractors and advisors. In addition, we have developed detailed and standardized site acquisition and construction specifications and procedures that allow us to rapidly construct tower networks. Wireless carriers require aggressive network build-out schedules, and uniform procedures and specifications allow for reduced employee training time, improved vendor performance and quicker identification of potential tower sites.

     Architectural and Engineering Design. Our architecture and engineering team manages a complex array of electrical, structural and architectural elements while interfacing with our clients and construction crews to ensure that site-specific objectives are reflected in construction documents. Our structural engineering and design abilities enable us to construct towers that have maximum antenna site capacity based on the physical features of the land on which the tower is constructed and the demand in the market in which the tower is located. We seek to design aesthetically acceptable sites and construct towers with minimal environmental impact. Our custom structure design abilities combined with our engineering skills also allow us to build towers in geographically difficult locations at competitive prices. We believe that this specialty service will enable us to compete effectively in regions in which other companies are not able to participate on a cost-efficient basis.

     Tower Construction. Our engineering, general contracting, electrical, structural steel and other specialty licenses allow us to perform services required to design, develop and construct communications towers. Our ability to perform civil and electrical engineering as well as tower construction enables us to expedite and simplify this phase of development by minimizing the need to subcontract.

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     During tower construction, a project team of five to seven people is dispatched to the site. A temporary field office is established at the site. The project team is typically composed of our permanent employees, but may be supplemented with local hires.

     We use our information technology abilities to create construction models, development budgets, critical path schedules and status reports covering schedules and costs throughout the course of a project. Our civil engineering capability allows us to prepare the construction site by leveling the land, removing vegetation and installing access roads as needed. Based on the results of soil tests that we conduct at each site, we design and build the tower foundation. After the foundation is in place, we erect the tower. We utilize our structural engineering capability by constructing a tower designed for maximum antenna capacity.

     Line and Antenna Installation. After erecting the tower and placing the equipment shelter, we install the antennae and feed lines, including the sweep, test and orientation. Depending on the project, electricity is installed either during the erection process to conform with the FAA lighting requirements or after the tower has been constructed. Our technical crews are regularly trained in cellular, microwave, fiber optic and direct current power plant system installation and testing methods. We are also a leader in designing and implementing in-building wireless systems, as well as a broad range of cellular and personal communications services repeater systems. Our test equipment and dedicated radio frequency testing teams allow us to monitor and maintain system integrity and quality control.

     We also offer the ability to construct the switch facility that controls an antenna's communications with other communications sites. Although switch construction is not performed at every project site, it is an additional specialty service we provide.

     After constructing the tower, placing the equipment shelter and completing the antenna work, we install grounding lines and protective fencing around the site. We then perform final grounding and landscaping as necessary to complete the project.

     Site Acquisition Services. We offer a full range of site acquisition services, including network pre-design, communication site selection, communication site acquisition and local zoning and permitting. We offer these services through local contractors who have knowledge and expertise in the specific geographic area.

     BROADCAST TOWER DEVELOPMENT AND LEASING

     We are a leading provider of broadcast tower analysis, design, fabrication, installation, and technical services. We have over 50 years of experience in the broadcast tower industry and have worked on the development of more than 700 broadcast towers, which we believe represent approximately 50% of the existing broadcast tower infrastructure in the United States. Our broadcast tower group extends our core business of outsourced wireless antenna sites to broadcast towers. We intend to capitalize on our broadcast tower development expertise to create tower ownership and leasing opportunities.

     In November 1999, Congress passed the Community Broadcasters Protection Act of 1999, which directs the FCC to offer a new Class A status to qualifying low power television stations. To qualify, Class A low power television stations, which were required to notify the FCC of their eligibility by January 28, 2000, will have to meet certain programming and operational criteria. Under the statute, Class A low power television stations will not be protected from interference from digital television stations proposing to maximize their DTV service, provided the digital television stations notified the FCC of their intent to maximize facilities no later than December 31, 1999, and the digital television stations submit a maximization application by May 1, 2000. The FCC has adopted rules to govern the new service. The new rules specify protection criteria to be applied in evaluating Class A low power television station operations vis-a-vis full power and other low power television stations. Class A stations are required to protect existing analog stations and the facilities proposed in full power analog applications that had completed all processing short of grant by November 29, 1999. The decision adopting the new rules also clarified that DTV maximization applications filed by May 1, 2000 may include both power and antenna height

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increases above the allotted parameters and changes that extend DTV service areas beyond the legislated analog service areas. DTV stations may submit maximization applications after May 1, 2000, but they will be required to protect Class A stations. The new rules limit the filing of Class A applications to a single, one-time-only window which is expected to open for six months beginning in mid to late May 2000.

     In 1996, the FCC mandated the conversion of analog television signals to digital. The mandate specifies that by May 1, 2003, each television station in the United States must complete construction of new digital broadcasting facilities and, beginning April 21, 2003, must be simulcasting at least 50% of its programming on both its analog and digital facilities. This conversion creates significant potential demand for co-location on broadcast towers.

     Broadcast towers require a high level of technical design and erection expertise, as they reach heights of up to 2,000 feet. Broadcast towers support extremely powerful television and FM radio signals over entire metropolitan areas. The existing domestic broadcast tower infrastructure was generally developed to accommodate individual broadcast signals. This broadcast tower infrastructure was built primarily in the 1940's and 1950's. Today, it is considered to be at capacity and somewhat antiquated. The FCC mandate creates significant infrastructure deployment requirements and burdens for the broadcast community in the United States. In addition, the engineering and construction expertise for broadcast towers is limited to a relatively small number of fabrication and construction companies that specialize in broadcast towers.

     Recognizing this opportunity to capitalize on the broadcast infrastructure tower development and leasing requirement, we have developed a strategic plan that is designed to position us as the leading tower resource in the broadcast sector. We have identified the critical core competencies necessary to fulfill broadcast industry requirements. We offer broadcast tower engineering, fabrication and erection services. In addition, we have original tower design specifications and considerable tower modification historical information on approximately 50% of the existing broadcast tower infrastructure. We believe that this intellectual property positions us as one of broadcasters' first points of contact for any broadcast tower project.

CUSTOMERS

     Our primary customer currently is Nextel. On a pro forma basis after giving effect to the Nextel acquisition, the Westower merger and certain other transactions described under "Unaudited Pro Forma Financial Data," Nextel represented approximately 29% of our revenues for the year ended December 31, 1999.

     Nextel provides a wide array of digital wireless communications services throughout the United States. Nextel offers a differentiated, integrated package of digital wireless communications services under the Nextel brand name, primarily to business users. Nextel's digital mobile network constitutes one of the largest integrated wireless communications systems utilizing a single transmission technology in the United States. Nextel has significant specialized mobile radio spectrum holdings in and around every major business population center in the country, including all of the top 50 metropolitan statistical areas in the United States. Nextel files periodic reports and other information with the SEC. For more information about Nextel, you should read Nextel's SEC filings. However, we are not incorporating any of Nextel's SEC filings by reference into this document.

     In addition, our customers also include several of the largest wireless service providers in the United States, including AT&T Wireless and Sprint PCS. We also have provided services to enhanced specialized mobile radio, specialized mobile radio and cellular wireless providers. For the year ended December 31, 1997, Powertel, Sprint PCS, GTE Mobility, Intercel and Horizon accounted for 38.9%, 18.8%, 14.7%, 13.0% and 11.2%, respectively, of our revenues. For the year ended December 31, 1998, Powertel and Tritel accounted for 46.6% and 24.3%, respectively, of our revenues. For the year ended December 31, 1999, Nextel accounted for 35.0% of our revenues. During this period, no other customer accounted for more than 10% of SpectraSite's revenues.

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SALES AND MARKETING

     We believe that our ability to satisfy a wide range of our customer's network deployment requirements will make us a preferred provider of all outsourced antennae site and network services. Our sales and marketing goals are to:

     - use existing relationships and develop new relationships with wireless service providers to lease antenna space on our owned and managed communication sites; and

     - form affiliations with select communications system vendors who utilize end-to-end services, including those provided by SpectraSite, which will enable us to market our services and products through additional channels of distribution.

     Historically, we have capitalized on the strength of our experience, performance and relationships with wireless service providers to obtain build-to-suit projects, and we intend to continue to emphasize our capability in these areas in selling our broad range of services.

     Maintaining and cultivating relationships with wireless service providers is a main focus of senior management. In addition, we have a dedicated group of representatives focused on sales efforts and establishing relationships with wireless service providers. The representatives are assigned specific accounts based on historical experience with a provider and the quality of the relationship between the SpectraSite representative and such provider. Most wireless service providers have national corporate headquarters with regional offices. We believe that most decisions for site acquisition and site leasing services are made by providers at the regional level with input from their corporate headquarters. Our sales representatives work with provider representatives at the local level and, when appropriate, at the national level. Our sales staff compensation is heavily weighted to incentive-based goals and measurements. In addition to our dedicated marketing and sales staff, we rely upon our executive and operations personnel at the national and field office levels to identify sales opportunities within existing customer accounts, as well as acquisition opportunities.

COMPETITION

     Our principal competitors include American Tower Corporation, Crown Castle International Corp., Pinnacle Holdings Inc. and SBA Communications Corporation.

     Towers are not the only kind of platform for radio transmitters. The FCC has authorized numerous entities and is considering applications from many others to provide fixed and mobile satellite services using various frequency bands in a manner that may compete with terrestrial service providers. Iridium LLC, for example, had commenced space-borne provision of mobile satellite service, but had to suspend service while in bankruptcy proceedings. Teledesic plans to provide high-speed fixed satellite data services through low-earth-orbit satellites. In 1997, the FCC allocated one gigahertz of spectrum in the 47 GHz band for any use consistent with the spectrum allocation table. The FCC has decided to auction this spectrum in 200 MHz blocks for the provision of communications services. It is unclear whether these new technologies will be commercially feasible, and to what extent they will offer significant competitive alternatives to terrestrial structures.

EMPLOYEES

     As of December 31, 1999, SpectraSite had 1,198 employees, none of whom are represented by a collective bargaining agreement. We consider our employee relations to be good. Due to the nature of the site construction business, we may experience increases and decreases in employees as site construction contracts are entered into or completed.

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INTERNATIONAL

     Our primary focus is on operations in the United States and Canada. However, we have established an office in the United Kingdom to evaluate possible international opportunities and pursue opportunities we consider attractive.

REGULATORY AND ENVIRONMENTAL MATTERS

     FEDERAL REGULATIONS

     Both the FCC and the FAA regulate towers used for wireless communications transmitters and receivers. Such regulations control the siting, marking and lighting of towers and may, depending on the characteristics of particular towers, require registration of tower facilities. Wireless communications antennae operating on towers are separately regulated and independently licensed by the FCC based upon the particular frequency being used and the service being provided. In addition to these regulations, SpectraSite must comply with certain environmental laws and regulations.

     Under the requirements of the Communications Act of 1934, as amended, the FCC, in conjunction with the FAA, has developed standards to consider proposals for new or modified antennae structures. These standards mandate that the FCC and the FAA consider the height of the proposed antenna structure, the relationship of the structure to existing natural or man-made obstructions and the proximity of the structure to runways and airports. Proposals to construct or modify existing structures above certain heights or within certain proximity to airports are reviewed by the FAA to ensure they will not present a hazard to aviation. The FAA may condition its issuance of no-hazard determinations upon compliance with specified lighting and marking requirements. The FCC will not license the operation of wireless telecommunications antennae on towers unless the tower has been registered with the FCC or a determination has been made that such registration is not necessary. The FCC will not register a tower unless it has received all necessary clearances from the FAA. The FCC also enforces special lighting and painting requirements. Owners of towers on which wireless communications antennae are located have an obligation to maintain painting and lighting to conform to FCC standards. Tower owners may also bear the responsibility of notifying the FAA of any tower lighting failures. SpectraSite generally indemnifies its customers against any failure to comply with applicable regulatory standards. Failure to comply with the applicable requirements may lead to civil penalties and tort liability.

     In 1995, the FCC adopted regulations making the owners of towers, rather than communications licensees, primarily responsible for compliance with antenna structure painting and lighting requirements. These rule changes are based on statutory amendments adopted by Congress in 1992 extending regulatory jurisdiction to tower owners. Communications licensees are now secondarily responsible for tower maintenance if the tower owners are unwilling or unable to perform those duties. Currently, these requirements apply to antenna structures that are more than 200 feet in height, or that may interfere with the approach or departure space of a nearby airport runway.

     The regulatory requirements adopted in 1995 required tower owners, like SpectraSite, to register existing structures by state, in accordance with filing windows, over a two-year period between July 1, 1996 and June 30, 1998. Historically, tower locations were determined using area maps. The FCC has recognized that, with the proliferation of inexpensive, satellite-based locating devices, such as Global Positioning System receivers, structures can now be easily located with a higher degree of accuracy. Accordingly, the FCC has told owners who determined that tower registration information conflicted with previously issued licenses for antennae on their towers to register their structures using the new data and to seek new FAA determinations of no hazard as necessary under the FAA's rules. The FCC also has instructed licensees or permittees who discovered that the coordinates on their authorizations differed from those determined by more accurate means to submit corrective construction permit applications. In February 1999, the FCC's Wireless Telecommunications Bureau announced a new policy under which defective applications for wireless authorizations and antenna structure registrations will be summarily dismissed, without giving the applicants an opportunity to amend but requiring them to correct and retender their applications. As part of the new policy, the Bureau said that effective May 1, 1999, it will

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return and not process tower registration applications including data that do not agree with information listed on previously issued FAA determinations. The FCC also announced that applications for FCC communications authorizations would be dismissed if a tower registration number is not listed on the FCC application. Although the FCC initially said the rule affecting communications applications would apply beginning May 1, 1999, for applicants proposing antennae on existing structures, and July 1, 1999, for applicants proposing to utilize new towers, the FCC in late April 1999 extended these deadlines. For services, such as cellular, paging, and personal communications services, which have already had their records converted to the FCC's new Uniform Licensing System database, the new tougher dismissal rule applied effective July 1, 1999. For other communications services that have not yet been converted to the Uniform Licensing System, the FCC said the new processing rules would go into effect six months after each service's incorporation into the Uniform Licensing System. This new policy means that for towers to be of use to FCC applicants, it will be necessary for tower owners to notify the FAA and obtain FCC tower registrations well in advance of the date tenants will be filing FCC applications.

     In December 1998, the FCC announced an audit of existing antenna structures revealed that over one quarter of the audited structures had not been registered as required by the FCC's rules. In light of this finding and several reported near misses of towers by aircraft, the FCC in January 1999 announced a no-tolerance policy, requiring all owners of existing unregistered structures to register them immediately or face monetary forfeitures or civil fines. SpectraSite has been working to review the registration of the towers it has acquired and to confirm the accuracy of the information submitted to the FAA and the FCC by the prior owners.

     The Telecommunications Act of 1996 amended the Communications Act of 1934 by limiting state and local zoning authorities' jurisdiction over the construction, modification and placement of wireless communications towers. The new law preserves local zoning authority but prohibits any action that would discriminate between different providers of wireless services or ban altogether the construction, modification or placement of communications towers. The 1996 Telecom Act also requires the federal government to help licensees for wireless communications services gain access to preferred sites for their facilities. This may require that federal agencies and departments work directly with licensees to make federal property available for tower facilities.

     STATE AND LOCAL REGULATIONS

     Most states regulate certain aspects of real estate acquisition and leasing activities. Where required, SpectraSite outsources site acquisition to licensed real estate brokers or agents. Local regulations include city and other local ordinances, zoning restrictions and restrictive covenants imposed by community developers. These regulations vary greatly, but typically require tower owners to obtain approval from local officials or community standards organizations prior to tower construction. Local zoning authorities generally have been hostile to construction of new transmission towers in their communities because of the height and visibility of the towers. Companies owning or seeking to build towers have encountered an array of obstacles arising from state and local regulation of tower site construction, including environmental assessments, fall radius assessments, marketing/lighting requirements, and concerns with interference to other electronic devices. The delays resulting from the administration of such restrictions can last for several months, and when appeals are involved, can take several years.

     ENVIRONMENTAL REGULATIONS

     Owners and operators of communications towers are subject to, and, therefore, must comply with environmental laws. The FCC's decision to register a proposed tower may be subject to environmental review under the National Environmental Policy Act of 1969, which requires federal agencies to evaluate the environmental impacts of their decisions under certain circumstances. The FCC has issued regulations implementing the National Environmental Policy Act. These regulations place responsibility on each applicant to investigate any potential environmental effects of operations and to disclose any significant effects on the environment in an environmental assessment prior to constructing a tower. In the event the FCC determines the proposed tower would have a significant environmental impact based on the standards the FCC has developed, the FCC would be required to prepare an environmental impact statement. This process could significantly delay the registration of a particular tower. In addition, we are subject to environmental laws which may require investigation and clean-up of any contamination at facilities we own or operate or at third-party waste disposal sites. These laws could impose liability even if we did not know of, or were not responsible for, the contamination. Although we believe that we currently have no material liability under applicable environmental laws, the costs of complying with existing or future environmental laws, investigating and remediating any contaminated real property and resolving any related liability could have a material adverse effect on our business, financial condition or results of operations.

PROPERTIES

     SpectraSite is headquartered in Cary, North Carolina, where it currently leases 62,136 square feet of space. We have established regional offices in the Atlanta, Chicago and San Francisco areas. We open and close project offices from time to time in connection with our network design and development services, which offices are generally leased for periods not exceeding 18 months.

     We own a broadcast tower manufacturing facility located in Pine Forge, Pennsylvania. We also own five acres of land in Surrey, British Columbia, Canada, on which a 10,000 square foot wireless tower fabrication, assembly and storage facility and a 5,000 square foot office building are located; four acres of land near Montreal, Quebec, Canada, on which a 7,000 square foot facility is located; a one acre lot in Houston, Texas, on which approximately 2,500 square feet of office space and 5,000 square feet of warehouse space are located; 8.6 acres of land in Visalia, California, on which a 57,000 square foot broadcast tower manufacturing facility is located; and 0.4 acres of land in Tucson, Arizona, on which a 6,250 square foot office building is located. We also lease office space in the following locations:

     - Phoenix and Tucson, Arizona;

     - Little Rock, Arkansas;

     - Burbank, Los Angeles, Newport Beach, Sacramento and San Jose, California;

     - Ft. Lauderdale, Palm Beach Gardens, Tampa and Orlando, Florida;

     - Ridgeland, Mississippi;

     - Las Vegas, Nevada;

     - Syracuse, New York;

     - Charlotte and Greensboro, North Carolina;

     - Columbus, Ohio;

     - Portland and Roseburg, Oregon;

     - Conshohocken, Forty Fort and Upper Gwynedd Township, Pennsylvania;

     - Austin, Dallas and Houston, Texas;

     - Redmond and Seattle, Washington; and

     - Alberta, Nova Scotia and Ontario, Canada.

     Our interests in communications sites are comprised of a variety of fee interests, leasehold interests created by long-term lease agreements, private easements, easements and licenses or rights-of-way granted by government entities. In rural areas, a communications site typically consists of a three-to-five acre tract which supports towers, equipment shelters and guy wires to stabilize the structure. Less than 2,500 square feet are required for a self-supporting tower structure of the kind typically used in metropolitan areas. Land leases generally have an initial term of five years, with five additional five-year renewal periods. You should read "--Products and Services--Wireless Tower Ownership and Leasing" for a list of the locations of our owned towers.

LEGAL PROCEEDINGS

     From time to time, SpectraSite is involved in various legal proceedings relating to claims arising in the ordinary course of business. We are not currently a party to any such legal proceeding, the adverse outcome of which, individually or in the aggregate, is expected to have a material adverse effect on our business, financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers, directors and key employees of SpectraSite are as follows:

                NAME                    AGE                          POSITION
                ----                    ---   ------------------------------------------------------
Stephen H. Clark.....................   55    President and Chief Executive Officer and a Director
Timothy G. Biltz.....................   41    Chief Operating Officer
David P. Tomick......................   48    Executive Vice President, Chief Financial Officer and
                                              Secretary
Richard J. Byrne.....................   42    Executive Vice President--Business Development
Calvin J. Payne......................   47    Executive Vice President--Design and Construction and
                                              a Director
Terry L. Armant......................   51    Senior Vice President--Operations
John H. Lynch........................   42    Vice President, General Counsel
Daniel I. Hunt.......................   35    Vice President--Finance and Administration
Steven C. Lilly......................   30    Vice President and Treasurer
Douglas A. Standley..................   42    Vice President--Broadcast Group
Alexander L. Gellman.................   39    Vice President--Site Management Group
Lawrence B. Sorrel...................   41    Chairman of the Board
Timothy M. Donahue...................   51    Director
Andrew R. Heyer......................   42    Director
James R. Matthews....................   33    Director
Thomas E. McInerney..................   58    Director
Michael J. Price.....................   42    Director
Rudolph E. Rupert....................   34    Director
Steven M. Shindler...................   37    Director
Michael R. Stone.....................   37    Director

     Stephen H. Clark is President and Chief Executive Officer of SpectraSite and a director of Holdings. He has been a director of SpectraSite since its formation in May 1997. Mr. Clark has 22 years of general management experience in high growth, start-up companies in the communications, technology and manufacturing sectors. In 1994, he co-founded PCX Corporation, a manufacturer of electrical distribution systems. Prior to starting PCX, Mr. Clark co-founded and served as Chairman and President of Margaux, a supplier of building automation systems. Prior to starting Margaux, he worked at several technology based, start-up companies. Mr. Clark has a B.A. in physics and an M.B.A. from the University of Colorado.

     Timothy G. Biltz is Chief Operating Officer. Prior to joining SpectraSite in August 1999, Mr. Biltz spent 10 years at Vanguard Cellular Systems, Inc., most recently as Executive Vice President and Chief Operating Officer. He joined Vanguard in 1989 as Vice President of Marketing and Operations and was Executive Vice President and President of U.S. Wireless Operations from November 1996 until May 1998 when he became Chief Operating Officer. Mr. Biltz was instrumental in Vanguard's development from an initial start-up to an enterprise with over 800,000 subscribers.

     David P. Tomick is Executive Vice President, Chief Financial Officer and Secretary. Mr. Tomick has extensive experience raising capital in both private and public markets for high growth companies in the telecommunications industry. From 1994 to 1997, Mr. Tomick was Chief Financial Officer of Masada Security, Inc., a company engaged in the security monitoring business. From 1988 to 1994, he was Vice President--Finance of Falcon Cable TV, a multiple system operator of cable television systems, where he was responsible for debt management, mergers and acquisitions, equity origination and investor relations. Prior to 1988, he managed a team of corporate finance professionals focusing on the communications industry for The First National Bank of Chicago. Mr. Tomick holds a Master of Management degree from the Kellogg Graduate School of Management at Northwestern University.

     Richard J. Byrne is Executive Vice President--Business Development. Prior to joining SpectraSite in April 1999, Mr. Byrne served as the Director of Business Development for Nextel. He had primary responsibility for the tower sale/lease-back and build-to-suit commitment. In addition, Mr. Byrne was responsible for all carrier-to-carrier co-location agreements. Before joining Nextel in 1997, Mr. Byrne held positions of increasing responsibility in the System Development Group of AT&T Wireless Services. Prior to entering the wireless communications industry, Mr. Byrne spent 15 years in the real-estate industry. His work centered on property management, ownership and brokerage of investment properties.

     Calvin J. Payne is Executive Vice President--Design and Construction of SpectraSite and a director of Holdings. Mr. Payne was Co-founder, Chairman of the Board and Chief Executive Officer of Westower and had been a director of Westower or its predecessor since 1990. Prior to founding Westower, Mr. Payne acquired experience in all aspects of the construction of steel communications towers. Mr. Payne, an award-winning tower designer, has engineered over 600 towers. Mr. Payne is a graduate of the University of British Columbia and the University of Western Australia.

     Terry L. Armant is Senior Vice President--Operations. Prior to joining SpectraSite in August 1998, Mr. Armant was Director--System Implementation at AT&T Wireless Services. In this position, he was responsible for site acquisition, construction, equipment installation and site management for the Northeast region. Mr. Armant oversaw eight departments and a staff of over 115.

     John H. Lynch is Vice President, General Counsel. Prior to joining SpectraSite in August 1999, Mr. Lynch served as General Counsel for Qualex Inc., the wholly-owned photofinishing subsidiary of Eastman Kodak Company. Before joining Qualex in 1989, Mr. Lynch practiced corporate and real estate law in the Atlanta, Georgia offices of Wildman, Harrold, Allen, Dixon and Branch. Mr. Lynch holds a B.A. in Economics and English from Ohio Wesleyan University, an M.B.A. from Ohio State University, and a J.D. from Ohio State University.

     Daniel I. Hunt is Vice President--Finance and Administration. Prior to joining SpectraSite in April 1999, Mr. Hunt served as Director of Accounting and Financial Reporting at Wavetek Wandel & Goltermann, Inc., a developer and manufacturer of communications test equipment based in North Carolina and Eningen, Germany. Previously, Mr. Hunt was Controller for Wandel & Goltermann Technologies, Inc. Before joining Wandel & Goltermann, Mr. Hunt worked in the audit and business consulting practice of Arthur Andersen. Mr. Hunt is a certified public accountant and a graduate of Wake Forest University.

     Steven C. Lilly is Vice President and Treasurer. Prior to joining SpectraSite in July 1999, Mr. Lilly served as a Vice President in First Union Corporation's loan syndications group where he was primarily responsible for structuring and negotiating transactions for emerging telecommunications companies, including wireless service providers, competitive local exchange carriers and tower companies.

     Douglas A. Standley is Vice President of SpectraSite's Broadcast Group. Prior to joining SpectraSite in December 1999, Mr. Standley was President of Stainless, Inc. From 1997 to 1999, Mr. Standley was the Chief Executive Officer and President of FWT, Inc., a provider of wireless infrastructure products, and from 1995 to 1997, he was a director of Synergetics, Inc., a boutique international management consulting firm. Mr. Standley holds a B.A. in Business Administration from California State University and is completing a Presidential Key Executive M.B.A. through Pepperdine University.

     Alexander L. Gellman is Vice President of SpectraSite's Site Management Group. Prior to joining SpectraSite in January 2000, Mr. Gellman was Chief Executive Officer of Apex, which he co-founded in March 1995. Prior to founding Apex, Mr. Gellman co-founded Horizon Cellular Group, where he most recently served as Vice President of Development. Mr. Gellman has founded and developed several other telecommunications-related start-up companies. Mr. Gellman holds an M.B.A. in Finance and Accounting from The Wharton School of the University of Pennsylvania and a B.A. in Biology from Tufts University.

     Lawrence B. Sorrel has been Chairman of the Board of Holdings since April 1999. Mr. Sorrel joined Welsh, Carson, Anderson & Stowe in 1998 and is a managing member or general partner of the respective sole general partners of WCAS VIII and other associated investment partnerships. Prior to joining Welsh, Carson, Mr. Sorrel spent 12 years at Morgan Stanley, where he was a Managing Director and senior executive in Morgan Stanley's private equity group, Morgan Stanley Capital Partners. Mr. Sorrel is a director of Select Medical Corp., Emmis Communications, Westminster Healthcare Ltd, Valor Telecommunications, LLC and Winstar Communications, Inc.

     Timothy M. Donahue has been a director of Holdings since April 1999. Mr. Donahue has served as Chief Executive Officer of Nextel since July 15, 1999, and as a director of Nextel since May 1996. Prior to being named Chief Executive Officer, Mr. Donahue served as President, and on February 29, 1996, he was elected to the additional position of Chief Operating Officer of Nextel. From 1986 to January 1996, Mr. Donahue held various senior management positions with AT&T Wireless Services, Inc., including Regional President for the Northeast. Mr. Donahue serves as a director of Nextel International.

     Andrew R. Heyer has been a director of Holdings since April 1999. Mr. Heyer is a Managing Director at CIBC World Markets Corp., where he serves as co-head of The High Yield Group. Prior to joining CIBC World Markets, Mr. Heyer was founder and Managing Director of the Argosy Group L.P., which was acquired by CIBC World Markets in 1995. Mr. Heyer is also Chairman of the Board of Directors of the Hain Food Group, and is a director of Niagara Corporation, Hayes Lemmerz International, Inc., Lancer Industries, Fairfield Manufacturing Company and Millenium Digital Media Holdings, Inc.

     James R. Matthews has been a director of Holdings since August 1998. Mr. Matthews has been employed by J. H. Whitney & Co. since 1994 and serves as a General Partner. Previously, he was with Gleacher & Co. Inc. and Salomon Brothers Inc. Mr. Matthews is a director of ClearSource, Inc. and NewPath Holdings, Inc.

     Thomas E. McInerney has been a director of Holdings since April 1999. Mr. McInerney joined Welsh, Carson, Anderson & Stowe in 1986 and is a managing member or general partner of the respective sole general partners of WCAS VIII and other associated investment partnerships. Formerly, he co-founded and served as President and Chief Executive Officer of Dama Telecommunications Corp., a telecommunications services company. Earlier, he was Group Vice President--Financial Services at ADP and Senior Vice President-- Operations at the American Stock Exchange. Mr. McInerney is a director of, among others, Centennial Cellular Corp., Control Data Systems, Bridge Information Systems, The BISYS Group, The Cerplex Group, Attachmate Corp., Global Knowledge Network and Valor Telecommunications, LLC.

     Michael J. Price has been a director of Holdings since April 1999. Mr. Price is Co-Chief Executive Officer of FirstMark Communications International LLC, a broadband wireless telecommunications company. Prior to that, he worked at Lazard Freres & Co. LLC, starting in 1987, serving first as a Vice President and then as a Managing Director, where he led their global technology and telecommunications practice.

     Rudolph E. Rupert has been a director of Holdings since April 1999. Mr. Rupert joined Welsh, Carson, Anderson & Stowe in 1997 and is a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson, & Stowe VIII and other associated investment partnerships. Previously he was at General Atlantic Partners and Lazard Freres. Mr. Rupert is a director of Centennial Cellular and Control Data Systems, Inc.

     Steven M. Shindler has been a director of Holdings since April 1999. Mr. Shindler joined Nextel in May 1996 and serves as Executive Vice President and Chief Financial Officer. Between 1987 and 1996, Mr. Shindler was an officer with Toronto Dominion Bank, where most recently he was a Managing Director in its Communications Finance Group. Mr. Shindler serves as a director of Nextel International.

     Michael R. Stone has been a director of Holdings since its formation in May 1997. Mr. Stone has been employed by J. H. Whitney & Co. since 1989 and serves as a General Partner. Previously, he was with Bain & Company. Mr. Stone is a director of TBM Holdings, Inc., Scirex Corporation, MedSource Technologies, Inc. and Physicians Surgical Care, Inc.

BOARD OF DIRECTORS

     Each member of the board of directors holds office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. For information regarding certain voting arrangements with respect to the board of directors, see "Certain Transactions--Stockholders' Agreement."

COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors has formed the following committees:

     - Executive Committee;

     - Audit Committee; and

     - Compensation Committee.

     EXECUTIVE COMMITTEE. The members of the executive committee are Stephen Clark, Andrew Heyer, Thomas McInerney, Steven Shindler, Lawrence Sorrel and Michael Stone. The principal functions of the executive committee include exercising the powers of the board of directors during intervals between board meetings and acting as an advisory body to the board of directors by reviewing various matters prior to their submission to the board.

     AUDIT COMMITTEE. The members of the audit committee are James Matthews, Michael Price and Lawrence Sorrel. The audit committee performs the following functions:

     - approves the selection of independent auditors for SpectraSite;

     - reviews the scope and results of the annual audit;

     - approves the services to be performed by the independent auditors;

     - reviews the independence of the auditors;

     - reviews the adequacy of the system of internal accounting controls;

     - reviews the scope and results of internal auditing procedures; and

     - reviews related party transactions.

     COMPENSATION COMMITTEE. The members of the compensation committee are Timothy Donahue, Thomas McInerney, Lawrence Sorrel and Michael Stone. The compensation committee performs the following functions:

     - adopts and oversees the administration of compensation plans for executive officers and senior management of SpectraSite;

     - determines awards granted to executive officers under such plans;

     - approves the Chief Executive Officer's compensation; and

     - reviews the reasonableness of such compensation.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation paid by or incurred on behalf of SpectraSite to its Chief Executive Officer and four other most highly compensated executive officers for the years ended December 31, 1997, 1998 and 1999. Amounts shown for 1997 include compensation paid by Holdings to the named executive officers from April 25, 1997, the date of Holdings' inception, through December 31, 1997.

                                                                           LONG TERM
                                                                      COMPENSATION AWARDS
                                                                    -----------------------
                                                                                 NUMBER OF
                                    ANNUAL COMPENSATION                          SECURITIES
                          ---------------------------------------                UNDERLYING       ALL OTHER
        NAME AND                                          OTHER     RESTRICTED    OPTIONS/     COMPENSATION($)
   PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)   ANNUAL($)    STOCK($)     SARS(#)            (e)
   ------------------     ----   ---------   --------   ---------   ----------   ----------   ------------------
Stephen H. Clark........  1999    219,006    150,000          --          --      775,000            2,535
  Chief Executive
    Officer               1998    168,000     68,000          --          --      300,000            2,400
                          1997    107,046         --          --          --      425,000               --
David P. Tomick.........  1999    187,921     77,360          --          --      225,000            2,442
  Chief Financial
    Officer               1998    140,000     56,000          --          --       50,000            2,178
                          1997     64,029         --          --          --      225,000               --
Terry L. Armant(a)......  1999    148,025     51,845          --          --       25,000            2,316
                          1998     55,192     68,150          --          --      125,000               --
  Senior Vice
    President-Operations
Richard J. Byrne(b).....  1999    103,205     70,613     138,613     224,500(d)   200,000           22,172
  Executive Vice
    President-Business
    Development
Timothy G. Biltz(c).....  1999     89,000     50,000      17,609          --      400,000           32,064
  Chief Operating
  Officer

---------------

(a) Mr. Armant joined SpectraSite in August 1998.
(b) Mr. Byrne joined SpectraSite in April 1999.
(c) Mr. Biltz joined SpectraSite in August 1999.
(d) Mr. Byrne received 50,000 shares of restricted common stock in April 1999 in connection with his employment by SpectraSite, and he is entitled to dividends, if any, paid on his restricted stock. As of December 31, 1999, Mr. Byrne held 50,000 shares of restricted common stock with a fair market value of $544,000. No other named executive officer holds shares of restricted stock.
(e) Amounts reported for 1999 include SpectraSite's contribution under its 401(k) plan of $2,535, $2,442, $2,316 and $707 for Messrs. Clark, Tomick,
    Armant and Byrne, respectively, and relocation allowances of $21,465 and $32,064 for Messrs. Byrne and Biltz, respectively.

     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     All options become exercisable immediately upon a change in control. Unless a particular option grant provides otherwise, a change in control occurs upon a merger, consolidation, reorganization or any transaction in which all or substantially all of Holdings' assets are sold, leased or transferred. However, a transaction in which the holders of Holdings' capital stock immediately prior to the transaction continue to hold at least a majority of the voting power of the surviving corporation does not constitute a change in control, and no options become exercisable upon a change in control as to which a performance milestone has not been achieved as of the date of the change in control. Holders of options at the time of the Nextel tower acquisition in April 1999 agreed that the acquisition and related financing transactions did not constitute a change of control under their options.

     The present value of the options granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0.0%, volatility of 0.7, risk-free interest rate of 5.0% and expected option lives of seven years.

                           NUMBER OF      % OF TOTAL
                           SECURITIES    OPTIONS/SARS
                           UNDERLYING     GRANTED TO      EXERCISE                  GRANT DATE
                          OPTIONS/SARS    EMPLOYEES        PRICE       EXPIRATION    PRESENT
          NAME             GRANTED(#)      IN 1999      PER SHARE($)      DATE       VALUE($)
          ----            ------------   ------------   ------------   ----------   ----------
Stephen H. Clark........    775,000           29            5.00         4/20/99    2,187,825
David P. Tomick.........    225,000            8            5.00         4/20/99      635,175
Terry L. Armant.........     25,000            1            5.00         4/20/99       70,575
Richard J. Byrne........    200,000            7            5.00         4/20/99      564,600
Timothy G. Biltz........    300,000           11            5.00         8/31/99    1,764,270
                            100,000            4            9.26        11/23/99      598,370

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTION/SAR VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                        NUMBER OF                            OPTIONS                IN-THE-MONEY OPTIONS
                         SHARES                      AT DECEMBER 31, 1999(#)       AT DECEMBER 31, 1999($)
                       ACQUIRED ON      VALUE      ---------------------------   ---------------------------
        NAME           EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           -----------   -----------   -----------   -------------   -----------   -------------
Stephen H. Clark.....         --            --       212,500       1,287,500      1,697,875      8,318,875
David P. Tomick......    112,500       535,500             0         387,500              0      2,565,875
Terry L. Armant......         --            --        31,250         118,750        249,688        896,063
Richard J. Byrne.....         --            --             0         200,000              0      1,176,000
Timothy G. Biltz.....         --            --             0         400,000              0      1,926,000

EMPLOYMENT AGREEMENTS

     SpectraSite has entered into employment agreements with each of Messrs. Clark, Tomick and Byrne effective April 20, 1999. The initial term of the employment agreements is five years. In 2000, the annual salaries for Messrs. Clark, Tomick and Byrne are $325,000, $220,000 and $175,000, respectively, and they are eligible to receive annual bonuses determined at the discretion of the board of directors. Mr. Byrne also received a $40,000 bonus in connection with his relocation to Cary, North Carolina. If their employment is terminated as a result of their death, disability, or termination without cause Messrs. Clark, Tomick and Byrne will be entitled to receive continued salary, bonus and health benefits for a period of 24 months.

     Under the employment agreements, Messrs. Clark, Tomick and Byrne were granted incentive stock options to purchase 775,000, 225,000 and 200,000 shares of common stock, respectively. The exercise price for the options will be $5.00. Twenty percent of the stock options will become exercisable each year over the five-year employment period. If SpectraSite terminates the employment of Mr. Byrne without cause, or if he dies or becomes disabled, then his stock options shall be fully exercisable. If SpectraSite terminates the employment of Mr. Clark or Mr. Tomick without cause, or if either of them dies or becomes disabled, then the stock options that they held prior to entering into the employment agreement, but not those granted under the employment agreement, shall be fully exercisable.

     Messrs. Clark, Tomick and Byrne have agreed that for a period of 24 months following the termination of their employment with SpectraSite they will not:

     - engage in competition, own any interest in, or perform any services for any business which engages in competition with SpectraSite;

     - solicit management employees of SpectraSite or otherwise interfere with the employment relationship between SpectraSite and its employees; or

     - engage or work with any supplier, contractor or entity with a business relationship with SpectraSite, if such action would have a material adverse effect on SpectraSite.

     In addition, in connection with his employment with SpectraSite, Mr. Byrne purchased 50,000 shares of common stock for a nominal amount. Mr. Byrne's right to retain these shares of common stock vests in equal 25% installments on each of the first four anniversaries of his employment agreement. Vesting will accelerate upon Mr. Byrne's termination without cause or if he dies or becomes disabled. Mr. Byrne will also receive a bonus to pay income taxes incurred in connection with this purchase of common stock.

                              CERTAIN TRANSACTIONS

REPURCHASE OF COMMON STOCK FROM FORMER EMPLOYEE

     In an agreement dated September 15, 1998, a former employee agreed to sell 125,000 shares of common stock to SpectraSite and to release SpectraSite from any potential claims for an agreed upon price. In addition, the agreement provided that stockholders of Holdings would have an option to purchase the former employee's remaining 37,605 shares of common stock for the same price per share, provided that SpectraSite advise the former employee in writing of the exercise of all or any portion of such option by November 15, 1998. On October 9, 1998, SpectraSite paid the former employee $0.5 million for his shares and the release under the agreement, and on February 5, 1999, David P. Tomick purchased the remaining 37,605 shares for an aggregate purchase price of $150,240.

THE PREFERRED STOCK OFFERINGS

     According to the terms of a stock purchase agreement, dated as of May 12, 1997, Whitney Equity Partners, L.P. and Kitty Hawk Capital Limited Partnership, III purchased an aggregate of 3,462,830 shares of Holdings' Series A preferred stock for an aggregate purchase price of $10.0 million in a transaction exempt from registration under the Securities Act.

     According to the terms of a stock purchase agreement, dated as of March 23, 1998, Whitney Equity Partners, L.P., J.H. Whitney III, L.P., Whitney Strategic Partners III, L.P., Waller-Sutton Media Partners, L.P., Kitty Hawk Capital Limited Partnership, III, Kitty Hawk Capital Limited Partnership IV, Eagle Creek Capital, L.L.C., The North Carolina Enterprise Fund, L.P., Finley Family Limited Partnership, William R. Gupton, Jack W. Jackman and Alton D. Eckert purchased an aggregate of 7,000,000 shares of Holdings' Series B preferred stock for an aggregate purchase price of $28.0 million. As of March 23, 1998 the Series B investors purchased the first installment of 4,250,000 shares of Series B preferred stock for $17.0 million. As of August 27, 1998, the Series B investors (other than Whitney Equity Partners, L.P.) purchased 2,074,016 shares for an aggregate purchase price of approximately $8.3 million and as of September 21, 1998, Whitney Equity Partners, L.P. purchased the remaining 675,874 shares of Series B preferred stock for an aggregate purchase price of approximately $2.7 million.

     According to the terms of a stock purchase agreement, dated as of February 10, 1999, as amended on April 20, 1999, Welsh, Carson, Anderson & Stowe VIII, L.P., certain other persons and entities affiliated with Welsh, Carson, Anderson & Stowe, J.H. Whitney III, L.P., Whitney Strategic Partners III, L.P., CIBC WG Argosy Merchant Fund 2, L.L.C., Co-Investment Merchant Fund 3, LLC, The North Carolina Enterprise Fund, L.P., Waller-Sutton Media Partners, L.P., Kitty Hawk Capital Limited Partnership, IV, Finley Family Limited Partnership, Eagle Creek Capital, L.L.C., David P. Tomick, Jack W. Jackman, Alton D. Eckert, William R. Gupton, The Price Family Limited Partnership and Benake L.P. agreed to purchase 46,286,795 shares of Holdings' Series C convertible preferred stock in connection with and partially to fund the Nextel tower acquisition. The Series C investors paid an aggregate purchase price of approximately $231.4 million on April 20, 1999 for the shares of Holdings' Series C preferred stock in a transaction exempt from registration under the Securities Act.

     In connection with the consummation of our public offering of common stock on February 4, 2000, all outstanding shares of Series A, Series B and Series C preferred stock converted on a share-for-share basis into common stock. The Series C investors, including the former holders of the Series A preferred stock and the Series B preferred stock, and certain other stockholders of Holdings are entitled to certain rights under the stockholders' agreement and the registration rights agreement, described below.

AGREEMENTS WITH NEXTEL

     On April 20, 1999, Nextel and SpectraSite entered into several agreements in connection with SpectraSite's acquisition of tower assets from Nextel. The following is a summary of the material terms of these agreements.

     Master Site Commitment Agreement. SpectraSite and certain of Nextel's subsidiaries entered into a master site commitment agreement under which Nextel and its controlled affiliates will offer SpectraSite certain exclusive opportunities, under specified terms and conditions, relating to the construction or purchase of, or co-location on, additional communications sites. These sites will then be leased by subsidiaries of Nextel under the terms of the master site lease agreement. If the number of new sites leased, whether purchased from Nextel, constructed at Nextel's request or otherwise made available for co-location by Nextel, its affiliates and Nextel Partners, is less than the agreed upon numbers as of particular dates, then commencing with the 37th month after the closing, Nextel has agreed to make certain payments to SpectraSite. The master site commitment agreement terminates on the earlier of April 20, 2004 or the date on which the number of sites purchased or constructed or made available for co-location under the master site commitment agreement equals or exceeds 1,700. The master site commitment agreement also gives SpectraSite a right of first refusal to acquire any towers that Nextel or certain affiliates desire to sell.

     The master site commitment agreement specifies that SpectraSite is not obligated to develop more than 566 new sites each year. SpectraSite has agreed to abide by Nextel's deployment plan. To date, Nextel's plan has emphasized filling gaps in current coverage areas to increase capacity and enhance signal quality, as well as deploying sites in areas contiguous to Nextel's existing markets and deploying sites in new markets to expand the Nextel network. These sites also include sites operated or to be developed by Nextel Partners in their service areas. This strategy contemplates expansion and deployment in most major metropolitan areas of the contiguous United States, including highway corridors that connect existing and planned markets, particularly in the eastern half of the United States and along the west coast. SpectraSite is not obligated to develop sites outside of Nextel's or Nextel Partners' currently delineated network deployment area to the extent these sites account for more than 10% of the total sites developed under this agreement.

     The agreement may be terminated by either side, by written notice, under certain conditions. SpectraSite may terminate the agreement if:

     - Nextel or one of its subsidiaries that transferred assets to SpectraSite becomes insolvent, or is unable to pay its debts as they become due; or

     - Nextel or a transferring subsidiary is liquidated, voluntarily or involuntarily, or a receiver or liquidator is appointed for that entity.

     Nextel may terminate the agreement if:

     - either Holdings or its subsidiary holding the Nextel towers becomes insolvent, or is unable to pay its debts as they become due;

     - either Holdings or such subsidiary is liquidated, voluntarily or involuntarily, or a receiver or liquidator is appointed for such entity; or

     - at or after the end of any calendar year, Nextel has exercised its rights to recover a penalty payment, as specified in the agreement, because, for more than 10% of the total number of towers required to be developed by SpectraSite during each year, SpectraSite has failed to complete development of new towers during the allotted time period.

     Either SpectraSite or Nextel may terminate the agreement if the other party is in breach of an obligation to pay money or in breach of a material nonmonetary obligation, if the breach is neither waived nor cured.

     Master Site Lease Agreement. SpectraSite and Nextel entered into a master site lease agreement under which SpectraSite has agreed to lease to Nextel's subsidiaries space on wireless communications towers or other transmission space:

     - at the sites transferred to SpectraSite as part of the Nextel tower acquisition;

     - at the sites subsequently constructed or acquired by SpectraSite under the master site commitment agreement; or

     - at other sites and related wireless communications towers or transmission space owned, leased or licensed by SpectraSite.

     In addition, an entity in which Nextel holds a minority equity interest, Nextel Partners, may in the future enter into a separate master site lease agreement. Under this separate agreement, SpectraSite would agree to lease to Nextel Partners space on wireless communications towers or other transmission space:

     - at some of the sites transferred to SpectraSite as part of the Nextel tower acquisition;

     - at some of the sites subsequently constructed or acquired by SpectraSite under the master site commitment agreement; or

     - at other sites and related space on wireless communications towers or transmission space owned, leased or licensed by SpectraSite.

     If Nextel Partners does not enter into a master site lease agreement with SpectraSite in the future, any site that would otherwise have been leased to Nextel Partners thereunder will instead be leased to Nextel's subsidiaries under the Nextel master site lease agreement.

     The Nextel master site lease agreement and, if executed, the Nextel Partners master site lease agreement will be supplemented from time to time to provide for the lease of space on certain additional communications towers or other transmission space at sites owned, constructed or acquired by SpectraSite. Nextel and, if Nextel Partners executes a master site lease agreement, Nextel Partners shall have a right of first refusal with respect to the sale of any sites acquired by SpectraSite as part of the Nextel tower acquisition or constructed or acquired by SpectraSite under the master site commitment agreement.

     The Nextel master site lease agreement and, if executed, the Nextel Partners master site lease agreement provide that within 15 days of the commencement of the lease of a given site, and on the first day of each month thereafter for the term of the lease, a rental payment of $1,600 per month will be due on each tower which SpectraSite leases to any of the tenants who are parties to the agreement. Monthly payments will be adjusted for partial months when appropriate. On each annual anniversary of a given lease's commencement, the rent owed under the lease will increase by 3%.

     Other rental provisions include:

     - an option for tenants to lease additional space, if available, on sites where the tenant already leases space; and

     - a right allowing tenants to install, at their sole option and expense and only when additional capacity exists at the rental site, microwave antennae of various sizes and other equipment at additional rental rates delineated in the agreement.

     These provisions are subject to the same annual 3% rate increase as the base rent.

     The agreement further provides that each tenant is responsible for any portion of personal property taxes assessed on any site and directly attributable to the tenant's property, franchise and similar taxes imposed on the tenant's business and sales tax imposed upon payment or receipt of rents payable under the agreement. The landlord is responsible for all other taxes. Additionally, the agreement provides that the landlord will be responsible for certain types of insurance. Each tenant is also responsible for certain other types of insurance.

     The term of each lease contracted under the agreement is at least five years, with a right to extend for five successive five-year periods. In certain cases, the initial lease term will be six, seven or eight years. The lease is automatically renewed unless the tenant submits notification of its intent to terminate the lease, when its current term expires, prior to such expiration. The tenant has the right to trade the term of any given site for the term of any other site, upon written notice to the landlord. However, such a trade is limited to one time per site per term.

     A tenant may terminate a lease for any site, at its sole discretion, without further liability to the landlord, with 30 days prior written notice, if:

     - the tenant uses reasonable efforts and fails to obtain or maintain any license, permit or other approval necessary for operation of its communications equipment; or

     - the tenant is unable to use the tower due to FCC action which is not a result of any action by the tenant.

     Either party may terminate a lease for any site with 60 days prior written notice, if the other party breaches a nonmonetary obligation, subject to certain cure provisions. Either party may terminate a lease for any site with 10 days prior written notice, if the other party breaches a monetary obligation and that breach is not cured within the 10-day period. In addition, if Nextel or Nextel Partners, if Nextel Partners executes a master site lease agreement, defaults on rental payments with respect to more than 10% of the sites covered by its respective master site lease agreement and Nextel or Nextel Partners, as the case may be, remains in default for 30 days following notice from SpectraSite, SpectraSite may cancel the master site lease agreement of the defaulting party as to all sites covered by that agreement.

     SECURITY AND SUBORDINATION AGREEMENT. SpectraSite and Nextel entered into a security and subordination agreement under which SpectraSite granted to Nextel a continuing security interest in the assets acquired in the Nextel tower acquisition or acquired or constructed under the master site commitment agreement. This interest secures SpectraSite's obligations under the Nextel master site lease agreement and, if applicable, the Nextel Partners master site lease agreement. The terms of an intercreditor agreement render Nextel's lien and the other rights and remedies of Nextel under the security and subordination agreement subordinate and subject to the rights and remedies of the lenders under the credit facility.

TRANSACTIONS RELATED TO THE NEXTEL TOWER ACQUISITION

     On April 20, 1999, in connection with the Nextel tower acquisition, Messrs. Sorrel, Rupert, McInerney and Price purchased 50,000, 25,000, 262,973 and 100,000 shares of Holdings' Series C preferred stock for $5.00 per share, respectively. See "--The Preferred Stock Offerings." All shares of Series C preferred stock converted into shares of common stock on a share-for-share basis upon consummation of our public offering of common stock on February 4, 2000. In addition, Mr. Price purchased 100,000 shares of common stock and executed promissory notes as payment for the common stock. The promissory notes mature on April 20, 2009 and bear interest at 5.67% per year. Under the purchase agreement for Mr. Price's shares, 25% of the shares of common stock vest each year, with the first installment vesting on April 20, 2000. In addition, SpectraSite has the right to repurchase half of the shares at their original cost to Mr. Price at any time prior to April 20, 2000 and upon the date Mr. Price ceases to perform services for SpectraSite. Each of Messrs. Sorrel, Rupert, McInerney and Price are members of Holdings' board of directors. Messrs. Sorrel, Rupert and McInerney are also affiliates of Welsh, Carson, Anderson & Stowe.

     Affiliates of Welsh, Carson, Anderson & Stowe, J. H. Whitney & Co., and Canadian Imperial Bank of Commerce received an aggregate of two million shares of Holdings common stock as consideration for financing commitments made in connection with the Nextel tower acquisition. Welsh Carson, J. H. Whitney and Canadian Imperial Bank of Commerce are each significant stockholders of Holdings and affiliates of each entity are members of Holdings' board of directors.

     To finance a portion of the cash consideration paid to Nextel, Holdings issued and sold the 2009 notes in a private offering and borrowed $150.0 million under its credit facility. CIBC World Markets Corp. was an initial purchaser in the 2009 notes offering, and an affiliate of CIBC World Markets is an agent and a lender under the credit facility. CIBC World Markets was also an initial purchaser of Holdings' 2008 notes. CIBC World Markets and its affiliates received customary fees for such services. Andrew M. Heyer is a director of Holdings and a Managing Director of CIBC World Markets.

TRANSACTIONS WITH EXECUTIVE OFFICERS

     In May 1997, Stephen H. Clark agreed to invest additional personal funds in SpectraSite at the average per share price of Holdings Series A and Series B preferred stock. In satisfaction of this commitment, Mr. Clark purchased 210,000 shares of Holdings common stock for an aggregate purchase price of $772,800 on April 20, 1999.

     In August 1999, SpectraSite loaned David P. Tomick $325,000 in connection with the exercise of certain stock options. The 112,500 shares Mr. Tomick acquired through the exercise of these options are pledged to SpectraSite as security for this loan. The loan bears interest at 5.36% per annum and matures in August 2002.

     In September 1999, SpectraSite loaned Timothy G. Biltz $500,000 to purchase a home as a relocation incentive. This loan will be secured by any shares of Holdings common stock issued to Mr. Biltz upon his exercise of options, bears interest at 5.82% per annum and matures in September 2004.

     In January 2000, SpectraSite loaned Stephen H. Clark $1,100,000 in connection with the exercise of stock options to acquire 512,500 shares of common stock. The loan bears interest at 5.80% per annum and matures in December 2002.

STOCKHOLDERS' AGREEMENT

     In connection with the closing of the Nextel tower acquisition, Holdings and its stockholders entered into the third amended and restated stockholders' agreement, which superseded and replaced the existing stockholders' agreement among Holdings and its stockholders. The following is a summary of the material terms of the stockholders' agreement.

     The stockholders' agreement contains a voting agreement provision under which Holdings and certain stockholders agreed to take all appropriate action to:

     - elect the greater of three and the number of directors Welsh, Carson could appoint based on its proportionate ownership of Holdings stock to Holdings' board;

     - elect two Nextel designees to Holdings' board;

     - elect two designees of funds affiliated with J.H. Whitney & Co. to Holdings' board;

     - elect one designee of Canadian Imperial Bank of Commerce or its affiliates to Holdings' board;

     - elect the Chief Executive Officer, initially Stephen H. Clark, to Holdings' board;

     - remove and replace any director if requested to do so by the stockholders who designated the director;

     - use their best efforts to cause Welsh, Carson designees to make up two of the three members of a compensation committee created to, among other things, set SpectraSite's employee compensation policy;

     - use their best efforts to cause Welsh, Carson and the J.H. Whitney funds' designees to make up two of the three members of an audit committee to, among other things, review and approve SpectraSite's financial statements; and

     - use their best efforts to elect a Welsh, Carson affiliate, Lawrence B. Sorrel, as Chairman of Holdings' board.

     This voting agreement provision terminates on February 4, 2005. The voting agreement provision will terminate as to any given stockholder on the earlier to occur of that stockholder's disposition of 50% or more of its Holdings stock and the date on which the stockholder owns less than 8% of Holdings' outstanding stock.

     The stockholders' agreement also prohibits all stockholders that are parties to the agreement other than Welsh, Carson from selling or otherwise transferring their Holdings stock, except for transfers:

     - made with the prior written consent of Welsh, Carson;

     - in limited instances, made with the prior written consent of 60% of the aggregate shares of capital stock held by affiliates of J.H. Whitney & Co., Canadian Imperial Bank of Commerce and Nextel;

     - by an individual stockholder to his or her spouse or descendant;

     - in accordance with the tag-along provisions described below;

     - by institutional stockholders to their affiliates; and

     - by Nextel to its affiliates or creditors to secure obligations under a secured credit facility.

     These transfer restrictions terminate upon the earlier of the sale, transfer or other disposition by Welsh, Carson of 50% or more of its Holdings stock and August 4, 2001. Holdings' stockholders also agreed that they would agree to a longer transfer restriction period if asked to do so by the underwriter of certain public offerings of Holdings' stock, so long as the lock-up binds SpectraSite's executive officers and all holders of more than 5% of Holdings' outstanding stock, and any exceptions to the lock-up provision apply equally to all stockholders.

     Once the transfer restrictions terminate, all transfers by stockholders owning more than 5% of Holdings' stock will continue to be governed by the coordinated distribution requirements of Holdings' second amended and restated registration rights agreement. See "--Registration Rights Agreement."

     The stockholders' agreement contains a tag-along provision which gives the parties to the stockholders' agreement the right to participate in any sale by Welsh, Carson of its Holdings stock on the same terms as Welsh, Carson sells its stock. This provision will terminate at the same time as the transfer restrictions terminate.

     SpectraSite may not redeem any shares of common stock, except for repurchases from employees of up to $0.5 million in any twelve-month period.

REGISTRATION RIGHTS AGREEMENT

     In connection with the closing of the Nextel tower acquisition, SpectraSite, Nextel, the Series A investors, the Series B investors, the Series C investors and certain members of SpectraSite's management entered into a second amended and restated registration rights agreement. In connection with SpectraSite's acquisition of Apex, the former stockholders of Apex joined the registration rights agreement. The following is a summary of the material terms of the registration rights agreement.

     Under the registration rights agreement, the holders of Holdings' stock party to the agreement may require SpectraSite to register all or some of their shares under the Securities Act. The following conditions must be met to trigger this registration obligation:

     - SpectraSite must receive a request for registration from holders of at least 25% of its outstanding stock covered by the registration rights agreement, exclusive of stock held by management;

     - the request must be received at any time following August 4, 2001; and

     - SpectraSite must expect the aggregate offering price of the registered securities will exceed $50.0 million.

     SpectraSite is only obligated to effect three such registrations. Both Holdings and its management have the right to include their shares in any registration statement required by the registration rights agreement.

     The registration rights agreement also provides that Holdings' institutional stockholders and Nextel have the right to require SpectraSite to file a registration statement on a Form S-3 covering their stock if and when Holdings becomes eligible to file such a registration statement. Nextel or the institutional shareholders may request this registration if:

     - Holdings is eligible to file a registration statement on Form S-3; and

     - SpectraSite expects the aggregate offering price of the registered securities will exceed $10.0 million.

     In addition to SpectraSite's registration obligations discussed above, if Holdings registers any of its common stock under the Securities Act for sale to the public for SpectraSite's own account or for the account of others or both, the registration rights agreement requires that it use its best efforts to include in the registration statement stock held by other Holdings stockholders who wish to participate in the offering. Registrations by Holdings on Form S-4, Form S-8 or any other form not available for registering stock for sale to the public will not trigger this registration obligation.

     The parties to the registration rights agreement also agreed that if they publicly sell their securities they will attempt to conduct the sale in a manner that will not adversely disrupt the market for SpectraSite stock. The stockholders agreed, to the extent practicable, to coordinate those sales and make them through a single broker or market maker over a sufficient period of time to permit an orderly disposition of their securities. This coordinated distribution restriction terminates:

     - with respect to any shares that have been effectively registered and disposed of in accordance with the registration statement covering those shares;

     - as to any stockholder who owns less than 5% of Holdings' outstanding stock; or

     - at such time as the number of shares of common stock in the hands of the public exceeds the number of shares of Holdings' restricted stock and stock held by management.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth, as of February 29, 2000, information with respect to the beneficial ownership of Holdings' capital stock by:

     - each person who is known by Holdings to be the beneficial owner of more than 5% of any class or series of capital stock of Holdings;

     - each of the directors and named executive officers individually; and

     - all directors and executive officers as a group.

     The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has an economic interest.

                                                               NUMBER OF
                                                                 SHARES      PERCENTAGE OF
                                                              BENEFICIALLY      EQUITY
                  NAME OF BENEFICIAL OWNER                       OWNED         OWNERSHIP
                  ------------------------                    ------------   -------------
Stephen H. Clark(a).........................................    1,614,435         1.3%
Timothy G. Biltz............................................           --          --
David P. Tomick(b)..........................................      257,500           *
Richard J. Byrne(c).........................................       90,000           *
Terry L. Armant(d)..........................................       36,250           *
Calvin J. Payne(e)..........................................    2,091,454         1.7%
Michael R. Stone(f).........................................   12,676,837        10.2%
James R. Matthews(f)........................................   12,676,837        10.2%
Lawrence B. Sorrel(g).......................................   30,875,000        24.8%
Andrew R. Heyer(h)(k).......................................   10,312,500         8.3%
Thomas E. McInerney(g)......................................   31,087,973        25.0%
Michael J. Price(i).........................................      200,000           *
Rudolph E. Rupert(g)........................................   30,850,000        24.8%
Timothy M. Donahue(j).......................................   14,025,000        11.3%
Steven M. Shindler(j).......................................   14,000,000        11.3%
Nextel Communications, Inc.(j)..............................   14,000,000        11.3%
Welsh, Carson, Anderson & Stowe(g)..........................   30,825,000        24.8%
Funds affiliated with J.H. Whitney & Co.(f).................   12,676,837        10.2%
Canadian Imperial Bank of Commerce(h).......................   10,000,000         8.0%
All directors and executive officers as a group (20
  persons)(l)...............................................   73,294,755        58.7%

---------------

*   Less than 1%.

(a) Includes 155,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days. Of the shares reported in the table, 816,327 are held by Holt Road, L.P. Mr. Clark owns a 1% general partnership interest, certain family trusts own a 98% limited partnership interest and Mary Clark, Mr. Clark's spouse, owns a 1% limited partnership interest in Holt Road, L.P. Mr. Clark is a trustee of each family trust, and he disclaims beneficial ownership of the shares held by Holt Road, L.P., as well as those deemed to be beneficially owned by the family trusts.

(b) Includes 45,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(c) Includes 40,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(d) Includes 36,250 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(e) Includes 177,380 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(f) Represents 4,923,524 shares held by Whitney Equity Partners, L.P.; 7,265,734 shares held by J.H. Whitney III, L.P.; 175,079 shares held by Whitney Strategic Partners III, L.P.; and 312,500 shares held by J.H. Whitney Mezzanine Fund, L.P. Each of these funds is affiliated with J.H. Whitney & Co. Each of Mr. Stone and Mr. Matthews disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in such funds. The business address for Mr. Stone, Mr. Matthews and the Whitney funds is 177 Broad Street, Stamford, Connecticut 06901.

(g) Messrs. Sorrel, McInerney and Rupert are each principals of Welsh, Carson, Anderson & Stowe and acquired directly 50,000, 262,973 and 25,000 shares, respectively. Messrs. Sorrel, McInerney and Rupert each disclaim beneficial ownership of the shares held by Welsh, Carson. The business address for Messrs. Sorrel, McInerney and Rupert and Welsh, Carson is 320 Park Avenue, Suite 2500, New York, New York 10022.

(h) Andrew R. Heyer, an employee of an affiliate of Canadian Imperial Bank of Commerce, along with Jay R. Bloom and Dean C. Kehler, who are also employees of an affiliate of Canadian Imperial Bank of Commerce, have shared power to vote and dispose of the common stock reported in the table. The business address for Canadian Imperial Bank of Commerce is 161 Bay Street, PP Box 500, M51 258, Toronto, Canada, and the business address for Mr. Heyer is 425 Lexington Avenue, 3rd Floor, New York, New York 10017. Pursuant to Holdings' amended and restated articles of incorporation, the shares of common stock beneficially owned by Canadian Imperial Bank of Commerce in excess of 5% of the total issued and outstanding common stock shall be non-voting until such shares are transferred to an entity not subject to the restrictions of the Bank Holding Company Act of 1956, as amended.

(i) Includes 100,000 shares reported as beneficially owned by Mr. Price are held by The Price Family Limited Partnership. Mr. Price disclaims beneficial ownership of all such shares.

(j) Messrs. Donahue and Shindler are executive officers of Nextel and disclaim beneficial ownership of the shares held by Nextel. Mr. Donahue owns 25,000 shares directly, and Mr. Shindler owns no shares directly. The business address for Messrs. Donahue and Shindler and Nextel is 2001 Edmund Halley Drive, Reston, Virginia 20191.

(k) Includes 312,500 shares of common stock held by Caravelle Investment Fund, L.L.C. The general partner and investment manager of Caravelle Investment Fund, L.L.C. are affiliates of Andrew R. Heyer, Jay R. Bloom and Dean C. Kehler. See footnote (h).

(l) Includes shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

CREDIT FACILITY

     SpectraSite Communications, Inc., a wholly-owned subsidiary of Holdings, entered into a credit agreement, dated as of April 20, 1999, with CIBC Oppenheimer Corp., now known as CIBC World Markets Corp., Credit Suisse First Boston, New York Branch, and certain other lenders. This credit facility provides a $500.0 million credit facility. Proceeds from the credit facility were used to consummate the Nextel tower acquisition, and future borrowings will be used to finance the construction and acquisition of additional towers and for working capital and general corporate purposes.

     The following is a summary of the material terms of the credit facility. This summary is qualified in its entirety by the terms of the credit facility.

     The credit facility consists of:

     - a $50.0 million revolving credit facility that, subject to the satisfaction of certain financial covenants, may be drawn at any time and from time to time prior to December 31, 2005, at which time all amounts drawn under the revolving credit facility must be paid in full;

     - a $300.0 million multiple draw term loan that may be drawn at any time and from time to time through March 31, 2002, of which $50.0 million was borrowed in December 1999; the amount drawn must be repaid in quarterly installments commencing on June 30, 2002 and ending on December 31, 2005; and

     - a $150.0 million term loan that was drawn in full at the closing of the Nextel tower acquisition and that amortizes at a rate of 1.0% annually, payable in quarterly installments beginning in 2002, $67.5 million on March 31, 2006 and the balance due on June 30, 2006.

     In addition, the credit facility contemplates borrowings to be funded by affiliates of certain of Holdings' stockholders subject to the approval of a majority of the lenders under the credit facility and the consent of such affiliates.

     The revolving credit loans and the multiple draw term loans will bear interest, at SpectraSite Communications' option, at either:

     - Canadian Imperial Bank of Commerce's base rate, plus an applicable margin of 1.5% per annum initially, which margin after a period of time may decrease based on a leverage ratio; or

     - the reserve adjusted London interbank offered rate, plus an applicable margin of 3.0% per annum initially, which margin after a period of time may decrease based on a leverage ratio.

     The term loan bears interest, at SpectraSite Communications' option, at either:

     - Canadian Imperial Bank of Commerce's base rate, plus 2.0% per annum, which margin after a period of time may decrease based on a leverage ratio; or

     - the reserve adjusted London interbank offered rate, plus 3.5% per annum, which margin after a period of time may decrease based on a leverage ratio.

     SpectraSite Communications will be required to pay a commitment fee of between 1.25% and 0.50% per annum in respect of the undrawn portion of the multiple draw term loan, depending on the amount undrawn. SpectraSite Communications will be required to pay a commitment fee of 0.50% per annum in respect of the undrawn portion of the revolving credit facility.

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

     SpectraSite Communications may be required to prepay the credit facility in part upon the occurrence of certain events, such as a sale of assets, the incurrence of certain additional indebtedness and the generation of excess cash flow.

     Holdings and certain of SpectraSite Communications' subsidiaries have guaranteed SpectraSite Communications' obligations under the credit facility. The credit facility is further secured by:

     - substantially all the tangible and intangible assets of SpectraSite Communications and its subsidiaries; and

     - a pledge of all of the capital stock of SpectraSite Communications and of all of its subsidiaries, other than certain foreign subsidiaries.

     The credit facility contains a number of covenants that, among other things, restrict the ability of Holdings, SpectraSite Communications and their subsidiaries to:

     - incur additional indebtedness;

     - create liens on assets;

     - make investments, make acquisitions, or engage in mergers or consolidations;

     - dispose of assets;

     - enter into new lines of business;

     - engage in certain transactions with affiliates; and

     - pay dividends or make capital distributions.

     SpectraSite Communications, however, will be permitted to pay dividends for the purpose of paying cash interest when due on the 2008 notes, the 2009 notes and the new notes so long as no default under the credit facility then exists or would exist after giving effect to such payment.

     In addition, the credit facility requires compliance with certain financial covenants, including requiring SpectraSite Communications and its subsidiaries, on a consolidated basis, to maintain:

     - a maximum ratio of total debt to annualized EBITDA;

     - a minimum interest coverage ratio;

     - a minimum fixed charge coverage ratio; and

     - a minimum annualized EBITDA, for the first year only.

     SpectraSite Communications does not expect that such covenants will materially impact its ability and the ability of its subsidiaries to operate their respective businesses.

     The credit facility contains customary events of default.

SENIOR DISCOUNT NOTES

     On June 26, 1998, Holdings issued $225.2 million in aggregate principal amount at maturity of its 12% senior discount notes due 2008 under an indenture between Holdings and the United States Trust Company of New York, as trustee. The 2008 notes mature on July 15, 2008 and rank equally with the 2009 notes.

     The 2008 notes were issued at a substantial discount to their principal amount and were sold to investors at a price that yielded gross proceeds to SpectraSite of $125.0 million. The 2008 notes accrete

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

daily at a rate of 12% per year, compounded semiannually, to an aggregate principal amount of $225.2 million as of July 15, 2003. Cash interest will not accrue on the 2008 notes prior to July 15, 2003. Commencing July 15, 2003, cash interest on the 2008 notes will accrue and be payable semiannually in arrears on each January 15 and July 15, commencing January 15, 2004, at a rate of 12% per year. Except as described in this paragraph, the 2008 notes are not redeemable at Holdings' option prior to July 15, 2003. Thereafter, the 2008 notes will be subject to redemption at any time at the option of Holdings, in whole or in part, at the redemption prices set forth in the indenture plus accrued and unpaid interest thereon, if any, to the applicable redemption date. In addition, from time to time prior to July 15, 2001, SpectraSite may on one or more occasions redeem up to 25% of the aggregate principal amount at maturity of the 2008 notes issued at a redemption price of 112% of their accreted value, to the redemption date, with the net cash proceeds from one or more equity offerings; provided, however, that at least 75% of the aggregate principal amount at maturity of 2008 notes originally issued remains outstanding immediately after the occurrence of such redemption.

     On April 20, 1999, Holdings issued $586.8 million in aggregate principal amount at maturity of its 11 1/4% senior discount notes due 2009 under an indenture between Holdings and the United States Trust Company of New York, as trustee. The 2009 notes mature on April 15, 2009 and rank equally with the 2008 notes.

     The 2009 notes were issued at a substantial discount to their principal amount and were sold to investors at a price that yielded gross proceeds to SpectraSite of $340.0 million. The 2009 notes accrete daily at a rate of 11 1/4% per annum, compounded semiannually, to an aggregate principal amount of $586.8 million as of April 15, 2004. Cash interest will not accrue on the 2009 notes prior to April 15, 2004. Commencing April 15, 2004, cash interest on the 2009 notes will accrue and be payable semiannually in arrears on each October 15 and April 15, commencing October 15, 2004, at a rate of 11 1/4% per annum.

     Except as described in this paragraph, the 2009 notes are not redeemable at Holdings' option prior to April 15, 2004. Thereafter, the 2009 notes will be subject to redemption at any time at the option of Holdings, in whole or in part, at the redemption prices set forth in the indenture plus accrued and unpaid interest thereon, if any, to the applicable redemption date. In addition, from time to time prior to April 15, 2002, SpectraSite may on one or more occasions redeem up to 35% of the aggregate principal amount at maturity of the 2009 notes issued at a redemption price of 111.25% of their accreted value, to the redemption date, with the net cash proceeds from one or more equity offerings; provided, however, that at least 65% of the aggregate principal amount at maturity of 2009 notes originally issued remains outstanding immediately after the occurrence of such redemption.

     The 2008 notes and the 2009 notes are general unsecured obligations of Holdings, rank senior in right of payment to any future indebtedness of Holdings which is made expressly junior thereto and rank equal in right of payment with all current and future unsecured senior indebtedness of Holdings. All of the operations of Holdings are conducted through its subsidiaries, and Holdings' subsidiaries did not guarantee the 2008 notes nor the 2009 notes. Accordingly, the 2008 notes and the 2009 notes are effectively subordinated to all indebtedness and all other liabilities or obligations of such subsidiaries, including borrowings under the $500.0 million credit facility.

     Upon the occurrence of a change of control, the holders of the 2008 notes and the holders of the 2009 notes have the right to require Holdings to repurchase such holders' 2008 notes or 2009 notes, respectively, in whole or in part, at a price equal to 101% of their accreted value or principal amount, as applicable, plus accrued and unpaid interest, if any, to the date of purchase.

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

     The indentures governing the 2008 notes and the 2009 notes contain certain covenants that, among other things, limit the ability of Holdings and its subsidiaries to:

     - incur additional indebtedness and issue preferred stock;

     - pay dividends or make certain other restricted payments;

     - enter into transactions with affiliates;

     - make certain asset dispositions;

     - merge or consolidate with, or transfer substantially all its assets to, another entity;

     - create liens securing indebtedness; and

     - permit subsidiaries to incur restrictions on their ability to pay dividends to Holdings.

     However, all of these limitations are subject to a number of important qualifications.

     On March 24, 1999, Holdings received consents from all holders of the 2008 notes to certain amendments to the indenture governing the 2008 notes. The indenture amendments allowed for consummation of the Nextel tower acquisition and the related financing transactions.

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

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     Holdings originally sold the outstanding new notes to Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Lehman Brothers Inc., BMO Nesbitt Burns Corp. and Scotia Capital (USA) Inc. These initial purchasers subsequently placed the outstanding notes with:

     - qualified institutional buyers in reliance on Rule 144A under the Securities Act; and

     - qualified buyers outside the United States in reliance on Regulation S under the Securities Act.

     Holdings entered into a registration rights agreement with the initial purchasers, as a condition to their purchase of the outstanding notes, under which Holdings agreed, for the benefit of the outstanding note holders and at its own expense, to file a registration statement for this exchange offer, of which this prospectus is a part, with the SEC. When the exchange offer registration statement is declared effective, Holdings will offer the registered notes in exchange for tender of the outstanding notes. For each outstanding note tendered to Holdings in response to the exchange offer, the holder of an outstanding cash note will receive a registered note having an original principal amount equal to that of the tendered outstanding cash note, and the holder of an outstanding discount note will receive a registered note having an original principal amount at maturity equal to that of the tendered outstanding discount note.

     Based upon interpretations by the SEC staff set forth in certain no-action letters to third parties, including Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989); Morgan Stanley & Co. Inc., SEC No-Action Letter (June 5, 1991); and Shearman & Sterling, SEC No-Action Letter (July 2, 1993), SpectraSite believes that the registered notes issued under this exchange offer in exchange for the outstanding notes, in general will be freely tradeable after the exchange offer, without compliance with the registration and prospectus delivery requirements of the Securities Act. However, any purchaser of outstanding notes who is a SpectraSite affiliate, within the meaning of Rule 405 under the Securities Act, who does not acquire the registered notes in the ordinary course of business, or who tenders in the exchange offer for the purpose of participating in a distribution of the registered notes, could not rely on the SEC staff position enunciated in such no-action letters and, in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. A holder's failure to comply with those requirements in such an instance may result in that holder incurring liability under the Securities Act. We do not assume or indemnify you against any such liability.

     As the above mentioned no-action letters contemplate, each holder accepting the exchange offer is required to represent to us, in a letter of transmittal, that:

     - the holder or the person receiving the registered notes, whether or not such person is the holder, will acquire those registered notes in the ordinary course of business;

     - the holder or any other acquiror is not engaging in a distribution of the registered notes;

     - the holder or any other acquiror has no arrangement or understanding with any person to participate in a distribution of the registered notes;

     - neither the holder nor any other acquiror is a Holdings affiliate within the meaning of Rule 405 under the Securities Act; and

     - the holder or any other acquiror acknowledges that if that holder or other acquiror participates in the exchange offer for the purpose of distributing the registered notes, it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any such resale and cannot rely on the above mentioned no-action letters.

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

As indicated above, each broker-dealer that receives for its own account a registered note in exchange for outstanding notes must acknowledge that it:

     - acquired the outstanding notes for its own account as a result of market-making activities or other trading activities;

     - has not entered into any arrangement or understanding with Holdings or any Holdings affiliate to distribute the registered notes; and

     - will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the registered notes.

For a description of the procedures for resales by participating broker-dealers, see "Plan of Distribution."

     In the event that changes in the law or the applicable interpretations of the SEC staff do not permit Holdings to effect this exchange offer, or if for any other reason the exchange offer is not consummated by September 14, 2000, SpectraSite will:

     - use reasonable best efforts to file a shelf registration statement covering resales of the outstanding notes;

     - use reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

     - use reasonable best efforts to keep the shelf registration statement continuously effective until the expiration of the period referred to in Rule 144(k) with respect to the notes or such shorter period that will terminate when all of the notes covered by the shelf registration statement have been sold under the shelf registration statement.

     Holdings will, if and when it files the shelf registration statement, provide to each applicable holder of the outstanding notes copies of the prospectus which is a part of the shelf registration statement. A holder that sells the outstanding notes under the shelf registration statement generally:

     - must be named as a selling security holder in the related prospectus;

     - must deliver a prospectus to purchasers;

     - will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales; and

     - will be bound by the provisions of the registration rights agreement which are applicable to that holder, including certain indemnification obligations.

In addition, each of the outstanding note holders must deliver information to Holdings, to be used in connection with the shelf registration statement, in order to have his or her outstanding notes included in the shelf registration statement and to benefit from the provisions set forth in the foregoing paragraph.

     The registration rights agreement covering the outstanding notes provides that Holdings will use reasonable best efforts to complete the exchange offer or file and cause to be declared effective a shelf registration statement on or prior to September 14, 2000. In the event that by September 14, 2000 neither the exchange offer is consummated nor the shelf registration statement is declared effective, the interest rate on the outstanding notes will increase by 0.50% per year from and including September 15, 2000, but excluding the date on which all registration defaults are cured. The sole remedy available to the outstanding note holders will be the immediate assessment of cash interest on the outstanding notes, whether or not cash interest is then payable on the outstanding notes under the indenture. All interest payable because a registration default occurred will be payable to the outstanding notes holders in cash on each March 15 and September 15, commencing on March 15, 2001, until the exchange offer is completed or the shelf registration statement is declared effective. After the date on which the exchange offer is completed or the shelf registration statement is declared effective, the interest rate on the cash notes will revert to 10 3/4% per year and the interest rate on the discount notes will revert to 12 7/8% per year.

     Outstanding note holders must:

     - make certain representations to us in order to participate in the exchange offer;

     - deliver information to be used in connection with the shelf registration statement, if required; and

     - provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their outstanding new notes included in the shelf registration statement and to benefit from the provisions regarding additional interest payable because a registration default occurred, as set forth above.

     The preceding summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the exchange offer registration statement of which this prospectus is a part.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal for the exchange offer, we will accept any and all outstanding new notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. See "-- Expiration Date; Extensions; Amendments." Holdings will issue $1,000 principal amount of registered cash notes in exchange for each $1,000 principal amount of outstanding cash notes accepted in the exchange offer, and Holdings will also issue $1,000 original principal amount at maturity of registered discount notes in exchange for each $1,000 original principal amount at maturity of outstanding discount notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes in response to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

     The form and terms of the registered notes are the same as the form and terms of the outstanding notes except that:

     - the registered notes have been registered under the Securities Act and hence will not bear legends restricting their transfer; and

     - the registered note holders will not be entitled to certain rights under the registration rights agreement covering the outstanding notes, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

     The registered notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture governing the outstanding notes. As of the date of this prospectus, $200,000,000 aggregate original principal amount of cash notes and $559,800,000 aggregate original principal amount at maturity of discount notes were outstanding. We have fixed the close
of business on           , 2000 as the record date for the exchange offer for
purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

     Outstanding note holders do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC related to such offers.

     Holdings shall be deemed to have accepted validly tendered outstanding new notes when, as and if we give oral or written notice to that effect to United States Trust Company of New York, which is the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the registered notes from Holdings.

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

     If any tendered outstanding notes are not accepted for exchange either because of an invalid tender, the occurrence of certain other events set forth herein, or otherwise, the certificates for the unaccepted outstanding notes will be returned, without expense, to the tendering holder as promptly as practicable after the exchange offer's expiration date.

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes in response to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     We shall keep the exchange offer open for at least 20 business days, or longer if required by applicable law, including in connection with any material modification or waiver of the terms or conditions of the exchange offer that requires such extension, after the date that notice of the exchange offer is mailed to outstanding note holders. The expiration date shall be 5:00 p.m., New
York City time, on           , 2000, unless we, in our sole discretion, extend
the exchange offer, in which case the expiration date shall be the latest date and time to which we extend the exchange offer.

     If we decide to extend the exchange offer, we will notify United States Trust Company of New York, which is the exchange agent, of the extension by oral or written notice, and will mail an announcement of the extension to the registered holders of new notes prior to 10:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     SpectraSite reserves the right, in its sole discretion:

     - to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

     - to amend the terms of the exchange offer in any manner.

     We will give oral or written notice of any delay in acceptance, extension, termination or amendment to the registered holders as promptly as practicable.

PROCEDURES FOR TENDERING

     Only an outstanding note holder may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if the letter of transmittal so requires, or transmit an agent's message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or facsimile, or agent's message, together with the outstanding notes and any other required documents, to United States Trust Company of New York, which is the exchange agent, prior to 5:00 p.m., New York City time, on the expiration date. In addition, either:

     - the exchange agent must receive the letter of transmittal and certificates for the outstanding notes prior to the expiration date;

     - the exchange agent must receive a timely confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below, prior to the expiration date; or

     - the holder must comply with the guaranteed delivery procedures described below.

     For effective tender, the exchange agent must receive the outstanding notes or book-entry confirmation, as the case may be, the letter of transmittal, and other required documents, at the address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration

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

date. DELIVERY OF DOCUMENTS TO THE BOOK ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURE DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     DTC has authorized DTC participants that hold outstanding notes on behalf of the outstanding notes' beneficial owners to tender their outstanding notes as if they were holders. To effect a tender of outstanding notes, DTC participants should either:

     - complete and sign the letter of transmittal, or a manually signed facsimile thereof, have the signature guaranteed if required by the instructions, and mail or deliver the letter of transmittal, or the manually signed facsimile, to the exchange agent according to the procedure set forth in "Procedures for Tendering;" or

     - transmit their acceptance to DTC through the DTC automated tender offer program for which the transaction will be eligible and follow the procedure for book-entry transfer set forth in "-- Book-Entry Transfer."

     By executing the letter of transmittal or an agent's message, each holder will make to SpectraSite the representations set forth above in the third paragraph under the heading "-- Purpose and Effect of the Exchange Offer."

     Each holder's tender, and Holdings' acceptance, will constitute agreement between such holder and Holdings in accordance with the terms, and subject to the conditions, set forth herein and in the letter of transmittal or agent's message.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE, AND ALL OTHER REQUIRED DOCUMENTS, TO THE EXCHANGE AGENT IS AT THE HOLDER'S ELECTION AND SOLE RISK. AS AN ALTERNATIVE TO MAIL DELIVERY, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO SPECTRASITE. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR THEM.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

     A member of the Medallion System must guarantee signatures on a letter of transmittal or a notice of withdrawal, as the case may be, unless the outstanding notes tendered thereto are tendered, respectively:

     - by a registered holder who has not completed the box entitled Special Registration Instructions or Special Delivery Instructions on the letter of transmittal; or

     - for the account of a Medallion System member.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed, such guarantee must be by a Medallion System member.

     If a person other than the registered holder of any outstanding notes listed therein signs the accompanying letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as his or her name appears on the outstanding notes, with the signature guaranteed by a Medallion System member.

     If trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations, or others acting in a fiduciary or representative capacity sign the letter of transmittal or any outstanding notes or bond powers, such persons should so indicate when signing, and they must submit evidence satisfactory to SpectraSite of their authority to so act, with the letter of transmittal.

     SpectraSite will determine, in its sole discretion, all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered outstanding notes. This determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered, or any outstanding notes, Holdings' acceptance of which would, in the opinion of SpectraSite's counsel, be unlawful. We also reserve the right, in our sole discretion, to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither Holdings, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. If the exchange agent receives any outstanding notes that are not properly tendered, and as to which the defects or irregularities have not been cured or waived, the exchange agent will return them to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; DELIVERY OF REGISTERED NOTES

     For each outstanding cash note Holdings accepts for exchange, the holder will receive a registered cash note having a principal amount equal to that of the surrendered outstanding cash note. Likewise, for each outstanding discount note Holdings accepts for exchange, the holder will receive a registered discount note having a principal amount at maturity equal to that of the surrendered outstanding discount note. For purposes of the exchange offer, Holdings shall be deemed to have accepted properly tendered outstanding notes for exchange when, as and if Holdings has given oral or written notice to that effect to United States Trust Company of New York, as exchange agent.

     In all cases, Holdings will issue registered notes for outstanding notes that are accepted for exchange under the exchange offer only after the exchange agent's timely receipt of certificates for such outstanding notes, or a timely book-entry confirmation of the outstanding notes into the exchange agent's account at the book-entry transfer facility, plus a properly completed and duly executed letter of transmittal or agent's message and all other required documents. If Holdings does not accept any tendered outstanding notes for any reason set forth in the terms and conditions of the exchange offer, we will return the unaccepted or non-exchanged outstanding notes without expense to the tendering holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account, the non-exchanged outstanding notes will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after the expiration date.

BOOK-ENTRY TRANSFER

     United States Trust Company of New York, as exchange agent, will establish a new account or utilize an existing account at DTC for the outstanding notes promptly after the date of this prospectus, and any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of outstanding notes may make a book-entry tender of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account in accordance with DTC's procedures for such transfer. However, the exchange agent must receive, at its address set forth below under the caption "Exchange Agent," on or prior to the expiration date, or the holders must comply with the guaranteed delivery procedures described below to submit, the letter of transmittal, or a manually signed facsimile thereof, properly completed and validly executed, with any required signature guarantees, or an agent's message, and any other required documents. Document delivery to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

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

     The term agent's message means a message transmitted by DTC to, and received by, the exchange agent, forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering the outstanding notes, stating:

     - the aggregate principal amount of outstanding notes which have been tendered by such participant;

     - that such participant has received and agrees to be bound by the terms of the letter of transmittal; and

     - that Holdings may enforce that agreement against the participant.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding notes and:

     - whose outstanding notes are not immediately available;

     - who cannot deliver their outstanding notes, the letter of transmittal or any other required documents, to United States Trust Company of New York, which is the exchange agent; or

     - who cannot complete the procedures for book-entry transfer, prior to the expiration date,

may effect a tender if:

          (a) the tender is made through a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States;

          (b) prior to the expiration date, the exchange agent receives from an institution listed in clause (a) above a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, or an agent's message, together with the certificate(s) representing the outstanding notes, or a confirmation of book-entry transfer of the notes into the exchange agent's account at the book-entry transfer facility, and any other documents required by the letter of transmittal, will be deposited by the institution with the exchange agent; and

          (c) the exchange agent receives, no later than five New York Stock Exchange trading days after the expiration date, the certificate(s) representing all tendered outstanding notes in proper form for transfer, or a confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at the book-entry transfer facility, together with a letter of transmittal, or facsimile thereof, properly completed and duly executed, with any required signature guarantees, or an agent's message, and all other documents required by the letter of transmittal.

     Holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above may request that the exchange agent send them a Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of outstanding notes may be
withdrawn at any time prior to 5:00 p.m., New York City time, on       ,
2000; otherwise such tenders are irrevocable.

     To withdraw a tender of outstanding notes in the exchange offer United States Trust Company of New York, which is the exchange agent, must receive a telegram, telex, letter or facsimile transmission notice of withdrawal at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     - specify the name of the person having deposited the outstanding notes to be withdrawn;

     - identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of such outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of such outstanding notes into the name of the person withdrawing the tender; and

     - specify the name in which to register the outstanding notes, if different from that of the depositor.

     Holdings will determine all questions as to the validity, form and eligibility, including time of receipt, of the notices. This determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no registered notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Holdings will return to the holder any outstanding notes which have been tendered but which are not accepted for exchange, without expense to the holder, as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Holders may retender properly withdrawn outstanding notes by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS

     Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or offer registered notes for, any outstanding notes, and may terminate or amend the exchange offer as provided herein before the acceptance of the outstanding notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, might impair materially our ability to proceed with the exchange offer, or any material adverse development has occurred in any existing action or proceeding with respect to Holdings or any of its subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the SEC staff is proposed, adopted or enacted, which, in our judgment, might impair materially our ability to proceed with the exchange offer, or impair materially our contemplated benefits from the exchange offer; or

          (c) any governmental approval has not been obtained, which approval we shall, in our discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

     If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

     - refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders;

     - extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the holders' rights to withdraw the outstanding notes; or

     - waive the unsatisfied conditions and accept all properly tendered outstanding notes which have not been withdrawn.

     We shall keep the exchange offer open for at least 20 business days, or longer if applicable law so requires, including, in connection with any material modification or waiver of the terms or conditions of the exchange offer that requires such extension under applicable law, after the date we mail notice of the exchange offer to outstanding note holders.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as the exchange agent for this exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notice of guaranteed delivery should be directed to the exchange agent, addressed as follows:

  By Registered or Certified Mail:                   By Overnight Courier:

  United States Trust Company of New York            United States Trust Company of New York
  P.O. Box 844                                       770 Broadway, 13th floor
  Cooper Station                                     New York, New York 10003
  New York, New York 10276-0844                      Attn: Corporate Trust Window
  Attn: Corporate Trust Services

  By Hand:                                           By Facsimile:

  United States Trust Company of New York            (212) 780-0592
  111 Broadway, Lower Level
  Corporate Trust Window                             Confirm by Telephone:
  New York, New York 10006                           (800)548-6565

DELIVERY TO AN ADDRESS OTHER THAN THOSE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     Holdings will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of Holdings and its affiliates or its agents.

     Holdings has not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. Holdings, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of pocket expenses in connection with the exchange offer.

     Holdings will pay the cash expenses incurred in connection with the exchange offer. Such expenses include the exchange agent's and the trustee's fees and expenses, accounting and legal fees, and printing costs, among others.

ACCOUNTING TREATMENT

     The registered notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in Holdings' accounting records on the date of exchange. Accordingly, Holdings will not recognize any gain or loss for accounting purposes. The exchange offer expenses will be expensed over the term of the registered notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The outstanding notes that are not exchanged for registered notes in response to the exchange offer will remain restricted securities. Accordingly, such outstanding notes may be resold only:

     - to Holdings, upon redemption thereof or otherwise;

     - so long as the outstanding notes are eligible for resale under Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us;

     - outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act; or

     - under an effective registration statement under the Securities Act.

     Any resale of outstanding notes must comply with any applicable securities laws of any state of the United States.

                            DESCRIPTION OF THE NOTES

     The registered notes have the same form and terms as the outstanding notes, which they replace, with two exceptions. First, because the issuance of the registered notes has been registered under the Securities Act, the registered notes will not bear legends restricting their transfer. Second, the holders of registered notes will not be entitled to rights under the registration rights agreement, since the primary provision of that agreement will terminate when the exchange offer is consummated. Copies of the indentures, dated March 15, 2000, both between Holdings and United States Trust Company of New York, as trustee, have been filed as exhibits to the exchange offer registration statement of which this prospectus forms a part.

     The following is a summary of the material terms of the indentures governing the new notes. This summary does not include all the provisions of the indentures, nor does it include certain terms made a part of the indentures by the Trust Indenture Act of 1939, as amended. You can find definitions of capitalized terms used in the following summary under the subheading "--Certain Definitions." Certain terms contained in this summary but not capitalized in this summary or defined under the subheading "--Certain Definitions" are defined in the indentures.

GENERAL

     METHODS OF PAYMENT

     The principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of SpectraSite in the Borough of Manhattan, The City of New York. The initial office for transfers is the corporate trust office of the trustee, at 114 West 47th Street, 25th Floor, New York, New York 10036. However, at Holdings' option, interest payments may be made by check, mailed to the registered holders of the notes at their registered addresses.

     METHODS OF ISSUANCE

     Holdings will issue the registered notes only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of a transfer or an exchange of notes, but Holdings may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

     Subject to the covenants described below under "--Certain Covenants," Holdings may issue additional notes under the indentures. Any additional notes issued under either indenture will be treated as the same class of notes initially issued under that indenture.

     FEDERAL TAX ISSUES

     For United States federal income tax purposes, a significant amount of original issue discount, taxable as ordinary income, will be recognized by a registered holder of the discount notes as such discount is amortized from the Issue Date. However, holders will not receive any payments on the discount notes until 2005. For a description of certain tax matters related to an investment in the discount notes, see "Certain United States Federal Tax Considerations."

TERMS OF THE NOTES

     The notes:

     - are unsecured, senior obligations of Holdings;

     - rank equally with our other Senior Indebtedness (including the 2008 notes and the 2009 notes);

     - are effectively subordinated in right of payment to all existing and future secured Indebtedness of Holdings and all obligations, including trade payables, of its subsidiaries;

     - are senior in right of payment to any future subordinated Indebtedness of Holdings; and

     - mature on March 15, 2010.

     The cash notes began accruing interest from the Issue Date, payable each March 15 and September 15, commencing September 15, 2000.

     The discount notes will not accrue cash interest until March 15, 2005. The principal amount represented by each note will accrete from $535.86 to $1,000 during the period from the Issue Date to March 15, 2005. Thereafter, cash interest on the discount notes will accrue at a rate of 12.875% per annum and will be payable in arrears on March 15 and September 15 of each year commencing on September 15, 2005 to holders of record at the close of business on the immediately preceding March 1 and September 1, respectively. Interest will be computed on the basis of a 360-day year, consisting of twelve 30-day months.

REDEMPTION

     TERMS OF OPTIONAL REDEMPTION

     Prior to March 15, 2003, Holdings may redeem up to 35% of the principal amount at maturity of the notes at any time and from time to time but only from the proceeds of Equity Offerings. The redemption price for any such redemption will be 110.750% of the principal amount of the cash notes being redeemed and 112.875% of the Accreted Value of the discount notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date. At least 65% of the aggregate principal amount at maturity of the discount notes or principal amount of the cash notes originally issued (excluding notes held by Holdings or any of its subsidiaries) must remain outstanding after each such redemption, and each such redemption must occur within 90 days after the date of closing of the related Equity Offering.

     Holdings may redeem the notes at any time or from time to time on or after March 15, 2005. Holdings shall pay accrued and unpaid interest, if any, on the principal amount of the cash notes or Accreted Value of the discount notes, as the case may be, being redeemed to the redemption date. For any notes being redeemed in any twelve-month period beginning on March 15 of the years indicated in Column A below, Holdings shall pay a redemption price equal to the percentage of the principal amount of the cash notes or Accreted Value of the discount notes, as the case may be, being redeemed set forth opposite such period in Column B below.

                                   CASH NOTES

                          COLUMN A                                COLUMN B
                           PERIOD                             REDEMPTION PRICE
                          --------                            ----------------
2005........................................................    105.375  %
2006........................................................    103.583
2007........................................................    101.792
2008 and thereafter.........................................    100.000

                                 DISCOUNT NOTES

                          COLUMN A                                COLUMN B
                           PERIOD                             REDEMPTION PRICE
                          --------                            ----------------
2005........................................................    106.438  %
2006........................................................    104.292
2007........................................................    102.146
2008 and thereafter.........................................    100.000

     PARTIAL REDEMPTION: SELECTION AND NOTICE

     In the case of any partial redemption, the trustee will select the notes for redemption:

     - in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or,

     - if the notes are not so listed, on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate. However, no note of $1,000 or less, in original principal amount or principal amount at maturity, will be redeemed in part.

     Holdings will send notice by first class mail at least 30, but not more than 60, days before the redemption date, to each note holder to be redeemed, at its registered address. Notes called for redemption become due on the date fixed for redemption. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note, in principal amount equal to the unredeemed portion of the partially redeemed note, will be issued in the name of the holder thereof upon cancellation of the original note.

RANKING

     The Indebtedness evidenced by the notes:

     - is unsecured Indebtedness of Holdings;

     - ranks ratably in right of payment with all existing and future unsecured Senior Indebtedness of Holdings;

     - is senior in right of payment to all existing and future Subordinated Obligations of Holdings;

     - is effectively subordinated to all obligations, including trade payables, of its subsidiaries; and

     - is equal in right of payment with the 2008 notes and the 2009 notes.

     In addition, the notes are effectively subordinated to all existing and future secured Indebtedness of Holdings to the extent of the value of the assets securing such Indebtedness and are structurally subordinated to all existing and future Indebtedness and other liabilities of any of Holdings' subsidiaries.

     At December 31, 1999, after giving pro forma effect to the offering of the new notes, Holdings would have had no Indebtedness outstanding other than the new notes, the 2008 notes and the 2009 notes, and Holdings' subsidiaries would have had $245.9 million of debt and other liabilities and the ability to borrow at least $300.0 million under the credit facility, subject to certain conditions. Although the indentures contain limitations on the amount of additional Indebtedness which Holdings and its subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Secured Indebtedness. See "--Certain Covenants--Limitation on Indebtedness," "--Certain Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," and "Risk Factors--We have substantial indebtedness, and servicing our indebtedness could reduce funds available to grow our business."

     Holdings conducts all of its operations through subsidiaries and, therefore, Holdings depends upon the cash flow of its subsidiaries to meet its obligations, including its obligations under the notes. Holdings' subsidiaries are not guarantors of the notes and are separate entities, with no obligation to make payments on the notes or to make funds available therefor. Generally, with respect to the assets and earnings of such subsidiaries, priority will be given to claims of the subsidiaries' creditors, including trade creditors, secured creditors, creditors holding indebtedness and guarantees issued by the subsidiaries, and claims of preferred stockholders, if any, of the subsidiaries over the claims of Holdings' creditors, including holders of the notes. The notes, therefore, are effectively subordinated to all Indebtedness, preferred stock, if any, and other liabilities and commitments of Holdings' subsidiaries. The provisions of our credit facility contain substantial restrictions on the ability of our subsidiaries to transfer cash or assets to Holdings, by dividend or distribution. These restrictions can be changed without the consent of note holders. Although the indentures limit the incurrence of Indebtedness and preferred stock of certain of Holdings' subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the indentures do not impose any limitation on the subsidiaries' incurrence of liabilities that are not considered Indebtedness or preferred stock under the indentures and do not restrict Holdings' subsidiaries from guaranteeing other debt of Holdings. See "--Certain Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" and "Risk Factors--Holdings is a holding company and its only source of cash to pay interest on, and the principal of, the 2008 notes, the 2009 notes and the new notes is distributions from our subsidiaries."

     As of the date of the indentures, all of Holdings' subsidiaries are Restricted Subsidiaries. However, on April 4, 2000, Holdings' Board of Directors designated its wholly owned subsidiary, SpectraSite International, Inc., as an Unrestricted Subsidiary. Under certain circumstances, Holdings may designate other current or future subsidiaries as Unrestricted Subsidiaries, which will not be subject to many of the restrictive covenants set forth in the indentures.

CHANGE OF CONTROL

     If a Change of Control occurs, each registered holder of notes will have the right to require Holdings to repurchase all or any part of such holder's notes, at a purchase price in cash equal to 101% of the Accreted Value or principal amount as of the repurchase date, plus accrued and unpaid interest, if any, to the repurchase date.

     Within 30 days following any Change of Control, Holdings shall mail a notice to each holder, with a copy to the trustee, stating:

     - that a Change of Control has occurred and that each holder has the right to require Holdings to purchase such holder's notes at a purchase price in cash equal to 101% of the Accreted Value or principal amount as of the repurchase date plus accrued and unpaid interest, if any, to the repurchase date;

     - the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization, after giving effect to the Change of Control;

     - the repurchase date, which shall be no earlier than 30 days, nor later than 60 days, from the date such notice is mailed; and

     - the instructions Holdings determines, consistent with this covenant, that a holder must follow in order to have its notes purchased.

     The definition of Change of Control includes the phrase all or substantially all, as used with respect to a sale of assets. The meaning of substantially all varies according to the facts and circumstances of the subject transaction. There is no clearly established meaning of substantially all under New York law, the law governing the indentures, and the phrase thus is subject to judicial interpretation. Accordingly, in certain circumstances, there may be uncertainty about whether a particular transaction would involve a disposition of all or substantially all of the assets of a person, and therefore it may be unclear whether a Change of Control has occurred.

     Holdings will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Holdings will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with the law.

     The indentures' provisions relative to Holdings' obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount at maturity of the notes.

     Holdings will not be required to make an offer, pursuant to this section of the indentures, upon a Change of Control, if a third party, in compliance with the requirements set forth in the indentures applicable to Holdings' Change of Control, makes an offer to purchase, and purchases, all notes validly tendered and not withdrawn under such offer.

CERTAIN COVENANTS

     The indentures contain covenants including, among others, the following.

     LIMITATION ON INDEBTEDNESS

     1. Holdings shall not incur, directly or indirectly, any Indebtedness unless on the date of such incurrence and after giving effect to such incurrence and the application of the proceeds therefrom, the Indebtedness to Adjusted EBITDA Ratio of Holdings would be equal to or less than 7.00:1. Holdings may give pro forma effect to the incurrence of Indebtedness and the application of proceeds from such incurrence when determining compliance with the ratio. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness, will be deemed not to be an incurrence of Indebtedness for purposes of this covenant.

     2. Despite the limitations described in paragraph (1), and regardless of the amount of Holdings' outstanding Indebtedness, Holdings may incur any or all of the following Indebtedness:

          a. Indebtedness of Holdings owing to and held by any Restricted Subsidiary; provided, however, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary, or any subsequent transfer of any such Indebtedness, except to another Restricted Subsidiary, will be deemed to constitute an incurrence of such Indebtedness by Holdings that is not permitted by this clause (a);

          b.  Indebtedness represented by the notes issued on the Issue Date;

          c.  Any of Holdings' Indebtedness outstanding on the Issue Date;

          d. Indebtedness, including capital lease obligations, which Holdings incurs to finance the acquisition, construction or improvement of fixed or capital assets, in an aggregate principal amount, together with the amount of any Indebtedness then outstanding and incurred pursuant to clause (2)(f) of the "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant; not to exceed the greater of:

             -  $25.0 million and

             - an amount equal to 7.5% of Holdings' Consolidated Tangible Assets, at any one time outstanding;

           provided, that such Indebtedness is incurred within 180 days after the date of such acquisition, construction or improvement, and does not exceed the fair market value of such acquired, constructed or improved assets, as Holdings' Board of Directors determines in good faith;

          e. Refinancing Indebtedness, incurred in respect of any Indebtedness incurred pursuant to paragraph (1) above, clauses (2)(b) or (c) above or this clause (2)(e);

          f.  Indebtedness which is:

             - in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by Holdings in the ordinary course of its business, which do not secure other Indebtedness; and

             - incurred by Holdings under currency exchange protection agreements and interest rate protection agreements which, at the time of incurrence, are in the ordinary course of its business; provided, however, that the currency agreements exchange protection and interest rate protection agreements are directly related to Indebtedness which Holdings is permitted to incur pursuant to the indentures;

          g. Indebtedness represented by guarantees, by Holdings, of Indebtedness which any of Holdings' Restricted Subsidiaries otherwise is permitted to incur pursuant to the indentures;

          h. Indebtedness of any other person, existing at the time such other person is merged with or into Holdings, and outstanding on, or prior to, the date on which such person was merged with or into Holdings, other than Indebtedness incurred in connection with, or to provide all, or any portion, of the funds or credit support utilized to consummate the transaction, or series of related transactions, pursuant to which such person was merged with or into Holdings; provided, however, that on the date of such merger and after giving it effect, Holdings either (x) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) above or (y) would have had an Indebtedness to Adjusted EBITDA Ratio immediately after giving effect to such merger no greater than the Indebtedness to Adjusted EBITDA Ratio immediately prior to such merger;

          i. Indebtedness not to exceed, at any one time outstanding, together with the amount of any Indebtedness then outstanding and incurred pursuant to clause (2)(i) of the "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant, 2.0 times:

             - the sum of 100% of the aggregate Net Cash Proceeds and 50% of the non-cash proceeds Holdings receives from the issue or sale of its capital stock, other than Disqualified Stock, subsequent to July 1, 1999, other than an issuance or sale to a Holdings subsidiary or to an employee stock ownership plan or a trust established by Holdings or any of its Restricted Subsidiaries, less

             - the aggregate amount of such Net Cash Proceeds used to make
               Restricted Payments pursuant to clause (1)(c)(ii), or applied pursuant to clause (2)(a)(ii), of the "--Limitation on Restricted Payments" covenant;

          j. other Indebtedness, in an aggregate principal amount outstanding at any time, not to exceed $25.0 million, together with the amount of any Indebtedness and preferred stock then outstanding and incurred pursuant to clause (2)(j) of the "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant;

          k. Indebtedness incurred by Holdings' subsidiaries in compliance with the "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant;

          l. Indebtedness incurred under Credit Facilities, in an aggregate principal amount outstanding at any time, together with the amount of any Indebtedness then outstanding and incurred under clause (2)
              (a) of the "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant, not to exceed the sum of:

             - the product of $200,000 times the number of Completed Towers on the date of such incurrence; and

             - the product of $1,000,000 times the number of Completed Broadcast
               Towers on the date of such incurrence; provided that the amount of such Indebtedness does not exceed 25% of the cost of acquiring or constructing such Completed Broadcast Towers;

          m. Indebtedness representing the deferred payment of the purchase price for any entity that is engaged in a Permitted Business and that becomes a Restricted Subsidiary or the acquisition of any assets constituting a business or line of business, as determined by the Board of Directors, that is a Permitted Business, not to exceed at any one time outstanding, together with any Indebtedness then outstanding and incurred pursuant to clause 2(k) of the "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant, 50% of the purchase price for the related entity or business so acquired; provided, however, that after giving effect to such acquisition and all Indebtedness incurred in connection therewith, Holdings either (x) would be able to incur at least $1.00 of additional

           Indebtedness under the "--Limitation on Indebtedness" covenant or (y) would have an Indebtedness to Adjusted EBITDA Ratio no greater than prior to such transaction; and

          n.  Permitted Acquisition Indebtedness.

     3. Holdings shall not incur any Indebtedness pursuant to the foregoing paragraph (2) if it uses the proceeds thereof, directly or indirectly, to refinance any Subordinated Obligations, unless such new Indebtedness shall:

          a. be subordinated to the notes to at least the same extent as such Subordinated Obligations being refinanced; and

          b. have a Stated Maturity that is no earlier than the earlier of the Stated Maturity of the notes or the Stated Maturity of the Subordinated Obligations being refinanced.

     4.  For purposes of determining compliance with this covenant:

          a. in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Holdings, in its sole discretion, will classify (and may from time to time reclassify) such Indebtedness, and only be required to include the amount and type of such Indebtedness in one of the above clauses; and

          b. an item of Indebtedness may be divided and classified into more than one of the types of Indebtedness described above.

     LIMITATION ON INDEBTEDNESS AND PREFERRED STOCK OF RESTRICTED SUBSIDIARIES

     1. Holdings shall not permit any Restricted Subsidiary to incur, directly or indirectly, any Indebtedness or preferred stock unless, on the date of, and after giving effect to, such incurrence and the application of the net proceeds therefrom, the Indebtedness to Adjusted EBITDA Ratio of Holdings would be equal to or less than 7.00:1. Accrual of interest, accretion or amortization of original issue discount, and the payment of interest in the form of additional Indebtedness, will be deemed not to be an incurrence of Indebtedness for purposes of this covenant.

     2. Despite the above paragraph (1), and regardless of the amount of the Restricted Subsidiaries' outstanding Indebtedness, any Restricted Subsidiary may incur any or all of the following Indebtedness:

          a. Indebtedness incurred under Credit Facilities, in an aggregate principal amount outstanding at any time, together with the amount of any Indebtedness then outstanding and incurred under clause (l) of the "--Limitation on Indebtedness" covenant, not to exceed the sum of (x) the product of $200,000 times the number of Completed Towers on the date of such incurrence and (y) the product of $1,000,000 times the number of Completed Broadcast Towers on the date of such incurrence; provided that the amount of such Indebtedness does not exceed 25% of the cost of acquiring or constructing such Completed Broadcast Towers;

          b. Indebtedness or preferred stock of a Restricted Subsidiary issued to, and held by, Holdings or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any capital stock which results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary, or any subsequent transfer of such Indebtedness or preferred stock, other than to Holdings or a Restricted Subsidiary, shall be deemed to constitute an incurrence of such Indebtedness or preferred stock by the issuer of such preferred stock or Indebtedness;

          c. Indebtedness or preferred stock of a Restricted Subsidiary incurred and outstanding on, or prior to, the date on which Holdings acquired such Restricted Subsidiary, and Indebtedness or preferred stock of an entity merged into a Restricted Subsidiary, other than, in either case, Indebtedness or preferred stock incurred in connection with, or to provide all, or any portion of, the funds or credit support utilized to consummate, the transaction, or series of related transactions, pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or
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          Holdings acquired it or such entity was merged into such Restricted
          Subsidiary; provided, however, that on the date of such acquisition or merger and after giving it effect, Holdings either (x) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) above or (y) would have an Indebtedness to Adjusted EBITDA Ratio immediately after giving effect to such merger or acquisition no greater than the Indebtedness to Adjusted EBITDA Ratio immediately prior to such transaction;

          d.  Indebtedness or preferred stock outstanding on the Issue Date;

          e. Refinancing Indebtedness incurred in respect of Indebtedness or preferred stock referred to in paragraph (1) above or clauses
              (2)(c) and (d) above or this clause (e); provided that Indebtedness of Holdings may not be refinanced pursuant to this clause (e);

          f. Indebtedness, including capital lease obligations, which a subsidiary incurs to finance the acquisition, construction or improvement of fixed or capital assets, in an aggregate principal amount at any one time outstanding, together with the amount of any Indebtedness then outstanding and incurred pursuant to clause
              (2)(d) of the "--Limitation on Indebtedness" covenant, not to exceed the greater of (x) $25.0 million and (y) an amount equal to 7.5% of Holdings' Consolidated Tangible Assets; provided, that such subsidiary incurs such Indebtedness within 180 days after the date of such acquisition, construction or improvement, and that the issue price of such Indebtedness does not exceed the fair market value of such acquired, constructed or improved assets, as determined in good faith by Holdings' Board of Directors;

          g.  Indebtedness which is:

                i. in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided in the ordinary course of its business, which do not secure other Indebtedness; and

                ii. incurred under currency exchange protection agreements and interest rate protection agreements which, at the time of incurrence, are in the ordinary course of business; provided, however, that the currency exchange protection agreements and interest rate protection agreements are directly related to Indebtedness which Holdings or any of its subsidiaries is permitted to incur pursuant to the indentures;

          h. Indebtedness represented by guarantees, by a subsidiary, of Indebtedness which Holdings or another subsidiary is otherwise permitted to incur pursuant to the indentures; provided that any subsidiary which guarantees the 2008 notes or the 2009 notes will guarantee the new notes; any subsidiary that guarantees the discount notes will guarantee the cash notes; any subsidiary that guarantees the cash notes will guarantee the discount notes; in each case on substantially similar terms;

          i. Indebtedness, not to exceed at any one time outstanding together with the amount of any Indebtedness then outstanding and incurred pursuant to clause (2)(i) of the "--Limitation on Indebtedness" covenant, 2.0 times:

             - the sum of 100% of the aggregate Net Cash Proceeds and 50% of the non-cash proceeds Holdings receives from the issue or sale of its capital stock, other than Disqualified Stock, subsequent to July 1, 1999, other than an issuance or sale to a Holdings subsidiary or to an employee stock ownership plan or to a trust established by Holdings or any of its Restricted Subsidiaries, less

             - the amount of such Net Cash Proceeds used to make Restricted
               Payments pursuant to clause (1)(c)(ii) of the "--Limitation on Restricted Payments" covenant, or applied pursuant to clause
               (2)(a)(ii)of the "--Limitation on Restricted Payments" covenant;

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          j.  other Indebtedness and preferred stock, in an aggregate principal and/or liquidation amount, not to exceed at any time outstanding, $25.0 million, less the amount of any indebtedness then outstanding and incurred pursuant to clause (2)(j) of the "--Limitation on Indebtedness" covenant;

          k. Indebtedness representing the deferred payment of the purchase price for any entity that is engaged in a Permitted Business and that becomes a Restricted Subsidiary or the acquisition of any assets constituting a business or line of business that is a Permitted Business, as determined by the Board of Directors, not to exceed at any one time outstanding, together with any Indebtedness then outstanding and incurred pursuant to clause 2(m) of the "--Limitation on Indebtedness" covenant, 50% of the purchase price for the related entity or business so acquired; provided, however, that after giving effect to such acquisition and all Indebtedness incurred in connection therewith, Holdings either (x) would be able to incur at least $1.00 of additional Indebtedness under the "--Limitation on Indebtedness" covenant or
              (y) would have an Indebtedness to Adjusted EBITDA Ratio no greater than prior to such transaction; and

          l.  Permitted Acquisition Indebtedness.

     3.  For purposes of determining compliance with this covenant:

          a. in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Holdings, in its sole discretion, will classify (and may from time to time reclassify) such Indebtedness, and only be required to include the amount and type of such Indebtedness in one of the above clauses; and

          b. an item of Indebtedness may be divided and classified into more than one of the types of Indebtedness described above.

     4. Holdings will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt.

     LIMITATION ON RESTRICTED PAYMENTS

     1. Holdings will not make, and will not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment, if at the time Holdings or the Restricted Subsidiary makes the Restricted Payment:

          a. a default or event of default will have occurred and be continuing, or would result therefrom;

          b. except with respect to making an Investment, Holdings could not incur at least $1.00 of additional Indebtedness under paragraph
              (1) of the "--Limitation on Indebtedness" covenant; or

          c. the aggregate amount of such Restricted Payment and all other Restricted Payments, which amount, if other than in cash, Holdings' Board of Directors will determine in good faith, and will evidence such determination by a Board of Directors resolution, declared or made subsequent to the Issue Date, would exceed the sum of:

                i. the aggregate EBITDA (whether positive or negative) accrued subsequent to July 1, 1999 to the most recent date for which financial information is available to Holdings, taken as one accounting period, less 1.4 times Consolidated Interest Expense for the same period; plus

                ii. 100% of the aggregate Net Cash Proceeds, less the aggregate amount of such Net Cash Proceeds used to incur Indebtedness pursuant to clause (2)(i) of the "--Limitation on Indebtedness" covenant and clause (2)(i) of the "--Limitation on Indebtedness and Preferred
           Stock of Restricted Subsidiaries" covenant, plus 70% of the GAAP purchase accounting valuation of Qualified Proceeds, with each such valuation calculated as of the
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           sale date of the capital stock received as consideration therefor, in each case received by Holdings from the issue or sale of capital stock, other than Disqualified Stock, subsequent to July 1, 1999, other than an issuance or sale to one of Holdings' subsidiaries, and other than an issuance or sale to an employee stock ownership plan, or to a trust established by Holdings or any of its Restricted Subsidiaries; plus

                iii. the amount by which Holdings' Indebtedness is reduced on Holdings' balance sheet, upon conversion or exchange, other than by a Restricted Subsidiary, subsequent to the Issue Date of any Holdings Indebtedness which is convertible or exchangeable for Holdings' capital stock, other than Disqualified Stock, less the amount of any cash, or the fair value of any other property, distributed by Holdings upon such conversion or exchange; plus

                iv. an amount equal to the sum of the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets to Holdings or any Restricted Subsidiary from Unrestricted Subsidiaries, plus the portion, proportionate to Holdings' equity interest in such subsidiary, of the fair market value of the net assets of an Unrestricted Subsidiary, at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; plus

                v. dividends and distributions Holdings receives, subsequent to the Issue Date, from Unrestricted Subsidiaries, to the extent such dividends and distributions are not otherwise included in calculating EBITDA; plus

                vi. Net Cash Proceeds Holdings receives, subsequent to the Issue Date, from Investments that are not Permitted Investments, to the extent not otherwise included in calculating EBITDA.

     The sum in clause (iv) above shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments Holdings or any Restricted Subsidiary previously made in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

     2.  The provisions of paragraph (1) of this covenant will not prohibit:

          a. any purchase, redemption, defeasance or other acquisition of Holdings' capital stock or Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Holdings' capital stock, other than Disqualified Stock and other than capital stock issued or sold to a Holdings subsidiary, or an employee stock ownership plan, or a trust established by Holdings or any of its subsidiaries; provided, however, that:

                i. such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments; and

                ii. to the extent applied toward any such purchase, redemption, defeasance or other acquisition, the Net Cash Proceeds from such sale will be excluded from clause (1)(c)(ii) above, clause (2)(i) of the "--Limitation on Indebtedness" covenant and clause (2)(i) of the "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant;

          b. any purchase, redemption, defeasance or other acquisition of Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Holdings' Subordinated Obligations; provided, however, that:

                i. the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Obligations being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Obligations being so redeemed, repurchased, acquired or retired;

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                ii.  such new Indebtedness is subordinated to the notes at least to the same extent as the Subordinated Obligations so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

                iii. such new Indebtedness has a final scheduled maturity date later than the earlier of the final scheduled maturity date of the Subordinated Obligations being so redeemed, repurchased, acquired or retired, and the final scheduled maturity date of the notes;

                iv. such new Indebtedness has an Average Life equal to or greater than the lesser of the Average Life of the Indebtedness being so redeemed, repurchased, acquired or retired and the Average Life of the notes; and

                v. any purchase, redemption, defeasance or other acquisition made pursuant to this clause 2(b) will be excluded in the calculation of the amount of Restricted Payments;

          c. dividends paid within 60 days after the date of their declaration, if at such date of declaration such dividend would have complied with this covenant; and

          d. purchases of outstanding shares of SpectraSite's capital stock from former employees, in an amount not to exceed $5.0 million in the aggregate.

     Any dividend or purchase made pursuant to (2)(c) or 2(d), above will be included in the calculation of Restricted Payments.

     The Restricted Payments described in clauses (2)(a), (b) and (d) above shall not be permitted if at the time of, and after giving effect to, such Restricted Payments, a default or an event of default shall have occurred and be continuing.

     The amount of any Investment shall be measured on the date made and shall not give effect to subsequent changes in value.

     LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

     Holdings will not, and will not permit any Restricted Subsidiary to, create, or otherwise cause or permit to exist or become effective, any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     1. pay dividends or make any other distributions on its capital stock to Holdings or to a Restricted Subsidiary, or pay any Indebtedness or other obligation owed to Holdings;

     2.  make any loans or advances to Holdings; or

     3. transfer any of its property or assets to Holdings or any Restricted Subsidiary, except:

          a. any encumbrance or restriction pursuant to a Credit Facility or any agreement in effect on the Issue Date;

          b. any encumbrance or restriction, with respect to a Restricted Subsidiary, pursuant to an agreement relating to any Indebtedness or capital stock that it incurred or issued on, or prior to, the date on which Holdings or a Restricted Subsidiary acquired it, other than Indebtedness or capital stock incurred or issued as consideration for, or to provide any portion of, the funds or credit support utilized to consummate the transaction, or series of related transactions, pursuant to which such Restricted Subsidiary became a subsidiary, or Holdings or a Restricted Subsidiary acquired it, and outstanding on such date;

          c. any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness incurred, pursuant to an agreement referred to in clause (a) or (b) above, or contained in any amendment to an agreement referred to in clause (a) or (b) above; provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment, taken as a whole, with respect to a Restricted Subsidiary, are no

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          less favorable to the holders of the notes than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements, as determined by Holdings' Board of Directors in good faith;

          d. in the case of paragraph (3), any encumbrance or restriction that restricts, in a customary manner, the subletting, assignment or transfer of any property or asset that is subject to a lease, license or other contract or such lease, license or other contract;

          e. in the case of paragraph (3), contained in security agreements or mortgages securing a Restricted Subsidiary's Indebtedness, to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages;

          f. any restriction with respect to a Restricted Subsidiary, imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of such Restricted Subsidiary's capital stock or assets, pending the closing of such sale or disposition;

          g. customary provisions with respect to the disposition or distribution of assets or property in joint venture and other similar agreements; and

          h. restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; provided that the Board of Directors determines that such restrictions will not have a material adverse impact on Holdings' ability to make payments on the notes.

     LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

     1. Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          a. Holdings or such Restricted Subsidiary receives consideration, at the time of such Asset Disposition, at least equal to the fair market value, including as to the value of all non-cash consideration, as the Holdings Board of Directors determines in good faith, of the shares and assets subject to such Asset Disposition; and

          b. except in the case of a Tower Asset Exchange, at least 75% of the consideration Holdings or such Restricted Subsidiary receives is in the form of cash or cash equivalents.

     2. Within 365 days after the receipt of any Net Available Cash from an Asset Disposition, Holdings or the applicable Restricted Subsidiary may apply such Net Available Cash to:

          a. prepay, repay, redeem or purchase Indebtedness, other than Disqualified Stock, of a Restricted Subsidiary of Holdings, provided that the applicable Restricted Subsidiary also may prepay, repay, redeem or purchase its own outstanding Indebtedness, or Senior Indebtedness, in each case other than Indebtedness owed to Holdings or an Affiliate of Holdings;

          b. make an offer with respect to the 2008 notes or the 2009 notes to the extent required in the indentures governing the 2008 notes and the 2009 notes, respectively;

          c. acquire all or substantially all of the assets of an entity engaged in a Permitted Business;

          d. acquire Voting Stock of an entity engaged in a Permitted Business from a person that is not a Holdings subsidiary; provided, that after giving effect thereto, Holdings or its Restricted Subsidiary owns a majority of such Voting Stock, and such acquisition otherwise is made in accordance with the indentures, including, without limitation, the "--Limitation on Restricted Payments" covenant; or

          e. make a capital expenditure or acquire other long-term assets that are used or useful in a Permitted Business.

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        To the extent of the balance of such Net Available Cash, after application in accordance with clause (2)(a), (b), (c), (d), or (e) above, Holdings shall make an offer to the holders to purchase notes pursuant to, and subject to, the conditions set forth below.

     3. Notwithstanding the foregoing provisions, Holdings and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant, except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

     4.  For the purposes of this covenant, the following are deemed to be cash:

          a. the transferee's assumption of other than Holdings' Indebtedness, other than Holdings' Disqualified Stock, and other than Indebtedness that is subordinated to the notes, or any Restricted Subsidiary's Indebtedness and the release of Holdings or the Restricted Subsidiary from all liability on such Indebtedness in connection with the Asset Disposition;

          b. securities that Holdings or any Restricted Subsidiary receives from the transferee, that Holdings or the Restricted Subsidiary converts into cash within 20 days of the applicable Asset Disposition, to the extent of the cash received; and

          c. the transferee's assumption of any of Holdings' or any Restricted Subsidiary's liabilities, as shown on Holdings' or such Restricted Subsidiary's most recent balance sheet, other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof, pursuant to a customary novation agreement that releases Holdings or the Restricted Subsidiary from further liability.

     5. In the event of an Asset Disposition that requires an offer to purchase notes pursuant to paragraph (2) of this covenant, Holdings will be required to purchase notes tendered, pursuant to Holdings' offer for the notes, at a purchase price of:

             - 100% of their Accreted Value or principal amount as of the purchase date, without premium, plus

             - accrued and unpaid interest to the purchase date, in accordance with the procedures, including prorating in the event of oversubscription, set forth in the indentures.

     If the aggregate purchase price for notes tendered pursuant to the offer is less than the Net Available Cash allotted to the notes purchase, Holdings may use any remaining Net Available Cash for general corporate purposes not otherwise prohibited by the indentures.

     If the aggregate purchase price for notes tendered pursuant to the offer is greater than the Net Available Cash allotted to the notes purchase, the trustee will select the notes to be purchased on the basis set forth under "--Redemption--Partial Redemption: Selection and Notice" above. Upon completion of any required offer to the holders, the amount of Net Available Cash will be reset at zero. Holdings shall not be required to make an offer for notes pursuant to this covenant if the Net Available Cash available therefor, after application of the proceeds as provided in paragraph (2) of this covenant, is less than $10.0 million for all Asset Dispositions, which lesser amounts shall be carried forward, for purposes of determining whether an offer is required, with respect to the Net Available Cash, from any subsequent Asset Disposition.

     6. Holdings will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with a notes repurchase pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Holdings will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with the law.

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     7.  The provisions of this covenant shall not apply to any transaction that is permitted under the provisions of the covenant described under "--Merger and Consolidation."

     LIMITATION ON TRANSACTIONS WITH AFFILIATES

     1. Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction, or series of transactions, including the purchase, sale, lease or exchange of any property, employee compensation arrangements, or the rendering of any service, with any Holdings Affiliate unless:

          a. the terms of such transaction, taken as a whole, are no less favorable to Holdings or such Restricted Subsidiary, as the case may be, than those that could be obtained, at the time of such transaction, in arm's-length dealings with a person who is not an Affiliate;

          b. in the event such affiliate transaction involves an aggregate amount in excess of $5.0 million, the terms of such transaction are set forth in writing and shall have been approved by a majority of the members of the Board of Directors having no personal stake in such affiliate transaction, and such majority determines that the affiliate transaction satisfies the criteria in clause (1)(a) above; and

          c. in the event such affiliate transaction involves an aggregate amount in excess of $10.0 million, Holdings has received a written opinion from a nationally recognized independent investment banking firm that such affiliate transaction is fair to Holdings and its Restricted Subsidiaries from a financial point of view.

     2.  The provisions of paragraph (1) above shall not prohibit:

          a. any Restricted Payment permitted to be made pursuant to the "--Limitation on Restricted Payments" covenant;

          b. any securities issuance, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, or any arrangements relating thereto;

          c. the grant of stock options or similar rights to Holdings employees and directors, pursuant to plans approved by the Board of Directors;

          d. loans or advances to employees, in the ordinary course of business, in accordance with Holdings' or its Restricted Subsidiaries' past practices;

          e. the payment of reasonable fees to directors of Holdings and its Restricted Subsidiaries who are not employees of Holdings or its Restricted Subsidiaries;

          f. any transaction between Holdings and a Restricted Subsidiary or between Restricted Subsidiaries;

          g. the issuance or sale of any Holdings capital stock, other than Disqualified Stock;

          h. any transaction, consummated pursuant to the terms of any agreement described in Holdings' Form 10-K for the year ended December 31, 1999, including the exhibits and documents included or incorporated by reference therein, giving effect to any subsequent supplements, amendments, modifications or alterations thereof that are approved by the disinterested members of Holdings' Board of Directors;

          i. any transaction in the ordinary course of business between Holdings or any Restricted Subsidiary and any Affiliate of Holdings relating to the acquisition, management, construction, leasing or licensing of towers, provided, however, that such transaction is on terms that are no less favorable, taken as a whole, to Holdings or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated person or is otherwise on terms that, taken as a
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          whole, Holdings has determined to be fair to Holdings or the relevant
          Restricted Subsidiary; and

          j. any transaction between Holdings or any of its Restricted Subsidiaries and any of its Affiliates involving ordinary course investment banking, commercial banking or related activities.

     LIMITATION ON LIENS

     Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, or permit to exist, any Lien, other than Permitted Liens, on any of its property or assets, including capital stock, whether owned on the Issue Date or thereafter acquired, securing any obligation, unless effective provision is made contemporaneously to secure the notes equally and ratably with or, in the case of Subordinated Obligations, on a senior basis to, such obligation, for so long as the obligation is so secured.

     LIMITATION ON SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

     Holdings will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease, or otherwise dispose of any Restricted Subsidiary's capital stock, to any person, other than to Holdings or to a wholly owned subsidiary of Holdings, and will not permit any Restricted Subsidiary to issue any of its capital stock to any person, other than to Holdings or a subsidiary of Holdings, and other than shares of its capital stock constituting directors' qualifying shares or the ownership by foreign nationals of capital stock of any Restricted Subsidiary, to the extent necessary or mandated by applicable law, unless in either case:

          a. Holdings' and its Restricted Subsidiaries' minority equity interest in such person, after giving effect to any such disposition, would be permitted under the "--Limitation on Restricted Payments" covenant; and

          b. the net cash proceeds from such transfer, conveyance, sale, lease, or other disposition, are applied in accordance with the "--Limitation on Sales of Assets and Subsidiary Stock" covenant.

     LIMITATION ON SALE/LEASEBACK TRANSACTIONS

     Holdings will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

     1.  Holdings or such Restricted Subsidiary would be entitled to:

          a. Incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, pursuant to the "--Limitation on Indebtedness" covenant; and

          b. create a Lien on such property securing such Attributable Indebtedness, without equally and ratably securing the notes, pursuant to the "--Limitation on Liens" covenant;

     2. the net cash proceeds received by Holdings or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value of such property, as determined by Holdings' Board of Directors in good faith; and

     3. the transfer of such property is permitted by, and Holdings or such Restricted Subsidiary applies the proceeds of such transaction in compliance with the "--Limitation on Sales of Assets and Subsidiary Stock" covenant.

     SEC REPORTS

     Notwithstanding that Holdings may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Holdings will file with the SEC, unless the SEC does not permit such filing, and provide the trustee and note holders with, the annual reports and such information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. Holdings also will comply with the other provisions of the Trust Indenture Act Section 314(a).
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MERGER AND CONSOLIDATION

     Holdings will not, in one transaction or a series of transactions, consolidate with or merge with or into, or convey, transfer or lease, all or substantially all of its assets to, any person, unless:

     1. the resulting, surviving or transferee person (the Successor Issuer) will be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Issuer, if not Holdings, will expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of Holdings' obligations under the notes and the indentures;

     2. immediately after giving effect to such transaction on a pro forma basis, and treating any Indebtedness which becomes an obligation of the Successor Issuer, or any Restricted Subsidiary, as a result of such transaction, as having been incurred by the Successor Issuer, or such Restricted Subsidiary, at the time of such transaction, no default or event of default will have occurred and be continuing;

     3. except (A) in the case of a merger of Holdings into a wholly owned subsidiary, (B) a merger Holdings enters into solely for the purpose of reincorporating in another jurisdiction, or (C) a merger Holdings enters into solely for the purpose of forming a holding company to hold all of the outstanding capital stock of Holdings immediately after giving effect to such transaction, on a pro forma basis, as if such transaction had occurred at the beginning of the applicable four quarter period, Holdings, or the person formed by, or surviving, any such consolidation or merger, if other than Holdings, or to which such conveyance, transfer, lease or other disposition shall have been made, either (x) would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) of the "--Limitation on Indebtedness" covenant above or (y) would have had an Indebtedness to Adjusted EBITDA Ratio immediately after giving effect to such consolidation, merger, conveyance, transfer, lease or other disposition no greater than the Indebtedness to Adjusted EBITDA Ratio immediately prior to such transaction; and

     4. Holdings will have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger or transfer, and such supplemental indenture, if any, comply with the indentures, as set forth in the indentures.

     The Successor Issuer will succeed to, and be substituted for, and may exercise every right and power of, Holdings under the indentures, and the predecessor issuer, in the case of a conveyance, transfer or lease of all or substantially all of its assets, will be released from the obligations under the indentures and the notes, including, without limitation, the obligation to pay the principal of and interest on the notes.

DEFAULTS

     An event of default is defined in the indentures as:

     1. a default in any interest payment, when due, on any note, continued for 30 days;

     2. a default in the payment of principal, when due, of any note at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

     3. Holdings' failure to comply with its obligations under "--Merger and Consolidation;"

     4. Holdings' failure to comply, for 30 days after notice, with any of its obligations under the covenants described under "--Change of Control" or "--Certain Covenants;"

     5. Holdings' failure to comply, for 60 days after notice, with its other agreements contained in the indentures;

     6. Holdings' failure, or the failure of any of Holdings' Significant Subsidiaries, to pay any Indebtedness within any applicable grace period, after final maturity, or the acceleration of any such Indebtedness by the holders thereof, because of a default, if the total amount of such

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

         Indebtedness, unpaid or accelerated, exceeds $10.0 million or its foreign currency equivalent (the cross acceleration provision);

     7. certain events of bankruptcy, insolvency or reorganization of Holdings or any of Holdings' Significant Subsidiaries (the bankruptcy provisions); or

     8. any final judgment or decree, for the payment of money in excess of $10.0 million, is rendered against Holdings or any of Holdings' Significant Subsidiaries, net of any amounts with respect to which a creditworthy insurance company has acknowledged full liability, subject to any deductible amounts of less than $10.0 million required to be paid by Holdings in accordance with the applicable insurance policy, and either:

          a. an enforcement proceeding has been commenced by any creditor upon such judgment or decree; or

          b. such judgment or decree remains outstanding for a period of 60 days following the judgment and is not discharged, waived or stayed within 10 days after notice (the judgment default provision).

     The foregoing will constitute events of default whatever the reason for any such event of default, and whether it is voluntary or involuntary, or is effected by operation of law, or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body.

     However, a default under clauses (4), (5) and (8) above will not constitute an event of default until the trustee or the holders of 25%, in aggregate principal amount at maturity, of the outstanding notes, notify Holdings, as provided in the indentures, of the default and Holdings does not cure such default within the time specified in clauses (4) and (5) above, after it receives notice.

     If an event of default occurs and is continuing, the trustee or the holders of at least 25%, in aggregate principal amount at maturity, of the outstanding notes, by notice to Holdings, may declare the Accreted Value or principal amount of, and accrued but unpaid interest on, all the notes to be due and payable. Upon such a declaration, such Accreted Value or principal amount and interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of Holdings occurs and is continuing, the Accreted Value or principal amount of, and accrued interest on, all the notes automatically will become due and payable immediately, without any declaration or other act on the part of the trustee or any holders. Under certain circumstances, the holders of a majority, in aggregate principal amount at maturity, of the outstanding notes may rescind any such acceleration, with respect to the notes, and its consequences.

     Subject to the provisions of the indentures relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indentures, at the request or direction of any of the holders of notes, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indentures or the notes unless:

     - such holder shall have previously given the trustee notice that an event of default is continuing;

     - holders of at least 25%, in aggregate principal amount at maturity, of the outstanding notes shall have requested the trustee to pursue the remedy;

     - such holders shall have offered the trustee reasonable security or indemnity against any loss, liability or expense;

     - the trustee shall not have complied with such request, within 60 days after the receipt of the request and the offer of security or indemnity; and

     - the holders of a majority, in principal amount at maturity, of the outstanding notes shall not have given the trustee a direction inconsistent with such request within such 60-day period.

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

     Subject to certain restrictions, the holders of a majority, in principal amount at maturity, of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of notes, or that would involve the trustee in personal liability.

     The indentures provide that if a default occurs and is continuing, and is known to the trustee, the trustee must mail to each holder notice of the default, within the earlier of 90 days after it occurs, or 30 days after it is known to a trust officer or written notice of it is received by the trustee. Except in the case of a default in the payment of principal of, premium, if any, or interest on any note, the trustee may withhold notice, if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the note holders. In addition, Holdings is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. Holdings also is required to deliver to the trustee, within 30 days after its knowledge of the occurrence of such event, written notice of any event which would constitute certain defaults, their status, and what action Holdings is taking, or proposes to take, in respect of such event.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the indentures may be amended, and any past default or compliance with any provisions may be waived, with the consent of the holders of a majority, in principal amount at maturity, of the notes then outstanding, including consents obtained in connection with a tender offer or exchange for the notes. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

     - reduce the amount of notes whose holders must consent to an amendment;

     - reduce the rate of, or extend the time for, payment of interest on any note;

     - reduce the principal of, or extend the Stated Maturity of, any note;

     - reduce the premium payable upon the redemption of any note, or change the time at which any note may be redeemed, as described under "Terms of Optional Redemption;"

     - make any note payable in money other than that stated in the note;

     - impair the right of any holder to receive payment of principal of, and interest on, such holder's notes on or after the due dates therefor, or to institute suit for the enforcement of any payment on, or with respect to, such holder's notes; or

     - make any change in the amendment provisions which require each holder's consent, or in the waiver provisions.

     Without the consent of any holder, Holdings and the trustee may amend the indentures to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of Holdings' obligations under the indentures, to provide for uncertificated notes in addition to, or in place of, certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated notes are as described in Section 163(f)(2)(B) of the Internal Revenue Code, to add guarantees with respect to the notes, to secure the notes, to add to Holdings' covenants for the benefit of the note holders, or to surrender any right or power conferred upon Holdings, to make any change that does not, in the good faith opinion of Holdings' Board of Directors, materially adversely affect the rights of any holder, and to comply with any requirement of the SEC in connection with the qualification of the indentures under the Trust Indenture Act.

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

     The holders' consent is not necessary, under the indentures, to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under an indenture becomes effective, Holdings is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the indentures. Upon any transfer or exchange, the registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and Holdings may require a holder to pay any taxes required by law or permitted by the indentures, including any transfer tax or other similar governmental charge payable in connection therewith. Holdings is not required to transfer or exchange any note selected for redemption, or to transfer or exchange any note for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form, and the registered holder of a note will be treated as the owner of such note for all purposes.

DEFEASANCE

     Holdings at any time may terminate all its obligations under the notes and the indentures (legal defeasance), except for certain obligations, including:

     - those respecting the defeasance trust and obligations to register the transfer or exchange of the notes;

     - the obligation to replace mutilated, destroyed, lost or stolen notes; and

     - maintenance of a registrar and paying agent in respect of the notes.

     Holdings at any time may terminate its obligations under:

     - the covenants described under "--Certain Covenants," other than the covenant described under "--Merger and Consolidation";

     - the operation of the cross acceleration provision;

     - the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Defaults;" and

     - the limitations contained in clause (3) under "--Merger and Consolidation" (covenant defeasance).

     Holdings may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Holdings exercises its legal defeasance option, payment of the notes may not be accelerated because of an event of default with respect thereto. If Holdings exercises its covenant defeasance option, payment of the notes may not be accelerated because of an event of default as specified in clauses (4), (5), (6), (7) with respect to Significant Subsidiaries only, or (8) under "--Defaults," or because of SpectraSite's failure to comply with clause (3) under "--Merger and Consolidation."

     In order to exercise either defeasance option with respect to either tranche of notes, Holdings must deposit, or cause to be deposited, irrevocably in trust (the defeasance trust) with the trustee, money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof, in accordance with their terms, will provide cash at such times and in such amounts as will be sufficient to pay principal and interest, when due, on all such notes, except lost, stolen or destroyed notes which have been replaced or repaid, to maturity or redemption, as the case may be. Holdings must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of such notes will not recognize income, gain or loss, for federal income tax purposes, as a result of such deposit and defeasance, and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such deposit and defeasance had not

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occurred and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No Holdings director, officer, employee, incorporator or stockholder, as such, shall have any liability for any of Holdings' obligations under the notes or the indentures, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each note holder, by accepting a note, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal or state securities law, and it is the view of the SEC that such a waiver is against public policy.

CONCERNING THE TRUSTEE

     United States Trust Company of New York is the trustee for each indenture, and Holdings has appointed it as registrar and paying agent with regard to the notes.

     The holders of a majority, in principal amount at maturity, of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding, for exercising any remedy available to the trustee, subject to certain exceptions. The indentures provide that if an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request of any note holder, unless such holder shall have offered to the trustee security and indemnity satisfactory to it, against any loss, liability or expense, and then only to the extent required by the terms of the indentures.

GOVERNING LAW

     Each of the indentures provides that it and the notes are governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indentures. Reference is made to the indentures for a full disclosure of all such terms.

     Accreted Value means an amount per $1,000 principal amount at maturity of the notes that is equal to (a) as of any date prior to March 15, 2005, the sum of (x) the initial offering price of each note and (y) the portion of the excess of the principal amount at maturity of each note over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each March 15 and September 15 at the rate of 12.875% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months and (b) as of any date after March 15, 2005, $1,000. With respect to the cash notes, Accreted Value means $1,000 per $1,000 principal amount at maturity.

     Adjusted EBITDA as of any date of determination, means the sum of:

     1. Holdings' EBITDA for the four most recent full fiscal quarters ending prior to such date, less Holdings' Tower EBITDA for such four-quarter period; plus

     2. the product of four times Holdings' Tower EBITDA for the most recent quarter. The Tower EBITDA for the most recent quarter shall be determined on a pro forma basis after giving effect to:

          a. all acquisitions or dispositions of assets Holdings and its subsidiaries make, from the beginning of such quarter through, and including, the date of determination, including any

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

          related financing transactions, as if the acquisitions and dispositions had occurred at the beginning of the quarter;

          b. any new lease or Site Management Contract Holdings or any Restricted Subsidiary enters into in the ordinary course of business, with respect to Tower Assets, from the beginning of the quarter through, and including, such date of determination, as if such new lease or Site Management Contract had been signed at the beginning of the quarter, and Holdings or a Restricted Subsidiary had received the rent required by the terms of such lease or Site Management Contract for such quarter during the quarter;

          c. the loss from the beginning of the quarter through, and including, the date of determination of any lease or Site Management Contract Holdings or a Restricted Subsidiary has entered into, with respect to any Tower Assets, that was in effect on the first day of the quarter, as if the lease or Site Management Contract had not been in effect during such quarter, and no rent under the lease had been received during the quarter; and

          d. any rent increases Holdings or any Restricted Subsidiary receives, during the period beginning on the first day of the quarter and ending on the date of determination related to leases or Site Management Contracts on Tower Assets, as if the increased rental rate had been in effect at the beginning of the quarter and Holdings or a Restricted Subsidiary had received the increased amount of rent during such quarter.

     For purposes of making the computation referred to above:

          i. acquisitions that Holdings or any of its Restricted Subsidiaries has made, including through mergers or consolidations, and including any related financing transactions, during the reference period, or subsequent to such reference period, and on or prior to the date of determination, shall be deemed to have occurred on the first day of the reference period, and EBITDA for the reference period shall be calculated without giving effect to clause (2) of the proviso set forth in the definition of Consolidated Net Income; and

          ii. the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date of determination, shall be excluded.

     Affiliate of any specified person means any other person, directly or indirectly, controlling or controlled by, or under direct or indirect common control with, such specified person. For the purposes of this definition, control, when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise, and the terms controlling and controlled have correlative meanings.

     Asset Disposition means any sale, lease, transfer, or other disposition, or series of related sales, leases, transfers, or dispositions, by Holdings or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction, of:

     1. any shares of a Restricted Subsidiary's capital stock, other than directors' qualifying shares, or shares required, by applicable law, to be held by a Person other than Holdings or a Restricted Subsidiary;

     2. all or substantially all the assets of any of Holdings' or any Restricted Subsidiary's division or line of business; or

     3. any other of Holdings' or any Restricted Subsidiary's assets outside of the ordinary course of business;

other than in the case of clauses (1), (2) and (3) above:

     - a disposition by a Restricted Subsidiary, to Holdings, or by Holdings or a Restricted Subsidiary to another Restricted Subsidiary:

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     - a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Limitation on Restricted Payments";

     - a disposition of assets with a fair market value of less than $5.0 million;

     - any transaction not prohibited by the covenant under "--Limitation on Restricted Payments" or that constitutes a Permitted Investment;

     - grants of leases or licenses in the ordinary course of business; and

     - disposals of cash equivalents.

     Attributable Indebtedness in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value, discounted at the interest rate borne by the notes, compounded annually, of the total obligations of the lessee, for rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction, including any period for which the lease has been extended.

     Average Life means, as of the date of determination, with respect to any Indebtedness or preferred stock, the quotient obtained by dividing:

     1. the sum of the product of the numbers of years, from the date of determination to the dates of each successive scheduled principal payment, of such Indebtedness, or redemption, or similar payment with respect to such preferred stock, times the amount of such payment;

     2.  the sum of all such payments.

     Board of Directors means Holdings' Board of Directors, or any committee thereof duly authorized to act on behalf of the Board.

     Business Day means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

     Change of Control means the occurrence of any of the following events:

     1. any person, as such term is used in Exchange Act Sections 13(d) and 14(d), other than one or more Permitted Holders, is or becomes the beneficial owner, as defined in Exchange Act Rules 13d-3 and 13d-5, except that for purposes of this paragraph (1) such person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of more than 35% of the total voting power of Holdings' Voting Stock; provided, however, that the Permitted Holders beneficially own, directly or indirectly, in the aggregate, a lesser percentage of the total voting power of Holdings' Voting Stock than such other person, and do not have the right or ability, by voting power, contract, or otherwise, to elect, or designate for election, a majority of the Holdings Board of Directors;

             For purposes of this paragraph (1), (a) such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner, directly or indirectly, of more than 35% of the voting power of the parent entity's Voting Stock, and the Permitted Holders beneficially own, directly or indirectly, in the aggregate, a lesser percentage of the total voting power of the parent entity's Voting Stock than such other person, and do not have the right or ability, by voting power, contract, or otherwise, to elect, or designate for election, a majority of the parent entity's board of directors, and (b) the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity held by any other parent entity, so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate, a majority of the voting power of the parent entity's Voting Stock;

     2. during any period of two consecutive years, or, in the case this event occurs within the first two years after the Issue Date, such shorter period as shall have begun on the Issue Date, individuals who at the beginning of such period constituted Holdings' Board of Directors, together with any new directors whose election by Holdings' Board of Directors or whose nomination for election by
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         Holdings' shareholders was approved by a vote of a majority of
         Holdings' directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Holdings Board of Directors then in office;

     3. Holdings' merger or consolidation with or into another person or the merger of another person with or into Holdings, if Holdings' securities that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of Holdings' Voting Stock are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; and

     4. the sale of all or substantially all of Holdings' assets to another person, other than a Permitted Holder or a person that is controlled by the Permitted Holders.

     Completed Broadcast Tower means a communications tower of at least 500 feet, other than a Completed Tower, with, as of the date of any determination:

     - at least one broadcast tenant that has executed a definitive lease or Site Management Contract with Holdings or any of its Restricted Subsidiaries; and

     - capacity for at least one other tenant.

     Completed Tower means a communications transmission tower with, as of any date of determination:

     - at least one anchor tenant that has executed a definitive lease or Site Management Contract with Holdings or any of its Restricted Subsidiaries; and

     - capacity for at least three tenants.

     Consolidated Indebtedness as of any date of determination means, without duplication:

     - the total amount of Indebtedness of Holdings and its Restricted Subsidiaries;

     - the total amount of Indebtedness of any other person, to the extent that such Indebtedness has been guaranteed by Holdings or one or more of its Restricted Subsidiaries; and

     - the aggregate liquidation value of all of Holdings' Disqualified Stock and all preferred stock of Holdings' Restricted Subsidiaries not owned by Holdings or a Restricted Subsidiary, in each case determined on a consolidated basis in accordance with GAAP.

     Consolidated Interest Expense means, for any period, the total interest expense of Holdings and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by Holdings or its Restricted Subsidiaries, without duplication:

      1. interest expense attributable to capital leases and to leases constituting part of a Sale/Leaseback Transaction;

      2.  amortization of debt discount and debt issuance cost;

      3.  capitalized interest;

      4.  non-cash interest expense;

      5. commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

      6. net costs associated with hedging obligations, including amortization of fees;

      7. preferred stock dividends paid in respect of all of Holdings' and its subsidiaries' preferred stock, held by persons other than Holdings or a wholly owned subsidiary of Holdings;

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      8.  interest incurred in connection with Investments in discontinued
          operations;

      9. interest accruing on any Indebtedness of any other person, to the extent such Indebtedness is guaranteed by, or secured by the assets of, Holdings or any Restricted Subsidiary; and

     10. the cash contributions to any employee stock ownership plan or similar trust, to the extent such contributions are used by such plan or trust to pay interest or fees to any person, other than Holdings, in connection with Indebtedness incurred by such plan or trust.

     Consolidated Net Income means, for any period, the net income or loss of Holdings and its consolidated Subsidiaries. The following, however, shall not be included in such Consolidated Net Income:

     1. any net income or loss of any person, other than Holdings, if such person is not a Restricted Subsidiary, except that, subject to the exclusion contained in clause (4) below, Holdings' equity in the net income of any such person for such period, shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period, to Holdings or a Restricted Subsidiary, as a dividend or other distribution, subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below;

     2. any net income or loss of any person, acquired by Holdings or a subsidiary, in a pooling of interests transaction for any period prior to the date of such acquisition;

     3. any Restricted Subsidiary's net income, if the Restricted Subsidiary is subject to restrictions, other than any restrictions permitted in the "--Limitations on Restrictions on Distributions from Restricted Subsidiaries" covenant, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to Holdings, except that:

          a. subject to the exclusion contained in clause (4) below, Holdings' equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by the Restricted Subsidiary during such period to Holdings or another Restricted Subsidiary as a dividend or other distribution, subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause; and

          b. solely for purposes of calculating the Indebtedness to Adjusted EBITDA Ratio, Holdings' equity in a net loss of any such Restricted Subsidiary, for such period, shall be included in determining such Consolidated Net Income;

     4. any gain or loss realized upon the sale or other disposition of any assets of Holdings, its consolidated subsidiaries, or any other person, including pursuant to any Sale/Leaseback Transaction, which are not sold or otherwise disposed of in the ordinary course of business, and any gain or loss realized upon the sale or other disposition of any capital stock of any person;

     5. any Unrestricted Subsidiary's net income or loss, except to the extent distributed to Holdings or one of its subsidiaries;

     6.  any extraordinary gain or loss; and

     7.  the cumulative effect of a change in accounting principles.

     Notwithstanding the foregoing, only for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments," there shall be excluded from Consolidated Net Income, any dividends, repayments of loans or advances, or other transfers of assets, from Unrestricted Subsidiaries, to Holdings or a Restricted Subsidiary, to the extent such dividends, repayments, or transfers increase the amount of Restricted Payments permitted under such covenant, pursuant to clause (1)(c)(iv) thereof.

     Consolidated Tangible Assets means, with respect to Holdings, the total consolidated tangible assets of Holdings and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of Holdings and the Restricted Subsidiaries, calculated on a consolidated basis in accordance with GAAP.
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     Credit Facility means any debt or credit facility, commercial paper facility providing for revolving credit loans, term loans, accounts receivable financing, including through the sale of accounts receivable to such lenders or to special purpose entities formed to borrow from such lenders against such accounts receivable, or letters of credit, or other non-convertible debt securities or other form of debt financing, in each case, as amended, restated, supplemented, extended, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any amendment, restatement, supplement, extension, modification, renewal, refunding, replacement or refinancing that increases the amount borrowable under any such facility or alters the maturity of any such facility.

     Disqualified Stock means, with respect to any person, any capital stock which, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, or upon the happening of any event:

     1. matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

     2. is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

     3.  is redeemable at the option of the holder thereof, in whole or in part;

in each case on or prior to the 91st day after the Stated Maturity of the notes.

     Capital stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such capital stock, upon the occurrence of an asset sale or change of control occurring prior to the 91st day after the Stated Maturity of the notes, shall not constitute Disqualified Stock, if the asset sale or change of control provisions applicable to such capital stock are not materially more favorable taken as a whole to the holders of such capital stock than the provisions described under "--Change of Control" and "--Limitation on Sales of Assets and Subsidiary Stock."

     EBITDA for any period, means the sum of Consolidated Net Income, plus the following, to the extent deducted in calculating such Consolidated Net Income:

     1.  Consolidated Interest Expense;

     2. all income tax expense of Holdings and its consolidated Restricted Subsidiaries;

     3. depreciation expense of Holdings and its consolidated Restricted Subsidiaries;

     4. amortization expense of Holdings and its consolidated Restricted Subsidiaries, excluding amortization expense attributable to a prepaid cash item that was paid in a prior period;

     5. all other non-cash charges of Holdings and its consolidated Restricted Subsidiaries, excluding any such non-cash charge to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period; and

     6. any premium or penalty paid in connection with repurchasing, redeeming, retiring, defeasing or acquiring any Indebtedness prior to maturity, to the extent deducted in calculating Consolidated Net Income, in each case, for such period.

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary, shall be added to Consolidated Net Income to compute EBITDA only to the extent, and in the same proportion, that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income, and only if a corresponding amount would be permitted, at the date of determination, to be paid to Holdings in the form of a dividend by the Restricted Subsidiary without prior approval, that has not been obtained, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, without in any event giving effect to any restrictions or limitations permitted in the "--Limitations on Restrictions on Distributions from Restricted Subsidiaries" covenant.
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

     Equity Offering means a public or private issuance by Holdings of its common stock for cash.

     GAAP means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

     1. the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

     2.  statements and pronouncements of the Financial Accounting Standards
         Board;

     3. such other statements by such other entity as approved by a significant segment of the accounting profession; and

     4. the rules and regulations of the SEC governing the inclusion of financial statements, including pro forma financial statements, in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     Indebtedness means, with respect to any person on any date of determination, without duplication:

     1.  the principal in respect of:

          a.  indebtedness of such person for money borrowed; and

          b. indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable, including, in each case, any premium on such indebtedness, to the extent such premium has become due and payable;

     2. all capital lease obligations of such person, and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such person;

     3. all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement, but excluding trade accounts payable, arising in the ordinary course of business;

     4. all obligations of such person, for the reimbursement of any obligor, on any letter of credit, banker's acceptance or similar credit transaction, other than obligations with respect to letters of credit and other contingent liabilities, but only to the extent such contingent liabilities are not reflected as liabilities on the consolidated balance sheet of such person, securing obligations, other than obligations described in clauses (1) through (3) above, entered into in the ordinary course of business of such person, to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit;

     5. the amount of all obligations of such person with respect to the redemption, repayment, or other repurchase of any Disqualified Stock, or, with respect to any subsidiary of such person, the liquidation preference with respect to any preferred stock, but excluding, in each case, any accrued dividends;

     6. all obligations of the type referred to in clauses (1) through (5) above, of other persons, and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

     7. all obligations of the type referred to in clauses (1) through (6) above, of other persons, secured by any Lien on any property or asset of such person, whether or not such obligation is assumed by such person, the amount of such obligation being deemed to be the lesser of the value of such property or assets, or the amount of the obligation so secured; and

     8. to the extent not otherwise included in this definition, hedging obligations of such person.
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

     The amount of Indebtedness of any person at any date shall be the outstanding balance, at such date, of all unconditional obligations, as described above, or the accreted value of such Indebtedness, in the case of Indebtedness issued with original issue discount and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     Indebtedness to Adjusted EBITDA Ratio as of any date of determination means the ratio of:

     - Consolidated Indebtedness as of such date;

     - Adjusted EBITDA.

     Investment in any person means any direct or indirect advance, loan, other than advances to customers, lessees or licensees in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such person, or other extension of credit, including by way of guarantee or similar arrangement, or capital contribution by means of any transfer of cash or other property to others, or any payment for property or services for the account or use of others, or any purchase or acquisition of, capital stock, Indebtedness or other similar instruments issued by such person. For purposes of the definitions of "Unrestricted Subsidiary" and "Restricted Payment," and the "--Limitation on Restricted Payments" covenant:

     1. Investment shall include the portion, proportionate to Holdings' equity interest in such subsidiary of the fair market value of the net assets of any of Holdings' subsidiaries at the time that such subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary of an amount, if positive, equal to:

          a. Holdings' Investment in such subsidiary at the time of such redesignation;

          b. the portion, proportionate to Holdings' equity interest in such subsidiary, of the fair market value of the net assets of the subsidiary at the time the subsidiary is so re-designated a Restricted Subsidiary; and

     2. any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as the Board of Directors determines in good faith, and evidenced by a Board of Directors resolution.

     Issue Date means March 15, 2000.

     Lien means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind, including any conditional sale or other title retention agreement, or lease in the nature thereof.

     Net Available Cash from an Asset Disposition means cash payments received, including any cash payments received by way of deferred payment of principal, pursuant to a note or installment receivable or otherwise and proceeds from the sale, or other disposition, of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person, of Indebtedness or other obligations relating to such properties or assets, or received in any other non-cash form, from such Asset Disposition, in each case net of:

     1. all legal, title, accounting, investment banking and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

     2. all payments made on any Indebtedness, which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon, or other security arrangement of any kind with respect to, such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

     3. all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition;

     4. the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition, and retained by Holdings or any Restricted Subsidiary after such Asset Disposition; and

     5. any reserves established in respect of the sales price of such asset for post-closing adjustments, indemnification purposes or employee termination expenses.

     Net Cash Proceeds, with respect to any issuance or sale of capital stock, means the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, printing costs, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale, and net of taxes paid or payable as a result thereof.

     Non-Recourse Debt means Indebtedness:

     1.  as to which neither Holdings nor any Restricted Subsidiary:

          a. provides any guarantee or credit support of any kind, including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness; or

          b.  is directly or indirectly liable, as a guarantor or otherwise; and

     2. as to which no default, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other of Holdings' or any Restricted Subsidiary's Indebtedness, to declare a default under such other Indebtedness, or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     Permitted Acquisition Indebtedness means Indebtedness or acquired debt in aggregate principal amount not to exceed $50.0 million at any one time outstanding, incurred or assumed in connection with the acquisition of an entity that is engaged in a Permitted Business and that becomes a Restricted Subsidiary or the acquisition of any assets constituting a business or line of business, as determined by the Board of Directors, that is a Permitted Business or incurred by such entity or the owner of such assets and outstanding on the date of such acquisition.

     Permitted Business means any business Holdings and its Restricted Subsidiaries conducted on the Issue Date and any other business related, ancillary or complementary to any such business.

     Permitted Holders means any or all of Stephen H. Clark, David P. Tomick, Joe L. Finley, Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P., WCAS Capital Partners III, L.P., their respective general partners, employees of Welsh, Carson, Anderson & Stowe, CIBC WG Argosy Merchant Fund 2, L.L.C., Co-Investment Merchant Fund 3, LLC, Caravelle Investment Fund L.L.C., Tower Parent Corp., Whitney Equity Partners, L.P., J.H. Whitney III, L.P., Whitney Strategic Partners III, L.P., J.H. Whitney Mezzanine Fund, L.P., Waller-Sutton Media Partners, L.P., Kitty Hawk Capital Limited Partnership, III, Kitty Hawk Capital Limited Partnership, IV, Eagle Creek Capital, L.L.C., The North Carolina Enterprise Fund, L.P., Finley Family Limited Partnership, and their respective Affiliates.

     Permitted Investment means any of Holdings' or a Restricted Subsidiary's Investment in:

      1. Holdings, a Restricted Subsidiary, or a person which will, upon the making of such Investment, become a Restricted Subsidiary;

      2. another person if, as a result of such Investment, such other person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Holdings or a Restricted Subsidiary; provided, however, that such person's primary business is a Permitted Business;

      3.  Temporary Cash Investments;

      4. receivables owing to Holdings or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

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

          provided, however, that such trade terms may include concessionary trade terms which Holdings or any such Restricted Subsidiary deems reasonable under the circumstances;

      5. payroll, travel and similar advances to cover matters that are expected, at the time of such advances, ultimately to be treated as expenses for accounting purposes, and that are made in the ordinary course of business;

      6. loans or advances to employees made in the ordinary course of business, consistent with the past practices of Holdings or such Restricted Subsidiary, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;

      7. stock, obligations, or securities, received in settlement of debts created in the ordinary course of business and owing to Holdings or any Restricted Subsidiary, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

      8. any person, to the extent such investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock";

      9. Holdings' or any Restricted Subsidiary's capital stock, purchased, redeemed or otherwise acquired or retired for value from members of Holdings' management or employees, but in any event not to exceed $2.0 million in the aggregate in any twelve-month period;

     10. other Investments in Permitted Businesses not to exceed, at any one time outstanding, the sum of $10.0 million and 10% of Holdings' Consolidated Tangible Assets;

     11. any interest rate protection agreement or currency exchange protection agreement;

     12. any acquisition of assets, to the extent the consideration therefor consists of Holdings' capital stock, other than Disqualified Stock;

     13. prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

     14. deposits of proceeds from Asset Dispositions with a qualified intermediary, qualified trustee or similar person for purposes of facilitating a like-kind exchange made in accordance with the applicable provisions of the Internal Revenue Code; provided, however, that the making of any Permitted Investment pursuant to this clause
          (14) will not in any manner violate the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock";

     15. Investments made out of the Net Cash Proceeds or Qualified Proceeds of the issuance or sale, other than to a subsidiary of Holdings, of Capital Stock of Holdings, other than Disqualified Stock, to the extent that such Net Cash Proceeds or Qualified Proceeds have not been applied to make a Restricted Payment or to effect other transactions pursuant to the covenant "--Certain Covenants--Limitation on Restricted Payments" or to the extent such Net Cash Proceeds or Qualified Proceeds have not been used to Incur Indebtedness; and

     16. Other Investments not to exceed, at any one time outstanding, $75.0 million.

     Permitted Liens means, with respect to any person:

      1. pledges or deposits by such person, under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts, other than for the payment of Indebtedness, or leases to which such person is a party, or deposits to secure public or statutory obligations of such person, or deposits or cash or United States government bonds to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties, or for the payment of rent, in each case incurred in the ordinary course of business;

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

      2. Liens imposed by law, such as carriers' warehousemen's, landlords' and mechanics' Liens, in each case for sums not yet due, or being contested in good faith by appropriate proceedings, or judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated, or the period within which such proceedings may be initiated shall not have expired;

      3. Liens for property taxes not yet subject to penalties for non-payment, or which are being contested in good faith by appropriate proceedings;

      4. Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of, and for the account of, such person in the ordinary course of its business;

      5. survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, or Liens incidental to the conduct of the business of such person, or to the ownership of its properties, which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such person;

      6. Liens securing hedging obligations, so long as the related Indebtedness is, and the indenture permits it to be, secured by a Lien on the same property securing such hedging obligations;

      7. leases and subleases of real property which do not interfere with Holdings' or any of its Restricted Subsidiaries' ordinary conduct of business and Liens securing the obligations, other than Indebtedness, of Holdings or any of its Restricted Subsidiaries under any such leases and subleases of real property;

      8. Liens existing as of the date on which the notes are originally issued, and Liens which the indentures created;

      9. Liens created solely for the purpose of securing the payment of all, or a part of, the purchase price of assets or property acquired or constructed in the ordinary course of business, after the date on which the notes are originally issued; provided, however, that:

           a. the Indebtedness secured by such Liens is Indebtedness which the indentures otherwise permit to be incurred; and

           b. such Liens shall not encumber any other of Holdings' or any of its Restricted Subsidiaries' assets or property;

     10. Liens on a Restricted Subsidiary's assets or property, existing at the time such Restricted Subsidiary became a Holdings Subsidiary, and not incurred as a result of, in connection with, or in anticipation of such Restricted Subsidiary becoming a Holdings subsidiary; provided, however, that:

           a. any such Lien does not by its terms cover any property or assets after the time such Restricted Subsidiary becomes a subsidiary, which were not covered immediately prior to such transaction;

           b. the Indebtedness secured by such Liens is Indebtedness which the indentures otherwise permit to be incurred; and

           c. such Liens do not extend to or cover any other property or assets of Holdings or any of its Restricted Subsidiaries;

     11. Liens securing Indebtedness outstanding under a Credit Facility and any other Liens securing Indebtedness permitted under the indentures to be incurred by a Restricted Subsidiary;

     12. Liens extending, renewing or replacing, in whole or in part, a Lien the indentures permit; provided, however, that:

           a. such Liens do not extend beyond the property subject to the existing Lien, and improvements and construction on such property; and

           b. the Indebtedness the Lien secures may not exceed the Indebtedness the existing Lien secured at the time;

     13. Liens incurred in the ordinary course of business, by Holdings or any Restricted Subsidiary of Holdings, with respect to obligations that do not exceed $25.0 million at any one time outstanding, and that:

           a. are not incurred in connection with the borrowing of money or the obtaining of advances of credit, other than trade credit in the ordinary course of business; and

           b. do not, in the aggregate, materially detract from the value of the property, or materially impair the use thereof in the operation of business by Holdings or such Restricted Subsidiary;

     14.  Liens in favor of Holdings or a Restricted Subsidiary of Holdings;

     15. any interest in or title of a lessor to any property subject to a capital lease obligation the indentures permit to be incurred;

     16.  Liens on Unrestricted Subsidiaries' capital stock;

     17. the Liens granted pursuant to the terms of the Security and Subordination Agreement, as amended, modified or supplemented from time to time, entered into pursuant to the terms of the Agreement and Plan of Merger, dated as of February 10, 1999, among Holdings, SpectraSite Communications Inc., SHI Merger Sub, Inc., Nextel and certain of its subsidiaries;

     18. Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or other financial institution;

     19. Liens on property subject to capital leases to the extent the related Capitalized Lease Obligation is permitted to be Incurred under the "--Limitation on Indebtedness" and "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" covenants;

     20. Liens on property of the Issuer or a Restricted Subsidiary at the time the Issuer or Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition, provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary; and

     21. Liens on government securities that secure Indebtedness, to the extent that such government securities are purchased with the proceeds of such Indebtedness.

     Principal of a note means the principal of the note plus the premium, if any, payable on the note, which is due or overdue or is to become due at the relevant time.

     Qualified Proceeds means assets that are used or useful in, or capital stock of any person engaged in, a Permitted Business.

     Refinancing Indebtedness means Indebtedness that refinances any of Holdings' or any Restricted Subsidiary's Indebtedness existing on the date of the indentures, or incurred in compliance with the indentures, including any of Holdings' Indebtedness that refinances any Restricted Subsidiary's

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Indebtedness, and any Restricted Subsidiary's Indebtedness that refinances another Restricted Subsidiary's Indebtedness, including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

     1. the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of the Stated Maturity of the notes and the Stated Maturity of the Indebtedness being refinanced;

     2. the Refinancing Indebtedness has an Average Life, at the time such Refinancing Indebtedness is incurred, that is equal to or greater than the lesser of the Average Life of the Indebtedness being refinanced and the Average Life of the notes; and

     3. such Refinancing Indebtedness is incurred in an aggregate principal amount, or if issued with original issue discount, an aggregate issue price, that is equal to or less than the sum of the aggregate principal amount, or if issued with original issue discount, the aggregate Accreted Value, then outstanding or committed, plus fees and expenses, including any premium and defeasance costs, under the Indebtedness being refinanced; provided, however, that Refinancing Indebtedness shall not include:

          a. any of a subsidiary's Indebtedness that refinances any of Holdings Indebtedness; or

          b. any of Holdings' or a subsidiary's Indebtedness that refinances an Unrestricted Subsidiary's Indebtedness.

     Restricted Payment with respect to any Person means:

     1. the declaration or payment of any dividends or any other distributions of any sort in respect of its capital stock, or similar payment to the direct or indirect holders of its capital stock, other than (a) dividends or distributions payable solely in its capital stock, other than Disqualified Stock, (b) dividends or distributions payable solely to Holdings or a Restricted Subsidiary, and (c) pro rata dividends or other distributions, made by a subsidiary that is not a wholly owned subsidiary of Holdings, to minority stockholders, or owners of an equivalent interest, in the case of a subsidiary that is an entity other than a corporation;

     2. the purchase, redemption or other acquisition or retirement for value of any of Holdings' capital stock held by any person, or of any of a Restricted Subsidiary's capital stock held by any person, other than Holdings or a Restricted Subsidiary, other than the exercise by Holdings of any option to convert or exchange any capital stock into Indebtedness so long as such Indebtedness is permitted to be incurred as of the date of such exercise under the indentures, and other than as permitted by clause (9) of the definition of Permitted Investments;

     3. the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of, any Subordinated Obligations, other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition; or

     4. the making of any Investment in any person, other than a Permitted Investment.

     Restricted Subsidiary means any subsidiary of Holdings that is not an Unrestricted Subsidiary.

     Sale/Leaseback Transaction means an arrangement relating to property now owned or hereafter acquired, whereby Holdings or a Restricted Subsidiary transfers such property to a person, and Holdings or a Restricted Subsidiary leases it from such person.

     Secured Indebtedness means any of Holdings' Indebtedness secured by a Lien.

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     Senior Indebtedness means:

     1. any of Holdings' Indebtedness, whether outstanding on the Issue Date or thereafter incurred; and

     2. accrued and unpaid interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings, to the extent post-filing interest is allowed in such proceeding, in respect of:

          a.  Indebtedness for money Holdings borrowed; and

          b. Indebtedness evidenced by notes, debentures, bonds or other similar instruments which Holdings is responsible or liable to make payment for,

unless, in the case of clauses (1) and (2) above, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the notes.

     Senior Indebtedness shall not include:

     - any obligation Holdings has to any subsidiary;

     - any liability for federal, state, local or other taxes Holdings owed or owes;

     - any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees thereof or instruments evidencing such liabilities;

     - any of Holdings' Indebtedness, and any accrued and unpaid interest in respect thereof, which is subordinate or junior in any respect to any other of Holdings' Indebtedness or other obligation; or

     - that portion of any Indebtedness which, at the time of incurrence, is incurred in violation of the indentures.

     Significant Subsidiary means any Restricted Subsidiary that would be a Significant Subsidiary of Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     Site Management Contract means any agreement pursuant to which Holdings, or any of its Restricted Subsidiaries, has the right to substantially control Tower Assets and the revenues derived from the rental or use thereof.

     Stated Maturity means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but excluding any provision providing for the repurchase of such security at the holder's option upon the happening of any contingency beyond Holdings' control, unless such contingency has occurred.

     Subordinated Obligation means any of Holdings' Indebtedness, whether outstanding on the Issue Date or thereafter incurred, which is subordinate or junior in right of payment to the notes pursuant to a written agreement.

     Temporary Cash Investments means any of the following:

     1. any investment in direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof;

     2. investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof, issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, having capital, surplus and undivided profits aggregating in excess of $500.0 million, or the foreign currency equivalent thereof, and whose long-term debt is rated A, or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act, or any money market fund sponsored by a registered broker dealer or mutual fund distributor;
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

     3. repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above, entered into with a bank, meeting the qualifications described in clause (2) above;

     4. investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation, other than a Holdings Affiliate, organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America, with a rating at the time of investment of at least P-1 according to Moody's Investors Service, Inc. or at least A-1 according to Standard & Poor's Ratings Group; and

     5. investments in securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Ratings Group or A by Moody's Investors Service, Inc.

     The Trust Indenture Act means the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date of the indentures.

     Tower Asset Exchange means any transaction in which Holdings or a Restricted Subsidiary exchanges assets for Tower Assets, or Tower Assets and cash or cash equivalents, where the fair market value, (evidenced by a Board of Directors resolution), of the Tower Assets and cash or cash equivalents which Holdings and its Restricted Subsidiaries received in such exchange, is at least equal to the fair market value of the assets disposed in such exchange.

     Tower Assets means communication transmission towers and related assets that are located on the site of a transmission tower.

     Tower EBITDA means, for any period, the EBITDA of Holdings and its Restricted Subsidiaries for such period that is directly attributable to site rental revenue or license or management fees, paid to manage, lease or sublease space on communication sites owned, leased or managed by Holdings (collectively, site leasing revenues), all determined on a consolidated basis and in accordance with GAAP. Tower EBITDA will not include revenue derived from the sale of assets. In allocating corporate, general, administrative and other operating expenses that are not allocated to any particular line of business in Holdings' financial statements, such expenses shall be allocated to Holdings' site leasing business in proportion to the percentage of Holdings' total revenues, for the applicable period, that were site leasing revenues.

     Unrestricted Subsidiary means:

     1. any Holdings subsidiary that, at the time of determination, shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

     2.  any subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Holdings subsidiary, including any newly acquired or newly formed Holdings subsidiary, to be an Unrestricted Subsidiary unless such subsidiary, or any of its subsidiaries, owns any capital stock or Indebtedness of, or owns or holds any Lien on any property of, Holdings or any other Holdings Restricted Subsidiary, that is not a subsidiary of the subsidiary to be so designated; provided, however, that either:

          a. the subsidiary designated as an Unrestricted Subsidiary has total consolidated assets of $1,000 or less; or

          b. if such subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under "--Limitation on Restricted Payments."

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

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, as long as:

     - immediately after giving effect to such designation no default shall have occurred and be continuing; and

     - such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the indentures.

     Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board of Directors resolution giving effect to such designation, and an officer's certificate certifying that such designation complied with the foregoing provisions.

     U.S. Government Obligations means direct obligations, or certificates representing an ownership interest in such obligations, of the United States of America, including any agency or instrumentality of the United States, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at Holdings' option.

     Voting Stock of a person means all classes of capital stock or other interests, including partnership interests, of such person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, or trustee thereof.

BOOK-ENTRY; DELIVERY AND FORM

     Registered notes initially will be represented by one or more notes in registered, global form without interest coupons. The registered global notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company, also referred to as DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

     Except as set forth below, the registered global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the registered global notes may not be exchanged for registered new notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes." In addition, transfer of beneficial interests in the registered global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream, Luxembourg), which may change from time to time.

DEPOSITORY PROCEDURES

     DTC has advised SpectraSite that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of the participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants.

     DTC has also advised SpectraSite that pursuant to procedures established by it, (i) upon deposit of the registered global notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of the registered global notes and (ii) ownership of such interests in the registered global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants

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

and the indirect participants (with respect to other owners of beneficial interests in the registered global notes).

     Investors in the registered global notes may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream, Luxembourg) which are participants in such system. Investors in the Regulation S global note must initially hold their interests therein through Euroclear or Clearstream, Luxembourg, if they are accountholders in such systems, or indirectly through organizations which are accountholders in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S global note through organizations other than Euroclear and Clearstream, Luxembourg that are participants in the DTC system. Euroclear and Clearstream, Luxembourg will hold interests in the Regulation S global note on behalf of their participants through their respective depositories, which in turn will hold such interests in the Regulation S global note customers' securities accounts in their respective names on the books of DTC. The Chase Manhattan Bank, Brussels office, will initially act as depository for Euroclear, and Citibank, N.A., will initially act as depository for Clearstream, Luxembourg. All interests in a registered global note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a registered global note to such persons may be limited to that extent. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants and certain banks, the ability of a person having beneficial interests in a registered global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE REGISTERED GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURES FOR ANY PURPOSE.

     Payments in respect of the principal of (and premium, if any) and interest on a registered global note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the indentures. Under the terms of the indentures, Holdings and United States Trust Company of New York, as trustee, will treat the persons in whose names the notes, including the registered global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of Holdings, the trustee, nor any agent of Holdings or the trustee has or will have any responsibility or liability for
(i) any aspect or accuracy of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership or (ii) any other matter relating to the actions and practices of DTC or any of the participants or the indirect participants.

     DTC has advised SpectraSite that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the trustee or SpectraSite. Neither SpectraSite nor the trustee will be liable for any delay by DTC or any of the participants in identifying the beneficial owners of the new notes, and SpectraSite and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the registered global notes for all purposes.

     Except for trades involving only Euroclear and Clearstream, Luxembourg participants, interests in the registered global notes will trade in DTC's same-day funds settlement system and secondary market

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

trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the participants.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between account holders in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the new notes described herein, cross-market transfers between the account holders in DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg account holders, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant registered global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream, Luxembourg account holders may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

     Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg account holder purchasing an interest in a registered global note from an account holder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a registered global note by or through a Euroclear or Clearstream, Luxembourg account holder to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

     DTC has advised SpectraSite that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more participants to whose account with DTC interests in the registered global notes are credited and only in respect of such portion of the aggregate principal amount at maturity of the new notes as to which such participant or participants has or have given such direction. However, if any of the events described under "-- Exchange of Book Entry Notes for Certificated Notes" occurs, DTC reserves the right to exchange the registered global notes for registered new notes in certificated form and to distribute such registered new notes to its participants.

     The information in the section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that SpectraSite believes to be reliable, but SpectraSite takes no responsibility for the accuracy thereof.

     Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the registered global note among account holders in DTC and account holders of Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of SpectraSite or the trustee, nor any agent of SpectraSite or the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants, indirect participants or account holders of their respective obligations under the rules and procedures governing their operations.

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

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     The registered global notes are exchangeable for definitive notes in registered certificated form if (i) DTC (x) notifies SpectraSite that it is unwilling or unable to continue as depository for the registered global notes and SpectraSite thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) SpectraSite, at its option, notifies the trustee in writing that it elects to cause the issuance of the registered new notes in certificated form or (iii) there shall have occurred and be continuing a default or an event of default with respect to the registered new notes. In all cases, registered certificated new notes delivered in exchange for any registered global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

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                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

GENERAL

     The following is a summary of the material United States federal income, estate and gift tax consequences of the purchase, ownership and disposition of the discount notes and the cash notes, but is not purported to be a complete analysis of all potential tax effects. This summary is based upon the Internal Revenue Code of 1986, as amended, existing and proposed regulations promulgated thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive or prospective. Unless otherwise specifically noted, this summary applies only to those persons who purchased the notes for cash as part of this offering and hold them as capital assets within the meaning of
Section 1221 of the Internal Revenue Code. We will treat the notes as indebtedness for United States federal income tax purposes, and the following discussion assumes that such treatment will be respected.

     THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND DOES NOT ADDRESS THE TAX CONSEQUENCES TO TAXPAYERS WHO ARE SUBJECT TO SPECIAL RULES, SUCH AS FINANCIAL INSTITUTIONS, TAX-EXEMPT ORGANIZATIONS, INSURANCE COMPANIES, S CORPORATIONS, REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, BROKER-DEALERS, TAXPAYERS SUBJECT TO THE ALTERNATIVE MINIMUM TAX, U.S. HOLDERS (AS DEFINED BELOW) WHOSE FUNCTIONAL CURRENCY IS NOT THE U.S. DOLLAR AND PERSONS WHO WILL HOLD THE NOTES AS PART OF A POSITION IN A STRADDLE OR AS PART OF A CONSTRUCTIVE SALE OR A HEDGING, CONVERSION OR OTHER INTEGRATED TRANSACTION, OR ADDRESS ASPECTS OF UNITED STATES FEDERAL TAXATION THAT MIGHT BE RELEVANT TO A PROSPECTIVE INVESTOR BASED UPON SUCH INVESTOR'S PARTICULAR TAX SITUATION. THIS SUMMARY DOES NOT ADDRESS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, MUNICIPALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING YOUR STATUS AS A U.S. HOLDER OR A NON-U. S. HOLDER, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY STATE, MUNICIPALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

     A U.S. Holder means a beneficial owner of a note that, for United States federal income tax purposes, is:

     - a citizen or individual resident, as defined in Section 7701(b) of the Internal Revenue Code, of the United States;

     - a corporation or partnership, including any entity treated as a corporation or partnership for United States federal income tax purposes, created or organized under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise);

     - an estate, the income of which is subject to United States federal income tax without regard to its source; or

     - a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as U.S. Holders prior to such date, may elect to continue to be treated as U.S. Holders. A Non-U.S. Holder means a beneficial owner of a note that is not a U.S. Holder.

EFFECT OF EXCHANGE OF OUTSTANDING NOTES FOR REGISTERED NOTES

     We believe that the exchange of outstanding notes for registered notes under the registered exchange offer will not be treated as an exchange for United States federal income tax purposes because the registered notes will not be considered to differ materially in kind or extent from the outstanding notes. Rather, the registered notes received by a holder will be treated as a continuation of the outstanding notes

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

in the hands of such holder. As a result, holders will not recognize any taxable gain or loss or any interest income as a result of exchanging outstanding notes for registered notes under the exchange offer, the holding period of the registered notes will include the holding period of the outstanding notes, and the basis of the registered notes will equal the basis of the outstanding notes immediately before the exchange.

U.S. HOLDERS

     Stated Interest. Payments of stated interest on the cash notes will generally be taxable to a U.S. Holder as ordinary interest income at the time such payments are received or accrued, in accordance with such holder's regular method of tax accounting. Payments of stated interest on the discount notes will not be separately included in income, but rather will be treated first as payments of previously accrued and unpaid original issue discount and then as payments of principal, as described below under "-- U.S. Holders -- Original Issued Discount."

     Original Issue Discount. Because the discount notes were issued at a discount from their stated redemption price at maturity, they have original issue discount for United States federal income tax purposes. The amount of original issue discount generally equals the excess of a discount note's stated redemption price at maturity over its issue price. A discount note's issue price is the first price at which a substantial amount of the discount notes was sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers. A discount note's stated redemption price at maturity is the sum of all cash payments to be made on such discount note, whether denominated as principal or interest, other than payments of qualified stated interest. Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. Because there will be no required payment of interest on the discount notes prior to September 15, 2005, none of the interest payments on the discount notes constitute qualified stated interest; and, accordingly, each discount note bears original issue discount in an amount equal to the excess of the sum of its principal amount and all stated interest payments, over its issue price.

     A U.S. Holder of a discount note must include original issue discount in gross income (as ordinary interest income) periodically over the term of the discount note before receipt of the cash or other payment attributable to such income, regardless of such holder's method of tax accounting. The amount to be included for any taxable year is the sum of the daily portions of original issue discount with respect to the discount note for each day during the taxable year or portion of a taxable year during which such holder holds such discount note. The daily portion is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to such discount note's adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity. For purposes of computing original issue discount, we use six-month accrual periods that end on the days in the calendar year corresponding to the maturity date of the discount notes and the date six months prior to such maturity date, with the exception of an initial short accrual period. A U.S. Holder is permitted to use different accrual periods; provided, however, that each accrual period is no longer than one year, and each scheduled payment of interest or principal occurs on either the first or last day of an accrual period. The adjusted issue price of a discount note at the beginning of any accrual period is its issue price increased by the aggregate amount of original issue discount previously includible in the gross income of the holder (disregarding any reduction on account of any acquisition premium, described below) and decreased by any payments previously made on the discount note. A discount note's yield to maturity is the discount rate that, when used in computing the present value of all payments of principal and interest to be made thereon, produces an amount equal to the issue price of such discount note.

     Under these rules, U.S. Holders must include in gross income increasingly greater amounts of original issue discount in each successive accrual period. Payments of stated interest on a discount note are not separately included in income, but rather are treated first as payments of previously accrued and unpaid original issue discount. Consequently, such payments reduce a U.S. Holder's basis in such discount note, as described below under "-- U.S. Holders -- Sale, Exchange or Redemption of the Notes."

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

     We do not intend to treat the possibility of:

     - an optional redemption, as described under "Description of the Notes -- Optional Redemption;"

     - a repurchase pursuant to a Change in Control, as described under "Description of the Notes -- Change of Control;" and

     - the additional interest that will accrue on the notes as a result of our failure to cause the notes to be registered under the Securities Act, as described under "Description of the Notes -- Registration Rights,"

as affecting the determination of the yield to maturity of the discount notes, or as creating original issue discount with respect to the cash notes, or as giving rise to any additional accrual of original issue discount or recognition of ordinary income upon the redemption, sale or exchange of a note. In the event that the interest rate on the notes is increased, then such increased interest may be treated as increasing the amount of (or, in the case of the cash notes, creating) original issue discount on the notes.

     Acquisition Premium. A U.S. Holder that purchases a discount note for an amount that is greater than its adjusted issue price as of the purchase date will be considered to have purchased such discount note at an acquisition premium. The amount of original issue discount that such holder must include in its gross income with respect to such discount note for any taxable year is generally reduced by the portion of such acquisition premium properly allocable to such year. The information that we report to the record holders of the discount notes on an annual basis will not account for an offset against original issue discount for any portion of any acquisition premium. Accordingly, each U.S. Holder should consult its tax advisor as to the determination of the acquisition premium amount and the resulting adjustments to the amount of reportable original issue discount.

     Acquisition Bond Premium. A U.S. Holder that purchases a cash note for an amount in excess of its principal amount will be considered to have purchased such note at a premium and may elect to amortize such premium, using a constant yield method, over the remaining term of such note, or, if a smaller amortization allowance would result, by computing such allowance with reference to the amount payable on an earlier call date and amortizing such allowance over the shorter period to such call date. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from such note. Bond premium on a note held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of such note. The election to amortize bond premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

     Market Discount. If a U.S. Holder purchases either a discount note for an amount that is less than its revised issue price as of the purchase date or a cash note for an amount that is less than its stated redemption price at maturity, the amount of the difference generally will be treated as market discount, unless such difference is less than a specified de minimis amount. The Internal Revenue Code provides that the revised issue price of a discount note equals its issue price plus the amount of original issue discount includible in the income of all holders for periods prior to the purchase date, disregarding any deduction for acquisition premium, reduced by the amount of all prior cash payments on such discount note.

     The U.S. Holder will be required to treat any prior payment on, and any gain recognized on the sale, exchange, redemption, retirement or other disposition of, such a discount note or such a cash note as ordinary income to the extent of any accrued market discount that has not previously been included in income and treated as having accrued on such note at the time of such payment or disposition. If a U.S. Holder disposes of such note in a nontaxable transaction (other than as provided in Sections 1276(c) and (d) of the Internal Revenue Code), such holder must include as ordinary income the accrued market discount as if such holder had disposed of such note in a taxable transaction at the note's fair market value. In addition, the U.S. Holder may be required to defer, until the maturity date of such a note or its earlier disposition (including a nontaxable transaction other than as provided in Sections 1276(c) and

(d)), the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of such a note, unless the U.S. Holder elects to accrue market discount on a constant interest method. A U.S. Holder may elect to include market discount in income currently as it accrues, under either the ratable or constant interest method. This election to include currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. If the U.S. Holder makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such instruments, and with respect to the deferral of interest deductions on debt incurred or continued to purchase or carry such debt instruments, would not apply.

     Election to Treat All Interest as Original Issue Discount. A U.S. Holder may elect, subject to certain limitations, to include all interest that accrues on a note in gross income on a constant yield basis. For purposes of this election, interest includes stated interest, original issue discount, market discount, de minimis original issue discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules and limitations apply to taxpayers who make this election; therefore, U.S. Holders should consult their tax advisors as to whether they should make this election.

     The AHYDO Rule. The discount notes constitute applicable high yield discount obligations (AHYDOs). Accordingly, pursuant to Sections 163(e) and 163(i) of the Internal Revenue Code, we cannot deduct original issue discount that accrues with respect thereto until amounts attributable to such original issue discount are paid in cash.

     Furthermore, because the yield to maturity of the discount notes exceeds the sum of the relevant applicable federal rate for the month in which the they are issued plus 6 percentage points (the excess yield), we are permanently prohibited from deducting a portion of the original issue discount accruing on the discount notes. Instead, this disqualified portion is characterized as a nondeductible dividend paid by us and is treated as a dividend distribution, to the extent of available current and accumulated earnings and profits, solely for purposes of the dividend received deduction of Sections 243, 246 and 246A of the Internal Revenue Code with respect to holders that are U.S. corporations. For March 2000, the long-term applicable federal rate is 6.64%, based on semi-annual compounding. The disqualified portion for any accrual period will equal the product of:

     - a percentage determined by dividing the excess yield by the yield to maturity; and

     -  the original issue discount for the accrual period at issue.

Subject to otherwise applicable limitations, a corporate holder is entitled to a dividends received deduction with respect to the disqualified portion of the accrued original issue discount if we have sufficient current or accumulated earnings and profits. To the extent that our earnings and profits are insufficient, any portion of the original issue discount that otherwise would have been recharacterized as a dividend for purposes of the dividends received deduction will continue to be treated as ordinary original issue discount income in accordance with the rules described above under "--Original Issue Discount."

     Treatment of the discount notes as AHYDOs does not disqualify interest or original issue discount accruing with respect thereto from the portfolio interest exception described below under "Certain United States Federal Tax Considerations--Non-U.S. Holders--Interest;" provided, however, that all applicable requirements for the exception are otherwise satisfied.

     Sale, Exchange or Redemption of the Notes. Generally, a sale, exchange, redemption or other disposition of the discount notes or the cash notes will result in taxable gain or loss equal to the difference between the amount of cash plus the fair market value of other property received (other than amounts attributable to accrued and unpaid interest, which will be taxable as such) and the U.S. Holder's adjusted tax basis in such notes. A U.S. Holder's adjusted tax basis for determining gain or loss on the sale or other disposition of a note will initially equal the cost of such note to such holder and will be increased by:

     - any amounts included in income as original issue discount by such holder, with respect to a discount note only; and

     -  any market discount previously included in income by such holder,

and decreased by:

     - any principal payments, and with respect to a discount note only, stated interest payments, received by such holder; and

     -  any amortized premium previously deducted from income by such holder.

     Except as described above with respect to market discount, such gain or loss will be capital gain or loss. Capital gain or loss will be long-term gain or loss if the note is held by the U.S. Holder for more than one year, otherwise such gain or loss will be short-term.

     U.S. Holders that are corporations generally will be taxed on net capital gains at a maximum rate of 35%. In contrast, U.S. Holders that are individuals generally will be taxed on net capital gains at a maximum rate of 39.6% for property held for 12 months or less, and 20% for property held for more than 12 months. Special rules, and generally lower maximum rates, apply to individuals in lower tax brackets and to individuals who have held, for more than 5 years, capital assets acquired or deemed to have been acquired after December 31, 2000. Any capital losses realized by a U.S. Holder that is a corporation generally may be used only to offset capital gains. Any capital losses realized by a U.S. Holder that is an individual generally may be used only to offset capital gains plus $3,000 of other income per year.

NON-U.S. HOLDERS

     Interest. Under current United States federal income tax law, and subject to the discussion of backup withholding below, interest, including original issue discount, paid on the notes to a Non-U.S. Holder will not be subject to the normal 30% United States federal withholding tax if:

     - the interest is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder and the Non-U.S. Holder timely furnishes to us or our paying agent two duly executed copies of Internal Revenue Service Form W-8ECI, or any successor form, executed under penalties of perjury; or

     - all of the following conditions of the portfolio interest exception are met:

         (A) the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

         (B) the Non-U.S. Holder is not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership,

         (C) the Non-U.S. Holder is not a bank receiving interest, including original issue discount, pursuant to a loan agreement entered into in the ordinary course of its trade or business, and

         (D) either (1) the Non-U.S. Holder certifies to us or our paying agent, under penalties of perjury, that such holder is a Non-U.S. Holder and provides its name and address; or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes in such capacity certifies to us or our paying agent, under penalties of perjury, that such statement has been received from the beneficial owner of the notes by such organization, or by any other financial institution between such organization and the beneficial owner, and furnishes us or our paying agent with a copy thereof. The foregoing certification may be provided by the Non-U.S. Holder on Internal Revenue Service Form W-8BEN, or any successor form, executed under penalties of perjury. Such certificate is effective with respect to payments of interest, including original issue discount, made after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years.

     In the event that the interest, including original issue discount, paid on the notes is effectively connected with the conduct of a trade or business within the United States of the Non-U.S. Holder, the Non-U.S. Holder will generally be taxed on a net income basis, that is, after allowance for applicable deductions, at the graduated rates that are applicable to U.S. Holders in essentially the same manner as if the notes were held by a U.S. Holder, as discussed above. In the case of a Non-U.S. Holder that is a corporation, such income may also be subject to the United States federal branch profits tax, which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-U.S. Holder is a qualified resident of the treaty country.

     If the interest on the notes is not effectively connected with the conduct of a trade or business within the United States and does not qualify for the portfolio interest exception described above, then the interest will be subject to United States federal withholding tax at a flat rate of 30% or a lower applicable income tax treaty rate upon delivery of Internal Revenue Service Form W-8BEN, or any successor form, executed under penalties of perjury, to us or our paying agent certifying eligibility for treaty benefits.

     On October 14, 1997, final regulations were published that govern information reporting and certification procedures regarding withholding and backup withholding on certain amounts paid to Non-U.S. Holders. The 1997 regulations are effective for payments made after December 31, 2000, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules. The 1997 regulations provide documentation procedures designed to simplify compliance by withholding agents. They generally do not alter the treatment of Non-U.S. Holders, described above, but change certification procedures and forms and clarify and modify payor reliance standards. For purposes of the certification requirements, the 1997 regulations generally treat as the beneficial owners of payments on the notes those persons that, under United States federal income tax principles, are the taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments. In the case of payments to an entity classified as a foreign partnership under United States federal income tax principles, the partners, rather than the partnership, generally must provide the required certifications to qualify for the withholding tax exemption described above, unless the partnership has entered into a special agreement with the Internal Revenue Service. In contrast, a payment to a United States partnership is treated for these purposes as payment to a U.S. Holder, even if the partnership has one or more foreign partners. The discussion under this heading and under "--Backup Withholding Tax and Information Reporting," below, is not intended to be a complete discussion of the provisions of the 1997 regulations. We urge you to consult your own tax advisor concerning the tax consequences of your proposed investment in light of the 1997 regulations.

     Gain on Sale or Other Disposition. A Non-U.S. Holder generally will not be subject to regular United States federal income or withholding tax on gain recognized on a sale or other disposition of the notes, unless:

     - the gain is effectively connected with the conduct of a trade or business within the United States of the Non-U.S. Holder or of a partnership, trust or estate in which such Non-U.S. Holder is a partner or beneficiary; or

     -  the Non-U.S. Holder is an individual that:

        (A) is present in the United States for 183 days or more in the taxable year of the sale or other disposition, and

        (B) either has a tax home in the United States, as specially defined for purposes of the United States federal income tax, or maintains an office or other fixed place of business in the

             United States and the gain from the sale or other disposition of the notes is attributable to such office or other fixed place of business.

     Non-U.S. Holders who are individuals may also be subject to tax pursuant to provisions of United States federal income tax law applicable to certain United States expatriates, including certain former long-term residents of the United States.

     Gains realized by a Non-U.S. Holder that are effectively connected with the conduct of a trade or business within the United States of the Non-U.S. Holder generally will be taxed on a net income basis at the graduated rates that are applicable to U.S. Holders, as described above, unless exempt by an applicable income tax treaty. In the case of a Non-U.S. Holder that is a corporation, such income may also be subject to the United States federal branch profits tax, which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-U.S. Holder is a qualified resident of the treaty country.

     Under the 1997 regulations, described above in "--Non-U.S.
Holders--Interest," withholding of United States federal income tax may apply to payments on a taxable sale or other disposition of the notes by a Non-U.S. Holder who does not provide appropriate certification to the withholding agent with respect to such transaction.

     Federal Estate and Gift Taxes. Notes beneficially owned by an individual who is neither a United States citizen nor a domiciliary of the United States at the time of death will not be subject to United States federal estate tax as a result of such individual's death; provided, however, that any interest thereon would have been eligible for the portfolio interest exception described above in "--Non-U.S. Holders--Interest," if such interest had been received by the individual at the time of death.

     An individual who is not a United States citizen will not be subject to United States federal gift tax on a transfer of the notes, unless such person is a domiciliary of the United States or such person is subject to provisions of United States federal gift tax law applicable to certain United States expatriates, including certain former long-term residents of the United States.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     Under current United States federal income tax law, information reporting requirements apply to interest paid to, and to the proceeds of sales or other dispositions of the notes before maturity by, certain U.S. Holders. In addition, a 31% backup withholding tax applies to a non-corporate U.S. Holder if such person:

     (i) fails to furnish such person's taxpayer identification number, which, for an individual, is his or her Social Security Number, to the payor in the manner required;

     (ii) furnishes an incorrect taxpayer identification number, and the payor is so notified by the Internal Revenue Service;

     (iii) is notified by the Internal Revenue Service that such person has failed properly to report payments of interest or dividends; or

     (iv) in certain circumstances, fails to certify, under penalties of perjury, that such person has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that such person is subject to backup withholding for failure properly to report interest or dividend payments.

Backup withholding does not apply to payments made to certain exempt U.S. Holders, such as corporations and tax-exempt organizations.

     In the case of a Non-U.S. Holder, under current United States federal income tax law, backup withholding does not apply to payments of interest, including original issue discount, with respect to the notes, or to payments of proceeds on the sale or other disposition of the notes, if such holder has provided to us or our paying agent the certification described in clause (ii)(D) of "--Non-U.S. Holders--Interest" or has otherwise established an exemption.

     We must annually report to the Internal Revenue Service and to each Non-U.S. Holder any interest, including original issue discount, that is subject to withholding or that is exempt from withholding. Copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

     Under current United States federal income tax law, neither backup withholding nor information reporting generally applies to payments of proceeds on the sale or other disposition of the notes to or through a foreign office of a foreign broker that is not a U.S. related person. For this purpose, a U.S. related person means a controlled foreign corporation for United States federal income tax purposes or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three-year period.

     If payments of proceeds on the sale or other disposition of the notes were made to or through the foreign office of a broker that is a United States person, as defined in Section 7701(a)(30) of the Internal Revenue Code, or a U.S. related person, such broker may be subject to certain information reporting, but not backup withholding, requirements with respect to such payments, unless such broker has in its records documentary evidence that the beneficial owner is not a United States person and certain conditions are met, or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if such person has actual knowledge that the payee is a United States person.

     Payments of proceeds on the sale or other disposition of the notes to or through the United States office of a U.S. or foreign broker will be subject to backup withholding and information reporting, unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption; provided, however, that the broker does not have actual knowledge that the payee is a United States person or that the conditions of the exemption are, in fact, not satisfied.

     The 1997 regulations, described above in "--Non-U.S. Holders--Interest," modify certain of the certification requirements for backup withholding and expand the group of U.S. related persons. It is possible that we or our paying agent may request new withholding exemption forms from holders of the notes in order to qualify for continued exemption from backup withholding when the 1997 regulations become effective.

     Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a holder of the notes under the backup withholding rules are allowed as a refund or a credit against such holder's United States federal income tax; provided, however, that the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives registered notes for its own account through the exchange offer, where its outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market making or other
trading activities. Until      , 2000, 90 days after the commencement of the
exchange offer, all dealers effecting transactions in the registered notes may be required to deliver a prospectus.

     SpectraSite will not receive any proceeds from any sales of the registered notes by participating broker-dealers. Registered notes received by participating broker-dealers for their own account through the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer that resells the registered notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal for the exchange offer states that, by acknowledging that it will deliver, and by delivering, a prospectus, a participating broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

     For a period of 180 days after the expiration date, or until all broker-dealers who exchange outstanding notes which were acquired as a result of market making activities for registered notes have sold all registered notes held by them, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Holdings has agreed to pay all expenses incident to the exchange offer. SpectraSite will indemnify the holders of the registered notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

     The registered notes will not be listed on any stock exchange. The notes are designated for trading in The Portal Market.

                                 LEGAL MATTERS

     Dow, Lohnes & Albertson, PLLC, Washington, D.C., will pass upon the validity of the registered notes.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements for the period from inception (April 25, 1997) to December 31, 1997 and the years ended December 31, 1998 and 1999 and the consolidated financial statements of our predecessor, Telesite Services, LLC, for the year ended December 31, 1996 and for the period from January 1, 1997 to May 12, 1997 included in this registration statement, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     Westower's consolidated financial statements as of September 30, 1998 and for the seven months then ended and Summit's financial statements as of September 30, 1998 and for the nine months then ended have been included in this registration statement in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Westower's consolidated financial statements as of February 28, 1997 and February 28, 1998 and for the three years ended February 28, 1998 and Cord's financial statements as of June 30, 1998 and for the two years ended June 30, 1998 have been included in this prospectus in reliance on the report of Moss Adams LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of MJA Communications Corp. as of December 31, 1996 and December 31, 1997 and for the three years ended December 31, 1997, have been consolidated with those of Westower in this prospectus in reliance on the report of Lamn, Krielow, Dytrych & Darling, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Summit Communications LLC as of December 31, 1997 and for the period from inception, May 24, 1997, to December 31, 1997 have been included in this prospectus in reliance on the report of Shearer, Taylor & Co., P.A., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Holdings filed a registration statement on Form S-4 with the SEC covering the registered notes, and this prospectus is part of our registration statement. For further information on SpectraSite and the notes, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

     Holdings files reports with the SEC as the Exchange Act requires. In addition, the indentures governing the notes require that we file Exchange Act reports with the SEC and provide those reports to the indenture trustee and holders of notes. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York and Chicago. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES
Report of Independent Auditors..............................   F-3
Consolidated Balance Sheets as of December 31, 1998 and
  December 31, 1999.........................................   F-4
Consolidated Statements of Operations for the period from
  inception (April 25, 1997) to December 31, 1997 and for
  the years ended December 31, 1998 and 1999................   F-5
Consolidated Statements of Redeemable Convertible Preferred
  Stock and Shareholders' Equity (Deficiency)...............   F-6
Consolidated Statements of Cash Flows for the period from
  inception (April 25, 1997) to December 31, 1997 and for
  the years ended December 31, 1998 and 1999................   F-7
Notes to Consolidated Financial Statements..................   F-8
TELESITE SERVICES, LLC
Report of Independent Auditors..............................  F-26
Consolidated Balance Sheet as of December 31, 1996..........  F-27
Consolidated Statements of Operations for the year ended
  December 31, 1996 and for the period from January 1, 1997
  through May 12, 1997......................................  F-28
Consolidated Statements of Members' Equity..................  F-29
Consolidated Statements of Cash Flows for the year ended
  December 31, 1996 and for the period from January 1, 1997
  through May 12, 1997......................................  F-30
Notes to Consolidated Financial Statements..................  F-31
WESTOWER CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets at September 30, 1998
  and June 30, 1999 (unaudited).............................  F-35
Unaudited Condensed Consolidated Statements of Operations
  for the three and nine months ended June 30, 1999 and
  1998......................................................  F-36
Unaudited Condensed Consolidated Statements of Stockholders'
  Equity for the nine months ended June 30, 1999............  F-37
Unaudited Condensed Consolidated Statements of Cash Flows
  for the nine months ended June 30, 1999 and 1998..........  F-38
Notes to Unaudited Condensed Consolidated Financial
  Statements................................................  F-39
Reports of Independent Accountants..........................  F-46
Consolidated Balance Sheets as of February 28, 1997 and 1998
  and September 30, 1998....................................  F-49
Consolidated Statements of Income for the years ended
  February 29, 1996, February 28, 1997 and 1998 and for the
  seven months ended September 30, 1997 (unaudited) and
  1998......................................................  F-50
Consolidated Statements of Stockholders' Equity for the
  years ended February 29, 1996, February 28, 1997 and 1998
  and for the seven months ended September 30, 1998.........  F-51
Consolidated Statements of Cash Flows for the years ended
  February 29, 1996, February 28, 1997 and 1998 and for the
  seven months ended September 30, 1997 (unaudited) and
  1998......................................................  F-52
Notes to Consolidated Financial Statements..................  F-53
CORD COMMUNICATIONS, INC.
Report of Independent Auditors..............................  F-74
Balance Sheets as of June 30, 1998 and 1997.................  F-75
Statements of Operations for the years ended June 30, 1998
  and 1997..................................................  F-76

                                                              PAGE
                                                              ----
Statement of Changes in Stockholders' Equity (Deficit) for
  the years ended June 30, 1998 and 1997....................  F-77
Statements of Cash Flows for the years ended June 30, 1998
  and 1997..................................................  F-78
Notes to Financial Statements...............................  F-79
SUMMIT COMMUNICATIONS, LLC
Report of Independent Accountants...........................  F-87
Balance Sheets as of December 31, 1997 and September 30,
  1998......................................................  F-89
Statements of Income for the period from May 24, 1997
  (Inception) to December 31, 1997 and for the nine months
  ended September 30, 1998..................................  F-90
Statement of Members' Equity for the period from May 24,
  1997 (Inception) to December 31, 1997 and for the nine
  months ended September 30, 1998...........................  F-91
Statements of Cash Flows for the period from May 24, 1997
  (Inception) to December 31, 1997 and for the nine months
  ended September 30, 1998..................................  F-92
Notes to Financial Statements...............................  F-93

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
SpectraSite Holdings, Inc. and Subsidiaries

     We have audited the accompanying consolidated balance sheets of SpectraSite Holdings, Inc. and subsidiaries as of December 31, 1998 and 1999 and the related consolidated statements of operations, redeemable convertible preferred stock and shareholders' equity (deficiency) and cash flows for the years ended December 31, 1998 and 1999 and for the period from April 25, 1997 (inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SpectraSite Holdings, Inc. and subsidiaries at December 31, 1998 and 1999 and the consolidated results of its operations and its cash flows for the years ended December 31, 1998 and 1999 and for the period from April 25, 1997 (inception) to December 31, 1997 in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG LLP

February 14, 2000
Raleigh, North Carolina

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                               AS OF DECEMBER 31,
                                                              ---------------------
                                                                1998        1999
                                                              --------   ----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 99,548   $   37,778
  Short-term investments....................................    15,414           --
  Accounts receivable, net of allowance of $0 and $1,530....     3,353       31,785
  Costs and estimated earnings in excess of billings........        --       11,545
  Inventories...............................................        --        4,083
  Prepaid expenses and other................................       253        4,353
                                                              --------   ----------
Total current assets........................................   118,568       89,544
Property and equipment, net.................................    28,469      763,757
Goodwill and other intangible assets, net...................    12,757      307,197
Other assets................................................     2,152       59,455
                                                              --------   ----------
Total assets................................................  $161,946   $1,219,953
                                                              ========   ==========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Accounts payable..........................................  $  1,635   $   21,230
  Accrued and other expenses................................       809       16,942
  Billings in excess of costs and estimated earnings........        --        5,247
                                                              --------   ----------
Total current liabilities...................................     2,444       43,419
Long-term debt..............................................        --      202,527
Other long-term liabilities.................................       224           --
Senior discount notes.......................................   132,689      516,251
                                                              --------   ----------
Total liabilities...........................................   135,357      762,197
                                                              --------   ----------
Series A redeemable convertible preferred stock, $0.001 par,
  3,462,830 shares authorized, and 3,462,830 outstanding,
  stated at liquidation value...............................    11,300           --
                                                              --------   ----------
Series B redeemable convertible preferred stock, $0.001 par,
  7,000,000 shares authorized, and 7,000,000 outstanding,
  stated at liquidation value...............................    29,356           --
                                                              --------   ----------
Shareholders' equity (deficiency):
  Series A convertible preferred stock, $0.001 par,
     3,462,830 shares authorized and outstanding, stated at
     liquidation value......................................        --       10,000
  Series B convertible preferred stock, $0.001 par,
     7,000,000 shares authorized and outstanding, stated at
     liquidation value......................................        --       28,000
  Series C convertible preferred stock, $0.001 par,
     60,286,795 shares authorized and outstanding, stated at
     liquidation value......................................        --      301,494
  Common stock, $0.001 par, 20,000,000 and 300,000,000
     authorized, respectively, 956,753 and 20,191,604 issued
     and outstanding, respectively..........................         1           20
  Additional paid-in-capital................................        --      230,546
  Accumulated other comprehensive income....................        --          192
  Accumulated deficit.......................................   (14,068)    (112,496)
                                                              --------   ----------
Total shareholders' equity (deficiency).....................   (14,067)     457,756
                                                              --------   ----------
Total liabilities, redeemable preferred stock and
  shareholders' equity (deficiency).........................  $161,946   $1,219,953
                                                              ========   ==========

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   PERIOD FROM
                                                    INCEPTION            YEAR           YEAR
                                               (APRIL 25, 1997) TO      ENDED          ENDED
                                                  DECEMBER 31,       DECEMBER 31,   DECEMBER 31,
                                                      1997               1998           1999
                                               -------------------   ------------   ------------
Revenues:
  Site leasing...............................        $    --           $    656       $ 46,515
  Network services...........................          5,002              8,142         53,570
                                                     -------           --------       --------
Total revenues...............................          5,002              8,798        100,085
                                                     -------           --------       --------
Operating expenses:
  Cost of operations, excluding depreciation
     and amortization expense:
       Site leasing..........................             --                299         17,825
       Network services......................          1,120              2,492         36,489
Selling, general and administrative
  expenses...................................          7,390              9,690         38,182
Depreciation and amortization expense........            489              1,268         37,976
Restructuring and non-recurring charges......             --                 --          7,727
                                                     -------           --------       --------
Total operating expenses.....................          8,999             13,749        138,199
                                                     -------           --------       --------
Operating loss...............................         (3,997)            (4,951)       (38,114)
                                                     -------           --------       --------
Other income (expense):
  Interest income............................            122              3,569          8,951
  Interest expense...........................           (164)            (8,170)       (67,513)
  Other income (expense).....................            149                473           (424)
                                                     -------           --------       --------
Total other income (expense).................            107             (4,128)       (58,986)
                                                     -------           --------       --------
Loss before income taxes.....................         (3,890)            (9,079)       (97,100)
Income tax expense...........................             --                 --            568
                                                     -------           --------       --------
Net loss.....................................        $(3,890)          $ (9,079)      $(97,668)
                                                     =======           ========       ========
Loss applicable to common shareholders:
Net loss.....................................        $(3,890)          $ (9,079)      $(97,668)
Accretion of redemption value of preferred
  stock......................................           (500)            (2,156)          (760)
                                                     -------           --------       --------
Net loss applicable to common shareholders...        $(4,390)          $(11,235)      $(98,428)
                                                     =======           ========       ========
Net loss per common share:
  Basic and diluted..........................        $ (5.21)          $ (11.98)      $ (12.48)
                                                     =======           ========       ========
Weighted average common shares outstanding:
  Basic and diluted..........................            842                938          7,886
                                                     =======           ========       ========

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF REDEEMABLE
       CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY (DEFICIENCY)
                             (DOLLARS IN THOUSANDS)

           REDEEMABLE CONVERTIBLE PREFERRED STOCK                        SHAREHOLDERS' EQUITY (DEFICIENCY)
           --------------------------------------                        ---------------------------------
                              REDEEMABLE        REDEEMABLE
                              CONVERTIBLE       CONVERTIBLE       CONVERTIBLE       CONVERTIBLE       CONVERTIBLE
                            PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK
                               SERIES A          SERIES B          SERIES A          SERIES B          SERIES C
                            ---------------   ---------------   ---------------   ---------------   ---------------
Balance at April 25, 1997
 (inception)..............     $     --          $     --           $    --           $    --          $     --
Issuance of common
 stock....................           --                --                --                --                --
Issuance of warrants......           --                --                --                --                --
Issuance of preferred
 stock....................       10,000                --                --                --                --
Stock issuance costs......           --                --                --                --                --
Accretion of redemption
 value....................          500                --                --                --                --
Net loss..................           --                --                --                --                --
                               --------          --------           -------           -------          --------
Balance at December 31,
 1997.....................       10,500                --                --                --                --
Exercise of warrants......           --                --                --                --                --
Issuance of preferred
 stock....................           --            28,000                --                --                --
Stock issuance costs......           --                --                --                --                --
Accretion of redemption
 value....................          800             1,356                --                --                --
Repurchase of common
 stock....................           --                --                --                --                --
Net loss..................           --                --                --                --                --
                               --------          --------           -------           -------          --------
Balance at December 31,
 1998.....................       11,300            29,356                --                --                --
Net loss..................           --                --                --                --                --
Foreign currency
 translation adjustment...           --                --                --                --                --
Total comprehensive
 loss.....................
Issuance of common
 stock....................           --                --                --                --                --
Stock issuance costs......           --                --                --                --                --
Issuance of Series C
 preferred stock..........           --                --                --                --           301,494
Accretion of redemption
 value....................          200               560                --                --                --
Cancellation of redemption
 status of preferred
 stock....................      (11,500)          (29,916)           10,000            28,000                --
                               --------          --------           -------           -------          --------
Balance at December 31,
 1999.....................     $     --          $     --           $10,000           $28,000          $301,494
                               ========          ========           =======           =======          ========

                                    SHAREHOLDERS' EQUITY (DEFICIENCY)
                                    ---------------------------------
                                                                                ACCUMULATED
                               COMMON STOCK       ADDITIONAL   COMPREHENSIVE       OTHER
                            -------------------    PAID-IN        INCOME       COMPREHENSIVE   ACCUMULATED
                              SHARES     AMOUNT    CAPITAL        (LOSS)          INCOME         DEFICIT      TOTAL
                            ----------   ------   ----------   -------------   -------------   -----------   --------
Balance at April 25, 1997
 (inception)..............          --    $ --     $     --                        $ --         $      --    $     --
Issuance of common
 stock....................     931,753       1        2,281                          --                --       2,282
Issuance of warrants......          --      --          390                          --                --         390
Issuance of preferred
 stock....................          --      --           --                          --                --          --
Stock issuance costs......          --      --         (180)                         --                --        (180)
Accretion of redemption
 value....................          --      --         (500)                         --                --        (500)
Net loss..................          --      --           --      $ (3,890)           --            (3,890)     (3,890)
                            ----------    ----     --------      ========          ----         ---------    --------
Balance at December 31,
 1997.....................     931,753       1        1,991                          --            (3,890)     (1,898)
Exercise of warrants......     150,000      --           --                          --                --          --
Issuance of preferred
 stock....................          --      --           --                          --                --          --
Stock issuance costs......          --      --         (434)                         --                --        (434)
Accretion of redemption
 value....................          --      --       (1,557)                         --              (599)     (2,156)
Repurchase of common
 stock....................    (125,000)     --           --                          --              (500)       (500)
Net loss..................          --      --           --      $ (9,079)           --            (9,079)     (9,079)
                            ----------    ----     --------      ========          ----         ---------    --------
Balance at December 31,
 1998.....................     956,753       1           --                                       (14,068)    (14,067)
Net loss..................          --      --           --      $(97,668)           --           (97,668)    (97,668)
Foreign currency
 translation adjustment...          --      --           --           192           192                --         192
                                                                 --------
Total comprehensive
 loss.....................                                       $(97,476)
                                                                 ========
Issuance of common
 stock....................  19,234,851      19      233,844                          --                --     233,863
Stock issuance costs......          --      --       (6,714)                         --                --      (6,714)
Issuance of Series C
 preferred stock..........          --      --           --                          --                --     301,494
Accretion of redemption
 value....................          --      --           --                          --              (760)       (760)
Cancellation of redemption
 status of preferred
 stock....................          --      --        3,416                          --                --      41,416
                            ----------    ----     --------                        ----         ---------    --------
Balance at December 31,
 1999.....................  20,191,604    $ 20     $230,546                        $192         $(112,496)   $457,756
                            ==========    ====     ========                        ====         =========    ========

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                     PERIOD FROM INCEPTION
                                                      (APRIL 25, 1997) TO       YEAR ENDED          YEAR ENDED
                                                       DECEMBER 31, 1997     DECEMBER 31, 1998   DECEMBER 31, 1999
                                                     ---------------------   -----------------   -----------------
OPERATING ACTIVITIES
Net loss...........................................         $(3,890)             $ (9,079)           $ (97,668)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation.....................................             191                   712               31,967
  Amortization of goodwill and other intangibles...             298                   556                6,009
  Amortization of debt issuance costs..............              --                   244                3,086
  Non-cash financing charge........................              --                    --                9,000
  Loss (gain) on sale of assets....................              60                  (473)                  95
  Amortization of discount--senior discount
    notes..........................................              --                 7,689               43,558
  Non-cash compensation charges....................           2,600                    --                  350
  Write-off of goodwill............................              --                    --                6,178
  Equity in net loss of an affiliate...............              --                    --                  408
Changes in operating assets and liabilities, net of
  acquisitions:
  Accounts receivable..............................            (289)               (1,451)              (8,535)
  Interest receivable on short-term investments....              --                  (759)                  --
  Costs and estimated earnings in excess of
    billings.......................................              --                    --               (4,240)
  Inventories......................................              --                    --                1,526
  Prepaid expenses and other.......................             136                  (164)              (4,024)
  Accounts payable.................................             317                   591               11,457
  Other current liabilities........................           1,005                  (213)              18,388
  Other, net.......................................            (205)                   --                   --
                                                            -------              --------            ---------
Net cash provided by (used in) operating
  activities.......................................             223                (2,347)              17,555
                                                            -------              --------            ---------
INVESTING ACTIVITIES
Purchases of property and equipment................            (850)              (26,598)            (644,778)
Acquisitions, net of cash acquired.................          (5,028)               (1,989)            (128,414)
Proceeds from note receivable......................              --                    41                  142
Issuance of note receivable........................              --                    --                 (500)
Investment in affiliates...........................              --                    --               (4,167)
Loan to affiliate..................................              --                    --               (2,875)
Distribution from affiliate........................              --                   150                   --
Purchases of investments...........................              --               (30,005)                  --
Maturities of short-term investments...............              --                15,350               15,414
Proceeds from sale of assets.......................              --                   299                   22
Repurchase of common stock.........................              --                  (500)                  --
Deposits on acquisitions...........................          (1,300)               (1,750)             (48,069)
                                                            -------              --------            ---------
Net cash used in investing activities..............          (7,178)              (45,002)            (813,225)
                                                            -------              --------            ---------
FINANCING ACTIVITIES
Proceeds from issuance of preferred stock..........          10,000                28,000              231,494
Proceeds from issuance of common stock.............              --                    --                1,007
Stock issuance costs...............................            (179)                 (434)              (6,714)
Proceeds from issuance of long-term debt...........              --                    --              200,000
Proceeds from issuance of senior discount notes....              --               125,000              340,004
Debt issuance costs................................              --                (4,836)             (29,307)
Net repayments on line of credit...................            (568)                 (628)                  --
Repayment of note to shareholder and other debt....             (64)               (2,439)              (2,584)
                                                            -------              --------            ---------
Net cash provided by financing activities..........           9,189               144,663              733,900
                                                            -------              --------            ---------
Net increase (decrease) in cash and cash
  equivalents......................................           2,234                97,314              (61,770)
Cash and cash equivalents at beginning of period...              --                 2,234               99,548
                                                            -------              --------            ---------
Cash and cash equivalents at end of period.........         $ 2,234              $ 99,548            $  37,778
                                                            =======              ========            =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for interest...........         $    64              $    216            $   9,019
                                                            =======              ========            =========
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND
  FINANCING ACTIVITIES
Common stock issued for acquisitions...............         $    --              $    224            $ 217,855
                                                            =======              ========            =========
Series C preferred stock issued for purchase of
  property and equipment...........................         $    --              $     --            $  70,000
                                                            =======              ========            =========

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  FORMATION OF COMPANY

     SpectraSite Holdings, Inc. ("SpectraSite") and its wholly owned subsidiaries (collectively referred to as the "Company"), are principally engaged in providing services to companies operating in the telecommunications industry, including leasing antenna sites on multi-tenant towers, network design, tower construction and antenna installation throughout the United States and Canada.

     SpectraSite, formerly known as Integrated Site Development, Inc. ("ISD"), was incorporated in the State of Delaware on April 25, 1997. On May 12, 1997, SpectraSite issued 850,000 shares of its common stock and warrants to purchase 150,000 shares of common stock in exchange for the 850,000 issued and outstanding shares of common stock and warrants to purchase 150,000 shares of common stock of US Towers, Inc. ("UST"). SpectraSite's chief executive officer was the principal shareholder of UST prior to this transaction. One of the primary purposes of the exchange of shares was the hiring of the chief executive officer. Since UST had minimal assets and operations, this transaction was compensatory in nature, rather than a business combination or an asset acquisition. Accordingly, this transaction resulted in a non-cash compensation charge of $2.6 million based on the estimated fair value of the stock of $2.60 per share and the estimated fair value of the warrants of $2.60 per warrant at the date of issuance. The warrants entitled the holder to the right to purchase 150,000 shares of SpectraSite common stock at a price of $0.001 per share, through 2001. In September and October 1998, all of the warrants were exercised.

     On May 12, 1997, SpectraSite acquired all of the outstanding membership interests of TeleSite Services, LLC ("TeleSite") and its subsidiary, MetroSite Management, LLC ("MetroSite"), for consideration including $4.9 million in cash, 81,753 shares of common stock valued at $0.2 million and a $2.3 million note payable. Since SpectraSite had minimal operations prior to this acquisition, TeleSite is considered SpectraSite's predecessor for financial reporting purposes. In October 1997, TeleSite was merged into UST, and UST changed its name to SpectraSite Communications, Inc. The acquisition was accounted for as a purchase in accordance with the provisions of APB 16 and, accordingly, the results of operations of TeleSite are included in the consolidated operations of the Company from the date of acquisition.

     In connection with the TeleSite acquisition, SpectraSite was required to provide additional consideration of 55,919 shares of its common stock based upon TeleSite achieving certain operating goals through the end of December 31, 1998, pursuant to a provision in the TeleSite acquisition agreement. The Company accounted for the obligation as an additional cost of the acquisition, recording approximately $0.2 million of goodwill and a related long-term liability based upon the fair value of the Company's common stock at December 31, 1998. During 1999, this obligation was satisfied by the issuance of 55,919 shares of common stock valued at $0.2 million.

  PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of SpectraSite and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  SHORT-TERM INVESTMENTS

     At December 31, 1998, the Company's short-term investments consisted of commercial paper and certificates of deposit with maturities of less than one year. The carrying amount of these investments approximated market value.

  REVENUE RECOGNITION

     Site leasing revenues are recognized when earned. Escalation clauses present in the lease agreements with the Company's customers are recognized on a straight-line basis over the term of the lease. Network service revenues from site selection, construction and construction management activities are derived under service contracts with customers which provide for billing on a time and materials or fixed price basis. Revenues are recognized as services are performed with respect to time and materials contracts. Revenues are recognized using the percentage-of-completion method for fixed price contracts, measured by the percentage of contract costs incurred to date compared to estimated total contract costs. Costs and estimated earnings in excess of billings on uncompleted contracts represent revenues recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represent billings in excess of revenues recognized. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

  INVENTORIES

     Inventories are stated at the lower of cost or market using the first-in, first-out method and consist primarily of materials purchased for future construction not associated with specific jobs.

  INVESTMENTS

     An investment in an entity in which the Company owns more than 20% but less than 50% is accounted for using the equity method and is included in other assets. Under the equity method, the investment is stated at cost plus the Company's equity in net income (loss) of the entity since acquisition. The equity in net income (loss) of such entity is recorded in "Other income (expense)" in the accompanying consolidated statements of operations. An investment in an entity in which the Company owns less than 20% is accounted for using the cost method and is included in other assets.

  PROPERTY AND EQUIPMENT

     Property and equipment, including towers, are stated at cost. The Company capitalizes costs incurred in bringing towers to an operational state. Direct costs related to the development and construction of towers, including interest, are capitalized and are included in construction in progress. Approximately $0.1 million and $1.1 million of interest was capitalized for the years ended December 31, 1998 and 1999, respectively. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from three to fifteen years.

  GOODWILL

     The Company has classified as goodwill the cost in excess of fair value of net assets acquired in purchase transactions. Goodwill is being amortized on a straight-line basis over fifteen years. On an on going basis, the Company assesses the recoverability of its goodwill by determining its ability to generate

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES future cash flows sufficient to recover the unamortized balance over the remaining useful life. Goodwill determined to be unrecoverable based on future cash flows would be written-off in the period in which such determination is made.

  DEBT ISSUANCE COSTS

     The Company capitalized costs relating to the issuance of long-term debt and senior discount notes. The costs are amortized using the straight-line method over the term of the related debt.

  INCOME TAXES

     The liability method is used in accounting for income taxes and deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities.

  FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, short-term investments and the credit facility approximates fair value for these instruments. The estimated fair value of the senior discount notes is based on the quoted market price. The estimated fair values of the Company's financial instruments, along with the carrying amounts of the related assets (liabilities), are as follows:

                         DECEMBER 31, 1997       DECEMBER 31, 1998         DECEMBER 31, 1999
                         ------------------    ----------------------    ----------------------
                         CARRYING     FAIR     CARRYING       FAIR       CARRYING       FAIR
                          AMOUNT     VALUE      AMOUNT        VALUE       AMOUNT        VALUE
                         --------    ------    ---------    ---------    ---------    ---------
                                                     (IN THOUSANDS)
Cash and cash
  equivalents..........   $2,234     $2,234    $  99,548    $  99,548    $  37,778    $  37,778
Short-term
  investments..........       --         --       15,414       15,414           --           --
12% Senior Discount
  Notes due 2008.......       --         --     (132,689)    (114,871)    (149,137)    (132,890)
11.25 % Senior Discount
  Notes Due 2009.......       --         --           --           --     (367,114)    (312,471)
Credit Facility........       --         --           --           --     (200,000)    (200,000)

  EARNINGS PER SHARE

     Basic and diluted earnings per share are calculated in accordance with Statement of Financial Accounting Standards No. 128 "Earnings per Share." The Company has potential common stock equivalents related to its convertible preferred stock and outstanding stock options. These potential common stock equivalents were not included in diluted earnings per share for all periods because the effect would have been antidilutive. Accordingly, basic and diluted net loss per share are the same for all periods presented.

  COSTS OF OPERATIONS

     Costs of operations for network services consist of direct costs incurred to provide the related services excluding depreciation and amortization expense. Costs of operations for site leasing consist of direct costs incurred to provide the related services including ground lease cost, tower maintenance and related real estate taxes. Costs of operations for site leasing do not include depreciation expense of the related leased assets.

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

  SIGNIFICANT CUSTOMERS

     The Company's customer base consists of businesses operating in the wireless telecommunications industry. The Company's exposure to credit risk consists primarily of unsecured accounts receivable from these customers. Five customers accounted for 96.6% of the Company's 1997 revenue. Two customers accounted for 70.9% of the Company's 1998 revenue. Following is a list of significant customers:

                           PERCENT OF
                            REVENUES
                       FOR THE PERIOD FROM                         PERCENT OF REVENUES      PERCENT OF
                         APRIL 25, 1997      PERCENT OF ACCOUNTS      FOR THE YEAR           ACCOUNTS
                         (INCEPTION) TO         RECEIVABLE AT             ENDED            RECEIVABLE AT
                        DECEMBER 31, 1997     DECEMBER 31, 1997     DECEMBER 31, 1998    DECEMBER 31, 1998
                       -------------------   -------------------   -------------------   -----------------
Customer 1...........         38.9%                 75.0%                 46.6%                15.6%
Customer 2...........         18.8%                   --                    --                   --
Customer 3...........         14.7%                   --                    --                   --
Customer 4...........         13.0%                   --                    --                   --
Customer 5...........         11.2%                   --                    --                   --
Customer 6...........           --                    --                  24.3%                45.0%
Customer 7...........           --                    --                    --                 22.7%

     In the year ended December 31,1999, one customer, which is a significant shareholder of the Company, accounted for 35.0% of the Company's revenues.

  RESTRUCTURING AND NON-RECURRING CHARGES

     In September 1999, the Company announced that it would no longer directly provide site acquisition services. As a result, the Company recorded restructuring charges of $7.1 million, of which $6.2 million related to the write-off of goodwill related to the purchase of TeleSite and $0.9 million was related to the cost of employee severance. In March 1999, the Company announced that it would relocate its marketing and administrative operations from Little Rock, Arkansas and Birmingham, Alabama to its corporate headquarters in Cary, North Carolina. As a result, the Company recorded a non-recurring charge of $0.6 million for employee termination and other costs related to the relocation of these activities.

  STOCK OPTIONS

     The Company has elected under the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") to account for its employee stock options in accordance with Accounting Principle Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Companies that account for stock based compensation arrangements for its employees under APB No. 25 are required by SFAS 123 to disclose the pro forma effect on net income (loss) as if the fair value based method prescribed by SFAS 123 had been applied. The Company plans to continue to account for stock based compensation using the provisions of APB 25 and has adopted the disclosure requirements of SFAS 123.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 only impacts financial statement presentation as opposed to actual amounts recorded. Other comprehensive income includes all nonowner changes in equity that are excluded from net income. During the period

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES from inception (April 25, 1997) to December 31, 1997 and during the year ended December 31, 1998, the Company had no items of other comprehensive income. During the year ended December 31, 1999, the Company had other comprehensive income related to foreign currency translation adjustments.

     In 1998, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial statements to shareholders. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The application of the new rules did not have a significant impact on the Company's financial position at December 31, 1998 or its results of operations for the year ended December 31, 1998 as the Company operated in only one segment. During 1999, the Company commenced operations in a second business segment.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 requires that derivative instruments be recognized as either assets or liabilities in the consolidated balance sheet based on their fair values. Changes in the fair values of such derivative instruments will be recorded either in results of operations or in other comprehensive income, depending on the intended use of the derivative instrument. The initial application of SFAS 133 will be reported as the effect of a change in accounting principle. SFAS 133 is effective for all fiscal years beginning after June 15, 2000. We have not yet determined the effect that the adoption of SFAS 133 will have on our consolidated financial statements.

  RECLASSIFICATIONS

     Certain reclassifications have been made to the 1997 and 1998 consolidated financial statements to conform to the 1999 presentation. These reclassifications had no effect on net loss or shareholders' deficiency as previously reported.

2.  LONG-LIVED ASSETS

     Property and equipment consist of the following:

                                                  DECEMBER 31,   DECEMBER 31,
                                                      1998           1999
                                                  ------------   ------------
                                                        (IN THOUSANDS)
Towers..........................................    $24,780        $723,075
Equipment.......................................        823           9,884
Furniture and fixtures..........................        288           2,256
Other...........................................        212          15,240
                                                    -------        --------
                                                     26,103         750,455
Less accumulated depreciation...................       (870)        (32,837)
                                                    -------        --------
                                                     25,233         717,618
Construction in progress........................      3,236          46,139
                                                    -------        --------
Property and equipment, net.....................    $28,469        $763,757
                                                    =======        ========

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

     Goodwill and other intangible assets consist of the following:

                                                  DECEMBER 31,   DECEMBER 31,
                                                      1998           1999
                                                  ------------   ------------
                                                        (IN THOUSANDS)
Goodwill........................................    $ 8,963        $280,666
Debt issuance costs.............................      4,836          33,955
                                                    -------        --------
                                                     13,799         314,621
Less accumulated amortization...................     (1,042)         (7,424)
                                                    -------        --------
                                                    $12,757        $307,197
                                                    =======        ========

     Other assets consist of the following:

                                                  DECEMBER 31,   DECEMBER 31,
                                                      1998           1999
                                                  ------------   ------------
                                                        (IN THOUSANDS)
Deposits........................................     $1,750        $49,153
Other...........................................        402         10,302
                                                     ------        -------
                                                     $2,152        $59,455
                                                     ======        =======

3.  DEBT

  11.25% SENIOR DISCOUNT NOTES DUE 2009

     In April 1999, the Company issued $586.8 million aggregate principal amount at maturity of senior discount notes due 2009 (the "2009 Notes") for gross proceeds of $340.0 million. Interest on the 2009 Notes accretes daily at a rate of 11.25% per annum, compounded semiannually, to an aggregate principal amount of $586.8 million on April 15, 2004. Cash interest will not accrue on the 2009 Notes prior to April 15, 2004. Commencing April 15, 2004, cash interest will accrue and be payable semiannually in arrears on each April 15 and October 15, commencing October 15, 2004, at a rate of 11.25% per annum. After April 15, 2004, the Company may redeem all or a portion of the 2009 Notes at specified redemption prices, plus accrued and unpaid interest, to the applicable redemption date. On one or more occasions prior to April 15, 2002, the Company may redeem up to 35% of the aggregate principal amount at maturity of the 2009 Notes with the net cash proceeds from one or more equity offerings. The redemption price would be 111.25% of the accreted value on the redemption date. The Company is required to comply with certain covenants under the terms of the 2009 Notes that restrict the Company's ability to incur additional indebtedness, make certain payments and issue preferred stock, among other things.

  12% SENIOR DISCOUNT NOTES DUE 2008

     In June 1998, the Company issued $225.2 million aggregate principal amount at maturity of senior discount notes due 2008 (the "2008 Notes") for gross proceeds of $125.0 million. The 2008 Notes accrete daily at a rate of 12% per annum, compounded semiannually, to an aggregate principal amount of $225.2 million on July 15, 2003. Cash interest will not accrue on the 2008 Notes prior to July 15, 2003. Commencing July 15, 2003, cash interest will accrue and be payable semiannually in arrears on each January 15 and July 15, commencing January 15, 2004, at a rate of 12% per annum. After July 15, 2003, the Company may redeem all or a portion of the 2008 Notes at specified redemption prices, plus accrued and unpaid interest, to the applicable redemption date. On one or more occasions prior to July 15, 2001, the Company may redeem up to 25% of the aggregate principal amount at maturity of the 2008 Notes issued with the net cash proceeds from one or more equity offerings. The redemption price would be 112%

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES of the accreted value on the redemption date. The Company is required to comply with certain covenants under the terms of the 2008 Notes that restrict the Company's ability to incur indebtedness, make certain payments and issue preferred stock among other things.

     During the years ended December 31, 1998 and 1999, the Company recorded amortization of debt discount of approximately $7.7 million and $43.6 million related to the 2008 Notes and 2009 Notes as additional interest expense. The senior discount notes consist of the following:

                                                             AS OF
                                                         DECEMBER 31,
                                                  ---------------------------
                                                      1998           1999
                                                  ------------   ------------
                                                        (IN THOUSANDS)
Senior discount notes...........................    $225,238      $ 812,038
Unamortized discount............................     (92,549)      (295,787)
                                                    --------      ---------
                                                    $132,689      $ 516,251
                                                    ========      =========

  CREDIT FACILITY

     In April 1999 in connection with the acquisition of communications towers from Nextel Communications, Inc. ("Nextel"), SpectraSite Communications, Inc. ("Communications"), a wholly-owned subsidiary of SpectraSite, entered into a $500.0 million credit facility. The credit facility consists of a $50.0 million revolving credit facility that subject to the satisfaction of certain financial covenants, may be drawn at any time up to December 31, 2005, at which time all amounts drawn under the revolving credit facility must be paid in full; a $300.0 million multiple draw term loan that may be drawn at any time through March 31, 2002, which requires that the amount drawn be repaid in quarterly installments commencing on June 30, 2002 and ending on December 31, 2005; and a $150.0 million term loan that was drawn in full at the closing of the Nextel tower acquisition and that amortizes at a rate of 1.0% annually, payable in quarterly installments beginning on June 30, 2002 through December 31, 2005, $67.5 million on March 31, 2006 and the balance due on June 30, 2006.

     The revolving credit loans and the multiple draw term loans will bear interest, at our option, at either Canadian Imperial Bank of Commerce's base rate, plus an applicable margin of 1.5% per annum initially, which margin after a period of time may decrease based on a leverage ratio, or the reserve adjusted London interbank offered rate, plus an applicable margin of 3.0% per annum initially, which margin after a period of time may decrease based on a leverage ratio.

     The term loan bears interest, at our option, at either Canadian Imperial Bank of Commerce's base rate, plus 2.0% per annum, which margin after a period of time may decrease based on a leverage ratio, or the reserve adjusted London interbank offered rate, plus 3.5% per annum, which margin after a period of time may decrease based on a leverage ratio.

     Communications will be required to pay a commitment fee of between 1.25% and 0.50% per annum in respect of the undrawn portion of the multiple draw term loan, depending on the amount undrawn. We are required to pay a commitment fee of 0.50% per annum in respect of the undrawn portion of the revolving credit facility.

     Communications may be required to prepay the credit facility in part upon the occurrence of certain events, such as a sale of assets, the incurrence of certain additional indebtedness, the issuance of equity and the generation of excess cash flow.

     SpectraSite and each of Communications' subsidiaries has guaranteed the obligations under the credit facility. The credit facility is further secured by substantially all the tangible and intangible assets of

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

Communications and its subsidiaries and a pledge of all of the capital stock of Communications and its subsidiaries.

     The credit facility contains a number of covenants that, among other things, restrict our ability to incur additional indebtedness; create liens on assets; make investments, make acquisitions, or engage in mergers or consolidations; dispose of assets; enter into new lines of business; engage in certain transactions with affiliates; and pay dividends or make capital distributions. SpectraSite, however, will be permitted to pay dividends after July 15, 2003, for the purpose of paying interest on the 2008 Notes and the 2009 Notes so long as no default under the credit facility then exists or would exist after giving effect to such payment.

     In addition, the credit facility requires compliance with certain financial covenants, including requiring Communications and its subsidiaries, on a consolidated basis, to maintain a maximum ratio of total debt to annualized EBITDA; a minimum interest coverage ratio; a minimum fixed charge coverage ratio; and a minimum annualized EBITDA, for the first year only.

  OTHER LONG-TERM DEBT

     Long-term debt, other than the 2008 Notes and 2009 Notes, consists of the following:

                                                                 AS OF
                                                              DECEMBER 31,
                                                            ----------------
                                                            1998      1999
                                                            ----    --------
                                                             (IN THOUSANDS)
Credit facility...........................................  $ --    $200,000
Other obligations.........................................    18       3,128
Less current portion......................................   (18)       (601)
                                                            ----    --------
Long-term debt, less current portion......................  $ --    $202,527
                                                            ====    ========

     In connection with the acquisition of Westower Corporation ("Westower"), the Company assumed certain long-term obligations of the acquired entity. Substantially all of Westower's outstanding long-term obligations were repaid prior to the acquisition, with the remaining unpaid obligations payable in monthly installments through 2004. Other obligations for the year ended December 31, 1998 consisted of installment notes payable to a bank, which were subsequently paid during 1999.

  BANK CREDIT AGREEMENT

     In January 1998, the Company signed a letter of intent with a bank for a $50.0 million revolving credit facility for the purpose of financing the construction and/or the acquisition of telecommunication towers for personal communications services or other wireless communication services and other permitted acquisitions as defined by the agreement, contingent upon certain events. In the year ended December 31, 1998 the Company incurred approximately $0.3 million in commitment fees related to the agreement. The agreement expired on December 31, 1998.

4.  CONVERTIBLE VOTING PREFERRED STOCK AND SHAREHOLDERS' EQUITY

  SERIES A AND B CONVERTIBLE VOTING PREFERRED STOCK

     At December 31, 1998, Spectrasite had mandatorily redeemable convertible preferred stock consisting of Series A and Series B cumulative redeemable preferred stock, each with a $0.001 par value, 10,462,830 shares authorized in the aggregate and 3,462,830 and 7,000,000 shares issued and outstanding, respectively. In connection with closing the Nextel tower acquisition, provisions for dividends and redemption were

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES eliminated with respect to the Series A and Series B preferred stock. Previously accrued dividends have been eliminated, and the outstanding balances have been reclassified as convertible preferred stock in shareholders' equity in the balance sheet as of December 31, 1999. Each share of Series A and Series B preferred stock is convertible into one share of common stock and entitles the holder to vote on an as-converted basis with holders of common stock. Contemporaneously with the closing of an underwritten public offering of common stock, the outstanding shares of Series A and Series B preferred stock automatically converted to common stock on February 4, 2000.

  SERIES C CONVERTIBLE PREFERRED STOCK

     In connection with closing the Nextel tower acquisition, SpectraSite sold 46,286,795 shares of Series C preferred stock at a price of $5.00 per share. In addition, Nextel received 14 million shares of Series C preferred stock. At December 31, 1999, SpectraSite had 60,286,795 of $0.001 par value Series C shares authorized, issued and outstanding. Each share of Series C preferred stock is convertible into one share of common stock and entitles the holder to vote on an as-converted basis with holders of common stock. Contemporaneously with the closing of an underwritten public offering of common stock, the outstanding shares of Series C preferred stock automatically converted to common stock on February 4, 2000.

  COMMON STOCK

     In connection with the Nextel tower acquisition, SpectraSite also restated its certificate of incorporation. The amended and restated certificate authorized 85 million shares of common stock, $0.001 par value per share. In addition, the Company increased the maximum number of shares for which options may be granted under its stock option plan to 4.1 million.

     In August 1999, SpectraSite amended its restated certificate of incorporation to increase the authorized shares of common stock to 300 million. In addition, SpectraSite increased the maximum number of shares for which options may be granted under its stock option plan to 10 million and authorized one million shares to be issued under an Employee Stock Purchase Plan.

  WARRANTS

     During September and October, 1998, 150,000 shares of common stock were issued in connection with the exercise of common stock warrants at a price of $0.001 per share.

     On October 9, 1998, the Company paid a former employee $500,000 under an agreement to buy 125,000 shares of SpectraSite common stock from the former employee for an agreed upon price and to release the Company from any potential claims. In addition, the agreement provided that shareholders of SpectraSite would have an option to purchase the former employee's remaining 37,605 shares of SpectraSite common stock for the same price per share, provided that the Company advise the former employee in writing of the exercise of all or any portion of such option by November 15, 1998. The shares were subsequently purchased by a shareholder of the Company on February 5, 1999 for an aggregate purchase price of $150,000.

  STOCK OPTIONS

     During 1997, the Company adopted a stock option plan which provides for the purchase of common stock by key employees, directors, advisors and consultants of the Company. The maximum number of shares for which options may be granted under the plan shall not exceed 10 million shares. Stock options are granted under various stock option agreements. Each stock option agreement contains specific terms.

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

During the period from inception (April 25, 1997) to December 31, 1997 and the years ended December 31, 1998 and 1999, option grants were made solely to employees.

     The options without a performance acceleration feature, which were granted under the terms of the incentive stock option agreement, and options granted under the terms of the non-qualified stock option agreement vest and become exercisable ratably over a four or five-year period, commencing one year after date of grant.

     The options with a performance acceleration feature, which were granted under the terms of the incentive stock option agreement, and the non-qualified stock option agreement vest and become exercisable upon the seventh anniversary of the grant date. Vesting, however, can be accelerated upon the achievement of certain milestones defined in each agreement.

     In accordance with SFAS 123, the fair value of each option grant was determined by using the Black-Scholes option pricing model with the following weighted average assumptions for the period ended December 31, 1997, the years ended December 31, 1998 and 1999: dividend yield of 0.0%; volatility of .70; risk free interest rate of 6.0% to 5.0%; and expected option lives of 7 years. Had compensation cost for the Company's stock options been determined based on the fair value at the date of grant consistent with the provisions of SFAS 123, the Company's net loss and net loss per share would have been $4.0 million and $5.37 for the period ended December 31, 1997, $9.5 million and $12.44 for the year ended December 31, 1998 and $100.9 million and $12.80 for the year ended December 31, 1999.

     Option activity under the Company's plans is summarized below:

                                                             WEIGHTED AVERAGE
                                                 SHARES       EXERCISE PRICE
                                                ---------    ----------------
Outstanding at April 25, 1997.................         --         $  --
Options granted...............................    884,700          2.89
Options exercised.............................         --            --
Options canceled..............................         --            --
                                                ---------
Outstanding at December 31, 1997..............    884,700          2.89
Options granted...............................    842,000          3.33
Options exercised.............................         --            --
Options canceled..............................   (158,800)         2.92
                                                ---------
Outstanding at December 31, 1998..............  1,567,900          3.12
Options granted...............................  2,705,810          5.32
Options exercised.............................   (200,006)         2.52
Options canceled..............................   (271,670)         3.41
Options assumed in Westower acquisition.......  1,921,757          8.62
                                                ---------
Outstanding at December 31, 1999..............  5,723,791          6.02
                                                =========

     At December 31, 1997, there were no options exercisable under the stock option plan. There were 185,475 and 1,765,666 options exercisable under the stock option plan at December 31, 1998 and 1999, respectively.

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

                               OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
---------------------------------------------------------------------------------
                                                                      ------------------------------
                    NUMBER          WEIGHTED                            NUMBER
                  OUTSTANDING       AVERAGE                           EXERCISABLE
                     AS OF         REMAINING       WEIGHTED AVERAGE      AS OF      WEIGHTED AVERAGE
EXERCISE PRICES    12/31/99     CONTRACTUAL LIFE    EXERCISE PRICE     12/31/99      EXERCISE PRICE
---------------   -----------   ----------------   ----------------   -----------   ----------------
 $0.01-$ 4.56      2,061,273          7.92              $ 3.75         1,113,320         $ 3.97
 $5.00-$ 5.00      2,382,810          9.41                5.00                --             --
 $6.35-$17.06      1,279,708          9.14               11.55           652,346          12.16
                   ---------                                           ---------
 $0.01-$17.06      5,723,791          8.81                6.02         1,765,666           7.00
                   =========                                           =========

     The weighted average remaining contractual life of the stock options outstanding was 8.76 years, 9.98 years and 8.81 years at December 31, 1997, 1998 and 1999, respectively.

  EMPLOYEE STOCK PURCHASE PLAN

     In August 1999, SpectraSite adopted the SpectraSite Holdings, Inc. Employee Stock Purchase Plan. The board of directors has reserved and authorized one million shares of common stock for issuance under the plan. Eligible employees may purchase a number of shares of common stock equal to the total dollar amount contributed by the employee to a payroll deduction account during each six-month offering period divided by the purchase price per share. The price of the shares offered to employees under the plan will be 85% of the lesser of the fair market value at the beginning or end of each six-month offering period. As of December 31, 1999, SpectraSite had not initiated an offering period.

  COMMON STOCK RESERVED FOR FUTURE ISSUANCE

     The Company has reserved shares of its authorized shares of common stock for future issuance as follows:

                                                         AS OF
                                                   DECEMBER 31, 1999
                                                   -----------------
Convertible preferred stock......................     70,749,625
Outstanding stock options........................      5,723,791
Possible future issuance under stock option
  plans..........................................      4,076,203
Employee stock purchase plan.....................      1,000,000
                                                      ----------
Total............................................     81,549,619
                                                      ==========

5.  LEASES

  OPERATING LEASES FROM OTHERS

     The Company leases land ("ground leases"), office space and certain office equipment under noncancelable operating leases. Ground leases are generally for terms of five years and are renewable at the option of the Company. Rent expense was approximately $0.2 million, $0.6 million and $17.9 million

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES for the period from April 25, 1997 (inception) to December 31, 1997 and the years ended December 31, 1998 and 1999, respectively. The future minimum lease payments for these leases are as follows:

                                                         AS OF
                                                   DECEMBER 31, 1999
                                                   -----------------
                                                    (IN THOUSANDS)
2000.............................................      $ 24,686
2001.............................................        22,618
2002.............................................        19,055
2003.............................................        13,121
2004.............................................         8,139
Thereafter.......................................        22,725
                                                       --------
Total............................................      $110,344
                                                       ========

  ANTENNA SPACE LEASED TO OTHERS

     The Company currently leases antenna space on multi-tenant towers to a variety of wireless service providers under non-cancelable operating leases. The tenant leases are generally for terms of five years and include options for renewal. The approximate future minimum rental income under operating leases that have initial or remaining non-cancelable terms in excess of one year are as follows:

                                                         AS OF
                                                   DECEMBER 31, 1999
                                                   -----------------
                                                    (IN THOUSANDS)
2000.............................................      $ 63,494
2001.............................................        63,872
2002.............................................        61,548
2003.............................................        58,403
2004.............................................        43,861
Thereafter.......................................        10,684
                                                       --------
Total............................................      $301,862
                                                       ========

6.  INCOME TAXES

     The provision for income taxes is comprised of the following:

                                 PERIOD FROM
                                  INCEPTION
                             (APRIL 25, 1997) TO     YEAR ENDED      YEAR ENDED
                                DECEMBER 31,        DECEMBER 31,    DECEMBER 31,
                                    1997                1998            1999
                             -------------------    ------------    ------------
                                               (IN THOUSANDS)
Current:
State......................      $       --          $       --      $       40
Foreign....................              --                  --             528
                                 ----------          ----------      ----------
Total provision for income
  taxes....................      $       --          $       --      $      568
                                 ==========          ==========      ==========

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

     The reconciliation of income taxes computed at the U.S. federal statutory rate to income tax provision (benefit) is as follows:

                                                 PERIOD FROM
                                                  INCEPTION
                                             (APRIL 25, 1997) TO     YEAR ENDED      YEAR ENDED
                                                DECEMBER 31,        DECEMBER 31,    DECEMBER 31,
                                                    1997                1998            1999
                                             -------------------    ------------    ------------
Federal income tax benefit at statutory
  rate.....................................           (35.0)%             (35.0)%         (35.0)%
Foreign tax rate differential..............              --                  --             0.6%
Non-deductible goodwill amortization.......              --                  --             2.0%
Non-deductible interest expense............              --                 5.8%            0.5%
Change in valuation allowance..............            35.0%               29.2%           32.5%
                                                 ----------          ----------      ----------
Effective income tax rate..................              --%                 --%            0.6%
                                                 ==========          ==========      ==========

     The components of net deferred taxes are as follows:

                                                                  AS OF DECEMBER 31,
                                                              ---------------------------
                                                              1997      1998       1999
                                                              -----    ------    --------
                                                                    (IN THOUSANDS)
Deferred tax assets:
  Tax loss carry forwards...................................  $ 183    $1,038    $ 15,600
  Accreted interest on senior discount notes................     --     2,978      19,730
  Accrued liabilities.......................................     --        --       1,920
  Depreciation..............................................     --        41       1,760
                                                              -----    ------    --------
     Total gross deferred tax assets........................    183     4,057      39,010
  Valuation allowance.......................................   (183)   (4,057)    (39,010)
                                                              -----    ------    --------
     Total net deferred tax assets..........................  $  --    $   --    $     --
                                                              =====    ======    ========

     The Company has a federal net operating loss carry forward of approximately $40 million that begins to expire in 2012. Also, the Company has state tax losses of $40 million that expire beginning in 2002. Based on the Company's history of losses to date, management has provided a valuation allowance to fully offset the deferred assets related to federal and state net operating loss carry forwards.

7.  RELATED PARTY TRANSACTIONS

     In conjunction with the acquisition of TeleSite, the Company issued a $2.3 million note payable to a shareholder. In the period from April 25, 1997 (inception) to December 31, 1997 and during the year ended December 31, 1998, the Company incurred approximately $100,000 and $81,000 of interest expense related to the note payable to shareholder, respectively. In June 1998, the note was repaid in full.

     On April 20, 1999, in connection with the Nextel tower acquisition, four directors purchased 50,000, 25,000, 262,973 and 100,000 shares of SpectraSite's Series C preferred stock for $5.00 per share, respectively. In addition, one director purchased 100,000 shares of common stock and executed promissory notes as payment for the common stock. The promissory notes mature on April 20, 2009 and bear interest at 5.67% per year. Under the purchase agreement, 25% of the shares of common stock vest each year, with the first installment vesting on April 20, 2000. In addition, SpectraSite has the right to repurchase half of the shares at their original cost to the director at any time prior to April 20, 2000 and upon the date the director ceases to perform services for SpectraSite.

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

     Affiliates of three significant stockholders received an aggregate of two million shares of SpectraSite's common stock valued at $9.0 million as consideration for financing commitments made in connection with the Nextel tower acquisition. Affiliates of each entity are members of the Company's board directors.

     To finance a portion of the cash consideration paid to Nextel, SpectraSite issued and sold the 2009 Notes in a private offering and borrowed $150.0 million under its credit facility. CIBC World Markets Corp. was an initial purchaser in the 2009 notes offering, and an affiliate of CIBC World Markets is an agent and a lender under the credit facility. CIBC World Markets was also an initial purchaser of SpectraSite's 2008 Notes. CIBC World Markets and its affiliates received customary fees for such services. One director of SpectraSite is a Managing Director of CIBC World Markets.

     In May 1997, an officer agreed to invest additional personal funds in SpectraSite at the average per share price of Series A and Series B preferred stock. In satisfaction of this commitment, the officer purchased 210,000 shares of common stock for an aggregate purchase price of $0.8 million on April 20, 1999.

     In August 1999, SpectraSite loaned an officer $325,000 in connection with the exercise of certain stock options. The 112,500 shares the officer acquired through the exercise of these options are pledged to SpectraSite as security for this loan. The loan bears interest at the applicable federal rate under the Internal Revenue Code, 5.36% per annum, and matures in August 2002.

     In September 1999, SpectraSite loaned an officer $500,000 to purchase a home as a relocation incentive. This loan will be secured by any shares of SpectraSite's common stock issued to the officer upon exercise of options, bears interest at 5.82% per annum and matures in September 2004.

     The Company has a revolving loan arrangement with an affiliate under which the affiliate may borrow up to $14.4 million. The loan accrues interest at 12% and is collateralized by property, equipment, investments, contracts and other assets of the affiliate. At December 31, 1999, the affiliate owed $2.9 million to the Company under the loan. In 1999, the Company had interest income of $0.1 million from amounts outstanding under the loan.

8.  EMPLOYEE BENEFIT PLAN

     The Company provides a 401(k) plan for the benefit of all its employees meeting specified eligibility requirements. The Company's expenses related to the plan are discretionary and totaled approximately $11,000, $31,000 and $121,000 for the period from April 25, 1997 (inception) to December 31, 1997 and for the years ended December 31, 1998 and 1999, respectively.

9.  SALE OF AFFILIATES

     In February 1998, the Company entered into an agreement under which it sold a wholly-owned subsidiary, MetroSite, for $299,000. The Company recognized a gain on the sale of $257,000.

     In May 1998, the Company sold its ownership interest in Communication Management Specialists, LLC ("CMS") for $375,000, in exchange for a note receivable bearing interest at 8.5% per annum, payable to the Company over 60 months. The total amount due to the Company at December 31, 1999 is $261,000 of which the current portion, $73,000, is included in prepaid expenses and other current assets in the accompanying balance sheet. The Company recognized a gain on the sale of approximately $189,000. Prior to the sale, the Company's ownership interest in CMS was accounted for using the equity method.

10.  ACQUISITION ACTIVITY

     In June 1998, the Company entered into an agreement under which it acquired all of the membership interests of H&K Investments, LLC for $1.4 million in a transaction accounted for as a purchase. The results of operations of H&K are included in the Company's operations from the date of acquisition. The Company paid $1.3 million in cash and recorded notes payable for $0.1 million in conjunction with the acquisition. The outstanding note payable was subsequently paid in December 1998.

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

     In August 1998, the Company entered into an asset purchase agreement with Airadigm Communications, Inc. ("Airadigm") for the purchase of 47 towers for approximately $11.8 million. As of December 31, 1998, 40 towers had been placed in service. During 1999, five additional towers were placed in service and Airadigm refunded the Company's deposit for the remaining two towers. Under the terms of the agreement, the Company will lease antenna space on the towers to Airadigm.

     In August 1998, the Company entered into an asset purchase agreement with Amica Wireless Phone Service, Inc. for the purchase of the construction in progress related to 14 towers for approximately $474,000.

     In September 1998, the Company acquired all of the outstanding common stock of GlobalComm, Inc. for $2.0 million in cash in a transaction accounted for as a purchase. The results of operations of GlobalComm are included in the Company's operations from the date of acquisition. The Company recorded approximately $1.7 million of goodwill related to the transaction.

     In April 1999, the Company purchased 2,000 communications towers from Nextel for $560.0 million in cash and 14 million shares of Series C preferred stock valued at $70.0 million, which represented approximately 18% of all the Company's outstanding capital stock. As part of the transaction, Nextel agreed to lease 1,700 additional sites on the Company's towers as part of Nextel's national deployment. SpectraSite and certain of Nextel's subsidiaries entered into a master site commitment agreement under which Nextel and its controlled affiliates will offer SpectraSite exclusive opportunities, under specific terms and conditions, relating to the construction or purchase of, or co-location on, additional communications sites. These sites will then be leased by subsidiaries of Nextel under the terms of the master site lease agreement. If the number of new sites leased is less than the agreed upon number as of particular dates, Nextel has agreed to make payments to SpectraSite. The master site commitment agreement also gives SpectraSite a right of first refusal to acquire any towers that Nextel or certain affiliates desire to sell. Of the total consideration paid to Nextel, $45.0 million has been allocated as a deposit relating to this commitment. The Company used $150.0 million of borrowings under a $500.0 million committed credit facility, $340.0 million from the proceeds of the 2009 Notes and $231.4 million from the sale of new Series C preferred stock to fund the cash purchase price and to pay related fees and expenses.

     In connection with the purchase, Nextel entered into a master site lease agreement to become the anchor tenant on each of the acquired towers and also conveyed to the Company certain third-party co-location site leases associated with the acquired assets. Nextel also transferred to the Company certain non-cancelable ground leases, and the Company assumed all operating and other costs associated with the acquired assets.

     In September 1999, the Company consummated the Agreement and Plan of Merger, dated as of May 15, 1999 with Westower. Under the terms of the agreement, Westower shareholders received 1.81 shares of SpectraSite common stock for each share of Westower common stock. In the aggregate, SpectraSite exchanged 15.5 million shares of its common stock valued at $205.6 million for
8.6 million shares of Westower common stock and assumed $81.5 million of debt. The Company repaid $72.2 million of such assumed debt at closing. In addition, the Company assumed the outstanding Westower employee stock options, which were converted into options to purchase 1.7 million shares of SpectraSite's common stock.

     On December 30, 1999, SpectraSite acquired Stainless, Inc., formerly a wholly-owned subsidiary of Northwest Broadcasting, L.P., for $40.0 million in cash. Stainless provides engineering, fabrication and other services in connection with the erection of towers used for television broadcast companies.

     Also on December 30, 1999, SpectraSite acquired Doty-Moore Tower Services, Inc., Doty-Moore Equipment Company, Inc. and Doty Moore RF Services, Inc. for $2.5 million in cash and 500,000 shares of SpectraSite's common stock valued at $5.4 million. Doty-Moore is a leading source for broadcast tower construction and technical services.

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

     The acquisitions of Westower, Stainless and Doty-Moore were accounted for as purchases, and the excess of cost over fair value of the net assets acquired is being amortized on a straight-line basis over fifteen years. The operations of each are included in the consolidated statement of operations from the date of acquisition.

     The following unaudited pro forma summary presents consolidated results of operations for the Company as if the acquisitions of Westower, Doty-Moore and Stainless had been consummated as of January 1, 1999. The pro forma information does not necessarily reflect the actual results that would have been achieved, nor is it necessarily indicative of future consolidated results for the Company.

                                                             YEAR ENDED
                                                         DECEMBER 31, 1999
                                                      ------------------------
                                                      (IN THOUSANDS OF DOLLARS
                                                       EXCEPT PER SHARE DATA)
Net revenues........................................         $ 187,082
Net loss............................................          (112,515)
Basic and diluted net loss per common share.........             (5.11)

11.  BUSINESS SEGMENTS

     The Company previously operated in one business segment. As a result of the Nextel tower and Westower acquisitions, the Company now operates in two business segments, site leasing and network services. Prior period information has been restated to reflect the current business segments. The site leasing segment provides for leasing and subleasing of antennae sites on multi-tenant towers for a diverse range of wireless communication services, including personal communication services, paging, cellular and microwave. The network services segment offers a broad range of network development services, including network design, tower construction and antenna installation.

     In evaluating financial performance, management focuses on operating profit
(loss), excluding depreciation and amortization and restructuring charges. This measure of operating profit (loss) is also before interest income, interest expense, other income (expense) and income taxes. All reported segment revenues are generated from external customers as intersegment revenues are not significant.

     Summarized financial information concerning each reportable segment is shown in the following table. The "Other" column represents amounts excluded from specific segments, such as income taxes, corporate general and administrative expenses, depreciation and amortization, restructuring and other non-recurring charges and interest. In addition, "Other" also includes corporate assets such as cash and cash equivalents, tangible and intangible assets and income tax accounts which have not been allocated to a specific segment.

                                                      SITE     NETWORK
                                                    LEASING    SERVICES     OTHER       TOTAL
                                                    --------   --------   ---------   ----------
                                                                   (IN THOUSANDS)
YEAR ENDED DECEMBER 31, 1999
Revenues..........................................  $ 46,515   $53,570    $      --   $  100,085
Income (loss) before income taxes.................    28,661     7,915     (133,676)     (97,100)
Assets............................................   756,442    60,149      403,362    1,219,953
YEAR ENDED DECEMBER 31, 1998
Revenues..........................................  $    656   $ 8,142    $      --   $    8,798
Income (loss) before income taxes.................       357     5,650      (15,086)      (9,079)
Assets............................................    25,865        --      136,081      161,946

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

                                                      SITE     NETWORK
                                                    LEASING    SERVICES     OTHER       TOTAL
                                                    --------   --------   ---------   ----------
                                                                   (IN THOUSANDS)
PERIOD FROM INCEPTION (APRIL 25, 1997) TO DECEMBER
  31, 1997
Revenues..........................................  $     --   $ 5,002    $      --   $    5,002
Income (loss) before income taxes.................        --    (3,997)         107       (3,890)
Assets............................................        --        --       13,642       13,642

     From inception (April 25, 1997) until the acquisition of Westower on September 2, 1999, all of the Company's operations were located in the United States.

     Net revenues for the year ended December 31, 1999 were located in geographic areas as follows:

                                                       (IN THOUSANDS)
United States........................................     $ 90,984
Canada...............................................       13,794
Eliminations.........................................       (4,693)
                                                          --------
Consolidated net revenues............................     $100,085
                                                          ========

     At December 31, 1999, assets were located in geographic areas as follows:

                                                       (IN THOUSANDS)
United States........................................    $1,065,256
Canada...............................................        65,153
                                                         ----------
Consolidated long-lived assets.......................    $1,130,409
                                                         ==========

12.  YEAR 2000 ISSUE (UNAUDITED)

     The Company has not experienced any immediate adverse impact from the transition to the Year 2000; however, management cannot provide assurance that the company, it's suppliers or it's customers have not been affected in a manner that is not yet apparent. In addition, certain computer programs which were date sensitive to the Year 2000 may not process the Year 2000 as a leap year, and any negative consequential effects remain unknown. As a result, the Company continues to monitor Year 2000 compliance and the Year 2000 compliance of its suppliers and customers.

13.  SUBSEQUENT EVENTS (UNAUDITED)

     On January 5, 2000, SpectraSite acquired Vertical Properties, Inc. in a merger transaction under which SpectraSite issued 225,000 unregistered shares of its common stock and repaid outstanding indebtedness of approximately $2.0 million. Vertical Properties is a broadcast tower development company formed to meet the needs of broadcasters in secondary broadcast markets faced with the complexities of converting to digital technology through site acquisition, tower placement and leasing of antenna space.

     On January 5, 2000, SpectraSite acquired Apex Site Management Holdings, Inc. ("Apex") in a merger transaction. Apex provides rooftop and in-building access to wireless carriers. SpectraSite issued approximately 4.5 million unregistered shares of its common stock and approximately 194,000 options to purchase common stock at an exercise price of $3.58 per share to the shareholders of Apex at the closing of the merger. In addition, SpectraSite issued approximately 1.5 million additional shares of common stock into escrow. These shares may be released to Apex's shareholders six months after SpectraSite's currently pending public offering is consummated based on the average trading price for SpectraSite's common stock for the 30-day period immediately preceding the six-month anniversary of the public offering. SpectraSite also used approximately $6.2 million in cash to repay outstanding indebtedness and other obligations of Apex in connection with the merger.

                  SPECTRASITE HOLDINGS, INC. AND SUBSIDIARIES

     On January 28, 2000, SpectraSite acquired substantially all of the assets of International Towers Inc. and its subsidiaries, including S&W Communications Inc. International Towers owns a broadcast tower manufacturing facility and, through S&W Communications, provides integrated services for the erection of broadcast towers, foundations and multi-tenant transmitter buildings. SpectraSite paid $5.5 million and issued an aggregate of 350,000 unregistered shares of its common stock in connection with this acquisition.

     On February 4, 2000, SpectraSite completed an underwritten public offering of 25.6 million shares of common stock for net proceeds of approximately $411.3 million. As a result of the offering, all Series A, B, C preferred stock automatically converted to common stock on a share-for-share basis.

     On February 17, 2000, the company signed a definitive agreement with AirTouch Communications, Inc. to obtain the rights to approximately 430 towers through a master sublease for approximately $155 million. The transaction is expected to close in stages with the initial closing to occur no later than November 15, 2000, if certain conditions are met.

                         REPORT OF INDEPENDENT AUDITORS

The Members
TeleSite Services, LLC

     We have audited the accompanying consolidated balance sheet of TeleSite Services, LLC (the "Company") as of December 31, 1996 and the related consolidated statements of operations and members' equity and cash flows for the year ended December 31, 1996 and for the period from January 1, 1997 through May 12, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TeleSite Services, LLC at December 31, 1996 and the consolidated results of its operations and its cash flows for the year ended December 31, 1996 and for the period from January 1, 1997 through May 12, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Raleigh, North Carolina
March 27, 1998

                             TELESITE SERVICES, LLC

                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1996

ASSETS
Current assets:
  Cash......................................................  $    4,854
  Accounts receivable:
     Trade..................................................   1,777,611
     Other..................................................      37,107
  Prepaid expenses and other................................      39,964
                                                              ----------
Total current assets........................................   1,859,536
Property and equipment, net.................................     931,291
Investment in affiliate.....................................     131,459
                                                              ----------
Total assets................................................  $2,922,286
                                                              ==========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Line of credit............................................  $  946,724
  Accounts payable..........................................     688,180
  Accrued expenses..........................................      33,092
  Current portion of long-term debt.........................     295,711
                                                              ----------
Total current liabilities...................................   1,963,707
Long-term debt, less current portion........................      81,106
                                                              ----------
Total liabilities...........................................   2,044,813
Members' equity.............................................     877,473
                                                              ----------
Total liabilities and members' equity.......................  $2,922,286
                                                              ==========

                            See accompanying notes.

                             TELESITE SERVICES, LLC

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                      FOR THE
                                                                                    PERIOD FROM
                                                                   FOR THE        JANUARY 1, 1997
                                                                 YEAR ENDED             TO
                                                              DECEMBER 31, 1996    MAY 12, 1997
                                                              -----------------   ---------------
Revenues....................................................     $8,840,869         $1,925,985
Costs of operations.........................................      2,254,777            594,683
Selling, general and administrative expenses................      4,255,840          1,741,856
Depreciation expense........................................         91,133             55,870
                                                                 ----------         ----------
Operating income (loss).....................................      2,239,119           (466,424)
Interest expense............................................        (66,505)           (35,695)
Equity in earnings (loss) of affiliate......................        116,459             (1,087)
                                                                 ----------         ----------
Net income (loss)...........................................     $2,289,073         $ (503,206)
                                                                 ==========         ==========
Pro forma income data (unaudited):
  Net income (loss) as reported.............................     $2,289,073         $ (503,206)
  Pro forma provision for income taxes......................        892,783                 --
                                                                 ----------         ----------
  Pro forma net income (loss)...............................     $1,396,290         $ (503,206)
                                                                 ==========         ==========

                            See accompanying notes.

                             TELESITE SERVICES, LLC

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

Members' deficiency at January 1, 1996......................  $ (445,584)
  Distributions to members..................................    (966,016)
  Net income................................................   2,289,073
                                                              ----------
Members' equity at December 31, 1996........................  $  877,473
  Contribution to capital...................................         100
  Distributions to members..................................    (211,256)
  Net loss..................................................    (503,206)
                                                              ----------
Members' equity at May 12, 1997.............................  $  163,111
                                                              ==========

                            See accompanying notes.

                             TELESITE SERVICES, LLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                      FOR THE
                                                                                    PERIOD FROM
                                                                   FOR THE        JANUARY 1, 1997
                                                                 YEAR ENDED             TO
                                                              DECEMBER 31, 1996    MAY 12, 1997
                                                              -----------------   ---------------
OPERATING ACTIVITIES
Net income (loss)...........................................     $ 2,289,073         $(503,206)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Depreciation..............................................          91,133            55,870
  Equity in (earnings) loss of affiliate....................        (116,459)            1,087
  Changes in operating assets and liabilities:
     Trade accounts receivable..............................      (1,314,087)          456,345
     Other accounts receivable..............................         (34,072)          (76,610)
     Prepaid expenses and other.............................         (35,827)          (17,487)
     Accounts payable.......................................         197,702           (42,534)
     Accrued expenses.......................................          31,568            55,593
                                                                 -----------         ---------
          Net cash provided by (used in) operating
            activities......................................       1,109,031           (70,942)
INVESTING ACTIVITIES
Purchases of property and equipment.........................        (837,808)         (321,788)
Investment in affiliate.....................................         (15,000)               --
                                                                 -----------         ---------
          Net cash used in investing activities.............        (852,808)         (321,788)
FINANCING ACTIVITIES
Net proceeds from line of credit............................         368,724           249,338
Net proceeds from long-term debt............................         556,391           293,785
Repayment of long-term debt.................................        (224,923)               --
Proceeds from capital contribution..........................              --               100
Distribution to members.....................................        (966,016)         (153,499)
                                                                 -----------         ---------
          Net cash (used in) provided by financing
            activities......................................        (265,824)          389,724
                                                                 -----------         ---------
Net decrease in cash........................................          (9,601)           (3,006)
Cash at beginning of period.................................          14,455             4,854
                                                                 -----------         ---------
Cash at end of period.......................................     $     4,854         $   1,848
                                                                 ===========         =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest....................     $    64,000         $  30,695
                                                                 ===========         =========

                            See accompanying notes.

                             TELESITE SERVICES, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     TeleSite Services, LLC (the "Company") was formed on August 1, 1995, for the purpose of providing site development services, as agent, to companies operating in the telecommunications industry. TeleSite's clients are located primarily in the southeastern and south central regions of the United States.

     Metrosite Management, LLC ("Metrosite") was formed on February 28, 1997 by the contribution of $99 by the Company and $1 by a member of the Company for the 99% and 1% ownership of Metrosite, respectively. Metrosite was formed for the purpose of negotiating agreements with municipalities to lease certain locations to PCS providers (e.g., water towers, etc.) in return for a percentage of the monthly rental amounts charged by the municipalities to the PCS providers.

PRINCIPLES OF CONSOLIDATION

     The accompanying 1997 consolidated financial statements include the accounts of TeleSite, LLC and MetroSite Management, LLC from the date of MetroSite's formation. All significant intercompany transactions and balances have been eliminated in consolidation. Minority interest related to the membership interest not owned by the Company is insignificant.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets ranging from three to seven years.

REVENUE RECOGNITION

     Revenue from projects is recognized when site selection services are rendered.

COST OF REVENUES

     Cost of revenues consist of the direct costs incurred to provide the related services.

                             TELESITE SERVICES, LLC

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) SIGNIFICANT CONCENTRATIONS

     The Company's customer base consists of companies operating in the telecommunications industry. The Company's exposure to credit risk consists primarily of unsecured accounts receivable from these customers. Following is information concerning revenue and accounts receivable concentrations of the Company's major customers:

                                                           % OF REVENUES
                                               --------------------------------------
                                                                      PERIOD FROM
                                                                    JANUARY 1, 1997
                                                  YEAR ENDED               TO
                                               DECEMBER 31, 1996      MAY 12, 1997
                                               -----------------   ------------------
Customer 1...................................         21%                  34%
Customer 2...................................         63%                  30%
Customer 3...................................         --                   12%

                                                    % OF ACCOUNTS RECEIVABLE AT
                                               --------------------------------------
                                               DECEMBER 31, 1996      MAY 12, 1997
                                               -----------------      ------------
Customer 1...................................         11%                  37%
Customer 2...................................         67%                  24%

INVESTMENT IN AFFILIATE

     The Company's 33% ownership interest in Communication Management Specialists, LLC, ("CMS") a company that provides construction management services to telecommunications companies, is accounted for using the equity method.

     Summary financial information of CMS is as follows:

                                                                    AS OF AND FOR THE
                                                                       PERIOD FROM
                                                AS OF AND FOR THE    JANUARY 1, 1997
                                                   YEAR ENDED              TO
                                                DECEMBER 31, 1996     MAY 12, 1997
                                                -----------------   -----------------
                                                   (UNAUDITED)         (UNAUDITED)
Current Assets................................     $1,110,500           $810,200
Non-current Assets............................         16,300             17,800
Current Liabilities...........................        747,400            452,000
Non-current Liabilities.......................             --                 --
Members' equity...............................        379,400            376,000
Net Sales.....................................      2,404,866            650,000
Gross Profit..................................        553,164            179,500
Net income....................................        352,900             (3,300)

INCOME TAXES

     The Company is organized as a limited liability company and is therefore not subject to income taxes. All taxable income or loss is reported by the members on their respective income tax returns. Therefore the accompanying Consolidated Statement of Operations and Members' Equity does not include any provision for income tax expense.

                             TELESITE SERVICES, LLC

2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1996:

Land........................................................  $  297,600
Equipment...................................................     304,148
Furniture and fixtures......................................     143,199
Vehicles....................................................     200,240
Leasehold improvements......................................      53,448
Construction in progress....................................      42,259
                                                              ----------
Total.......................................................   1,040,894
Less accumulated depreciation...............................    (109,603)
                                                              ----------
Property and equipment, net.................................  $  931,291
                                                              ==========

3.  LINE OF CREDIT AND LONG-TERM DEBT

     The Company has a maximum $1,500,000 line of credit with a bank, with an outstanding balance of $946,724 at December 31, 1996. The line of credit bears interest at a variable rate, not to exceed 10.0%, with interest payable monthly and principal due May 31, 1997. The rate of interest at December 31, 1996 was 8.5%. The line of credit is collateralized by substantially all assets of the Company.

     Long-term debt consisted of the following at December 31, 1996:

Note payable to a bank, bearing interest at 8.5%, maturing
  April 4, 1997, monthly payments of interest of $1,780,
  collateralized by land....................................  $ 250,000
Installment notes payable to a bank, bearing interest at
  rates ranging from 8.75% to 10.2%, maturing from October
  20, 1998 to December 9, 1999, monthly payments of
  principal and interest of $4,614, collateralized by
  vehicles..................................................    126,817
                                                              ---------
Total.......................................................    376,817
Less current maturities.....................................   (295,711)
                                                              ---------
Long-term debt..............................................  $  81,106
                                                              =========

     Maturities of long-term debt at December 31, 1996 are as follows:

                                                                   FOR THE
                                                                 YEAR ENDED
                                                              DECEMBER 31, 1996
                                                              -----------------
1997........................................................      $295,711
1998........................................................        46,815
1999........................................................        34,291
                                                                  --------
Total.......................................................      $376,817
                                                                  ========

     The Company estimates that the fair value of notes payable approximates the carrying value based upon its effective current borrowing rate for debt with similar terms and remaining maturities. Disclosure about fair value of financial instruments is based upon information available to management as of December 31, 1996.

4.  RELATED PARTY TRANSACTIONS

     The Company is affiliated with other organizations by common ownership and/or control. During the year ended December 31, 1996 and the period from January 1, 1997 to May 12, 1997, the Company paid approximately $66,000 and $22,000, respectively, to an affiliated organization for rent expense.

                             TELESITE SERVICES, LLC

4.  RELATED PARTY TRANSACTIONS -- (CONTINUED)
     On May 9, 1997, a member of the Company assumed the Company's construction line of credit with a bank of $562,135, in exchange for land and construction in progress with carrying values of $297,600 and $322,292, respectively. The Company recorded a non-cash shareholder's distribution of $57,757 associated with this transaction.

5.  LEASES

     The Company leases office space and certain office equipment under noncancelable operating leases. The future minimum lease payments under such leases at December 31, 1996 are as follows:

1997........................................................  $164,597
1998........................................................   136,409
1999........................................................    93,696
2000........................................................    66,429
2001........................................................    27,500
                                                              --------
Total.......................................................  $488,631
                                                              ========

     Rent expense under operating leases was approximately $110,000 and $57,000 for the year ended December 31, 1996 and for the period from January 1, 1997 to May 12, 1997, respectively.

6.  EMPLOYEE BENEFIT PLAN

     The Company provides a 401(k) plan for the benefit of its employees meeting specified eligibility requirements. The Company's contributions to the plan are discretionary and totaled $15,205 in 1996 and $12,342 for the period from January 1, 1997 to May 12, 1997.

7.  PRO FORMA INCOME DATA (UNAUDITED)

     The pro forma provision for income taxes is based upon the statutory income tax rates in effect during the year ended December 31, 1996. No provision was provided in the period from January 1 to May 12, 1997 due to the net operating loss.

8.  SUBSEQUENT EVENT

     On May 12, 1997, 100% of the members' interests of the Company and its subsidiary, Metrosite, were acquired by SpectraSite Holdings, Inc., a Delaware corporation.

                     WESTOWER CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                    AT JUNE 30, 1999 AND SEPTEMBER 30, 1998

                                                                JUNE 30,      SEPTEMBER 30,
                                                                  1999            1998
                                                              ------------    -------------
                                                              (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $  4,204,000     $ 9,331,000
  Accounts receivable, net..................................    20,506,000      13,289,000
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................     6,758,000       5,078,000
  Inventory.................................................     3,133,000       2,151,000
  Related party advances and receivables....................       419,000         956,000
  Income tax receivable.....................................       220,000         220,000
  Other current assets......................................     1,744,000       1,203,000
                                                              ------------     -----------
     Total current assets...................................    36,984,000      32,228,000
PROPERTY AND EQUIPMENT, net.................................    50,217,000       7,574,000
INTANGIBLE ASSETS, net......................................    26,992,000      19,721,000
OTHER ASSETS................................................     6,139,000       2,771,000
                                                              ------------     -----------
TOTAL ASSETS................................................  $120,332,000     $62,294,000
                                                              ============     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade accounts payable....................................  $  8,374,000     $ 7,053,000
  Other current liabilities.................................     1,909,000       2,810,000
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................     1,586,000       1,435,000
  Income taxes payable......................................     2,450,000       2,116,000
  Deferred income taxes.....................................       395,000         428,000
  Stockholder advances and notes payable to related
     parties................................................       154,000         228,000
  Note payable..............................................        68,000       1,089,000
  Current portion of long-term debt and capital lease
     obligations............................................     1,576,000       2,419,000
                                                              ------------     -----------
          Total current liabilities.........................    16,512,000      17,578,000
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, excluding
  current portion...........................................    57,059,000      14,991,000
DEFERRED INCOME TAXES.......................................     2,977,000       2,962,000
                                                              ------------     -----------
          Total liabilities.................................    76,548,000      35,531,000
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Common stock ($.01 par value, 25,000,000 and 10,000,000
     shares authorized, 8,562,000 and 7,047,000 shares
     issued and outstanding at June 30, 1999 and September
     30, 1998, respectively)................................        85,000          70,000
  Additional paid-in-capital................................    39,818,000      22,610,000
  Accumulated other comprehensive loss......................      (237,000)       (581,000)
  Retained earnings.........................................     4,118,000       4,664,000
                                                              ------------     -----------
          Total stockholders' equity........................    43,784,000      26,763,000
                                                              ------------     -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $120,332,000     $62,294,000
                                                              ============     ===========

                     WESTOWER CORPORATION AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               THREE AND NINE MONTHS ENDED JUNE 30, 1999 AND 1998

                                     THREE MONTHS    THREE MONTHS     NINE MONTHS     NINE MONTHS
                                         ENDED           ENDED           ENDED           ENDED
                                     JUNE 30, 1999   JUNE 30, 1998   JUNE 30, 1999   JUNE 30, 1998
                                     -------------   -------------   -------------   -------------
CONTRACT AND OTHER REVENUES
  EARNED...........................   $25,184,000     $12,637,000     $68,455,000     $35,995,000
COSTS OF REVENUES EARNED (exclusive
  of depreciation shown below).....    17,688,000       9,609,000      48,418,000      26,659,000
                                      -----------     -----------     -----------     -----------
  Gross profit.....................     7,496,000       3,028,000      20,037,000       9,336,000
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES.........................     5,128,000       1,640,000      13,385,000       4,827,000
DEPRECIATION AND AMORTIZATION......     1,078,000         146,000       2,537,000         407,000
MERGER RELATED EXPENSES............     1,519,000         250,000       1,596,000         250,000
                                      -----------     -----------     -----------     -----------
OPERATING INCOME (LOSS)............      (229,000)        992,000       2,519,000       3,852,000
OTHER INCOME (EXPENSE)
  Other income (expense)...........       (53,000)         41,000         220,000         157,000
  Interest income..................        21,000          75,000         152,000         187,000
  Interest and financing expense...      (928,000)        (31,000)     (2,051,000)       (103,000)
                                      -----------     -----------     -----------     -----------
          Total other income
            (expense)..............      (960,000)         85,000      (1,679,000)        241,000
                                      -----------     -----------     -----------     -----------
INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES.....................    (1,189,000)      1,077,000         840,000       4,093,000
PROVISION FOR INCOME TAXES.........      (503,000)       (213,000)     (1,386,000)     (1,270,000)
                                      -----------     -----------     -----------     -----------
NET INCOME (LOSS)..................   $(1,692,000)    $   864,000     $  (546,000)    $ 2,823,000
                                      ===========     ===========     ===========     ===========

EARNINGS (LOSS) PER SHARE:
BASIC..............................   $     (0.20)    $      0.14     $     (0.07)    $      0.46
                                      ===========     ===========     ===========     ===========
DILUTED............................   $     (0.20)    $      0.13     $     (0.07)    $      0.39
                                      ===========     ===========     ===========     ===========

                     WESTOWER CORPORATION AND SUBSIDIARIES

      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 JUNE 30, 1999

                                                                            ACCUMULATED
                             COMMON STOCK       ADDITIONAL                     OTHER
                          -------------------     PAID-IN      RETAINED    COMPREHENSIVE   COMPREHENSIVE
                           SHARES     AMOUNT      CAPITAL      EARNINGS    INCOME(LOSS)    INCOME (LOSS)      TOTAL
                          ---------   -------   -----------   ----------   -------------   -------------   -----------
BALANCE, September 30,
  1998..................  7,047,000   $70,000   $22,610,000   $4,664,000     $(581,000)                    $26,763,000
Net loss................                                        (546,000)                    $(546,000)
Foreign currency
  translation
  adjustment............                                                       344,000         344,000
                                                                                             ---------
    Total comprehensive
      loss..............                                                                     $(202,000)       (202,000)
                                                                                             =========
Proceeds from warrants
  and options exercised,
  net...................  1,112,000   11,000      8,868,000                                                  8,879,000
Stock issuances for
  business
  acquisitions..........    403,000    4,000      8,280,000                                                  8,284,000
Stock compensation
  expense...............                             60,000                                                     60,000
                          ---------   -------   -----------   ----------     ---------                     -----------
BALANCE, June 30,
  1999..................  8,562,000   $85,000   $39,818,000   $4,118,000     $(237,000)                    $43,784,000
                          =========   =======   ===========   ==========     =========                     ===========

                     WESTOWER CORPORATION AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    NINE MONTHS ENDED JUNE 30, 1999 AND 1998

                                                                  1999           1998
                                                              ------------    -----------
CASH FROM OPERATING ACTIVITIES
  Net income (loss).........................................  $   (546,000)   $ 2,823,000
Adjustments to reconcile net income(loss) to net cash from
  operating activities
  Depreciation and amortization.............................     2,537,000        407,000
  Gain on sale of assets....................................                     (125,000)
  Non-cash interest and financing expense...................       361,000        142,000
  Earnings from equity investment...........................      (142,000)
  Stock compensation expense................................        60,000         55,000
Changes in operating assets and liabilities, net of effect
  of acquisitions
  Accounts receivable.......................................    (3,609,000)      (646,000)
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................    (1,680,000)    (1,138,000)
  Inventory and other current assets........................    (1,333,000)      (867,000)
  Other assets..............................................                       13,000
  Trade accounts payable....................................       647,000        109,000
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................       151,000        141,000
  Other current liabilities.................................    (1,023,000)        19,000
  Income taxes payable......................................       334,000      1,280,000
  Current and deferred income taxes.........................       (18,000)       (57,000)
                                                              ------------    -----------
  Net cash flows (used in) provided by operating
     activities.............................................    (4,261,000)     2,156,000
                                                              ------------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for acquisitions, net of cash acquired..........    (6,583,000)    (1,474,000)
  Increase in other assets..................................    (2,700,000)
  Purchases of property and equipment.......................   (37,422,000)    (1,405,000)
  Proceeds from sale of assets..............................                      302,000
                                                              ------------    -----------
  Net cash flows used in investing activities...............   (46,705,000)    (2,577,000)
                                                              ------------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from stock issuances, net........................     8,878,000      8,934,000
  Redemption of preferred stock.............................                     (150,000)
  Proceeds from long-term debt..............................     1,207,000     15,884,000
  Repayments to related parties.............................    (2,080,000)    (1,972,000)
  Repayments from (advances to) related parties.............       696,000       (101,000)
  Borrowings (repayments) on line of credit, net............    (1,871,000)      (245,000)
  Proceeds from credit facility.............................    41,600,000
  Distributions to stockholders of acquired subsidiaries
     prior to acquisition...................................                   (2,800,000)
  Additions to financing costs..............................      (490,000)      (349,000)
  Repayments of long-term debt..............................    (2,140,000)      (476,000)
                                                              ------------    -----------
  Net cash flow from financing activities...................    45,800,000     18,725,000
                                                              ------------    -----------
EFFECT OF EXCHANGE RATES....................................        39,000         28,000
                                                              ------------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........    (5,127,000)    18,332,000
CASH AND CASH EQUIVALENTS, beginning of period..............     9,331,000      1,748,000
                                                              ------------    -----------
CASH AND CASH EQUIVALENTS, end of period....................  $  4,204,000    $20,080,000
                                                              ============    ===========

                     WESTOWER CORPORATION AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

     Westower Corporation (the "Company") designs, builds and maintains wireless communications transmitting and receiving facilities for providers of wireless communications services. The Company also owns and leases communications towers. The Company operates throughout the U.S. and Canada.

     The unaudited condensed consolidated financial statements and notes thereto at June 30, 1999 and September 30, 1998 (audited), and for the three and nine months ended June 30, 1999 and 1998, reflect the October 28, 1997 merger with Western Telecom Construction Ltd., an Alberta corporation, the May 29, 1998 merger with MJA Communications Corp., a Florida corporation, and the August 31, 1998 merger with Standby Services, Inc., a Texas corporation. All companies design, fabricate and construct wireless transmitting and receiving facilities and shelters for communications providers. The Company issued 835,000 shares of its common stock for all the common shares of Western Telecom Construction Ltd., 397,000 shares of its common stock for all of the common shares of MJA Communications Corp., and 544,000 shares of its common stock for all of the common shares of Standby Services, Inc. All of these mergers were accounted for as or similar to a pooling-of-interests.

     On October 27, 1998, the Company changed its fiscal year-end from February 28 to September 30. All prior information has been restated to conform with a September 30 year end.

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures normally required by generally accepted accounting principles for complete financial statements or those normally reflected in the Company's Annual Report on Form 10-KSB. The financial information included herein reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of results for interim periods. Results of interim periods are not necessarily indicative of the results to be expected for a full year. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the seven-month Transition Period ended September 30, 1998 and the notes thereto included in the Company's Form 10-KSB.

     CONSOLIDATION--The consolidated financial statements include the accounts of the Company and its wholly owned domestic and Canadian subsidiaries. Investments in subsidiaries in which the Company exercises significant influence but which it does not control are accounted for using the equity method. Investment in a 60% owned affiliated company is accounted for on the equity method of accounting. The Company's equity (loss) earnings from this investment during the three and nine months ended June 30, 1999 was $(83,000) and $142,000, respectively, which has been included in other income. All material intercompany accounts and transactions have been eliminated in consolidation.

     FOREIGN CURRENCY TRANSLATION--All asset and liability accounts of Canadian operations are translated into U.S. dollars at current exchange rates. Revenues and expenses are translated using the average exchange rate during the period. Foreign currency translation adjustments are reported as a component of comprehensive income and stockholders' equity in the consolidated balance sheet. Exchange gains and losses from foreign currency transactions are included in income currently.

     USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements. Examples of estimates subject to possible revision based upon the outcome of future events include costs and estimated earnings on uncompleted contracts, depreciation of property and equipment, accrued income tax liabilities, and purchase price allocations for acquisitions. Actual results could differ from those estimates.

                     WESTOWER CORPORATION AND SUBSIDIARIES

     RECLASSIFICATION--Certain prior year amounts have been reclassified to conform to the current year presentation and did not impact previously reported stockholders' equity or cash flow.

NOTE 2--INVENTORY

     Inventory is stated at the lower of cost and estimated net realizable value using the first-in, first-out method. Inventory consists of materials purchased for future construction not associated with specific jobs.

NOTE 3--PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                   JUNE 30,      SEPTEMBER 30,
                                                     1999            1998
                                                  -----------    -------------
Buildings.......................................  $ 1,883,000     $ 1,795,000
Vehicles........................................    4,016,000       2,540,000
Equipment.......................................    2,851,000       1,580,000
Communications towers...........................   37,479,000       1,401,000
Furniture and fixtures..........................    1,840,000         943,000
Leasehold improvements..........................      161,000          81,000
Construction in progress........................    3,534,000
                                                  -----------     -----------
                                                   51,764,000       8,340,000
Less accumulated depreciation and
  amortization..................................   (2,878,000)     (1,562,000)
                                                  -----------     -----------
                                                   48,886,000       6,778,000
Land............................................    1,331,000         796,000
                                                  -----------     -----------
                                                  $50,217,000     $ 7,574,000
                                                  ===========     ===========

     In February 1999, the Company completed the acquisition of certain communications towers under contract in December 1998, at an aggregate cost of approximately $17 million. In May 1999, the Company completed the acquisition of certain communications towers under contract in October 1998, at an aggregate cost of approximately $15.5 million.

NOTE 4--ACQUISITIONS

     During the nine months ended June 30, 1999, the Company consummated the following transactions which were accounted for under the purchase method of accounting, and accordingly, the operating results of the acquired entities have been included in the consolidated operating results since the date of acquisition.

     On October 30, 1998 the Company completed the acquisition of Teletronics Management Services, Inc. ("Teletronics"). The acquisition was effected by exchanging approximately 188,000 shares of common stock valued at approximately $3.8 million, based on the publicly traded price, $1.8 million in cash, including distributions payable to former shareholders in the amount of $800,000, and the assumption of certain liabilities, for all outstanding shares of Teletronics. The acquisition was accounted for using the purchase method for business combinations resulting in goodwill of approximately $5.0 million.

     On November 10, 1998 the Company completed the acquisition of Summit Communications, LLC ("Summit"), a Mississippi limited liability company which engages in operations similar to those of the Company. The acquisition was effected by exchanging approximately 200,000 shares of common stock valued at approximately $4.1 million, based on the publicly traded price, $4.4 million in cash, and the

                     WESTOWER CORPORATION AND SUBSIDIARIES
assumption of certain liabilities, for all membership interests in Summit. The former members of Summit may also receive an additional 100,000 shares of common stock, based on certain performance criteria during the three years following the date of acquisition. The acquisition was accounted for using the purchase method for business combinations resulting in goodwill of approximately $8.0 million.

     On February 4, 1999 the Company completed the acquisition of Cypress Real Estate Services, Inc. ("Cypress"), a Florida corporation. The acquisition was effected by exchanging approximately 15,000 shares of common stock valued at approximately $424,000, based on the publicly traded price, for all outstanding shares of Cypress. The former shareholder of Cypress may also receive additional shares of common stock, based on the number of towers, not to exceed 1,000 towers, acquired or constructed by the Company, subject to certain limitations and restrictions.

     The acquisition was accounted for using the purchase method for business combinations with substantially all of the purchase price allocated to goodwill.

     On February 26, 1999 the Company completed the acquisition of Telecommunications R. David ("R. David"), a Quebec, Canada company which engages in operations similar to those of the Company. The acquisition was effected by exchanging approximately $330,000 in cash, and the assumption of certain liabilities, for all outstanding shares of R. David. The acquisition was accounted for using the purchase method for business combinations resulting in goodwill of approximately $350,000.

     The following is a summary of all consideration exchanged for acquisitions that were accounted for as purchases:

                                                        NINE MONTHS
                                                           ENDED
                                                         JUNE 30,
                                                           1999
                                                        -----------
Shares issued.........................................      403,000
Value of shares.......................................  $ 8,284,000
Cash..................................................    6,583,000
                                                        -----------
          Total purchase price........................  $14,867,000
                                                        ===========

     The assets and liabilities of the acquired entities were recorded at their estimated fair market values at the dates of acquisition. The initial allocations of fair market values are preliminary and are subject to adjustments during the first year following the acquisition. The initial allocations were as follows:

                                                           JUNE 30,
                                                             1999
                                                          -----------
Non-compete agreements..................................  $   136,000
Tangible assets.........................................    5,084,000
Goodwill................................................   13,825,000
Liabilities assumed and deferred tax liabilities........   (4,178,000)
                                                          -----------
          Total purchase price..........................  $14,867,000
                                                          ===========

     Included in the operating results for the three and nine months ended June 30, 1999 are revenues of $5,273,000 and $14,552,000, respectively, and operating income of $668,000 and $2,028,000, respectively, from the dates of acquisition. Goodwill is generally amortized over a 20 year period.

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 5--INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                   JUNE 30,      SEPTEMBER 30,
                                                     1999            1998
                                                  -----------    -------------
Goodwill........................................  $27,864,000     $14,039,000
Communications tower purchase contract..........           --       5,661,000
Non-compete agreements..........................      355,000         219,000
                                                  -----------     -----------
                                                   28,219,000      19,919,000
Less accumulated amortization...................   (1,227,000)       (198,000)
                                                  -----------     -----------
                                                  $26,992,000     $19,721,000
                                                  ===========     ===========

NOTE 6--OTHER ASSETS

     Other assets consist of the following:

                                                    JUNE 30,     SEPTEMBER 30,
                                                      1999           1998
                                                   ----------    -------------
Deposits on tower purchase contracts.............  $1,176,000     $       --
Equity investment in joint venture...............   1,189,000        217,000
Other noncurrent assets, net.....................   3,774,000      2,554,000
                                                   ----------     ----------
                                                   $6,139,000     $2,771,000
                                                   ==========     ==========

     During the nine months ended June 30, 1999, the Company paid approximately $1.2 million as deposits to acquire additional towers. Equity investment in joint venture represents the Company's cash investment and the Company's equity earnings from this investment

NOTE 7--LONG-TERM DEBT

     During the nine months ended June 30, 1999, the Company borrowed an aggregate $41.6 million under its credit facility with Bank Boston N.A. As of June 30, 1999, the effective interest rate on borrowings under the facility was approximately 7.75%. The Company borrowed an additional $8.0 million under the facility subsequent to June 30, 1999. The facility is collateralized by substantially all of the Company's assets. At June 30, 1999, the Company was in compliance with all of its covenants with the exception of certain financial ratio requirements related to cash flow. The Company has received a waiver from the lenders waiving the right to demand repayment as a result of the violation.

NOTE 8--COMMON STOCK

     On October 15, 1997, the Company issued 1,200,000 shares of common stock and 1,380,000 warrants to purchase common stock in a public offering. The Company received proceeds, net of costs, of $7,493,000 from its public offering. During the nine months ended June 30, 1999, the Company received net proceeds of $7,291,000 on the exercise of 819,000 warrants, at $9.00 per share of common stock. In addition to the warrants noted above, during the nine months ended June 30, 1999, the Company's underwriters exercised warrants, issued in connection with the Company's initial public offering, resulting in the Company receiving $1,123,000 on the exercise of warrants to purchase 162,000 shares of common stock at $9 per share. At June 30, 1999, there were unexercised warrants to purchase approximately 79,000 shares of common stock held by underwriters.

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 9--EARNINGS (LOSS) PER SHARE

     The numerators and denominators of basic and fully diluted earnings (loss) per share are as follows:

                              THREE MONTHS   THREE MONTHS   NINE MONTHS   NINE MONTHS
                                 ENDED          ENDED          ENDED         ENDED
                                JUNE 30,       JUNE 30,      JUNE 30,      JUNE 30,
                                  1999           1998          1999          1998
                              ------------   ------------   -----------   -----------
Numerator--Net income(loss)
  as reported...............  $(1,692,000)     $864,000      $(546,000)   $2,823,000
                              ===========     =========     ==========    ==========
Denominator--Weighted
  average number of shares
  outstanding:
  Basic weighted average
     number of shares.......    8,525,000     6,356,000      8,234,000     6,104,000
  Effect of dilutive stock
     options and warrants...                    431,000                    1,104,000
                              -----------     ---------     ----------    ----------
     Diluted weighted
       average number of
       shares...............    8,525,000     6,787,000      8,234,000     7,208,000
                              ===========     =========     ==========    ==========

     For the three and nine months ended June 30, 1999, all potential common shares were excluded from the computation of diluted earnings (loss) per share because inclusion would have had an anti-dilutive effect on earnings (loss) per share. For the three months ended June 30, 1998, shares associated with convertible debt were excluded from the computation of diluted earnings per share because inclusion would have had an anti-dilutive effect on earnings per share. All other potential common shares have been included in the diluted earnings per share calculations for the three and nine months ended June 30, 1998.

NOTE 10--SEGMENT INFORMATION

     The Company's operations are comprised of a number of communication tower construction entities that were recently acquired. While management assesses the operating results of each of these entities separately, as these entities and its existing operations exhibit similar financial performance and have similar economic characteristics, they have been aggregated as one segment.

     The following table summarizes contract and other revenues and long-lived assets related to the respective countries in which the Company operates.

                                          AS OF AND FOR THE NINE MONTHS ENDED JUNE 30,
                                          ---------------------------------------------
                                             TOTAL        UNITED STATES       CANADA
                                          -----------     -------------     -----------
1999
  Contract and Other Revenues...........  $68,455,000      $52,658,000      $15,797,000
  Long-lived Assets.....................  $50,217,000      $43,574,000      $ 6,643,000

                                          AS OF AND FOR THE NINE MONTHS ENDED JUNE 30,
                                          ---------------------------------------------
                                             TOTAL        UNITED STATES       CANADA
                                          -----------     -------------     -----------
1998
  Contract and Other Revenues...........  $35,995,000      $19,206,000      $16,789,000
  Long-lived Assets.....................  $ 4,854,000      $ 1,251,000      $ 3,603,000

     Long-lived assets are comprised of property and equipment and exclude intangible assets.

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 11--MERGER OF THE COMPANY

     On May 15, 1999, the Company entered into a definitive agreement with SpectraSite Holdings, Inc. (SpectraSite), under which Westower will merge with a subsidiary of SpectraSite. The transaction was consummated on September 2, 1999 and under the terms of the agreement, Westower shareholders received 1.81 shares of SpectraSite common stock for each Westower share. During the nine months ended June 30, 1999, the Company incurred approximately $1.5 million in expenses related to the merger, which included $750,000 paid to the Company's investment advisors for services in connection with the merger. Under the terms of the arrangement the Company paid an additional $2,250,000 to its investment advisors at closing.

                      (This page intentionally left blank)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Westower Corporation

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of Westower Corporation and its subsidiaries at September 30, 1998, and the results of their operations and their cash flows for the seven months ended September 30, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. The financial statements of Westower Corporation for the three years in the period ended February 28, 1998 were audited by other independent accountants whose report dated April 14, 1998, except for the third paragraph in Note 3, as to which the date is May 31, 1998 and the fourth paragraph in Note 3, as to which the date is June 14, 1999, expressed an unqualified opinion on those statements.

                                          /s/ PricewaterhouseCoopers LLP

Seattle, Washington
February 4, 1999,
except for the fourth
paragraph in Note 3,
as to which the date
is June 17, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Westower Corporation

     We have audited the accompanying consolidated balance sheets of Westower Corporation and Subsidiaries as of February 28, 1997 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended February 28, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of MJA Communications Corporation, which are included in the financial statements of Westower Corporation as discussed in Note 3 to the financial statements, and which statements reflect total assets constituting 56% and 16% of consolidated total assets as of February 28, 1997 and 1998 and total revenues constituting 22%, 57% and 33% of consolidated total revenues for each of the three years in the period ended February 28, 1998, respectively. Those statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for MJA Communications Corporation, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Westower Corporation and Subsidiaries as of February 28, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended February 28, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Moss Adams LLP

Bellingham, Washington
April 14, 1998, except for the third paragraph in Note 3, as to which the date is May 31, 1998, and the fourth paragraph in
Note 3, as to which the date is
June 14, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of MJA Communications Corp.
Palm Beach Gardens, Florida

     We have audited the balance sheet of MJA Communications Corp. as of December 31, 1996 and 1997, and the related statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 1997 (not separately presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MJA Communications Corp. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ Lamn, Krielow, Dytrych & Darling

LAMN, KRIELOW, DYTRYCH & DARLING
Certified Public Accountants

February 11, 1998, except for Note 4, as to which the date is August 12, 1998

                     WESTOWER CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
               FEBRUARY 28, 1997 AND 1998 AND SEPTEMBER 30, 1998

                                                        FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,
                                                            1997           1998           1998
                                                        ------------   ------------   -------------
ASSETS
Current Assets:
  Cash and cash equivalents...........................  $ 7,131,000    $ 7,206,000     $ 9,331,000
  Accounts receivable, net............................    4,905,000      7,112,000      13,289,000
  Costs and estimated earnings in excess of billings
     on uncompleted contracts.........................      938,000      2,143,000       5,078,000
  Inventory...........................................      201,000      1,140,000       2,151,000
  Related party advances and receivables..............           --        831,000         956,000
  Income tax receivable...............................           --             --         220,000
  Other current assets................................       63,000        125,000       1,203,000
                                                        -----------    -----------     -----------
          Total current assets........................   13,238,000     18,557,000      32,228,000
Property and equipment, net...........................    2,707,000      4,321,000       7,574,000
Intangible assets, net................................           --      2,088,000      19,721,000
Other assets..........................................       58,000         91,000       2,771,000
                                                        -----------    -----------     -----------
Total assets..........................................  $16,003,000    $25,057,000     $62,294,000
                                                        ===========    ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable..............................  $ 4,980,000    $ 4,445,000     $ 7,053,000
  Other current liabilities...........................      275,000        929,000       2,810,000
  Billings in excess of costs and estimated earnings
     on uncompleted contracts.........................    3,850,000      1,745,000       1,435,000
  Income taxes payable................................      155,000      1,652,000       2,116,000
  Deferred income taxes...............................      580,000        534,000         428,000
  Stockholder advances and notes payable to related
     parties..........................................      672,000      2,044,000         228,000
  Note payable........................................      208,000        147,000       1,089,000
  Current portion of long-term debt and capital lease
     obligations......................................      610,000        502,000       2,419,000
                                                        -----------    -----------     -----------
          Total current liabilities...................   11,330,000     11,998,000      17,578,000
Long-term debt and capital lease obligations,
  excluding current portion...........................      212,000        292,000      14,991,000
Deferred income taxes.................................       27,000         48,000       2,962,000
                                                        -----------    -----------     -----------
          Total liabilities...........................   11,569,000     12,338,000      35,531,000
Commitments and contingencies
Minority interest.....................................       40,000             --              --
                                                        -----------    -----------     -----------
Redeemable preferred stock............................      450,000             --              --
                                                        -----------    -----------     -----------
Stockholders' equity
  Common stock ($.01 par value, 10,000,000 shares
     authorized, 4,776,000, 6,117,000 and 7,047,000
     shares issued and outstanding at February 28,
     1997 and 1998, and September 30, 1998,
     respectively)....................................       48,000         61,000          70,000
  Additional paid-in-capital..........................      (48,000)     8,672,000       22,610,00
  Accumulated other comprehensive income (loss).......       27,000        (67,000)       (581,000)
  Retained earnings...................................    3,917,000      4,053,000       4,664,000
                                                        -----------    -----------     -----------
          Total stockholders' equity..................    3,944,000     12,719,000      26,763,000
                                                        -----------    -----------     -----------
Total liabilities and stockholders' equity............  $16,003,000    $25,057,000     $62,294,000
                                                        ===========    ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                     WESTOWER CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
          YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1997 AND 1998
           SEVEN MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

                                                                                    (UNAUDITED)
                                                                                   SEVEN MONTHS    SEVEN MONTHS
                                       YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED           ENDED
                                      FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,   SEPTEMBER 30,
                                          1996           1997           1998           1997            1998
                                      ------------   ------------   ------------   -------------   -------------
Contract and other revenues
  earned............................  $14,775,000    $46,091,000    $41,662,000     $22,869,000     $31,944,000
Costs of revenues earned (exclusive
  of depreciation and amortization
  shown below)......................   10,755,000     33,936,000     29,508,000      16,778,000      23,858,000
                                      -----------    -----------    -----------     -----------     -----------
    Gross profit....................    4,020,000     12,155,000     12,154,000       6,091,000       8,086,000
Selling, general and administrative
  expenses..........................    2,944,000      7,832,000      7,236,000       2,720,000       4,958,000
Depreciation and amortization.......      196,000        268,000        473,000         187,000         578,000
Merger related expenses.............           --             --             --              --         327,000
                                      -----------    -----------    -----------     -----------     -----------
Operating income....................      880,000      4,055,000      4,445,000       3,184,000       2,223,000
Other income (expense)
    Other income (expense)..........      (24,000)        32,000        126,000              --          (2,000)
    Interest income.................           --         70,000        127,000          41,000         130,000
    Interest and financing
      expense.......................     (110,000)       (72,000)      (129,000)        (32,000)       (771,000)
                                      -----------    -----------    -----------     -----------     -----------
         Total other income
           (expense)................     (134,000)        30,000        124,000           9,000        (643,000)
                                      -----------    -----------    -----------     -----------     -----------
Income before income taxes and
  minority interest.................      746,000      4,085,000      4,569,000       3,193,000       1,580,000
Minority interest...................       (6,000)       (19,000)            --              --              --
                                      -----------    -----------    -----------     -----------     -----------
Income before provision for income
  taxes.............................      740,000      4,066,000      4,569,000       3,193,000       1,580,000
Provision for income taxes..........      193,000        636,000      1,633,000       1,141,000         351,000
                                      -----------    -----------    -----------     -----------     -----------
Net income..........................  $   547,000    $ 3,430,000    $ 2,936,000     $ 2,052,000     $ 1,229,000
                                      ===========    ===========    ===========     ===========     ===========
Earnings per share:
Basic...............................  $      0.11    $      0.72    $      0.56     $      0.43     $      0.19
                                      ===========    ===========    ===========     ===========     ===========
Diluted.............................  $      0.11    $      0.72    $      0.52     $      0.43     $      0.16
                                      ===========    ===========    ===========     ===========     ===========
Proforma earnings per share:
Basic...............................  $      0.11    $      0.53    $      0.53     $      0.37     $      0.12
                                      ===========    ===========    ===========     ===========     ===========
Diluted.............................  $      0.11    $      0.53    $      0.50     $      0.37     $      0.10
                                      ===========    ===========    ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                     WESTOWER CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
          YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1997 AND 1998
                     SEVEN MONTHS ENDED SEPTEMBER 30, 1998

                                                                                       ACCUMULATED
                                       COMMON STOCK       ADDITIONAL                      OTHER
                                   --------------------     PAID-IN      RETAINED     COMPREHENSIVE   COMPREHENSIVE
                                    SHARES      AMOUNT      CAPITAL      EARNINGS     INCOME (LOSS)      INCOME          TOTAL
                                   ---------   --------   -----------   -----------   -------------   -------------   -----------
BALANCE, February 28, 1995.......  4,776,000   $48,000    $   (48,000)  $   362,000     $  29,000                     $   391,000
Net income.......................                                           547,000                    $  547,000
Foreign currency translation
  adjustment.....................         --        --             --            --            --              --              --
                                                                                                       ----------
    Total comprehensive income...                                                                      $  547,000         547,000
                                                                                                       ==========
Distributions of earnings to S
  corporation stockholders of
  acquired subsidiary prior to
  acquisition....................         --        --             --       (39,000)           --                         (39,000)
                                   ---------   -------    -----------   -----------     ---------                     -----------
BALANCE, February 29, 1996.......  4,776,000    48,000        (48,000)      870,000        29,000                         899,000
Net income.......................         --        --             --     3,430,000            --      $3,430,000
Foreign currency translation
  adjustment.....................         --        --             --            --        (2,000)         (2,000)
                                                                                                       ----------
    Total comprehensive income...                                                                      $3,428,000       3,428,000
                                                                                                       ==========
Distributions of earnings to S
  corporation stockholders of
  acquired subsidiary prior to
  acquisition....................         --        --             --      (383,000)           --                        (383,000)
                                   ---------   -------    -----------   -----------     ---------                     -----------
BALANCE, February 28, 1997.......  4,776,000    48,000        (48,000)    3,917,000        27,000                       3,944,000
Net income.......................         --        --             --     2,936,000            --      $2,936,000
Foreign currency translation
  adjustment.....................         --        --             --            --       (94,000)        (94,000)
                                                                                                       ----------
    Total comprehensive income...                                                                      $2,842,000       2,842,000
                                                                                                       ==========
Stock issuances..................  1,341,000    13,000      8,699,000            --            --                       8,712,000
Stock compensation expense.......         --        --         21,000            --            --                          21,000
Distributions of earnings to S
  corporation stockholders of
  acquired subsidiary prior to
  acquisition....................         --        --             --    (2,800,000)           --                      (2,800,000)
                                   ---------   -------    -----------   -----------     ---------                     -----------
BALANCE, February 28, 1998.......  6,117,000    61,000      8,672,000     4,053,000       (67,000)                    $12,719,000
Net income.......................         --        --             --     1,229,000            --      $1,229,000
Foreign currency translation
  adjustment.....................         --        --             --            --      (514,000)       (514,000)
                                                                                                       ----------
    Total comprehensive income...                                                                      $  715,000         715,000
                                                                                                       ==========
Adjustment to conform fiscal year
  ends of acquired
  subsidiaries...................         --        --             --       438,000            --                         438,000
Proceeds from warrants
  exercised......................    559,000     6,000      4,782,000            --            --                       4,788,000
Proceeds from stock options
  exercised and related tax
  benefit........................     35,000        --        556,000            --            --                         556,000
Stock issuances for business
  acquisitions...................    336,000     3,000      8,097,000            --            --                       8,100,000
Value ascribed to conversion
  feature and warrants of
  convertible debt, net of
  deferred taxes.................         --        --        468,000            --            --                         468,000
Stock compensation expense.......         --        --         35,000            --            --                          35,000
Distributions of earnings and for
  taxes to stockholders of
  acquired subsidiaries prior to
  acquisition....................         --        --             --    (1,056,000)           --                      (1,056,000)
                                   ---------   -------    -----------   -----------     ---------                     -----------
BALANCE, September 30, 1998......  7,047,000   $70,000    $22,610,000   $ 4,664,000     $(581,000)                    $26,763,000
                                   =========   =======    ===========   ===========     =========                     ===========

   The accompanying notes are an integral part of these financial statements.

                     WESTOWER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1997 AND 1998
           SEVEN MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND 1998

                                                                                                (UNAUDITED)
                                                                                               SEVEN MONTHS    SEVEN MONTHS
                                                   YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED           ENDED
                                                  FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,   SEPTEMBER 30,
                                                      1996           1997           1998           1997            1998
                                                  ------------   ------------   ------------   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income....................................  $   547,000    $ 3,430,000    $ 2,936,000     $ 2,052,000     $ 1,229,000
Adjustments to reconcile net income to net cash
  from operating activities
  Depreciation and amortization.................      196,000        268,000        473,000         187,000         578,000
  Provision for bad debt........................           --             --             --              --         221,000
  Deferred income taxes.........................       96,000        433,000        (41,000)       (209,000)        367,000
  Non-cash interest and financing expense.......           --             --             --              --         264,000
  Gain on sale of assets........................           --             --       (125,000)             --              --
  Stock-based compensation......................           --             --         56,000              --          35,000
  Earnings from equity investment...............           --             --             --              --         (46,000)
  Minority interest.............................        6,000         19,000             --         (40,000)             --
Changes in operating assets and liabilities, net
  of effect of acquisitions
  Accounts receivable...........................   (2,570,000)    (1,402,000)    (1,484,000)     (1,962,000)     (1,603,000)
  Costs and estimated earnings in excess of
    billings on uncompleted contracts...........     (284,000)      (545,000)    (1,200,000)       (238,000)     (1,350,000)
  Inventory and other current assets............      (69,000)      (143,000)      (938,000)             --        (990,000)
  Other assets..................................      (32,000)       (93,000)        (5,000)       (597,000)        135,000
  Trade accounts payable........................    1,163,000      3,387,000       (933,000)       (810,000)     (2,265,000)
  Billings in excess of costs and estimated
    earnings on uncompleted contracts...........    1,464,000      2,380,000     (2,105,000)     (3,156,000)       (963,000)
  Other current liabilities.....................       56,000         79,000        648,000        (198,000)          6,000
  Income taxes payable..........................      (44,000)       147,000      1,354,000        (155,000)        244,000
                                                  -----------    -----------    -----------     -----------     -----------
        Net cash flows (used) provided by
          operating activities..................      529,000      7,960,000     (1,364,000)     (5,126,000)     (4,138,000)
                                                  -----------    -----------    -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for acquisitions, net of cash
    acquired....................................           --             --     (1,467,000)             --      (6,348,000)
  Sales of property and equipment...............      155,000             --        444,000              --              --
  Purchases of property and equipment...........     (301,000)    (1,245,000)    (1,692,000)       (455,000)     (1,657,000)
                                                  -----------    -----------    -----------     -----------     -----------
        Net cash flows used by investing
          activities............................     (146,000)    (1,245,000)    (2,715,000)       (455,000)     (8,005,000)
                                                  -----------    -----------    -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from stock issuances, net............           --             --      7,493,000              --              --
  Proceeds from stock warrant and option
    exercises, net..............................           --             --             --              --       5,002,000
  Redemption of preferred stock.................           --             --       (450,000)       (300,000)             --
  Principal payments on long-term debt..........     (583,000)      (389,000)      (326,000)       (227,000)       (392,000)
  Distributions to stockholders.................      (39,000)      (383,000)    (2,800,000)             --      (1,056,000)
  Advances to related parties...................           --             --       (196,000)       (384,000)        (65,000)
  Advances from related parties.................      481,000             --        457,000       1,117,000          34,000
  Repayments to related parties.................      (17,000)      (480,000)            --              --      (1,816,000)
  Borrowing (repayments) on line of credit,
    net.........................................           --        207,000        (57,000)        (85,000)        (88,000)
  Additions to financing costs..................           --             --             --              --      (2,368,000)
  Proceeds from debt incurred...................      159,000        555,000        104,000         104,000      15,256,000
                                                  -----------    -----------    -----------     -----------     -----------
        Net cash flows provided (used) by
          financing activities..................        1,000       (490,000)     4,225,000         225,000      14,507,000
                                                  -----------    -----------    -----------     -----------     -----------
EFFECT OF CHANGES IN EXCHANGE RATES.............           --             --        (71,000)        (27,000)       (239,000)
                                                  -----------    -----------    -----------     -----------     -----------
NET INCREASE (DECREASE) IN CASH.................      384,000      6,225,000         75,000      (5,383,000)      2,125,000
CASH AND CASH EQUIVALENTS, beginning of
  period........................................      522,000        906,000      7,131,000       7,131,000       7,206,000
                                                  -----------    -----------    -----------     -----------     -----------
CASH AND CASH EQUIVALENTS, end of period........  $   906,000    $ 7,131,000    $ 7,206,000     $ 1,748,000     $ 9,331,000
                                                  ===========    ===========    ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                     WESTOWER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION

     Westower Corporation (the "Company") was incorporated in Washington state in June 1997 for the purpose of acquiring Westower Holdings Ltd. and its wholly-owned subsidiaries, Westower Communications Ltd. and Westower Communications, Inc. In connection with an initial public offering on October 15, 1997, the Company raised approximately $7.5 million in net cash proceeds. Proceeds have been used in part to acquire the assets and operations of other businesses.

     The Company is successor to operations begun in 1990 by Westower Communication Ltd. It designs, builds and maintains wireless communication transmitting and receiving facilities for providers of wireless communication services. The Company also owns and leases wireless communication towers to wireless communication providers. Principal operations are located in the Pacific Northwest, including the Canadian provinces of British Columbia and Alberta, and the Southeastern and Southwestern United States. Other operations extend throughout the Western United States and into Eastern Canada.

     On October 27, 1998, the Company changed its fiscal year-end from February 28 to September 30 resulting in a seven month reporting period from March 1, 1998 to September 30, 1998 (the "Transition Period").

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Consolidation -- The consolidated financial statements include the accounts of Westower Corporation and its wholly owned domestic and Canadian subsidiaries.

     Investments in subsidiaries in which the Company exercises significant influence but which it does not control are accounted for using the equity method. At September 30, 1998, the Company has an equity investment in a joint venture which engages in operations in Brazil that are similar to those of the Company, in which it has an economic ownership interest of 60 percent. Revenues and associated expenses are transacted in Canadian dollars. As of September 30, 1998, the Company's investment totaled $217,000, which has been included in other assets, and the Company's equity earnings from this investment during the Transition Period totaled $46,000, which has been included in contract and other revenues earned.

     All material intercompany accounts and transactions have been eliminated in consolidation.

     (b) Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements. Examples of estimates subject to possible revision based upon the outcome of future events include costs and estimated earnings on uncompleted contracts, depreciation of property and equipment, accrued income tax liabilities, and purchase price allocations for acquisitions. Actual results could differ from those estimates.

     (c) Contract and Other Revenue and Cost Recognition -- Revenue from fixed-price construction contracts is recognized using the percentage-of-completion method based on cost incurred to total estimated cost. Revenue from contracts based upon time and materials is recognized based upon hours worked and materials consumed. Most of the Company's contracts are short-term and are completed in two to three months. Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     Costs and estimated earnings in excess of billings on uncompleted contracts represents revenues recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represents billings in excess of revenues earned.

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     The Company owns wireless communication towers which it leases to third parties. Revenues are recognized on a monthly basis over the term of the leasing agreement. Revenues and cost of services of approximately $170,000 and $25,000, respectively, have been included in contract and other revenues earned and cost of revenues earned, respectively, in the Transition Period.

     (d) Cash and Cash Equivalents -- Cash and cash equivalents consist of cash in banks and money market investments on deposit with major Canadian and U.S. financial institutions. Investments with maturities of three months or less when purchased are considered cash equivalents.

     (e) Inventory -- Inventory consists of construction parts and supplies and is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

     (f) Property and Equipment -- Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives by major asset category are as follows: buildings -- 10-25 years; furniture, fixtures and equipment -- 3 to 10 years; wireless communication towers -- 20 years; vehicles -- 5 years. Gains or losses on the dispositions of assets are recorded at the time of disposition. The costs of normal repairs and maintenance are charged to expense as incurred.

     (g) Capitalized Software -- Purchased software is capitalized at cost and amortized over its estimated useful life of 3 years.

     (h) Intangible Assets -- Business acquisition costs are allocated to the tangible and identifiable intangible assets that are acquired. Business acquisition costs allocated to contracts to purchase wireless communication towers are amortized over a 20 year period upon acquisition of the wireless communication towers, and costs allocated to non-compete agreements are amortized over the term of the agreements, which are generally 5 years. The excess of the aggregate purchase price over the fair value of the net assets acquired and identifiable intangible assets acquired is recorded as goodwill. Goodwill is amortized over a 20 year period. The Company amortizes its intangible assets using the straight line method.

     (i) Financing Costs -- Direct costs associated with obtaining debt financing are deferred and are amortized over the term of the debt using the effective interest method. Direct costs of obtaining commitments for financing are deferred and charged to expense over the term of the commitments. Direct costs associated with obtaining equity financing are charged to additional paid-in capital as the related funds are raised. Deferred financing costs totaled $2.4 million at September 30, 1998, which has been included in other assets. Accumulated amortization of deferred financing costs totaled $113,000 at September 30, 1998.

     (j) Valuation of Long-Lived Assets -- The Company periodically reviews its long-lived assets and certain identifiable intangible assets, including goodwill, whenever events or changes in circumstance indicate that the carrying amount of an asset may be impaired and not recoverable. Adjustments are made if the sum of the expected future undiscounted operating cash flows is less than the carrying value of the asset.

     (k) Income Taxes -- The Company accounts for income taxes under the liability method. Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes at the enacted tax rates. The significant differences relate primarily to the timing and recognition of depreciation and amortization of long-lived assets, profit on uncompleted contracts, amortization of financing costs and bad debt expense. Deferred tax amounts represent the future tax consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. The Company files a consolidated federal income tax

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) return in the United States. The Company files separate tax returns for each of its Canadian subsidiaries in Canada. Additionally, certain of the Company's operations are subject to Provincial income taxes in Canada and state income taxes in the United States.

     (l) Foreign Currency Translation -- All asset and liability accounts of Canadian operations are translated into U.S. dollars at current exchange rates. Revenues and expenses are translated using the average exchange rate during the period. Foreign currency translation adjustments are reported as a component of comprehensive income and stockholders' equity in the consolidated balance sheet. Gains and losses resulting from foreign currency transactions are included in income currently.

     (m) Earnings Per Share and Change in Accounting Policy -- During fiscal year ended February 28, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share. The new standard supersedes Accounting Principles Board (APB) No. 15, Earnings Per Share and establishes standards for computing and presenting earnings per share. Prior years have been restated to conform with the new requirements.

     Basic earnings per share amounts are computed based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock dividends and stock splits. Diluted earnings per share amounts are computed by determining the number of additional shares that are deemed outstanding from stock options and warrants, using the treasury stock method, and convertible debentures.

     (n) Segment Information -- In the Transition Period, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 supersedes SFAS 14, Financial Reporting for Segments of a Business Enterprise, replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not significantly affect the disclosure of segment information previously reported (see "Segment Information" note).

     (o) New Accounting Standards -- In June 1997, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Among other provisions, SFAS No. 133 requires that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Gains and losses resulting from changes in the fair values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. This Statement becomes effective beginning June 15, 2000, for the Company. The Company is currently assessing the impact, if any, to its financial position or results of operations.

     (p) Interim Financial Data (Unaudited) -- As discussed in Note 1, on October 27, 1998 the Company changed its fiscal year end to September 30 from February 28. The information presented for the seven months ended September 30, 1997 is unaudited. The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation of results of the interim period have been made and such adjustments were of a normal and recurring nature. The results of operations and cash flows for the seven months ended September 30, 1997 are not necessarily indicative of the results that were reported for the entire fiscal year ending February 28, 1998.

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 3 -- MERGERS AND ACQUISITIONS

MERGERS

  Westower Holdings Ltd.

     Concurrent with its incorporation in June 1997, the Company completed a merger with Westower Holdings Ltd. by issuing 3,000,000 shares of common stock in exchange for all outstanding common stock of Westower Holdings Ltd. Westower Holdings Ltd. is a Wyoming corporation that owns all outstanding common stock of Westower Communications Ltd. and Westower Communications, Inc. The merger qualified as a tax-free exchange and is accounted for similar to a pooling-of-interests.

  WTC Holdings, Inc. and Western Telecom Construction Ltd

     Effective October 28, 1997, the Company completed a merger with WTC Holdings, Inc. (formerly 411677 Alberta Ltd.) and its wholly owned subsidiary, Western Telecom Construction Ltd., (collectively, "Western Telecom"). WTC Holdings, Inc. was wholly-owned by a relative of a significant stockholder and a director of Westower Corporation. WTC Holdings, Inc. is a Wyoming corporation, and Western Telecom Construction Ltd. is a Canadian corporation. Western Telecom engages in operations similar to those of the Company. The merger was effected by exchanging 835,000 shares of common stock for all outstanding common stock of Western Telecom. The merger qualified as a tax-free exchange and has been accounted for using the pooling-of-interests method for business combinations. Accordingly, the consolidated financial statements for the fiscal years ended February 29, 1996 and February 28, 1997 and 1998 and the Transition Period have been restated to include the combined financial position, results of operations, and cash flows of Western Telecom.

  MJA Communications Corporation

     Effective May 31, 1998, the Company completed a merger with MJA Communications Corporation ("MJA"). MJA is a Florida corporation which engages in operations similar to those of the Company. In connection with the merger, MJA's tax status was changed from an S corporation to a C corporation. The merger was effected by exchanging 397,000 shares of common stock for all outstanding common stock of MJA. The merger qualified as a tax-free exchange and has been accounted for using the pooling-of-interests method for business combinations. Accordingly, the consolidated financial statements for the fiscal years ended February 29, 1996 and February 28, 1997 and 1998 and the Transition Period have been restated to include the combined financial position, results of operations, and cash flows of MJA.

  Standby Services, Inc.

     Effective August 31, 1998, the Company completed a merger with Standby Services, Inc. ("Standby"). Standby is a Texas corporation which engages in operations similar to those of the Company. In connection with the merger, Standby's tax status was changed from an S corporation to a C corporation. The merger was effected by exchanging 544,000 shares of common stock for all outstanding common stock of Standby. The merger qualified as a tax-free exchange and has been accounted for using the pooling-of-interests method for business combinations. Accordingly, the consolidated financial statements for the fiscal years ended February 29, 1996 and February 28, 1997 and 1998 and the Transition Period have been restated to include the combined financial position, results of operations, and cash flows of Standby.

     Prior to the respective mergers, Western Telecom had a fiscal year-end of January 31 and MJA and Standby had a fiscal year end of December 31. In recording the business combinations, the fiscal years ended 1998 and 1997 financial statements have not been restated to conform with Westower Corporation's previous fiscal year end of February 28, as the effect on the consolidated financial statements is not

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 3 -- MERGERS AND ACQUISITIONS -- (CONTINUED) material. As a result of Western Telecom, MJA and Standby having a different fiscal year end and the change in the Company's fiscal year end, Western Telecom and MJA and Standby's results of operations for the respective one and two-month periods ended February 28, 1998 have been excluded from the reported results of operations in the Transition Period and, therefore, have been presented as an adjustment to the Company's consolidated statement of stockholders' equity for the Transition Period. Aggregate revenues, expenses, income before extraordinary items and net income, attributable to these mergers, which have been excluded from the Company's reported results of operations in the Transition Period, were $3,302,000, $2,864,000, $438,000 and $438,000, respectively, for the period from
January 1, 1998 to February 28, 1998.

     Summarized results of operations for the separate companies and combined amounts included in the consolidated financial statements, net of intercompany transactions, are as follows:

                                                                              (UNAUDITED)
                                                                             SEVEN MONTHS    SEVEN MONTHS
                                 YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED           ENDED
                                FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,   SEPTEMBER 30,
                                    1996           1997           1998           1997            1998
                                ------------   ------------   ------------   -------------   -------------
Contract and other revenues
  earned
  Westower Corporation and
     Subsidiaries, including
     entities acquired........  $ 5,664,000    $10,415,000    $16,156,000     $ 8,652,000     $11,450,000
  MJA.........................    3,305,000     26,164,000     13,929,000       8,418,000      10,824,000
  Western Telecom.............    1,777,000      5,001,000      7,027,000       3,035,000       5,341,000
  Standby.....................    4,029,000      4,511,000      4,550,000       2,764,000       4,329,000
                                -----------    -----------    -----------     -----------     -----------
                                $14,775,000    $46,091,000    $41,662,000     $22,869,000     $31,944,000
                                ===========    ===========    ===========     ===========     ===========
Net income (loss)
  Westower Corporation and
     Subsidiaries, including
     entities acquired........  $   460,000    $   815,000    $   975,000     $   784,000     $  (816,000)
  MJA.........................       (3,000)     2,617,000        527,000         195,000         513,000
  Western Telecom.............       (5,000)       364,000      1,475,000         442,000         387,000
  Standby.....................       95,000       (366,000)       (41,000)        631,000       1,145,000
                                -----------    -----------    -----------     -----------     -----------
                                $   547,000    $ 3,430,000    $ 2,936,000     $ 2,052,000     $ 1,229,000
                                ===========    ===========    ===========     ===========     ===========

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 3 -- MERGERS AND ACQUISITIONS -- (CONTINUED)
     The following pro forma net income and basic diluted earnings per share are presented as if the Company had been required to provide for income taxes that were previously taxable to the former shareholders of the merged entities that were previously S corporations.

                                                                                  (UNAUDITED)
                                                                                 SEVEN MONTHS    SEVEN MONTHS
                                     YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED           ENDED
                                    FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,   SEPTEMBER 30,
                                        1996           1997           1998           1997            1998
                                    ------------   ------------   ------------   -------------   -------------
Net income as reported............    $547,000      $3,430,000     $2,936,000     $2,052,000      $1,229,000
  Dividends on preferred shares...     (39,000)             --             --             --              --
  Pro forma adjustment for income
     taxes of acquired entities
     previously filing as S
     corporations.................       1,000        (890,000)      (165,000)      (281,000)       (454,000)
                                      --------      ----------     ----------     ----------      ----------
Pro forma net income..............    $509,000      $2,540,000     $2,771,000     $1,771,000      $  775,000
                                      ========      ==========     ==========     ==========      ==========
Pro forma basic earnings per share    $   0.11      $     0.53     $     0.53     $     0.37      $     0.12
                                      ========      ==========     ==========     ==========      ==========
Pro forma diluted earnings per
  share...........................    $   0.11      $     0.53     $     0.50     $     0.37      $     0.10
                                      ========      ==========     ==========     ==========      ==========

ACQUISITIONS

     The following acquisitions have been accounted for using the purchase method of accounting for business combinations and, accordingly, the operating results of the acquired companies have been included in the Company's consolidated financial statements from the date of acquisition.

  Acquisitions from November 1, 1997 to February 28, 1998

     On dates ranging between November 1, 1997 and January 17, 1998, the Company acquired all outstanding shares of common stock of National Tower Service Ltd., 501053 B.C. Ltd., and the minority interest in WTC Leasing Ltd. which are Canadian corporations with operations similar to those of the Company. Additionally, on January 17, 1998 the Company acquired the assets, principally communication towers, of Ralph's Radio, Inc. and 344813 Alberta Ltd. The aggregate purchase price of these transactions totaled approximately $2.7 million which consisted of $1.5 million in cash and the issuance of 134,000 shares of common stock valued at approximately $1.2 million, based on the publicly traded price.

  Jovin Communications, Inc. and Acier Filteau, Inc.

     On June 12, 1998 the Company completed the acquisitions of Jovin Communications, Inc. ("Jovin") and Acier Filteau, Inc. ("Acier"), both Montreal, Quebec (Canada) corporations which engage in operations similar to those of the Company. The acquisitions were effected by exchanging shares of common stock of the Company and shares of a separate class of common stock of an acquisition subsidiary, with rights identical to those of the Company's common stock, aggregating 118,000 shares in total and valued at approximately $2.8 million, based on the publicly traded price, and the assumption of certain obligations of Jovin and Acier, for all outstanding common shares of Jovin and Acier.

  Cord Communications, Incorporated

     On August 31, 1998 the Company completed the acquisition of Cord Communications Incorporated ("Cord"), a California corporation which engages in operations similar to those of the Company. The acquisition was effected by exchanging 218,000 shares of common stock valued at approximately

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 3 -- MERGERS AND ACQUISITIONS -- (CONTINUED)
$5.2 million, based on the publicly traded price, $5 million in cash and the assumption of certain obligations of Cord for all outstanding common shares of Cord. The former stockholders of Cord may also receive an additional 348,000 shares of common stock, based on the attainment of certain performance measures of Cord during the twelve month period following the date of acquisition. Additional shares of common stock will be recorded as an adjustment of the purchase price and will increase recorded goodwill.

  CNG Communications, Inc.

     On September 28, 1998, the Company completed the acquisition of CNG Communications, Inc. ("CNG") for approximately $1.7 million in cash and the assumption of certain obligations of CNG. The former shareholder of CNG may also receive up to an additional $3 million in cash pending the successful acquisition of certain wireless communication towers under an existing contract held by CNG. As part of the acquisition, the Company assumed certain liabilities of CNG, including convertible debentures, outstanding warrants and the termination costs relating to a financing agreement with a third party investment banker. The Company entered into a settlement agreement with the above parties that resulted in an aggregate payment of $3.25 million to the convertible debenture holders, which included principal and interest, and the third party investment banker. On October 22, 1998, the Company exercised its right to acquire the wireless communication towers under contract at an exercise price of $9.2 million. The consummation of the acquisition is subject to regulatory approval.

     The following is a summary of all consideration exchanged for acquisitions that were accounted for as purchases:

                                                                             SEVEN MONTHS
                                                               YEAR ENDED        ENDED
                                                              FEBRUARY 28,   SEPTEMBER 30,
                                                                  1998           1998
                                                              ------------   -------------
Shares issued...............................................      134,000         336,000
Value of shares.............................................   $1,184,000     $ 8,100,000
Cash........................................................    1,467,000       6,672,000
                                                               ----------     -----------
Total purchase price........................................   $2,651,000     $14,772,000
                                                               ==========     ===========

     The assets and liabilities of the acquired entities were recorded at their estimated fair market values at the dates of acquisition. The initial allocations of fair market values are preliminary subject to adjustments during the first year following the acquisition. The initial allocations were as follows:

                                                                            SEVEN MONTHS
                                                              YEAR ENDED        ENDED
                                                             FEBRUARY 28,   SEPTEMBER 30,
                                                                 1998           1998
                                                             ------------   -------------
Non-compete agreements.....................................   $       --    $    219,000
Tangible assets............................................    1,437,000      11,034,000
Communication tower purchase contracts.....................           --       5,661,000
Goodwill...................................................    2,104,000      12,507,000
Liabilities assumed and deferred tax liabilities...........     (890,000)    (14,649,000)
                                                              ----------    ------------
Total purchase price.......................................   $2,651,000    $ 14,772,000
                                                              ==========    ============

     The results of operations of these businesses have been included in the Company's consolidated financial statements from their respective acquisition dates. The following summarizes the unaudited pro forma results of operations, on a combined basis, as if the acquisitions had been consummated as of the

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 3 -- MERGERS AND ACQUISITIONS -- (CONTINUED) beginning of each of the periods presented, after including the impact of certain adjustments such as amortization of intangible assets and income tax effects:

                                                                             (UNAUDITED)
                                                             (UNAUDITED)    SEVEN MONTHS
                                                              YEAR ENDED        ENDED
                                                             FEBRUARY 28,   SEPTEMBER 30,
                                                                 1998           1998
                                                             ------------   -------------
Contract and other revenues earned.........................  $72,720,000     $43,273,000
Pro forma net income.......................................  $ 4,323,000     $   140,000
Pro forma basic earnings per share.........................     $0.82          $0.02
Pro forma diluted earnings per share.......................     $0.77          $0.02

     The unaudited pro forma results are not necessarily indicative of the results of operations which would actually have been reported had the acquisitions had been completed prior to the beginning of the periods presented. In addition, they are not intended to be indicative of future results.

NOTE 4 -- UNCOMPLETED CONTRACTS

     Costs, estimated earnings and billings on uncompleted contracts are summarized as follows:

                                             FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,
                                                 1997           1998           1998
                                             ------------   ------------   -------------
Costs incurred on uncompleted contracts....  $ 15,356,000   $ 12,111,000   $ 15,461,000
Estimated earnings.........................     3,516,000      5,084,000      3,212,000
Less billings to date......................   (21,784,000)   (16,797,000)   (15,030,000)
                                             ------------   ------------   ------------
Total......................................  $ (2,912,000)  $    398,000   $  3,643,000
                                             ============   ============   ============
Presentation in the accompanying balance
  sheet:
  Costs and estimated earnings in excess of
     billings on uncompleted contracts.....  $    938,000   $  2,143,000   $  5,078,000
  Billings in excess of costs and estimated
     earnings on uncompleted contracts.....    (3,850,000)    (1,745,000)    (1,435,000)
                                             ------------   ------------   ------------
Total......................................  $ (2,912,000)  $    398,000   $  3,643,000
                                             ============   ============   ============

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 5 -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                 FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,
                                                     1997           1998           1998
                                                 ------------   ------------   -------------
Buildings......................................   $  550,000    $ 1,507,000     $ 1,795,000
Vehicles.......................................      737,000      1,497,000       2,540,000
Equipment......................................      381,000        743,000       1,580,000
Communication towers...........................      387,000        620,000       1,401,000
Furniture and fixtures.........................      380,000        634,000         943,000
Leasehold improvements.........................       27,000         73,000          81,000
                                                  ----------    -----------     -----------
                                                   2,462,000      5,074,000       8,340,000
Less accumulated depreciation..................     (688,000)    (1,458,000)     (1,562,000)
                                                  ----------    -----------     -----------
                                                   1,774,000      3,616,000       6,778,000
Land...........................................      933,000        705,000         796,000
                                                  ----------    -----------     -----------
                                                  $2,707,000    $ 4,321,000     $ 7,574,000
                                                  ==========    ===========     ===========

     Depreciation expense on property and equipment in the fiscal years ended February 29, 1996 and February 28, 1997 and 1998 and the Transition Period was $196,000, $262,000, $457,000 and $396,000, respectively.

NOTE 6 -- INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                              FEBRUARY 28,   SEPTEMBER 30,
                                                                  1998           1998
                                                              ------------   -------------
Goodwill....................................................   $2,104,000     $14,039,000
Communication tower purchase contracts......................           --       5,661,000
Non-compete agreements......................................           --         219,000
                                                               ----------     -----------
                                                                2,104,000      19,919,000
Less accumulated amortization...............................      (16,000)       (198,000)
                                                               ----------     -----------
                                                               $2,088,000     $19,721,000
                                                               ==========     ===========

     Amortization expense on intangible assets in the fiscal years ended February 29, 1996, February 28, 1997 and 1998 and the Transition Period was $0.00, $8,000, $16,000 and $182,000, respectively.

NOTE 7 -- NOTES PAYABLE

  Note Payable to Finance Company

     At September 30, 1998, through one of its acquired subsidiaries, the Company had a $2.5 million line of credit facility with a finance company, secured by accounts receivable, inventory, property and equipment, cash and cash equivalents. At September 30, 1998 the outstanding balance was $1.09 million, which was repaid in October 1998, and the line of credit was cancelled.

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 7 -- NOTES PAYABLE -- (CONTINUED)
  Notes Payable to Bank

     At February 28, 1998 the Company had a line of credit facility with a Canadian bank that allowed for borrowings at the bank's prime rate plus .75%. The line was collateralized by essentially all assets of Western Telecom Construction Ltd. and was cancelled in May 1998.

NOTE 8 -- LONG TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Long-term debt and capital lease obligations consists of the following:

                                                   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,
                                                       1997           1998           1998
                                                   ------------   ------------   -------------
Convertible note, interest at 7%, due April 30,
  2007, quarterly interest payments through April
  2005, quarterly reductions thereafter, see
  further description below......................   $      --      $      --      $14,154,000
Convertible notes of acquired subsidiary,
  interest at rates ranging from 12% to 14%,
  repaid in December 1998 (see Note 3)...........          --             --        1,882,000
Notes payable to various Canadian banks repaid in
  full during the Transition Period and 1998, due
  on demand or in aggregate monthly installments
  of $8,200 including interest, collateralized by
  assets and an assignment of lease revenue......     480,000        263,000               --
Notes payable to various U.S. and Canadian Banks,
  repaid in full during the transition period,
  due in aggregate monthly installments of
  $7,800, including interest at rates ranging
  from 7.5% to 11.25% through June 2002,
  collateralized by property, plant and
  equipment......................................     222,000        129,000               --
Vehicle purchase contracts and other notes
  payable with U.S. and Canadian finance
  corporations, aggregate monthly installments of
  $30,000, including interest at rates up to
  11.15%, payments due through December 2001,
  collateralized by vehicles and real property...      86,000        192,000          781,000
Capital lease obligations to U.S. and Canadian
  lessors, due in aggregate monthly installments
  of $19,000 through August 2003, collateralized
  by leased equipment............................      34,000        210,000          593,000
                                                    ---------      ---------      -----------
Total debt.......................................     822,000        794,000       17,410,000
Less current portion.............................    (610,000)      (502,000)      (2,419,000)
                                                    ---------      ---------      -----------
Long-term portion................................   $ 212,000      $ 292,000      $14,991,000
                                                    =========      =========      ===========

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 8 -- LONG TERM DEBT AND CAPITAL LEASE OBLIGATIONS -- (CONTINUED) Long-term debt and capital lease obligations matures as follows:

                        YEAR ENDING
                       SEPTEMBER 30,
                       -------------
  1999......................................................  $ 2,419,000
  2000......................................................      452,000
  2001......................................................      225,000
  2002......................................................       98,000
  2003......................................................       62,000
Thereafter..................................................   14,154,000
                                                              -----------
                                                              $17,410,000
                                                              ===========

  Convertible Note

     In June 1998, the Company issued a private placement of $15.0 million of 7% convertible senior subordinated note (the "Convertible Debt") and warrant to purchase 40,000 shares of common stock in exchange for $14.85 million net cash proceeds. The Convertible Debt was immediately convertible at a ratio of $25.03 per share of common stock and the warrant provides for purchase of shares at $23.00 per share of common stock at the holder's option. The purchase agreement provides for an adjustment of the conversion amount for the subordinated debt and warrant exercise price for any stock dividends, splits and other changes as defined in the respective agreements, so as to preserve the Convertible Debt holder's relative rights. The conversion ratio and warrant exercise price per common share were less than the fair value of the Company's common stock at the date of issuance. The value of the conversion features was approximately $124,000 and was immediately charged to interest expense and an increase in additional paid-in capital. The value ascribed to the warrant of approximately $723,000, was reflected as both a debt discount and an increase in additional paid-in capital. The debt discount is accounted for as a component of interest expense using the effective interest rate method.

     The Convertible Debt requires quarterly interest payments through April 30, 2005, when the Company will be required to make principal payments of $3 million each April 30 and October 31 thereafter through the final maturity date, April 30, 2007. The Company may begin making optional prepayments of the Convertible Debt beginning May 30, 2000 subject to a certain minimum trading price of the Company's common stock commencing on or after April 30, 2000. The Company is subject to various affirmative and negative covenants contained in the agreement, including minimum net worth and earnings requirements, and limitations on additional indebtedness, asset disposals and asset additions. The agreement required the holder of the Convertible Debt to consent to subordination of the obligation to senior bank indebtedness discussed below. On September 30, 1998, the Company was in compliance with all covenants with the exception of the certain indebtedness covenant, which was cured subsequent to year end. The Company has received a waiver from the note holder waiving the right to demand repayment of the note as a result of the violation.

  Credit Facility

     Under terms of a revolving credit facility, dated June 9, 1998 and expiring April 25, 2005, with a consortium of U.S. and non-U.S. banks, the Company may borrow up to $75.0 million. The credit facility provides for interest only payments through August 30, 2000, with escalating principal reductions each three months from that date through maturity. Borrowings under the credit facility bear interest at optional rates as specified in the agreement, subject to the Company's election at the borrowing date. The Company is also required to pay quarterly commitment fees of .5% on the average undrawn balance of the

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 8 -- LONG TERM DEBT AND CAPITAL LEASE OBLIGATIONS -- (CONTINUED) credit facility, which is included as a component of interest expense. There were no borrowings under the credit facility at September 30, 1998. Subsequent to year end, the Company has drawn approximately $24.0 million on the credit facility to finance business acquisitions, including the repayment of acquired subsidiary debt, and to fund operations. Covenants of the credit facility require the Company to maintain certain debt-to-earnings and interest coverage ratios. Other provisions limit capital expenditures, subsidiary indebtedness and require certain minimum levels of earnings and net worth. On September 30, 1998, the Company was in compliance with all covenants with the exception of the certain indebtedness covenant, which was cured subsequent to September 30, 1998. The Company has received a waiver from the lenders waiving their right to demand repayment of the credit facility as a result of this violation.

NOTE 9 -- INCOME TAXES

     The provision for income taxes is comprised by the following:

                                                                                     SEVEN MONTHS
                                         YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED
                                        FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,
                                            1996           1997           1998           1998
                                        ------------   ------------   ------------   -------------
Current
     U.S. federal and state...........    $ 38,000       $133,000      $  272,000      $  98,000
     Canadian federal and
       provincial.....................      59,000         70,000       1,402,000        767,000
                                          --------       --------      ----------      ---------
                                            97,000        203,000       1,674,000        865,000
                                          --------       --------      ----------      ---------
Deferred
     U.S. federal and state...........    $     --       $ (2,000)     $       --      $ (20,000)
     Canadian federal and
       provincial.....................      96,000        435,000         (41,000)      (494,000)
                                          --------       --------      ----------      ---------
                                            96,000        433,000         (41,000)      (514,000)
                                          --------       --------      ----------      ---------
          Total.......................    $193,000       $636,000      $1,633,000      $ 351,000
                                          ========       ========      ==========      =========

     The total tax provision differs from the amount computed using the U.S. federal statutory income tax rates as follows:

                                                                                    SEVEN MONTHS
                                        YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED
                                       FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,
                                           1996           1997           1998           1998
                                       ------------   ------------   ------------   -------------
Pretax net income....................   $  740,000     $4,066,000     $4,569,000     $1,580,000
U.S. statutory rates.................           34%            34%            34%            34%
Tax at statutory rates...............      252,000      1,382,000      1,553,000        537,000
Income taxable to S Corporation
  shareholders.......................        1,000       (890,000)      (165,000)      (454,000)
Effect of change in tax status.......           --        125,000             --             --
Non deductible expenses..............           --             --             --        185,000
U.S. state income taxes, net of
  federal tax benefit................           --          8,000             --          5,000
Effect of graduated rates............      (60,000)            --             --             --
Excess income tax payable in foreign
  jurisdictions......................           --         11,000        245,000         78,000
                                        ----------     ----------     ----------     ----------
                                        $  193,000     $  636,000     $1,633,000     $  351,000
                                        ==========     ==========     ==========     ==========

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 9 -- INCOME TAXES -- (CONTINUED)
     Undistributed earnings of the Company's Canadian subsidiaries amounted to approximately $5.7 million at September 30, 1998. Essentially all of those earnings are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes, net of foreign tax credits, and withholding taxes payable in Canada.

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows:

                                                    FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,
                                                        1997           1998           1998
                                                    ------------   ------------   -------------
Current
  Assets:
     Allowance for doubtful accounts..............    $     --       $     --      $  (51,000)
  Liabilities:
     Deferred taxable income on uncompleted
       contracts..................................     580,000        534,000         479,000
                                                      --------       --------      ----------
                                                      $580,000       $534,000      $  428,000
                                                      ========       ========      ==========
Noncurrent
  Liabilities:
     Depreciation and amortization................    $ 27,000       $ 48,000      $2,626,000
     Amortization of debt discount................          --             --         322,000
     Other........................................          --             --          14,000
                                                      --------       --------      ----------
                                                      $ 27,000       $ 48,000      $2,962,000
                                                      ========       ========      ==========

NOTE 10 -- EARNINGS PER SHARE

     The numerators and denominators of basic and fully diluted earnings per share are as follows:

                                                                                (UNAUDITED)
                                                                               SEVEN MONTHS    SEVEN MONTHS
                                   YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED           ENDED
                                  FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,   SEPTEMBER 30,
                                      1996           1997           1998           1997            1998
                                  ------------   ------------   ------------   -------------   -------------
Numerator -- Net income as
  reported......................   $  547,000     $3,430,000     $2,936,000     $2,052,000      $1,229,000
  Dividends on preferred
    shares......................      (39,000)            --             --             --              --
                                   ----------     ----------     ----------     ----------      ----------
                                   $  508,000     $3,430,000     $2,936,000     $2,052,000      $1,229,000
                                   ==========     ==========     ==========     ==========      ==========
Denominator -- Weighted average
  number of shares outstanding
  Basic weighted average number
    of shares...................    4,776,000      4,776,000      5,263,000      4,776,000       6,531,000
  Effect of dilutive stock
    options and warrants........           --             --        331,000             --       1,105,000
                                   ----------     ----------     ----------     ----------      ----------
      Diluted weighted average
        number of shares........    4,776,000      4,776,000      5,594,000      4,776,000       7,636,000
                                   ==========     ==========     ==========     ==========      ==========

     At September 30, 1998, 342,000 weighted-average shares associated with the Convertible Debt discussed in Note 8 were excluded from the computation of diluted earnings per share for the Transition Period because their inclusion would have had an anti-dilutive effect on earnings per share. All other potential common shares have been included in the diluted earnings per share calculation. All potential

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 10 -- EARNINGS PER SHARE -- (CONTINUED) common shares were included in the calculation of diluted earnings per share for the years ended February 29, 1996 and February 28, 1997 and 1998.

NOTE 11 -- STOCKHOLDERS' EQUITY

  Redeemable Preferred Stock

     During the year ended February 28, 1998, the Company merged with WTC Holdings Ltd. and its wholly-owned subsidiary, Western Telecom Construction Ltd. (collectively, "Western Telecom"). The merger was accounted for as a pooling-of-interests and the February 28, 1997 financial statements have been restated to include the accounts of Western Telecom. In February 1994, Western Telecom issued 467 shares of Class A redeemable preferred stock. The preferred stock ranked in priority to common stock in the event of liquidation, dissolution or winding up of the affairs of Western Telecom. The shares also contain stated redemption values and rights to 5% noncumulative dividends when declared by the Board of Directors. There were no unpaid dividends at February 28, 1997 and 1998. The preferred stock has no voting rights.

     The shares have been reflected at their total redemption price of $450,000 in the February 28, 1997 balance sheet. During the year ended February 28, 1998, the Company redeemed all outstanding shares.

  Common Stock

     The Company has a single class of $0.01 par value common stock. Authorized shares total 10 million, of which 2,580,000 have been registered on Form SB-2 with the Securities and Exchange Commission under the 1933 Securities Act. A total of 1,200,000 of the registered securities were sold in connection with an initial public offering on October 15, 1997. Proceeds from the offering totaled $7.5 million, net of $485,000 of underwriting costs.

     As disclosed in Note 3, an additional 1,277,000 shares were issued in connection with various business combinations during the Transition Period and an additional 3,969,000 shares were issued in the fiscal year ended February 28, 1998. During the fiscal year ended February 28, 1998, a total of 7,000 shares were issued as stock awards to employees of the Company and acquired businesses as incentive to remain in the employ of the Company.

  Stock Warrants

     In connection with its initial public offering in October 1997, the Company issued stock warrants to purchase 1,380,000 shares of common stock of the Company with an exercise price of $9.00 per share. The warrants contained a provision whereby the Company could call for redemption of the warrants if the closing price of the Company's common stock equaled or exceeded $15.00 for ten consecutive days. During the Transition Period 559,000 warrants to purchase 559,000 shares of common stock were tendered for exercise with aggregate proceeds of $4.79 million to the Company, net of commissions and related expenses of $243,000. On September 29, 1998, the Company exercised its right to call the remaining warrants, with a redemption date of October 30, 1998. Subsequent to September 30, 1998 and prior to the redemption date, 819,000 warrants were tendered for conversion with gross proceeds of $7.37 million, resulting in the cancellation of the remaining warrants which were not tendered.

NOTE 12 -- STOCK OPTIONS

     The Company has two stock option plans that provide for the granting of stock options to certain officers, employees, directors and consultants of the Company and its subsidiaries. These options generally

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 12 -- STOCK OPTIONS -- (CONTINUED)
vest over a period of three years from the date of grant (as determined by the Company's Compensation Committee) and have a maximum exercise term of ten years from the date of grant. The 1998 Stock Incentive Compensation Plan (the "1998 Plan") is the only plan with stock option awards currently available for grant; a prior plan has stock options exercisable at September 30, 1998 to purchase up to 400,000 shares of common stock. The Company is authorized to grant options for up to ten percent of the issued shares of common stock under the 1998 Plan. A summary of awards granted under the plans is as follows for the fiscal year ended February 28, 1998 and the Transition Period:

                                                  YEAR ENDED               SEVEN MONTHS ENDED
                                              FEBRUARY 28, 1998            SEPTEMBER 30, 1998
                                          --------------------------   --------------------------
                                                        WEIGHTED-                    WEIGHTED-
                                          NUMBER OF      AVERAGE       NUMBER OF      AVERAGE
                                           SHARES     EXERCISE PRICE    SHARES     EXERCISE PRICE
                                          ---------   --------------   ---------   --------------
Options outstanding at beginning of
  year..................................        --           --         592,000        $ 7.78
Options granted.........................   592,000        $7.78         121,500         18.63
Options exercised.......................        --           --          37,000          7.80
Options forfeited.......................        --           --              --            --
                                           -------        -----         -------        ------
Options outstanding at end of year......   592,000        $7.78         676,500        $ 9.87
                                           =======        =====         =======        ======
Options exercisable at end of year......   105,000        $8.07         125,500        $ 7.85
                                           =======        =====         =======        ======

     A summary of stock options outstanding as of September 30, 1998 is as follows:

                                              WEIGHTED-
                              NUMBER           AVERAGE                             NUMBER       WEIGHTED-
                          OUTSTANDING AT      REMAINING         WEIGHTED-      EXERCISABLE AT    AVERAGE
                          SEPTEMBER 30,      CONTRACTUAL         AVERAGE       SEPTEMBER 30,    EXERCISE
RANGE OF EXERCISE PRICES       1998              LIFE         EXERCISE PRICE        1998          PRICE
------------------------  --------------   ----------------   --------------   --------------   ---------
$13.40 to 26.00........      137,000          4.8 years           $18.60               --            --
$ 7.50 to 8.25.........      525,000          3.6 years             7.24          123,300         $7.99
$ 1.00.................        4,500          3.4 years             1.00            1,500          1.00
$  .01.................       10,000          3.6 years             0.01              700          0.01

     The Company applies the accounting provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations for its stock-based plans. Accordingly, costs for employee stock options or issuance of shares is measured as the excess, if any, of the fair value of the Company's common stock at the measurement date over the amount the employee must pay to acquire the stock. The cost is recognized ratably by the Company as compensation expense over the vesting period. The expense for the fiscal year ended February 28, 1998 and the Transition Period was $21,000 and $35,000 respectively.

     The Company adopted the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), which was effective as of January 1, 1996. The fair value of each

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 12 -- STOCK OPTIONS -- (CONTINUED)
option was estimated on the date of grant using the Black-Scholes option pricing model and the following assumptions:

                                                                             SEVEN MONTHS
                                                               YEAR ENDED        ENDED
                                                              FEBRUARY 28,   SEPTEMBER 30,
                                                                  1998           1998
                                                              ------------   -------------
Risk-free interest rate.....................................       6.38%           4.75%
Expected life...............................................   2.7 years       2.7 years
Expected volatility.........................................         29%             70%
Expected dividend yield.....................................          0%              0%

     Had the Company elected to recognize compensation expense as provided for by SFAS No. 123, the Company's net income amounts on a pro forma basis for the year ended February 28, 1998 and the Transition Period would have been as follows:

                                                                             SEVEN MONTHS
                                                               YEAR ENDED        ENDED
                                                              FEBRUARY 28,   SEPTEMBER 30,
                                                                  1998           1998
                                                              ------------   -------------
Pro forma net income adjusted...............................   $2,721,000      $838,000
                                                               ==========      ========
Pro forma basic earnings per share..........................   $     0.52      $   0.13
                                                               ==========      ========
Pro forma diluted earning per share.........................   $     0.49      $   0.11
                                                               ==========      ========

     The weighted average fair values per share at the date of grant for options granted during the year ended February 28, 1998 and the Transition Period were as follows:

                                                                             SEVEN MONTHS
                                                               YEAR ENDED        ENDED
                                                              FEBRUARY 28,   SEPTEMBER 30,
                                                                  1998           1998
                                                              ------------   -------------
Options with exercise prices less than the fair value of the
  stock at the date of grant................................      39,500         19,100
     -- weighted average fair value.........................    $   6.00       $  12.00
Options with exercise prices equal to the fair value of the
  stock at the date of grant................................     311,500        102,400
     -- weighted average fair value.........................    $   1.25       $   9.00
Options with exercise prices greater than the fair value of
  the stock at the date of grant............................     241,000             --
     -- weighted average fair value.........................    $   0.50             --

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 13 -- SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental cash flow information is as follows:

                                        FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,
                                            1996           1997           1998           1998
                                        ------------   ------------   ------------   -------------
Cash paid for interest................    $ 91,000       $80,000       $  107,000     $  312,000
Cash paid for income taxes............     128,000        77,000          177,000        280,000
Non-cash transactions
  Stock issuances for business
     acquisitions.....................          --            --        1,184,000      8,100,000

NOTE 14 -- RETIREMENT PLAN

     The Company's subsidiary, Westower Communications Inc., adopted a defined contribution retirement plan, effective January 1, 1997. The plan contains certain participation criteria and allows for both employee and employer discretionary contributions. The total Company funded discretionary contribution for the years ended February 29, 1996 and February 28, 1997 and 1998 was $0, $46,000 and $52,000, respectively. There were no employer contributions during the Transition Period.

NOTE 15 -- RELATED PARTY TRANSACTIONS

  Advance to Related Parties

     During the fiscal year ended February 28, 1998, the Company advanced $119,000 to a Canadian corporation owned by certain stockholders of Westower Corporation. Proceeds were used by the Corporation to purchase facilities leased by two of the Company's subsidiaries. The advance was repaid during the Transition Period. The Company also advanced $77,000 to several stockholders during the fiscal year ended February 28, 1998 which were repaid during the Transition Period. At September 30, 1998, additional related party advances include $379,000 of unsecured non-interest bearing shareholder loans made by subsidiaries, prior to acquisition, during the Transition Period which are expected to be paid in full subsequent to September 30, 1998. At September 30, 1998, the Company has a $65,000 receivable from a former shareholder of an acquired S corporation. The acquired S corporation made a distribution to the shareholder, prior to the combination, in an amount to meet the shareholder's current estimated tax obligation. Subsequent to the combination it was determined that the tax liability was approximately $65,000 overestimated and a receivable for the excess distribution has been recorded. The Company expects to collect this amount in full subsequent to September 30, 1998.

  Note Receivable

     At September 30, 1998, the Company had a note receivable for $495,000, plus accrued interest of $17,000, from an organization with which they share a common director. The note bears interest at 12% and is collateralized by warrants to purchase shares of the Company's common stock, and is due on demand.

  Management Services and Accounts Payable

     In prior years the Company received consulting services from Westower Consulting Ltd., a Canadian corporation owned by a stockholder of Westower Corporation. Charges for these services were $94,000 and $126,000 in the fiscal years ended February 28, 1997 and 1998, respectively. Included in trade accounts payable at February 28, 1998 is $39,000 due to Westower Consulting Ltd. Fees billed by related entities

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 15 -- RELATED PARTY TRANSACTIONS -- (CONTINUED) generally do not continue subsequent to acquisition by the Company as the related services are performed by employees and officers of the Company.

  Notes and Advances Payable to Related Parties

     Notes and advances payable to related parties consist of the following:

                                                   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,
                                                       1997           1998           1998
                                                   ------------   ------------   -------------
Current
  Unsecured advances and notes payable to
     stockholders and officers, paid in full
     during the Transition Period................    $     --      $  871,000      $     --
  Unsecured advances payable to officers and
     stockholders, in Canadian dollars, with no
     stated interest rate and no specific
     repayment terms, paid in full during the
     Transition Period...........................          --         173,000            --
  Unsecured advances payable to officers and
     stockholders, with no stated interest rate,
     and no specific repayment terms.............          --              --       228,000
  Unsecured notes payable to officers and
     stockholders, paid in full during the
     transition period...........................     672,000       1,000,000            --
                                                     --------      ----------      --------
                                                     $672,000      $2,044,000      $228,000
                                                     ========      ==========      ========

  Facility Leases

     Two subsidiaries acquired during the fiscal year ended February 28, 1998, 501053 B.C. Ltd. and National Tower Service Ltd., lease their operating facilities, on a month-to-month basis, from Canadian corporations owned by certain stockholders of Westower Corporation. Lease payments made during the Transition Period were $39,000 and there were no significant lease payments made to the stockholders during the fiscal year ended February 28, 1998.

NOTE 16 -- COMMITMENTS AND CONTINGENCY

     The Company leases operating facilities, office equipment and vehicles under noncancelable operating lease agreements. Future minimum lease payments are as follows:

                 YEAR ENDING SEPTEMBER 30:
                 -------------------------
1999........................................................  $  607,000
2000........................................................     348,000
2001........................................................     203,000
2002........................................................      67,000
2003........................................................      63,000
Thereafter..................................................      52,000
                                                              ----------
Total.......................................................  $1,340,000
                                                              ==========

     Rent and lease expense was $29,000, $224,000, $259,000 and $632,000 for the fiscal years ended February 29, 1996 and February 28, 1997 and 1998 and the Transition Period, respectively.

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 16 -- COMMITMENTS AND CONTINGENCY -- (CONTINUED)
LITIGATION

     The Company is subject to lawsuits and other legal claims in the normal course of its operations. Management believes that the resolution of any such lawsuits and legal claims, if any, will not have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 17 -- CREDIT RISK AND BUSINESS CONCENTRATIONS

     Financial instruments that potentially subject the Company to concentrations of credit consist primarily of cash, cash equivalents and trade accounts receivable. The Company places its temporary cash investments with a major financial institution. At times, deposits with any one institution may exceed federally insured limits. The Company extends credit to customers based on evaluation of customer's financial condition and credit history. Collateral is generally not required. Customers include large Canadian and U.S. companies concentrated in the telecommunications industry.

     Contract revenues from two customers accounted for 29% of revenues during the fiscal year ended February 28, 1998, and one customer accounted for 56% of revenues during the fiscal year ended February 28, 1997. Accounts receivable from two customers comprise 48% of accounts receivable at February 28, 1998 and one customer accounted for 39% of account receivable at February 28, 1997. There were no customers who accounted for greater than 10% of sales for the Transition Period and there were no customers with accounts receivable representing 10% or more of the total accounts receivable at September 30, 1998.

     Management expects that sales to relatively few customers will continue to account for a high percentage of its revenues into the foreseeable future and believes the Company's financial results depend in significant part upon the success of these customers. Although the composition of the group comprising the Company's largest customers may vary from period to period, the loss of a significant customer or reduction in orders by any significant customers, including reductions due to market, economic or competitive conditions in the wireless communications industry, may have an adverse effect on the Company's business, financial condition and results of operations.

NOTE 18 -- SEGMENT INFORMATION

     The Company's operations are comprised of a number of communication tower construction entities that were recently acquired. While management assesses the operating results of each of these entities separately, as these entities and its existing operations exhibit similar financial performance and have similar economic characteristics, they have been aggregated as one segment.

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 18 -- SEGMENT INFORMATION -- (CONTINUED)
     The following table summarizes contract and other revenues and long-lived assets related to the respective countries in which the Company operates.

                                                            FEBRUARY 29, 1996
                                                -----------------------------------------
                                                   TOTAL      UNITED STATES     CANADA
                                                -----------   -------------   -----------
Contract and other revenues...................  $14,775,000    $ 8,897,000    $ 5,878,000

                                                            FEBRUARY 28, 1997
                                                -----------------------------------------
                                                   TOTAL      UNITED STATES     CANADA
                                                -----------   -------------   -----------
Contract and other revenues...................  $46,091,000    $39,177,000    $ 6,914,000
Long-lived assets.............................  $ 2,707,000    $ 1,000,000    $ 1,707,000

                                                            FEBRUARY 28, 1998
                                                -----------------------------------------
                                                   TOTAL      UNITED STATES     CANADA
                                                -----------   -------------   -----------
Contract and other revenues...................  $41,662,000    $22,160,000    $19,502,000
Long-lived assets.............................  $ 4,321,000    $ 1,196,000    $ 3,125,000

                                                           SEPTEMBER 30, 1998
                                                -----------------------------------------
                                                   TOTAL      UNITED STATES     CANADA
                                                -----------   -------------   -----------
Contract and other revenues...................  $31,944,000    $19,982,000    $11,962,000
Long-lived assets.............................  $ 7,574,000    $ 3,729,000    $ 3,845,000

     Long-lived assets are comprised of property, plant and equipment and excludes intangible assets.

NOTE 19 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair values of cash and cash equivalents, trade accounts receivable and payable, and other current liabilities approximate their carrying amounts. The fair values of advances to and from related parties approximate their fair value due to the short term nature of the instruments. The fair values of long-term debt, which are based on the present values of the underlying cash flows discounted at the Company's incremental borrowing rates, are as follows:

                                                   FEBRUARY 28,   FEBRUARY 28,   SEPTEMBER 30,
                                                       1997           1998           1998
                                                   ------------   ------------   -------------
Long-term debt...................................    $822,000       $794,000      $19,446,000

NOTE 20 -- SUBSEQUENT EVENTS

     On November 10, 1998 the Company completed the acquisition of Summit Communications, LLC ("Summit"), a Mississippi limited liability company which engages in operations similar to those of the Company. The merger was effected by exchanging 200,000 shares of common stock valued at approximately $4.1 million, based on the publicly traded price, $4.4 million in cash, and the assumption of certain liabilities, for all membership interests in Summit. The former members of Summit may also receive an additional 100,000 shares of common stock, based on certain performance criteria during the three years following the date of acquisition. The acquisition was accounted for using the purchase method for business combinations resulting in goodwill of approximately $8.0 million.

                     WESTOWER CORPORATION AND SUBSIDIARIES

NOTE 20 -- SUBSEQUENT EVENTS -- (CONTINUED)
     On October 30, 1998 the Company completed the acquisition of Teletronics Management Services, Inc. ("Teletronics"). The acquisition was effected by exchanging 188,000 shares of common stock valued at approximately $4 million, based on the publicly traded price, $1 million in cash, and the assumption of certain liabilities including distributions payable to former shareholders in the amount of $800,000, for all outstanding shares of Teletronics. The acquisition was accounted for using the purchase method for business combinations resulting in goodwill of approximately $5.0 million.

     The Company is currently in negotiations with certain tower construction companies concerning acquisition by Westower. The Company is also in negotiations with certain third parties concerning the acquisition of wireless communication towers, and with a financial institution to arrange financing for the wireless communication tower purchases, should the negotiations conclude successfully. None of the negotiations are finalized and there is no assurance that the Company will be successful in concluding these negotiations, or if the Company is successful, that the acquisitions will not be dilutive to existing shareholders.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
CORD Communications, Inc.

     We have audited the accompanying balance sheets of CORD Communications, Inc. as of June 30, 1998 and 1997, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CORD Communications, Inc. as of June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     As described in note 13 to the financial statements, the Company was sold subsequent to June 30, 1998.

                                                  /s/ Moss Adams LLP

Beaverton, Oregon
October 21, 1998

                           CORD COMMUNICATIONS, INC.

                                 BALANCE SHEETS

                                                                     JUNE 30,
                                                              -----------------------
                                                                 1998         1997
                                                              ----------   ----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   27,730   $  913,514
  Accounts receivable -- trade, (net of allowance)..........   1,951,901    2,452,205
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................     151,817      735,634
  Unbilled amounts on completed contracts...................     175,209      394,502
  Accrued interest receivable...............................      14,410        7,744
  Employee advances.........................................       1,471        5,961
  Refundable income taxes...................................     440,320           --
  Prepaid expenses..........................................      43,392       11,069
                                                              ----------   ----------
Total current assets........................................   2,806,250    4,520,629
Property and equipment, net of accumulated depreciation.....     401,834      399,218
Other assets................................................      42,949       39,749
                                                              ----------   ----------
Total assets................................................  $3,251,033   $4,959,596
                                                              ==========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable -- trade.................................  $1,459,981   $1,247,921
  Note payable..............................................     500,000      155,000
  Notes payable -- stockholder and related party............          --       87,402
  Current portion, long-term debt and capital lease
     obligations............................................      38,897       48,474
  Accrued wages and payroll taxes...........................     243,426      193,051
  Other accrued liabilities.................................      83,562       17,832
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................     443,185       69,352
  Income taxes payable......................................          --      547,000
  Deferred income taxes.....................................     194,800      841,478
                                                              ----------   ----------
Total current liabilities...................................   2,963,851    3,207,510
                                                              ----------   ----------
Long-term debt and capital lease obligations................      53,766       86,121
                                                              ----------   ----------
Deferred income taxes.......................................     260,700           --
                                                              ----------   ----------
Stockholders' equity (deficit):
  Common stock, $1 par value, 1,000,000 shares authorized,
     2,000 shares issued, 873 shares outstanding............         873          873
  Additional paid-in-capital................................     350,878      350,878
  Retained earnings (deficit)...............................    (318,437)   1,374,812
  Note receivable -- stock subscription.....................     (60,598)     (60,598)
                                                              ----------   ----------
Total stockholders' equity (deficit)........................     (27,284)   1,665,965
                                                              ----------   ----------
Total liabilities and stockholders' equity..................  $3,251,033   $4,959,596
                                                              ==========   ==========

                            See accompanying notes.

                           CORD COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED JUNE 30,
                                                              ----------------------------
                                                                 1998             1997
                                                              -----------      -----------
CONTRACT REVENUES...........................................  $11,010,207      $15,902,768
COST OF CONTRACTS:
  Subcontractors............................................    3,642,346        3,522,513
  Labor.....................................................    2,754,248        3,672,345
  Materials and supplies....................................    1,532,546        2,008,403
  Equipment costs and rental................................      615,980          867,399
  Other.....................................................      805,431          875,529
                                                              -----------      -----------
Total cost of contracts.....................................    9,350,551       10,946,189
GROSS PROFIT................................................    1,659,656        4,956,579
GENERAL AND ADMINISTRATIVE EXPENSES.........................    4,157,468        1,916,076
                                                              -----------      -----------
OPERATING INCOME (LOSS).....................................   (2,497,812)       3,040,503
OTHER INCOME (EXPENSES):
  Interest income...........................................       10,887            8,044
  Interest expense..........................................      (41,521)        (100,982)
  Other.....................................................       37,088           18,826
                                                              -----------      -----------
Total other income (expenses)...............................        6,454          (74,112)
INCOME (LOSS) BEFORE INCOME TAXES...........................   (2,491,358)       2,966,391
PROVISION FOR INCOME TAXES..................................     (798,109)       1,339,829
                                                              -----------      -----------
NET (LOSS) INCOME...........................................  $(1,693,249)     $ 1,626,562
                                                              ===========      ===========

                            See accompanying notes.

                           CORD COMMUNICATIONS, INC.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                 NOTE
                                 COMMON STOCK     ADDITIONAL    RETAINED      RECEIVABLE
                                ---------------    PAID-IN      EARNINGS        STOCK
                                SHARES   AMOUNT    CAPITAL      (DEFICIT)    SUBSCRIPTION      TOTAL
                                ------   ------   ----------   -----------   ------------   -----------
Balance, June 30, 1996........   873      $873     $350,878    $  (251,750)    $(80,207)    $    19,794
Receipts on note receivable
  stock subscription..........   --       --             --             --       19,609          19,609
Net income for the year.......   --       --             --      1,626,562           --       1,626,562
                                 ---      ----     --------    -----------     --------     -----------
Balance, June 30, 1997........   873       873      350,878      1,374,812      (60,598)      1,665,965
                                 ---      ----     --------    -----------     --------     -----------
Loss for the year.............   --       --             --     (1,693,249)          --      (1,693,249)
                                 ---      ----     --------    -----------     --------     -----------
Balance, June 30, 1998........   873      $873     $350,878    $  (318,437)    $(60,598)    $   (27,284)
                                 ===      ====     ========    ===========     ========     ===========

                            See accompanying notes.

                           CORD COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED JUNE 30,
                                                              -------------------------
                                                                 1998          1997
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................  $(1,693,249)  $ 1,626,562
Adjustments to reconcile net income (loss) to net cash from
  operating activities:
  Depreciation and amortization.............................      131,561        73,507
  Deferred income taxes.....................................     (385,978)      780,000
  Gain (loss) on sale of fixed assets.......................       10,436        (4,284)
  Changes in certain operating assets and liabilities:
     Accounts receivable -- trade...........................      500,304    (1,716,878)
     Costs and estimated earnings in excess of billings.....      583,817      (662,048)
     Unbilled amounts on completed contracts................      219,293      (394,502)
     Accrued interest receivable............................       (6,666)        3,466
     Employee advances......................................        4,490        (4,976)
     Refundable income taxes................................     (440,320)           --
     Prepaid expenses.......................................      (32,323)          (16)
     Other assets...........................................       (3,200)      (26,074)
     Accounts payable -- trade..............................      212,060       875,528
     Accrued wages and payroll taxes........................       50,375       143,130
     Other accrued liabilities..............................       65,730        (1,702)
     Billings in excess of costs and estimated earnings.....      373,833       (65,560)
     Income taxes payable...................................     (547,000)      542,654
                                                              -----------   -----------
          Net cash (used in) from operating activities......     (956,837)    1,168,807
                                                              -----------   -----------
CASH FLOWS RELATED TO INVESTING ACTIVITIES
Decrease (increase) in note receivable -- stock
  subscription..............................................           --        19,609
Proceeds from sale of equipment.............................        2,800            --
Purchase of property and equipment..........................     (147,413)     (290,046)
                                                              -----------   -----------
          Net cash used in investing activities.............     (144,613)     (270,437)
                                                              -----------   -----------
CASH FLOWS RELATED TO FINANCING ACTIVITIES
Proceeds from issuance of long-term debt and capital lease
  obligations...............................................        8,000       123,620
Principal payments on long-term debt and capital lease
  obligations...............................................      (49,932)      (60,481)
Proceeds from stockholder loans.............................           --         6,767
Principal payments on stockholder loans.....................      (87,402)           --
Net change in notes payable.................................      345,000      (110,000)
                                                              -----------   -----------
          Net cash from (used in) financing activities......      215,666       (40,094)
                                                              -----------   -----------
NET (DECREASE) INCREASE IN CASH.............................     (885,784)      858,276
CASH AND CASH EQUIVALENTS, beginning of year................      913,514        55,238
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS, end of year......................  $    27,730   $   913,514
                                                              ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid...............................................  $    41,521   $   100,982
                                                              ===========   ===========
Interest received...........................................  $     4,221   $    11,510
                                                              ===========   ===========
Income taxes paid...........................................  $   575,188   $       505
                                                              ===========   ===========

                            See accompanying notes.

                           CORD COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     CORD Communications, Inc. was incorporated in July 1994 in the state of California. The Company constructs cellular communication sites, underground and overhead telephone and utility lines, and commercial tenant improvements. In addition, they perform site acquisition and lease negotiations, and provide land use planning services. The Company operates primarily in California, Washington, and Oregon.

CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At June 30, 1997, cash and cash equivalents that exceeded the FDIC insurance limits were $711,410.

ACCOUNTS RECEIVABLE

     In the normal course of business, the Company extends credit to customers, principally with customers located in California, Washington, and Oregon. Collectibility of accounts receivable is periodically assessed by management. This assessment provides the basis for any allowance for doubtful accounts and related bad debt expense. An allowance of $83,000 was considered necessary by management at June 30, 1998. No allowance for doubtful accounts was considered necessary by management as of June, 30 1997. A concentration of credit risk exists in connection with the Company's trade customers due to the proximity of location and services provided. As of June 30, 1998 and 1997, the Company had accounts receivable balances of $1,951,901 and $2,452,205, which were exposed to the concentration of credit risk. Credit risk related to contract receivables is minimized by the Company's rights under lien laws on contracts subject to those laws.

REVENUE AND COST RECOGNITION

     Revenues from fixed-price construction contracts are recognized on the percentage of completion method, measured on the basis of cost incurred to date to total estimated cost for each contract. Because of inherent uncertainties in estimating cost to complete, it is at least reasonably possible that the estimates used will change in the near term.

     Contract costs include all direct material, equipment and labor costs, subcontract costs and those indirect costs related to contract performance, such as supplies, travel and per diem costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Claims are generally included in contract revenues when settled.

     The asset, "Cost and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in advance of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in advance of revenues recognized.

                           CORD COMMUNICATIONS, INC.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
PROPERTY AND EQUIPMENT

     Property and equipment is carried at cost and is depreciated on the straight-line method over the estimated useful lives of the assets.

Vehicles....................................................  5 years
Office furniture and equipment..............................  3 to 7 years
Construction equipment......................................  5 to 7 years
Leasehold improvements......................................  3 years

     Property and equipment consisted of the following at June 30, 1998 and 1997, respectively:

                                                                    JUNE 30,
                                                              ---------------------
                                                                1998        1997
                                                              ---------   ---------
Vehicles....................................................  $ 342,782   $ 275,864
Office furniture and equipment..............................    183,760     137,735
Construction equipment......................................    119,028     112,648
Leasehold improvements......................................     19,361      19,361
                                                              ---------   ---------
                                                                664,931     545,608
Less accumulated depreciation...............................   (263,097)   (146,390)
                                                              ---------   ---------
                                                              $ 401,834   $ 399,218
                                                              =========   =========

     The cost and related accumulated depreciation of assets sold or disposed are removed from the accounts, and any resulting gain or loss is included in operations. Repairs and maintenance expenditures are expensed as incurred.

INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements, and consist of taxes currently due plus deferred taxes related primarily to different methods of accounting for depreciation and the use of the cash method for income tax purposes. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates used in preparing these financial statements include estimated costs to complete which have a direct effect on gross profit.

VALUATION OF LONG LIVED ASSETS AND CHANGE IN ACCOUNTING POLICY

     The Company periodically reviews long-lived assets and certain identifiable intangibles whenever events of changes in circumstance indicate that the carrying amount of an asset may not be recoverable. There will be no provisions for impairment during 1998 or 1997.

                           CORD COMMUNICATIONS, INC.

2.  NOTE PAYABLE

     The Company has a line of credit with South Umpqua State Bank, which bears interest at the Wall Street Journal's published prime rate plus 1%. The Company may borrow up to $1,000,000 under the terms of the line of credit. The note is collateralized by equipment, intangible assets, chattel paper accounts, equipment, and general intangibles. The note payable is also personally guaranteed by the stockholders of the Company. Borrowing on the line is limited to 70% of receivables less than 90 days old, less retainage receivables. The line of credit was scheduled to expire on February 1, 1999, however, the note was paid off on September 1, 1998 (see note 13).

3.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

                                                                   JUNE 30,
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
Notes payable to Ford Motor Credit Corp. with interest from
  9.75% to 10.25%, payable in monthly installments of
  $1,149, including interest, maturing from 1999 through
  2001, collateralized by vehicles..........................  $ 25,798   $ 36,431
Notes payable to South Umpqua State Bank with interest from
  8.48% to 10.75%, payable in monthly installments of
  $1,950, including interest, maturing from 1998 through
  2001, collateralized by vehicles..........................    21,968     36,074
Note payable to Damerow Ford with interest at 8.65%, payable in monthly installments of $646, including interest,
  maturing in 2001, collateralized by a vehicle.............    21,349     26,950
Note payable on equipment with interest from 1.9%, to 11.5%
  payable in monthly installments of $1,716, including
  interest, maturing in 1998 through 2001, collateralized by
  equipment.................................................    11,518     28,068
Capital lease obligations for equipment, payable in monthly
  installments of $608, including interest, inputed from
  15.29% to 20.92%, maturing in 1999 through 2001,
  collateralized by equipment...............................    12,030      7,072
                                                              --------   --------
                                                                92,663    134,595
Less current portion........................................   (38,897)   (48,474)
                                                              --------   --------
Long-term portion...........................................  $ 53,766   $ 86,121
                                                              ========   ========

     Future maturities of long-term debt are as follows:

                        YEAR ENDING                            AMOUNT
                          JUNE 30,                            MATURING
                        -----------                           --------
1999........................................................  $38,897
2000........................................................   27,571
2001........................................................   22,396
2002........................................................    3,743
2003........................................................       56
                                                              -------
                                                              $92,663
                                                              =======

                           CORD COMMUNICATIONS, INC.

4.  OPERATING LEASE COMMITMENTS

     The Company leases office and storage space, vehicles, and communication analyzing equipment under non-cancelable operating leases expiring on various dates through February 2000. Total rental payments amounted to $229,482 and $109,964 for the years ended June 30, 1998 and 1997, respectively.

     Future minimum rental commitments under non-cancelable leases payable over the remaining lives of the leases are:

                                                              MINIMUM
                                                               LEASE
                    YEAR ENDING JUNE 30,                      PAYMENTS
                    --------------------                      --------
1999........................................................  $73,793
2000........................................................    7,098
                                                              -------
                                                              $80,891
                                                              =======

5.  COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROGRESS

     The Company has recorded the following costs and estimated earnings on contracts in progress:

                                                                     JUNE 30,
                                                             -------------------------
                                                                1998          1997
                                                             -----------   -----------
Costs incurred on contracts in progress....................  $ 1,506,191   $ 1,563,604
Estimated earnings.........................................      402,937       807,434
                                                             -----------   -----------
  Revenue recognized to date...............................    1,909,128     2,371,038
  Less billings to date....................................   (2,200,496)   (1,704,756)
                                                             -----------   -----------
                                                             $  (291,368)  $   666,282
                                                             ===========   ===========

     Included in the accompanying balance sheet under the following captions:

                                                                    JUNE 30,
                                                              --------------------
                                                                1998        1997
                                                              ---------   --------
Costs and estimated earnings in excess of billings on
  contracts
  in progress...............................................  $ 151,817   $735,634
Billings in excess of costs and estimated earnings on
  contracts
  in progress...............................................   (443,185)   (69,352)
                                                              ---------   --------
                                                              $(291,368)  $666,282
                                                              =========   ========

                           CORD COMMUNICATIONS, INC.

6.  CONTRACT BACKLOG

     The following schedule summarizes changes in backlog on contracts during the year ended June 30, 1998 and 1997. Backlog represents the amount of gross revenue the Company expects to realize from work to be performed on contracts in progress at year-end.

                                                                    JUNE 30,
                                                           ---------------------------
                                                               1998           1997
                                                           ------------   ------------
Backlog balance, beginning of year.......................  $  1,279,115   $  2,568,957
New contracts during the year............................    10,571,539     14,612,926
                                                           ------------   ------------
                                                             11,850,654     17,181,883
Less: contract revenue earned during the year............   (11,010,207)   (15,902,768)
                                                           ------------   ------------
Backlog balance, end of year.............................  $    840,447   $  1,279,115
                                                           ============   ============

7.  INCOME TAXES

     The provision for income taxes consists of the following:

                                                                     JUNE 30,
                                                              ----------------------
                                                                1998         1997
                                                              ---------   ----------
Current
  Federal...................................................  $(404,249)  $  426,013
  State.....................................................     (7,883)     133,816
                                                              ---------   ----------
                                                               (412,132)     559,829
                                                              ---------   ----------
Deferred
  Federal...................................................   (308,781)     624,000
  State.....................................................    (77,196)     156,000
                                                              ---------   ----------
                                                               (385,977)     780,000
                                                              ---------   ----------
                                                              $(798,109)  $1,339,829
                                                              =========   ==========

     The difference between the actual income tax provision (benefit) and the tax provision (benefit) computed by applying the statutory federal rate to income (loss) before taxes is attributable to the following:

                                                                  JUNE 30,
                                               ----------------------------------------------
                                                       1998                      1997
                                               --------------------      --------------------
                                                AMOUNT          %          AMOUNT         %
                                               ---------      -----      ----------      ----
Federal statutory income tax provision
  (benefit)..................................  $(847,062)     (34.0)%    $1,008,573      34.0%
State statutory income tax provision
  (benefit)..................................   (211,766)      (8.5)%       252,143       8.5%
Carryback of net operating losses (NOL) in
  years with rates different than statutory
  rates......................................     13,300        0.5%             --        --
Change in valuation allowance for deferred
  taxes......................................    283,370       11.4%             --        --
Other........................................    (35,951)      (1.4)%        79,113       2.7%
                                               ---------      -----      ----------      ----
Actual income tax provision (benefit)........  $(798,109)     (32.0)%    $1,339,829      45.2%
                                               =========      =====      ==========      ====

                           CORD COMMUNICATIONS, INC.

7.  INCOME TAXES -- (CONTINUED)
     The composition of the deferred income tax assets and liabilities at June 30, 1998 and 1997 are:

                                                                     JUNE 30,
                                                              -----------------------
                                                                1998         1997
                                                              ---------   -----------
Current deferred tax assets
  Differences in basis in assets due to cash method used for
     income taxes...........................................  $      --   $   751,789
  Bad debts, vacation accrual and other.....................    115,100            --
  Tax benefit of net operating loss carryforwards...........    283,370            --
  Valuation allowance.......................................   (283,370)           --
                                                              ---------   -----------
                                                                115,100       751,789
                                                              ---------   -----------
Current deferred tax liabilities
  Differences in basis in liabilities due to cash method
     used for income taxes..................................         --    (1,593,267)
  Difference in revenue recognized on uncompleted
     contracts..............................................   (171,300)           --
  Deferral of taxes from conversion from cash to accrual
     completed contract.....................................   (134,500)           --
  Other.....................................................     (4,100)           --
                                                              ---------   -----------
                                                               (309,900)   (1,593,267)
                                                              ---------   -----------
Net current deferred tax liabilities........................  $(194,800)  $  (841,478)
                                                              =========   ===========
Non-current deferred tax assets
  Capitalization differences between financial and tax
  accounting................................................  $   9,000   $     1,266
  Other.....................................................     19,300            --
                                                              ---------   -----------
                                                                 28,300         1,266
                                                              ---------   -----------
Non-current deferred tax liabilities
  Deferral of taxes from conversion from cash to accrual
     completed contract.....................................   (269,000)           --
  Depreciation differences between financial and tax
     accounting.............................................    (20,000)       (1,266)
                                                              ---------   -----------
                                                               (289,000)       (1,266)
                                                              ---------   -----------
Net non-current deferred tax liabilities....................  $(260,700)  $        --
                                                              =========   ===========

     The Company's net operating loss carryforward will expire in 2013.

8.  BOND GUARANTEES

     Most of the Company's business activities are performed under contract agreements with customers which require bond guarantees from an independent surety company. As is customary in the construction industry, the Company has pledged all of its assets in order to indemnify the surety company against losses under these bond guarantees.

9.  RELATED PARTY TRANSACTIONS

     During the year ended June 30, 1996, the Company bought back 418 shares of its stock which was owned by a principal stockholder. The buy-back of stock was accomplished by providing an unsecured promissory note for $138,063 payable upon demand, which accrued interest at the rate of 10% per annum.

                           CORD COMMUNICATIONS, INC.

9.  RELATED PARTY TRANSACTIONS -- (CONTINUED)
During the year ended June 30, 1998, the Company paid the remaining principal balance outstanding at June 30, 1997 of $87,402.

     The Company leases equipment from a principal stockholder. Lease payments for the years ended June 30, 1998 and 1997 were $57,600 and $78,920, respectively. Amounts included in accounts payable that were due to the stockholder for equipment rental were $0 and $22,200 at June 30, 1998 and 1997, respectively.

     On June 30, 1995, the Company had an outstanding unsecured note receivable from a stockholder, which it had received in exchange for the issuance of common stock. The note is payable upon demand and accrues interest at the rate of 10% per annum. The Company received payments of principal and interest of $0 and $30,820 at June 30, 1998 and 1997, respectively. The remaining principal balance owed the Company at June 30, 1998 and 1997 was $60,598. The Company's accrued interest balance at June 30, 1998 and 1997 was $14,410 and $7,744, respectively.

10.  DEFINED CONTRIBUTION PENSION PLAN

     Effective January 1997, the Company adopted a 401(k) retirement plan that covers all employees who have completed one year of service and are at least 21 years of age. The Company's contributions, which are discretionary, are allocated to participants based on a percentage of wages. Participants may also make elective contributions. Employer pension expense for the year ended June 30, 1998 and 1997 totaled $28,409 and $0, respectively.

11.  DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Cash, accounts receivable, accounts payable, and other current liabilities -- At June 30, 1998, carrying amounts of these financial instruments approximate fair value because of their short maturities.

     Long term debt and capital lease obligations -- At June 30, 1998, estimated fair value of long-term debt approximates the carrying amount of $92,663, based on current rates offered for similar debt.

12.  YEAR 2000 COMPLIANCE

     The Company is conducting a review of its computer and other systems to identify those areas that could be affected by the "Year 2000" issue and is developing an implementation plan to resolve the issue. The Company is currently working with consultants who believe, with modifications to existing software and converting to new software and hardware, the Year 2000 problem will not pose significant operational problems and is not anticipated to be material to its financial position or results of operations in any given year.

13.  SUBSEQUENT EVENTS

     On September 1, 1998, the Company's line of credit was paid in full and canceled.

     On August 31, 1998, the stockholders of CORD Communications sold all of the outstanding shares of stock to Westower Corporation in exchange for $5,000,000 in cash and 217,389 shares of Westower stock.

                           CORD COMMUNICATIONS, INC.

13.  SUBSEQUENT EVENTS -- (CONTINUED)
The stockholders can receive 347,826 additional shares contingent on the performance of CORD Communications during the twelve months following the purchase. The purchase agreement also provides that Westower will support CORD's need for additional working capital during the twelve months following the purchase. Westower is a larger cellular tower contractor and operator, and is planning to bring its additional marketing, operational and capital resources to CORD Communications in order to grow and enhance the Company's business activities.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of
Summit Communications, LLC

     In our opinion, the accompanying balance sheet and the related statements of income, members' equity and cash flows present fairly, in all material respects, the financial position of Summit Communications, LLC at September 30, 1998, and the results of its operations and its cash flows for the nine months ended September 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. The financial statements of Summit Communications, LLC for the Period of Inception (May 24, 1997) to December 31, 1997 were audited by other independent accountants whose report dated March 5, 1998 expressed an unqualified opinion on those statements.

                                            /s/ PricewaterhouseCoopers LLP
Seattle, Washington
May 21, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of
Summit Communications, LLC
Ridgeland, Mississippi

     We have audited the accompanying balance sheet of Summit Communications, LLC, as of December 31, 1997 and the related statements of income, members' equity and cash flows for the Period of Inception (May 24, 1997) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Summit Communications, LLC as of December 31, 1997, the results of its operations and its cash flows for the Period of Inception (May 24, 1997) to December 31, 1997, in conformity with generally accepted accounting principles.

/s/ Shearer, Taylor & Co., P.A.

March 5, 1998
Jackson, Mississippi

                           SUMMIT COMMUNICATIONS, LLC

                                 BALANCE SHEETS

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
ASSETS
Current assets
  Cash......................................................                  $  541,850
  Accounts receivable.......................................   $1,142,771      2,791,203
  Costs and estimated earnings in excess of billings on
     uncompleted
     contracts..............................................      117,648        411,766
  Note receivable from member...............................                     155,000
  Other current assets......................................       60,949         98,088
                                                               ----------     ----------
Total current assets........................................    1,321,368      3,997,907
                                                               ----------     ----------
Property and equipment
  Machinery and equipment...................................      479,459        568,336
  Vehicles..................................................      398,916        529,734
  Furniture and fixtures....................................       17,292         24,104
                                                               ----------     ----------
                                                                  895,667      1,122,174
  Less: Accumulated depreciation............................     (196,346)      (384,547)
                                                               ----------     ----------
     Property and equipment, net............................      699,321        737,627
                                                               ----------     ----------
Other assets................................................       19,671         18,421
                                                               ----------     ----------
                                                               $2,040,360     $4,753,955
                                                               ==========     ==========
LIABILITIES AND MEMBERS' EQUITY
Liabilities
  Current liabilities
     Book overdraft.........................................   $  118,249
     Accounts payable.......................................      183,876     $1,361,357
     Billings in excess of costs and estimated earnings on
      uncompleted contracts.................................      265,520        532,608
     Accrued expenses and other liabilities.................       84,266        225,356
     Line of credit.........................................      116,537        442,144
     Note payable to member.................................      388,938
     Current portion of capital lease obligations...........       14,917         65,630
     Current portion of long-term debt......................       52,041        125,802
                                                               ----------     ----------
Total current liabilities...................................    1,224,344      2,752,897
Capital lease obligations, less current portion.............       18,881        126,697
Long-term debt, less current portion........................      231,053        469,989
                                                               ----------     ----------
Total liabilities...........................................    1,474,278      3,349,583
                                                               ----------     ----------
Commitments and contingencies
Members' equity.............................................      566,082      1,404,372
                                                               ----------     ----------
                                                               $2,040,360     $4,753,955
                                                               ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                           SUMMIT COMMUNICATIONS, LLC

                              STATEMENTS OF INCOME

                                                                  PERIOD
                                                               OF INCEPTION
                                                              (MAY 24, 1997)        NINE MONTHS
                                                                    TO                 ENDED
                                                               DECEMBER 31,        SEPTEMBER 30,
                                                                   1997                1998
                                                              ---------------      -------------
Contract revenues earned....................................    $5,477,770          $8,334,650
                                                                ----------          ----------
Cost of contract revenues (exclusive of depreciation and
  amortization shown below)
  Materials, supplies and contract services.................     2,519,761           3,992,685
  Direct labor..............................................       867,387           1,261,849
  Other direct costs........................................       726,241           1,031,938
                                                                ----------          ----------
Total cost of contract revenues.............................     4,113,389           6,286,472
                                                                ----------          ----------
Gross margin................................................     1,364,381           2,048,178
                                                                ----------          ----------
Selling, general and administrative expenses................       645,953             922,198
Depreciation and amortization...............................       197,061             196,616
                                                                ----------          ----------
Income from operations......................................       521,367             929,364
Other income (expense)
  Other income, net.........................................                             1,533
  Interest expense..........................................       (45,285)            (92,607)
                                                                ----------          ----------
Net income..................................................    $  476,082          $  838,290
                                                                ==========          ==========

   The accompanying notes are an integral part of these financial statements.

                           SUMMIT COMMUNICATIONS, LLC

                          STATEMENT OF MEMBERS' EQUITY

Capital contributions (May 24, 1997)........................  $  100,000
Net income..................................................     476,082
Distributions to members....................................     (10,000)
                                                              ----------
December 31, 1997...........................................     566,082
Net income..................................................     838,290
September 30, 1998..........................................  $1,404,372
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                           SUMMIT COMMUNICATIONS, LLC

                            STATEMENTS OF CASH FLOWS

                                                                  PERIOD
                                                               OF INCEPTION
                                                              (MAY 24, 1997)    NINE MONTHS
                                                                    TO             ENDED
                                                               DECEMBER 31,    SEPTEMBER 30,
                                                                   1997            1998
                                                              --------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................   $   476,082      $   838,290
  ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH FLOWS FROM
     OPERATING ACTIVITIES:
     Depreciation and amortization..........................       197,061          196,616
     Loss on disposal of assets.............................                         15,520
     CHANGES IN OPERATING ASSETS AND LIABILITIES, NET OF
      EFFECT OF ACQUISITION:
       Accounts receivable..................................    (1,142,771)      (1,648,432)
       Cost and estimated earnings in excess of billings on
        uncompleted contracts...............................      (117,648)        (294,118)
       Other current assets.................................       (37,189)         (37,139)
       Accounts payable.....................................       183,876        1,177,481
       Billings in excess of costs and estimated earnings on
        uncompleted contracts...............................       265,520          267,088
       Accrued expenses and other liabilities...............         6,253          141,090
                                                               -----------      -----------
Net cash (used in) provided by operating activities.........      (168,816)         656,396
                                                               -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition.................................      (512,207)
  Purchases of property and equipment.......................       (13,865)        (577,476)
  Proceeds from disposals of property and equipment.........                        501,670
                                                               -----------      -----------
Net cash used in investing activities.......................      (526,072)         (75,806)
                                                               -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances to member........................................                       (155,000)
  Proceeds from line of credit, net.........................       116,537          325,607
  Proceeds from note payable to member......................       400,000
  Repayments of note payable to member......................       (11,062)         (10,741)
  Repayments of capital lease obligations...................      (301,930)         (14,857)
  Proceeds from long-term debt..............................       300,174          500,000
  Repayments of long-term debt..............................       (17,080)        (565,500)
  Increase (decrease) in book overdraft.....................       118,249         (118,249)
  Capital contributions.....................................       100,000
  Distributions to members..................................       (10,000)
                                                               -----------      -----------
Net cash provided by (used in) financing activities.........       694,888          (38,740)
                                                               -----------      -----------
Net increase in cash........................................                        541,850
Cash at beginning of period.................................
                                                               -----------      -----------
Cash at end of period.......................................   $        --      $   541,850
                                                               ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                           SUMMIT COMMUNICATIONS, LLC

                         NOTES TO FINANCIAL STATEMENTS

        FOR THE PERIOD OF INCEPTION (MAY 24, 1997) TO DECEMBER 31, 1997
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Summit Communications LLC (the "Company") is incorporated under the laws of the state of Mississippi as a limited liability company (LLC). The Company constructs communications towers for use by the radio, television, telephone and other industries in the continental United States.

ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Examples of estimates subject to possible revision based upon the outcome of future events include costs and estimated earnings on uncompleted contracts and depreciation on property and equipment. Actual results could differ from those estimates.

REVENUE AND COST RECOGNITION

     Revenues from fixed-priced and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to total estimated costs to complete each contract. Most of the Company's contracts are short-term and are completed in two to three months.

     Contract costs include all direct material and labor costs and those direct costs related to contract performance, such as supplies, tools and repairs. Selling, general and administrative costs, including indirect costs on contracts, are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     Costs and estimated earnings in excess of billings on uncompleted contracts represents revenues recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represents billings in excess of revenues earned.

PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives by major asset category are as follows: machinery and equipment -- 2 to 10 years; vehicles -- 3 to 5 years; furniture and fixtures -- 3 to 7 years. Gains or losses on the dispositions of assets are recorded at the time of disposition and are included in other income. The costs of normal repairs and maintenance are charged to expense as incurred.

INCOME TAXES

     Income of the Company is taxed directly to its members for Federal income tax purposes. As a result, no provision for Federal income taxes has been reflected in the accompanying financial statements.

                           SUMMIT COMMUNICATIONS, LLC

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) RECLASSIFICATIONS

     Certain reclassifications have been made to prior year amounts to conform with current year presentation. These reclassifications had no effect on previously reported results of operations, net assets, cash flows or members' equity.

2.  UNCOMPLETED CONTRACTS

     The following is a summary of costs, estimated earnings and billings on uncompleted contracts:

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
Costs incurred on uncompleted contracts.....................   $1,143,511     $2,471,585
Estimated earnings..........................................      495,683        888,087
                                                               ----------     ----------
                                                                1,639,194      3,359,672
Less: Billings to date......................................    1,787,066      3,480,514
                                                               ----------     ----------
                                                               $ (147,872)    $ (120,842)
                                                               ==========     ==========
Presentation in the accompanying balance sheet:
  Cost and estimated earnings in excess of billings on
     uncompleted contracts..................................   $  117,648     $  411,766
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................     (265,520)      (532,608)
                                                               ==========     ==========
                                                               $ (147,872)    $ (120,842)
                                                               ==========     ==========

3.  LINE OF CREDIT

     Line of credit consists of the following:

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
Line of credit for $600,000 payable to commercial bank;
  interest at the lender's prime rate (8.5% at December 31,
  1997) plus 0.5%; principal and interest payable January 1,
  1998; collateralized by inventory, property and equipment,
  and accounts receivable...................................    $ 57,593
Line of credit for $750,000 payable to commercial bank;
  interest at the lender's prime rate, (8.5% at December 31,
  1997) plus 0.5%; principal and interest payable July 1,
  1998; collateralized by inventory, property and equipment,
  and accounts receivable...................................      58,944
Line of credit for $750,000 payable to commercial bank;
  interest at the lender's prime rate (8.25% at September
  30, 1998) plus 0.25%; principal payable April 30, 1999,
  interest payable monthly; collateralized by inventory,
  property and equipment and accounts receivable; amended on
  October 16, 1998 increasing the line of credit available
  to $1,000,000 and interest to the 90 day LIBOR rate plus
  2.25%.....................................................                   $442,144
                                                                --------       --------
                                                                $116,537       $442,144
                                                                ========       ========

                           SUMMIT COMMUNICATIONS, LLC

4.  NOTE PAYABLE TO MEMBER

     Note payable to member consists of the following at December 31, 1997:

  Note payable to member; interest at a specified commercial bank's prime rate, 8.5% at December 31, 1997; principal
     payable on July 18, 1998 and interest payable
     quarterly.
                                                              $388,938
                                                              ========

     The net proceeds of the note were used to acquire the net assets in Note
11. In April 1998, the Company refinanced the note with a note payable to a commercial bank (see Note 5).

     Interest paid to the member was approximately $17,000 and $11,000 for the Period of Inception (May 24, 1997) to December 31, 1997 and the nine months ended September 30, 1998, respectively.

5.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
  Note payable to commercial bank at an interest rate of
     8.5%; payable in monthly installments of $6,176,
     including interest, through September 25, 2002;
     collateralized by property and equipment and accounts
     receivable.............................................    $283,094       $ 249,221
  Note payable to commercial bank at an interest rate of
     8.75%; payable in monthly installments of $8,207,
     including interest, through April 5, 2003;
     collateralized by property and equipment and accounts
     receivable.............................................                     346,570
                                                                --------       ---------
                                                                 283,094         595,791
  Less: Current portion.....................................     (52,041)       (125,802)
                                                                --------       ---------
  Long-term debt, less current portion......................    $231,053       $ 469,989
                                                                ========       =========

     The following is a summary of the future aggregate amounts of principal payments for long-term debt at September 30, 1998:

Three months ending December 31, 1998.......................  $  30,443
1999........................................................    128,542
2000........................................................    140,099
2001........................................................    152,696
2002........................................................    144,011
                                                              ---------
                                                                595,791
Less: Current portion.......................................   (125,802)
                                                              ---------
                                                              $ 469,989
                                                              =========

                           SUMMIT COMMUNICATIONS, LLC

6.  CAPITAL LEASE OBLIGATIONS

     The following is a summary of future minimum lease payments under capital lease agreements at September 30, 1998:

Three months ending December 31, 1998.......................  $ 22,933
1999........................................................    70,699
2000........................................................    65,529
2001........................................................    62,712
                                                              --------
  Total minimum lease payments..............................   221,873
Less: Amount representing interest..........................   (29,546)
                                                              --------
                                                              $192,327
                                                              ========

     The following is a summary of assets and accumulated depreciation of assets under capital lease agreements as of:

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
Vehicles....................................................    $54,397        $138,697
Machinery...................................................                     92,473
                                                                -------        --------
                                                                 54,397         231,170
Less: Accumulated depreciation..............................     (6,802)        (21,463)
                                                                -------        --------
                                                                $47,595        $209,707
                                                                =======        ========

     Depreciation expense includes amortization of assets under capital leases of $6,802 and $18,811 for the Period of Inception (May 24, 1997) to December 31, 1997 and for the nine months ended September 30, 1998, respectively.

7.  EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution employee benefit plan, which is the 401(k) Profit Sharing Plan and Trust. Employees become eligible for participation in the plan after one year of service. Employees may contribute a percentage of their gross compensation not to exceed certain limits. Contributions by the Company are made at the discretion of the members. There were no contributions made by the Company related to this plan for the Period of Inception (May 24, 1997) to December 31, 1997 and for the nine months ended September 30, 1998.

8.  RELATED PARTY TRANSACTIONS

NOTE RECEIVABLE

     At September 30, 1998, the Company had a note receivable for $155,000 from one of its members. The note bears interest at the same rate as the line of credit, is payable on demand, and is uncollateralized. The note was subsequently repaid in full.

SALE OF BUILDINGS

     In February 1998, the Company acquired a building from one of the members for $500,000. In July 1998 the building was sold to the members resulting in a loss of approximately $12,000.

                           SUMMIT COMMUNICATIONS, LLC

8.  RELATED PARTY TRANSACTIONS -- (CONTINUED)
FACILITY LEASES

     The Company leases space in two buildings owned by the members of the Company under a month to month operating lease. For the nine months ended September 30, 1998, total rent paid to the members was approximately $9,300.

9.  CONTINGENCIES

     The Company is subject to lawsuits and other legal claims in the normal course of its operations. Management believes that the resolution of any such lawsuits and legal claims, if any, will not have a material impact on the Company's financial position, results of operations or cash flows.

10.  CREDIT RISK AND BUSINESS CONCENTRATIONS

     Financial instruments that potentially subject the Company to concentrations of credit consist primarily of cash and accounts receivable. The Company deposits its cash with a major financial institution. At times, deposits may exceed federally insured limits. The Company extends credit to customers based on evaluation of the customer's financial condition and credit history. Collateral is generally not required. Customers include large U.S. companies concentrated in the telecommunications industry.

     Contract revenues earned from three customers accounted for 54% of revenues for the Period of Inception (May 24, 1997) to December 31, 1997. Accounts receivable from these three customers comprise 53% of accounts receivable at December 31, 1997. Contract revenues earned from two customers accounted for 58% of revenues for the nine months ended September 30, 1998. Accounts receivable from these two customers comprise 57% of accounts receivable at September 30, 1998.

     Management expects that sales to relatively few customers will continue to account for a high percentage of its revenues into the foreseeable future and believes that financial results depend in significant part upon the success of these customers. Although the composition of the group comprising the Company's largest customers may vary from period to period, the loss of a significant customer or reduction in orders by any significant customers, including reductions due to market, economic or competitive conditions in the wireless communications industry, may have an adverse effect on the Company's business, financial condition and results of operations.

                           SUMMIT COMMUNICATIONS, LLC

11.  ACQUISITION

     On May 24, 1997, the Company acquired certain assets and assumed certain liabilities of Summit Communications, Inc. (SCI), an unrelated third party, in a purchase transaction. The following is a summary of assets acquired and liabilities assumed in the SCI transaction:

Assets acquired
  Other current assets......................................  $ 23,760
  Property and equipment....................................   855,896
  Other assets..............................................    20,386
                                                              --------
                                                               900,042
Liabilities assumed
  Long-term debt............................................   293,634
  Capital lease obligations.................................    16,188
  Accrued expenses and other liabilities....................    78,013
                                                              --------
                                                               387,835
                                                              --------
     Cash paid..............................................  $512,207
                                                              ========

12.  SUPPLEMENTAL CASH FLOW INFORMATION

                                                                PERIOD
                                                             OF INCEPTION
                                                            (MAY 24, 1997)    NINE MONTHS
                                                                  TO             ENDED
                                                             DECEMBER 31,    SEPTEMBER 30,
                                                                 1997            1998
                                                            --------------   -------------
Interest paid.............................................     $42,644         $ 95,248
Non-cash investing and financing activities:
  Vehicles and machinery acquired under capital leases....     $25,905         $173,386
  Note payable to member refinanced with commercial
     bank.................................................                     $378,197

13.  SUBSEQUENT EVENTS

     On November 10, 1998 the members sold all of their outstanding ownership interest in the Company to Westower Corporation (Westower), a publicly traded company, in exchange for approximately 200,000 shares of Westower and $4.4 million in cash. The members may also receive an additional 100,000 shares of Westower common stock based upon certain performance criteria during the three years subsequent to the date of acquisition. The purchase agreement also provides that Westower will supply the Company's need for additional working capital following the purchase.

     On May 15, 1999, Westower entered into a definitive agreement with Spectrasite Holdings, Inc. (Spectrasite), under which Westower will merge with a subsidiary of Spectrasite. Under the terms of the agreement, Westower shareholders will receive 1.81 shares of Spectrasite common stock for each Westower share and Westower will become a wholly owned subsidiary of Spectrasite. The merger is subject to the approval of Westower's shareholders and the appropriate regulatory agencies as well as other customary closing conditions. There can be no assurance that the merger will be consummated.

                               [SPECTRASITE LOGO]

                               [SPECTRASITE LOGO]
Alternate Cover Page
PROSPECTUS
[DATE OF EFFECTIVENESS]

                           SPECTRASITE HOLDINGS, INC.

                         10 3/4% SENIOR NOTES DUE 2010
                     12 7/8% SENIOR DISCOUNT NOTES DUE 2010

     CIBC World Markets Corp. will use this prospectus in connection with offers and sales of the notes related to market-making transactions in the over-the-counter market at negotiated prices related to prevailing market prices at the time of sale. SpectraSite Holdings, Inc. will not receive any of the proceeds of such sales. CIBC World Markets Corp. may act as principal or agent in such transactions. The closing of the exchange offer, which constituted the delivery of the registered notes in place of the outstanding notes, occurred on
          , 2000. See "Plan of Distribution."

SPECTRASITE:

- We are one of the leading providers of outsourced antennae site and network services to the wireless communications and broadcast industries in the United States and Canada. Our businesses include the ownership and leasing of antennae sites on towers, managing rooftop and in-building telecommunications access on commercial real estate, network planning and deployment, and construction of towers and related wireless facilities.

- SpectraSite Holdings, Inc. 100 Regency Forest Drive, Suite 400, Cary, North Carolina 27511 (919) 468-0112

TRADING FORMAT:

- The PORTAL market, in the over-the-counter market, negotiated transactions or through a combination of such methods.

THE NOTES:
- Maturity Date: March 15, 2010.
- Discount Notes Accreted Value and Interest: the registered discount notes will accrete at a daily rate of 12.875% per year, compounded semiannually, to an aggregate principal amount of $559,800,000 by March 15, 2005. Cash interest will begin to accrue on March 15, 2005, and we will pay cash interest on September 15, 2005, and on each March 15 and September 15 thereafter, at a rate of 12.875% per year.
- Cash Notes Interest: Cash interest began to accrue at an annual rate of 10.750% on March 15, 2000, payable semi-annually in arrears on March 15 and September 15, commencing September 15, 2000.
- Redemption: We may redeem the notes on or after March 15, 2003. We may redeem up to 35% of the notes prior to March 15, 2003 with net proceeds from one or more public equity offerings.
- Ranking: The notes are general, unsecured obligations of SpectraSite Holdings, Inc. and:
  - rank equally in right of payment to all existing and future senior indebtedness of Holdings; and
  - are effectively subordinated to all existing and future indebtedness and other liabilities of Holdings' subsidiaries.

    THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 10.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            CIBC WORLD MARKETS CORP.

                           ALTERNATE USE OF PROCEEDS

     This prospectus is delivered in connection with the sale of the notes by CIBC World Markets Corp. in market-making transactions. SpectraSite will not receive any of the proceeds from those transactions.

                         ALTERNATE PLAN OF DISTRIBUTION

     This prospectus is to be used by CIBC World Markets Corp. in connection with offers and sales of the notes in market-making transactions in the over-the-counter market at negotiated prices related to prevailing market prices at the time of sale. CIBC World Markets Corp. may act as principal or agent in such transactions, has no obligation to make a market in the registered notes and may discontinue its market-making activities at any time without notice, at its sole discretion. There is currently no trading market for the notes. We cannot assure you as to the development or liquidity of any trading market for the notes.

     We have agreed to indemnify jointly and severally CIBC World Markets Corp. against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that CIBC World Markets Corp. may be required to make in that regard.

     Affiliates of CIBC World Markets Corp. beneficially own approximately 8% of Holdings' capital stock. In addition, Andrew R. Heyer, a Managing Director of CIBC World Markets Corp., serves on Holdings' board of directors.

     CIBC World Markets Corp. and its affiliates have provided investment banking and other financial services to us in the past and may do so in the future. In addition, CIBC World Markets Corp. and an affiliate are lenders and an agent under our credit facility and have received customary fees for acting in such capacities.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation (in its original certificate of incorporation or amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise of perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation, as amended, limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 2.1      Agreement and Plan of Merger, dated as of February 10, 1999, among Nextel Communications, Inc., Tower Parent Corp., Tower
          Merger Vehicle, Inc., Tower Asset Sub, Inc., SpectraSite
          Holdings, Inc. (the "Registrant"), SpectraSite
          Communications, Inc. and SHI Merger Sub, Inc. (the "Nextel
          Merger Agreement"). Incorporated by reference to the
          corresponding exhibit to the Registrant's registration
          statement on Form S-4, file no. 333-67403
 2.2      Amendment No. 1 to the Nextel Merger Agreement. Incorporated
          by reference to the corresponding exhibit to the
          Registrant's registration statement on Form S-4, file no.
          333-67403
 2.3      Agreement and Plan of Merger among Westower Corporation, the
          Registrant and W Acquisition Corp., dated as of May 15,
          1999. Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-4, file
          no. 333-67403
 2.4      Merger Agreement and Plan of Reorganization, dated as of
          November 24, 1999, among the Registrant, Apex Merger Sub,
          Inc. and Apex Site Management Holdings, Inc. (the "Apex
          Merger Agreement"). Incorporated by reference to the
          corresponding exhibit to the Registrant's registration
          statement on Form S-1, file no. 333-93873
 2.5      Stock Purchase Agreement, dated as of December 30, 1999,
          between Northwest Broadcasting, L.P. and the Registrant.
          Incorporated by reference to the corresponding exhibit to
          the Registrant's registration statement on Form S-1, file
          no. 333-93873
 2.6      Stock Purchase Agreement, dated as of December 30, 1999,
          among Donald Doty, John Patrick Moore and the Registrant.
          Incorporated by reference to the corresponding exhibit to
          the Registrant's registration statement on Form S-1, file
          no. 333-93873

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 2.7      Merger Agreement and Plan of Reorganization, dated as of
          December 30, 1999, among the Registrant, VPI Merger Sub,
          Inc., Vertical Properties, Inc. and the stockholders of
          Vertical Properties, Inc. Incorporated by reference to the corresponding exhibit to the Registrant's registration
          statement on Form S-1, file no. 333-93873
 2.8      Asset Purchase Agreement, dated as of January 5, 2000, among
          International Towers, Inc., S&W Communications, Inc., Tri-Ex
          Tower, Inc., International Tower Industries Inc. and the
          Registrant. Incorporated by reference to the corresponding exhibit to the Registrant's report on Form 8-K filed on
          January 21, 2000
 2.9      Agreement to Sublease, dated as of February 16, 2000, by and between AirTouch Communications, Inc. and the Other Parties
          Named Therein as Sublessors, California Tower, Inc. and the
          Registrant. Incorporated by reference to the corresponding exhibit to the Registrant's Form 10-K for the year ended
          December 31, 1999
 2.10     Stock Purchase Agreement, dated as of April 12, 2000, by and between SpectraSite Communications, Inc. and LeBlanc &
          Royale Enterprises Inc. Incorporated by reference to exhibit
          2.1 of the Registrant's report on Form 8-K filed on April
          18, 2000
 2.11     Joint Venture Shareholders' Agreement, dated as of April 13,
          2000, by and among SpectraSite International, Inc., Transco
          Telecommunications Asset Development Company Limited and
          EVER 1267 Limited. Incorporated by reference to exhibit 2.2 of the Registrant's report on Form 8-K filed on April 18,
          2000
 3.1      Certificate of Incorporation of Integrated Site Development
          ("ISD"), dated and filed as of April 25, 1997. Incorporated by reference to the corresponding exhibit to the
          Registrant's registration statement on Form S-4, file no.
          333-67403
 3.2      Certificate of Amendment of the Certificate of Incorporation
          of ISD, dated as of May 11, 1997 (authorizing Series A
          Preferred Stock) and filed May 12, 1997. Incorporated by
          reference to the corresponding exhibit to the Registrant's registration statement on Form S-4, file no. 333-67403
 3.3      Certificate of Amendment of the Certificate of Incorporation
          of ISD, dated as of August 14, 1997 (changing name to
          SpectraSite Communications, Inc. ("SCI")) and filed August
          15, 1997. Incorporated by reference to the corresponding
          exhibit to the Registrant's registration statement on Form
          S-4, file no. 333-67403
 3.4      Certificate of Amendment of the Certificate of Incorporation
          of SCI, dated and filed as of October 29, 1997 (changing
          name to SpectraSite Holdings, Inc.). Incorporated by
          reference to the corresponding exhibit to the Registrant's registration statement on Form S-4, file no. 333-67403
 3.5      Certificate of Amendment of the Certificate of Incorporation
          of the Registrant, dated and filed as of March 23, 1998
          (authorizing Series B Preferred Stock). Incorporated by
          reference to the corresponding exhibit to the Registrant's registration statement on Form S-4, file no. 333-67403
 3.6      Certificate of Amendment of the Certificate of Incorporation
          of the Registrant, dated as of May 29, 1998 and filed June
          2, 1998. Incorporated by reference to the corresponding
          exhibit to the Registrant's registration statement on Form
          S-4, file no. 333-67403
 3.7      Certificate of Amendment of the Certificate of Incorporation
          of the Registrant, dated as of August 18, 1998 and filed
          August 19, 1998. Incorporated by reference to the
          corresponding exhibit to the Registrant's registration
          statement on Form S-4, file no. 333-67403
 3.8      Amended Bylaws of SpectraSite Holdings, Inc. Incorporated by
          reference to the corresponding exhibit to the Registrant's registration statement on Form S-1, file no. 333-93873
 3.9      Amended and Restated Certificate of Incorporation of the
          Registrant. Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form
          S-4, file no. 333-67403

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 3.10     Certificate of Amendment to the Amended and Restated
          Certificate of Incorporation of the Registrant, dated August
          31, 1999. Incorporated by reference to the corresponding
          exhibit to the Registrant's report on Form 8-K, dated
          September 2, 1999 and filed September 17, 1999
 4.1      Indenture, dated as of June 26, 1998, between the Registrant and United States Trust Company of New York, as trustee.
          Incorporated by reference to the corresponding exhibit to
          the Registrant's registration statement on Form S-4, file
          no. 333-67403
 4.2      First Supplemental Indenture, dated as of March 25, 1999,
          between the Registrant and United States Trust Company of
          New York, as trustee. Incorporated by reference to the
          corresponding exhibit to the Registrant's registration
          statement on Form S-4, file no. 333-67403
 4.3      Indenture, dated as of April 20, 1999, between the
          Registrant and United States Trust Company of New York, as
          trustee. Incorporated by reference to the corresponding
          exhibit to the Registrant's registration statement on Form
          S-4, file no. 333-67403
 4.4      Indenture, dated as of March 15, 2000, between the
          Registrant and United States Trust Company of New York, as
          trustee (10 3/4% senior notes)
 4.5      Indenture, dated as of March 15, 2000, between the
          Registrant and United States Trust Company of New York, as
          trustee (12 7/8% senior discount notes)
 5.1      Opinion of Dow, Lohnes & Albertson, PLLC
10.1      Stock Purchase Agreement (Series A Preferred Stock), dated as of May 12, 1997, by and among U.S. Towers, Inc. ("UST"),
          Telesite Services, LLC ("Telesite"), Metrosite Management,
          LLC ("Metrosite"), Whitney Equity Partners, L.P. ("Whitney
          Equity"), Kitty Hawk Capital Limited Partnership, III
          ("Kitty Hawk III") and ISD. Incorporated by reference to the corresponding exhibit to the Registrant's registration
          statement on Form S-4, file no. 333-67403
10.2      Stock Purchase Agreement (Series B Preferred Stock), dated as of March 23, 1998, by and among the Registrant, Whitney
          Equity, J.H. Whitney III, L.P. ("Whitney III"), Whitney
          Strategic Partners III, L.P. ("Whitney Strategic"),
          Waller-Sutton Media Partners, L.P. ("Waller-Sutton"), Kitty
          Hawk III, Kitty Hawk Capital Limited Partnership, IV ("Kitty
          Hawk IV"), Eagle Creek Capital, L.L.C. ("Eagle Creek"), The
          North Carolina Enterprise Fund, L.P. ("NCEF"), Finley Family
          Limited Partnership ("Finley LP"), William R. Gupton
          ("Gupton"), Jack W. Jackman ("Jackman") and Alton D. Eckert
          ("Eckert"). Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form
          S-4, file no. 333-67403
10.3      First Amendment to Stock Purchase Agreement (Series B
          Preferred Stock), dated as of May 29, 1998. Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-4, file no. 333-67403
10.4      Second Amendment to Stock Purchase Agreement (Series B
          Preferred Stock), dated as of August 27, 1998. Incorporated by reference to the corresponding exhibit to the
          Registrant's registration statement on Form S-4, file no.
          333-67403
10.5      Second Amended and Restated Registration Rights Agreement,
          dated as of April 20, 1999, by and among the Registrant,
          Whitney Equity, Whitney III, Whitney Strategic,
          Waller-Sutton, Kitty Hawk III, Kitty Hawk IV, Eagle Creek,
          NCEF, Finley LP, certain affiliates of CIBC Oppenheimer
          Corp. (the "CIBC Purchasers"), certain affiliates and
          employees of Welsh Carson Anderson & Stowe (the "WCAS
          Purchasers"), Tower Parent Corp., Gupton, Eckert, Jackman,
          Edward J. Lutkewich ("Lutkewich"), Stephen H. Clark
          ("Clark") and David P. Tomick ("Tomick"). Incorporated by
          reference to the corresponding exhibit to the Registrant's registration statement on Form S-4, file no. 333-67403

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.6      Third Amended and Restated Stockholders' Agreement, dated as of April 20, 1999, by and among the Registrant, Whitney
          Equity, Whitney III, Whitney Strategic, Waller-Sutton, Kitty
          Hawk III, Kitty Hawk IV, Eagle Creek, Clark, Tomick, Finely
          LP, NCEF, the CIBC Purchasers, the WCAS Purchasers, Tower
          Parent Corp., Lutkewich, Jackman, Eckert and Gupton.
          Incorporated by reference to the corresponding exhibit to
          the Registrant's registration statement on Form S-4, file
          no. 333-67403
10.7      Employment Agreement with Clark. Incorporated by reference to the corresponding exhibit to the Registrant's
          registration statement on Form S-4, file no. 333-67403
10.8      Employment Agreement with Tomick. Incorporated by reference to the corresponding exhibit to the Registrant's
          registration statement on Form S-4, file no. 333-67403
10.9      Employment Agreement with Richard J. Byrne. Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-4, file no. 333-67403
10.10     Credit Agreement, dated as of April 20, 1999, by and among the Registrant, SCI, CIBC Oppenheimer Corp., Credit Suisse
          First Boston Corporation and the other parties thereto (the
          "Credit Agreement"). Incorporated by reference to exhibit
          no. 10.1 to the Registrant's registration statement on Form
          8-A filed on September 1, 1999
10.11     SpectraSite Holdings, Inc. Stock Incentive Plan.
          Incorporated by reference to exhibit no. 10.16 to the
          Registrant's registration statement on Form S-4, file no.
          333-67403
10.12     SpectraSite Holdings, Inc. Employee Stock Purchase Plan.
          Incorporated by reference to exhibit no. 10.17 to the
          Registrant's registration statement on Form S-4, file no.
          333-67403
10.13     Agreement, dated September 15, 1998, by and between Robert
          M. Long and the Registrant. Incorporated by reference to
          exhibit no. 10.22 to the Registrant's registration statement on Form S-4, file no. 333-67403
10.14     Asset Purchase Agreement, dated as of August 14, 1998, by
          and among Airadigm Communications, Inc. ("Airadigm") and
          SCI. Incorporated by reference to exhibit no. 10.23 to the
          Registrant's registration statement on Form S-4, file no.
          333-67403
10.15     Form of Master Tower Attachment Lease Agreement by and
          between Airadigm and SCI. Incorporated by reference to
          exhibit no. 10.24 to the Registrant's registration statement on Form S-4, file no. 333-67403
10.16     Asset Purchase Agreement, dated as of August 20, 1998, by
          and among Amica Wireless Phone Service, Inc. ("Amica") and
          SCI. Incorporated by reference to exhibit no. 10.25 to the
          Registrant's registration statement on Form S-4, file no.
          333-67403
10.17     Form of Master Design Build Lease Agreement by and between
          Amica and SCI. Incorporated by reference to exhibit no.
          10.26 to the Registrant's registration statement on Form
          S-4, file no. 333-67403
10.18     Preferred Stock Purchase Agreement (Series C Preferred
          Stock), dated as of February 10, 1999, by and among the
          Registrant, the WCAS Purchasers, the Whitney Purchasers, the
          CIBC Purchasers and the Additional Purchasers. Incorporated
          by reference to exhibit no. 10.30 to the Registrant's
          registration statement on Form S-4, file no. 333-67403
10.19     First Amendment to Preferred Stock Purchase Agreement
          (Series C Preferred Stock). Incorporated by reference to
          exhibit no. 10.31 to the Registrant's registration statement on Form S-4, file no. 333-67403
10.20     Security & Subordination Agreement, dated as of April 20,
          1999. Incorporated by reference to exhibit no. 10.32 to the
          Registrant's registration statement on Form S-4, file no.
          333-67403
10.21     Master Site Commitment Agreement, dated as of April 20,
          1999. Incorporated by reference to exhibit no. 10.33 to the
          Registrant's registration statement on Form S-4, file no.
          333-67403

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.22     Master Site Lease Agreement, dated as of April 20, 1999.
          Incorporated by reference to exhibit no. 10.34 to the
          Registrant's registration statement on Form S-4, file no.
          333-67403
10.23     Employment Agreement with Calvin J. Payne. Incorporated by reference to exhibit 10.1 to the Registrant's report on Form
          8-K, dated September 2, 1999 and filed September 17, 1999
10.24     Joinder Agreement to SpectraSite Restated Registration
          Rights Agreement. Incorporated by reference to exhibit no.
          10.36 to the Registrant's registration statement on Form
          S-1, file no. 333-93873
10.25     First Amendment to Credit Agreement, dated as of August 23,
          1999. Incorporated by reference to exhibit 10.2 to the
          Registrant's report on Form 8-K, dated September 2, 1999 and filed September 17, 1999
10.26     Second Amendment to Credit Agreement, dated as of December
          22, 1999. Incorporated by reference to the corresponding
          exhibit to the Registrant's Form 10-K for the year ended
          December 31, 1999
10.27     Third Amendment to Credit Agreement, dated as of February
          14, 2000. Incorporated by reference to the corresponding
          exhibit to the Registrant's Form 10-K for the year ended
          December 31, 1999
10.28     Fourth Amendment to Credit Agreement, dated as of March 9,
          2000
12.1      Computation of Ratio of Earnings to Fixed Charges
21.1      Subsidiaries of the Registrant
23.1      Consent of Ernst & Young LLP
23.2      Consent of Dow, Lohnes & Albertson, PLLC (contained in
          Exhibit 5.1)
23.3      Consent of PricewaterhouseCoopers, LLP
23.4      Consent of Moss Adams LLP
23.5      Consent of Lamn, Krielow, Dytrych & Co. (formerly, Lamn,
          Krielow, Dytrych & Darling)
23.6      Consent of Shearer, Taylor & Co., P.A.
25.1      Form T-1 for the indenture governing the 10 3/4% senior
          notes (Statement of Eligibility of Trustee)
25.2      Form T-1 for the indenture governing the 12 7/8% senior
          discount notes (Statement of Eligibility of Trustee)
99.1      Form of Letter of Transmittal
99.2      Form of Notice of Guaranteed Delivery

     (b) Reports on Form 8-K filed during the quarter ended December 31, 1999:

     None.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issues undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     Every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, SPECTRASITE HOLDINGS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CARY, STATE OF NORTH CAROLINA, ON APRIL 18, 2000.

                                          SPECTRASITE HOLDINGS, INC.

                                          By:     /s/ STEPHEN H. CLARK
                                            ------------------------------------
                                                      Stephen H. Clark
                                             President, Chief Executive Officer
                                                         and Director

     SPECTRASITE HOLDINGS, INC., A DELAWARE CORPORATION, AND EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS STEPHEN H. CLARK AND DAVID P. TOMICK, AND EITHER OF THEM, WITH FULL POWER TO ACT WITHOUT THE OTHERS, SUCH PERSON'S TRUE AND LAWFUL ATTORNEYS-IN-FACT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN THIS REGISTRATION STATEMENT, AND ANY AND ALL AMENDMENTS THERETO (INCLUDING, WITHOUT LIMITATION, POST-EFFECTIVE AMENDMENTS AND ANY SUBSEQUENT REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) OR RULE 462(D) UNDER THE SECURITIES ACT OF 1933, AS AMENDED), AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING NECESSARY OR DESIRABLE TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT, OR EITHER OF THEM, OR THEIR SUBSTITUTE OR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                    TITLE                   DATE
                ---------                                    -----                   ----
           /s/ STEPHEN H. CLARK             President, Chief Executive Officer and    April
------------------------------------------  Director (Principal Executive Officer)   18,
             Stephen H. Clark                                                        2000

           /s/ DAVID P. TOMICK              Executive Vice President, Chief           April
------------------------------------------  Financial Officer and Secretary          18,
             David P. Tomick                (Principal Financial Officer)            2000

            /s/ DANIEL I. HUNT              Vice President -- Finance and             April
------------------------------------------  Administration                           18,
              Daniel I. Hunt                (Principal Accounting Officer)           2000

          /s/ LAWRENCE B. SORREL            Chairman of the Board of Directors        April
------------------------------------------                                           18,
            Lawrence B. Sorrel                                                       2000

          /s/ TIMOTHY M. DONAHUE            Director                                  April
------------------------------------------                                           18,
            Timothy M. Donahue                                                       2000

           /s/ ANDREW R. HEYER              Director                                  April
------------------------------------------                                           18,
             Andrew R. Heyer                                                         2000

          /s/ JAMES R. MATTHEWS             Director                                  April
------------------------------------------                                           18,
            James R. Matthews                                                        2000

         /s/ THOMAS E. MCINERNEY            Director                                  April
------------------------------------------                                           18,
           Thomas E. McInerney                                                       2000

           /s/ MICHAEL J. PRICE             Director                                  April
------------------------------------------                                           18,
             Michael J. Price                                                        2000

                SIGNATURE                                    TITLE                   DATE
                ---------                                    -----                   ----
          /s/ STEVEN M. SHINDLER            Director                                  April
------------------------------------------                                           12,
            Steven M. Shindler                                                       2000

           /s/ MICHAEL R. STONE             Director                                  April
------------------------------------------                                           18,
             Michael R. Stone                                                        2000

           /s/ CALVIN J. PAYNE              Director                                  April
------------------------------------------                                           18,
             Calvin J. Payne                                                         2000

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   4.4    Indenture governing the 10 3/4% senior notes
   4.5    Indenture governing the 12 7/8% senior notes
   5.1    Opinion of Dow, Lohnes & Albertson, PLLC
  10.28   Fourth Amendment to Credit Agreement, dated as of March 9,
          2000
  12.1    Computation of Ratio of Earnings to Fixed Charges
  21.1    Subsidiaries of the Registrant
  23.2    Consent of Ernst & Young LLP
  23.3    Consent of PricewaterhouseCoopers LLP
  23.4    Consent of Moss Adams LLP
  23.5    Consent of Lamn, Krielow, Dytrych & Co. (formerly, Lamn,
          Krielow, Dytrych & Darling)
  23.6    Consent of Shearer, Taylor & Co., P.A.
  25.1    Form T-1 for the indenture governing the 10 3/4% senior
          notes (Statement of Eligibility of Trustee)
  25.2    Form T-1 for the indenture governing the 12 7/8% senior
          discount notes (Statement of Eligibility of Trustee)
  99.1    Form of Letter of Transmittal
  99.2    Form of Notice of Guaranteed Delivery